Exhibit 10.9

EXECUTION VERSION

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC,

Landlord,

TO

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.,

Tenant

LEASE

Premises at:

787 Eleventh Avenue

New York, New York

TABLE OF CONTENTS

i

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known as, and with an address at, 787 Eleventh Avenue, New York, New York 10019.

The parties to this instrument hereby agree with each other as follows:

ARTICLE 1

BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS

1.1         INTRODUCTION. The following sets forth the basic data and identifying Exhibits, elsewhere hereinafter referred to in this Lease, and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2         BASIC DATA.

Date:	October 26, 2016

Landlord:	GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company

Present Mailing Address of Landlord:	Georgetown Eleventh Avenue Owners, LLC c/o The Georgetown Company 667 Madison Avenue New York, New York 10065 Attn: Adam Flatto

Landlord’s Construction Representative:	Joel Silverman
c/o The Georgetown Company
667 Madison Avenue
New York, New York 10065

Tenant:	PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership

Present Mailing Address of Tenant:	Pershing Square Capital Management, L.P.
888 Seventh Avenue
42nd Floor
New York, New York 10019
Attn: Nicholas Botta

Tenant’s Construction Representative:	Thomas F. Hardardt
c/o TKO Project Management
84 Maple Hill Road
Huntington, New York 11743

Access Date:	As defined in Section 3.1 hereof.

Expiration Date:	As defined in Section 3.2 hereof.

Lease Term:	As defined in Section 3.1 hereof.

Lease Year:	A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term shall be the period commencing on the Rent Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term shall be the period commencing on January l of the calendar year in which the Lease Term ends and ending with the Expiration Date.

Building:	The building and other improvements erected on the Land known as and by the street number 787 Eleventh Avenue, New York, New York.

Premises:	Office Premises: The entire ninth (9th) floor of the Building, which is agreed to consist of 42,771 rentable square feet of space, and a portion of the tenth (10th) floor of the Building, which is agreed to consist of 24,100 rentable square feet of space (66,871 in the aggregate and subject to adjustment as provided in Section 2.1), as further described and depicted in Exhibit B-1 hereto.

Mezzanine Premises: A portion of the mezzanine of the Building, which is agreed to consist of 938 rentable square feet of space (subject to adjustment as provided in Section 2.1), as further described and depicted in Exhibit B-2 hereto.

Annual Fixed Rent:	With respect to the Office Premises:

Subject to abatement as set forth in Section 5.5, from the Access Date through the day preceding the fifth (5th) anniversary of the Rent Commencement Date (the “First Rental Period”), the sum of $5,990,293.00 ($89.58 per rentable square foot per annum).

From the fifth (5th) anniversary of the Rent Commencement Date through the day preceding the tenth (10th) anniversary of the Rent Commencement Date (the “Second Rental Period”), the sum of $6,421,519.00 ($96.03 per rentable square foot per annum).

From the tenth (10th) anniversary of the Rent Commencement Date through the Expiration Date (the “Third Rental Period”), the sum of $6,852,745.00($102.48 per rentable square foot per annum).

The foregoing Annual Fixed Rent Amounts shall be subject to Section 5.1(b) and Section 5.5.

With respect to the Mezzanine Premises:

From the Rent Commencement Date through the day preceding the fifth (5th) anniversary of the Rent Commencement Date, the sum of $46,900.00 ($50.00 per rentable square foot per annum);

From the fifth (5th) anniversary of the Rent Commencement Date through the day preceding the tenth (10th) anniversary of the Rent Commencement Date, the sum of $50,099.00 ($53.41 per rentable square foot per annum).

Additional Rent:

From the tenth (10th) anniversary of the Rent Commencement Date through the Expiration Date, the sum of $53,297.00 ($56.82 per rentable square foot per annum).

All charges and other sums payable by Tenant as set forth in this Lease, other than and in addition to Annual Fixed Rent.

Tenant’s Share:	27.73% with respect to Operating Expenses and 12.91% with respect to Taxes (each subject to adjustment as provided in Section 2.1).

Security Deposit:	$6,037,193.00 (subject to reduction and the other provisions set forth in Section 20.22).

Brokers:	None.

1.3         ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference, attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A	--	Description of the Land.
Exhibit B-1	--	Floor Plans of Office Premises.
Exhibit B-2	--	Floor Plans of Mezzanine Premises.
Exhibit C	--	Work Letter.
Exhibit D	--	Landlord’s Services.
Exhibit E	--	Rules and Regulations.
Exhibit F	--	Alteration Rules & Regulations & Design Guidelines.
Exhibit G-1	--	Form of Letter of Credit.
Exhibit G-2	--	Form of Guaranty.
Exhibit H	--	Form of Lease Amendment.
Exhibit I	--	Delivery Conditions.
Exhibit J	--	Base Building Conditions.
Exhibit K	--	Form of Access Date Agreement.
Exhibit L	--	Form of Rent Commencement Date Agreement.
Exhibit M	--	Expansion Space.
Exhibit N	--	Intentionally Omitted.
Exhibit O	--	Tenant’s Specialty Alterations.
Exhibit P	--	Intentionally Omitted.
Exhibit Q	--	Signage Restrictions.
Exhibit R	--	Intentionally Omitted.
Exhibit S	--	Intentionally Omitted.
Exhibit T	--	Form of Subordination and Nondisturbance Agreement.

Exhibit U	--	Form of Memorandum of Lease.
Exhibit V	--	Intentionally Omitted.
Exhibit W	--	List of Special Masters.
Exhibit X	--	Expansion Space Delivery Conditions.
Exhibit Y	--	Conduit/Riser Space.
Exhibit Z	--	License Area.
Exhibit AA	--	Approved Contractors.
Exhibit BB	--	Form of Lien Waiver.
Exhibit CC	--	Elevator Specifications.
Exhibit DD	--	Building Security Specifications.
Exhibit EE	--	Tenant’s Additional Costs Items For Base Building Work.

1.4         OTHER. The following additional terms, wherever in this Lease (unless the context requires otherwise), shall have the respective meanings specified in the Sections of this Lease set forth below after such Terms:

“10th Floor Work”	Section 8.1
“AAA”	Section 6.2
“Abatement Notice”	Section 20.16
“Access Date”	Section 3.1
“Additional Insureds”	Section 11.7
“Adjustment Date”:	Section 8.1
“Affiliate”	Section 13.1
“Alterations”	Section 8.1
“Alteration Threshold”:	Section 8.1
“Antenna”	Section 27
“Annual Fixed Rent”	Section 1.2
“Applicable Permanent Reduction Amounts”	Section 5.1
“Applicable Reduction Amounts”	Section 5.1
“Approved Contractors”	Section 8.3
“Arbiter”	Section 6.2
“As-Built Measurement”	Section 2.1
“ATM Use”	Section 10.2
“Attornment Event”	Section 13.16
“available for leasing”	Section 23.3
“Average Rate”	Section 16.1
“Base Building”	Exhibit C

“Base Building Conditions”	Section 4.1
“Base Building Delivery Date”	Section 4.1
“Base Building Restoration”	Section 12.2
“Base Operating Expenses”	Section 6.2
“Base Tax Year”	Section 6.1
“Base Taxes”	Section 6.1
“Benefits”	Section 20.32
“Bike Spaces”	Section 7.7
“Bike Storage Room”	Section 7.7
“Building Generator System”	Section 4.1
“Building HVAC System”	Exhibit D
“Building Office Space”:	Section 6.2.2
“Competing Signage”	Section 25.2
“Condenser Water Fee”	Exhibit D
“Contribution Requisition Period”	Exhibit C
“CPI”	Section 6.2
“Date of the taking”	Section 12.6
“Delivery Conditions”	Section 4.1
“Delivery Date”	Section 23.1
“Determined Fair Market Rent”	Section 21.2
“Due date”	Section 5.4
“Electricity Provider”	Section 16.1
“Eligible Sublease”	Section 13.16
“Eligible Subtenant”	Section 13.16
“Estimate”	Section 12.1
“Event of Default”	Section 19.1
“Excess Operating Expenses”	Section 6.2
“Excluded Items”	Section 6.1.1
“Existing Mortgage”	Section 17.1
“Existing Mortgagee”	Section 17.1
“Expansion Annual Fixed Rent”	Section 26.1
“Expansion Delivery Date”	Section 26.1
“Expansion Landlord’s Contribution”	Section 26.1
“Expansion Notice”	Section 26.1
“Expansion Option”	Section 26.1
“Expansion Outside Delivery Date”	Section 26.1
“Expansion Rent Commencement Date”	Section 26.1
“Expansion Rent Concession Period”	Section 26.1
“Expansion Space”	Section 26.1
“Expansion Space Delivery Conditions”	Section 26.1
“Extended Term”	Section 21.1
“Extension Option”	Section 21.1
“Estimated Delivery Date”	Section 23.1
“Fair Market Rent”	Section 21.3
“Fair Market Rent Proposal”	Section 21.3
“Final BB Date”	Section 5.5

“Final Date”	Section 3.1
“Fire Stairs”	Section 2.2
“First Class Buildings”	Section 7.1
“First BB Penalty Date”	Section 5.5
“First Landlord Delay Outside Date”	Section 4.1
“First Penalty Date”	Section 3.1
“First Reduction Date”	Section 20.22
“First Reduction Period”	Section 20.22
“First Rental Period”	Section 1.2
“Force Majeure”	Section 14.3
“GAAP”	Section 6.2
“Hazardous Substance”	Section 10.6
“HVAC”	Exhibit D
“Initiating Party”	Section 21.3
“ISO”	Section 11.3
“Kitchen”	Section 10.2
“Kitchen Exhaust System”	Section 10.2
“Labor Disruption”	Section 8.5
“Land”	Section 2.1
“Landlord Delay”	Section 4.1
“Landlord Parties”	Section 11.12
“Landlord’s Anticipated Access Date”	Section 3.1
“Landlord’s Contribution”	Exhibit C
“Landlord’s Estimate”	Section 6.2.2
“Landlord’s Non-Disturbance Agreement”	Section 13.16
“Landlord’s Repair Conditions”	Section 2.2
“Landlord’s Statement”:	Section 6.2.2
“Lease Interest Rate”	Section 5.4
“Lease Term”	Section 3.1
“Leasehold Improvement Payment”	Section 13.3
“Letter”	Section 20.22
“Letter of Credit”	Section 20.22
“License”	Section 22.1
“License Area”	Section 22.1
“License Area Plans”	Section 22.3
“License Term”	Section 22.1
“Lien”	Section 8.4
“Major Casualty”	Section 12.1
“Mezzanine Premises”	Section 2.1
“Mezzanine Premises Work”	Section 8.1
“Minimum Rating”	Section 20.22
“Mortgage”	Section 17.1
“Mortgagee”	Section 17.1
“notice”	Section 20.9; Exhibit C
“OFAC”	Section 20.26
“Offer Notice”	Section 13.3

“Offer Response Notice”	Section 23.2
“Offered Space”	Section 23.1
“Offer Space FMV”	Section 23.2
“Office Premises”	Section 2.1
“Offset Amount”	Exhibit C
“Operating Days”	Exhibit D
“Operating Expenses”	Section 6.2
“Operating Expense Statement”	Section 6.2.1
“Operating Hours”	Exhibit D
“Operating Year”	Section 6.2
“Original Tenant”	Section 13.1
“Outside Date”	Section 3.2
“Overlandlord”	Section 17.1
“Overtime Service”	Exhibit D
“Parking Garage”	Section 7.6
“Parking Garage Spaces”	Section 7.6
“Partial Year Fraction”:	Section 6.2.2
“Permitted Affiliate”	Section 13.1
“Permitted Use”	Section 10.1
“Plans and Specifications”	Exhibit C
“Predecessor Tenants”	Section 13.15
“Premises”	Section 2.1
“Premises Light Fixtures”	Section 16.4
“Prohibited Person”	Section 20.26
“Property”	Section 6.1.1(g)
“Proration Date”:	Section 6.2.2
“Punch List Items”	Section 3.1
“Qualified Appraiser”	Section 21.3
“rent”	Section 5.3
“Rent Concession Period”	Section 5.5
“Rent Commencement Date”	Section 5.5
“rentable square footage”	Section 2.1
“Replacement Letter”	Section 20.22
“Responding Party”	Section 21.3
“ROFO Election Notice”	Section 23.1
“ROFO Notice”	Section 23.1
“ROFO Offer”	Section 23.1
“ROFO Space”	Section 23.1
“RSF”	Section 2.1
“Rules and Regulations”	Section 20.13
“Second BB Penalty Date”	Section 5.5
“Second Landlord Delay Outside Date”	Section 4.1
“Second Penalty Date”	Section 3.1
“Second Reduction Date”	Section 20.22
“Second Reduction Period”	Section 20.22
“Second Rental Period”	Section 1.2

“Second Scaffolding Removal Outside Date”	Section 4.1
“Signage”	Article 25
“Space Occupant”	Section 13.1
“Space Occupant Notice”	Section 13.1
“Special Use Area”	Section 12.2
“Specialty Alterations”	Section 8.1
“Subsequent Premises Lease”	Section 20.17
“Substantially Complete”	Section 3.1
“Supporting Documentation”:	Section 6.1.2
“Tax Excess”	Section 6.1
“Taxes”	Section 6.1
“Tax Bills”:	Section 6.1.2
“Tax Expenses”	Section 6.1
“Tax Proceeding”:	Section 6.1.3
“Tax Statement”:	Section 6.1.1
“Tax Year”	Section 6.1
“Tenant BMS”	Exhibit C
“Tenant Delay”	Section 4.1
“Tenant Exculpated Parties”	Section 20.28
“Tenant Parties”	Section 11.12
“Tenant’s Architect”	Exhibit C
“Tenant’s Cost”	Exhibit C
“Tenant’s Operating Payment”	Section 6.2.2
“Tenant’s Property”	Section 8.6
“Tenant’s Signage”	Article 25
“Tenant’s Tax Payments”	Section 6.1.2
“Tenant’s Work”	Exhibit C
“Tenant Work Delay”	Section 4.1
“Termination Effective Date”	Section 24
“Third Qualified Appraiser”	Section 21.3
“Third Rental Period”	Section 1.2
“Third Scaffolding Removal Outside Date”	Section 4.1
“Tolling Period”	Section 23.1
“Transfer Notice”	Section 13.2
“Underlying Lease”	Section 17.1
“Work Letter”	Exhibit C

ARTICLE 2

PREMISES

2.1         DEMISE -- PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord, a portion of the Building erected on the land (the “Land”) more particularly described in Exhibit A hereto, which portion of the Building includes (a) the entire ninth (9th) and a portion of the tenth (10th ) floors of the Building, as depicted in the floor plans annexed hereto as Exhibit B-1 (the “Office Premises”) and (b) a portion of the mezzanine of the Building, as depicted in the floor plans annexed hereto as Exhibit B-2 (the “Mezzanine Premises” and together with the Office Premises, collectively, the “Premises”), for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease. Landlord and Tenant acknowledge that the rentable square footage of the Premises and the calculation of Annual Fixed Rent, Tenant’s Share, the Security Deposit and Landlord’s Contribution set forth in Section 1.2 and Exhibit C reflect current estimates and that such amounts shall be amended based on a re-measurement pursuant to the following sentence; provided, that if the Premises, as so re-measured, shall exceed 74,590 rentable square feet, then, for purposes of calculating Annual Fixed Rent, Tenant’s Share, the Security Deposit and Landlord’s Contribution, the rentable square footage of the Premises shall be deemed to constitute 74,590 rentable square feet. Within thirty (30) days after completion of Tenant’s Work, the rentable square footage of the Premises and the Building shall be physically measured by Landlord’s architect (provided such architect is reasonably acceptable to Tenant) based on as-built conditions (the “As-Built Measurement”), and the written results thereof shall be delivered to Landlord and Tenant (with industry standard explanation as stated in the last sentence of this Section 2.1) and, in any event, the rentable square footage of the Building shall be determined in a manner consistent with the method used to determine the current estimates of Tenant’s Share as set forth herein. Promptly after the rentable area of the Building and Premises is determined as provided by the preceding sentence, Landlord and Tenant shall execute an amendment to this Lease stating the rentable square footage of the Premises, Annual Fixed Rent, Tenant’s Share, the Security Deposit and Landlord’s Contribution (and any other amounts and/or percentages set forth in this Lease that are appropriate to adjust in connection with the re-measurement) based on the As-Built Measurement, which amendment shall be substantially in the form of Exhibit H attached hereto, provided that (i) the calculation of Tenant’s Share shall not include any portion of the Mezzanine Premises (or the License Area) in the numerator and (ii) the failure to execute such amendment shall not affect the amendment to the rentable square footage of the Premises, Annual Fixed Rent, Tenant’s Share, the Security Deposit and Landlord’s Contribution, or any of the other rights or obligations of the parties under this Lease. As used herein, “rentable square footage” or “RSF” shall mean the rentable area of the Building or any portion thereof, computed with respect to the entire Building in a manner consistent with the 1987 Real Estate Board of New York standard method of floor measurements for usable square footage on single tenant and multi-tenant floors, and applying a twenty-seven percent (27%) full floor loss factor (i.e., dividing usable area by 0.73). Notwithstanding anything to the contrary contained in this Lease, except in connection with the physical measurement of the rentable square footage of the Premises and the Building pursuant to the express terms of this Section 2.1, Tenant shall have no right whatsoever to approve or disapprove of Landlord’s architect.

2.2         APPURTENANT RIGHTS AND RESERVATIONS.

(a)       Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to the Rules and Regulations, as may be revised in accordance with the provisions of Section 20.13: (i) the common lobbies, corridors, stairways and elevators and other public and common portions of the Building and (ii) subject to the provisions of Article 8 and Exhibit C hereof, conduit/riser space for the connection of Tenant’s telecommunication systems as set forth in Exhibit Y.

(b)       Tenant shall have a non-exclusive right to use the fire stairwells serving the Premises (the “Fire Stairs”) for the sole purpose of access between the floors of the Building on which the Premises are located, at no additional rental charge to Tenant, provided that (1) such use shall be permitted by, and at all times in accordance with, all applicable legal requirements; (2) Tenant obtains all necessary governmental and regulatory approvals for the use of the Fire Stairs; (3) Tenant shall comply with all of Landlord’s reasonable rules and regulations adopted from time to time with respect thereto provided no such rules or regulations shall be enforced in a discriminatory fashion against Tenant or adversely impact Tenant’s rights hereunder; (4) Tenant shall not permit access doors to the Fire Stairs to be propped or blocked open; (5) Tenant shall not store anything in the Fire Stairs or otherwise impede ingress thereto or egress therefrom; (6) Tenant shall not permit or suffer any of its employees, agents or contractors to use any portion of the Fire Stairs other than for ingress and egress between the different floors of the Premises, except in case of emergency, and shall be responsible for using reasonable efforts to assure that Tenant’s employees do not use the Fire Stairs for loitering or any other purpose other than ingress and egress between the different floors of the Premises and use in the event of a fire or other emergency; (7) Landlord shall, at its sole cost and expense, (i) install self-closing doors reasonably satisfactory to Landlord on all doors in accordance with legal requirements between the Fire Stairs and the floors of the Premises (provided, however, in lieu of self-closing doors, Landlord may install, at Landlord’s election (unless required by applicable legal requirements, in which case Landlord shall install same) and sole cost and expense, automatic door closing devices reasonably satisfactory to Landlord and Tenant); and (ii) tie such devices into the base Building fire alarm and life safety system; (8) subject to applicable reentry rules and regulations from time to time in effect, Tenant shall, at its sole cost and expense, install a key card locking system reasonably satisfactory to Landlord on all doors between the Fire Stairs and the floors of the Premises; and (9) Tenant shall tie Tenant’s security system into the Building security system so that, among other things, the Building security system can distinguish between an authorized entry into the Fire Stairs by one of Tenant’s employees and an unauthorized entry by another party. Tenant shall provide Landlord with a “master” card key so that Landlord shall have access through each entry door which access may only be exercised in accordance with the terms of this Lease. Tenant shall be solely responsible for the operation of the locking system on the doors from the Fire Stairs to the Premises and hereby waives any and all claims against Landlord arising out of or in connection with parties gaining access to and from the Premises through the Fire Stairs, except to the extent any such claims arise as a direct result of the gross negligence or willful misconduct of any Landlord Party. All of the provisions of this Lease in respect of insurance and indemnification shall apply to the Fire Stairs, as if same were part of the Premises. Tenant may paint the Fire Stairs and install graphics (but not wallpaper), railings and light fixtures therein and make such other Alterations as Landlord shall approve, which approval may not be unreasonably withheld, delayed or conditioned, but shall otherwise be governed by the applicable the terms of this Lease (including, without limitation, Article 8 hereof). Tenant shall be responsible for any reasonable additional cleaning costs (relative to what the costs would have been if Tenant were not using the Fire Stairs as convenience stairs), if any, with respect to the use of the Fire Stairs by Tenant, to the extent cleaning is performed by Landlord. Tenant’s right to use the Fire Stairs as contemplated by this Section 2.2(b) shall apply only with respect to contiguous floors and only during the period that this Lease demises contiguous floors.

(c)        Landlord reserves the right from time to time: (i) to install, use, maintain, repair, replace and relocate, for service to the Premises and/or other parts of the Building, shafts, pipes, ducts, conduits, wires, risers and other facilities and appurtenant fixtures, in the Premises or in other parts of the Building, and (ii) to alter or relocate other common facilities, whether located in the Premises or in other parts of the Building; provided that, with respect to clauses (i) and (ii), the following conditions (the “Landlord’s Repair Conditions”) shall apply: (A) any replacements, substitutions or alterations are substantially equivalent to or better than then existing facilities, (B) installations, replacements and relocations shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces, within perimeter walls of the Premises or otherwise in boxed enclosures, and shall in no event, interfere, except to a de minimis extent, with Tenant’s use of the Premises, as used prior to any such contemplated installation, replacement or relocation, (C) all such work within the Premises shall be performed at such times and in such manner, as to create the least practicable interference with Tenant’s use of the Premises, it being understood that the foregoing shall in no event obligate Landlord to do such work on an “overtime” basis unless such work will unreasonably interfere with the ordinary conduct of Tenant’s business in the Premises, provided, however, that Landlord shall not be required to perform such work on an “overtime” basis to the extent that such work was requested by Tenant (unless Tenant agrees to pay to Landlord, as Additional Rent hereunder, within thirty (30) days after Landlord’s written demand therefor, an amount equal to the difference between the regular rates and the overtime or other premium pay rates for labor and any other overtime costs or expenses incurred, as reasonably evidenced in Landlord’s written demand), and (D) no such work shall reduce the rentable square footage of the floor area or the floor-to-ceiling height of the Premises by more than a de minimis amount. Except in the case of emergencies, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

ARTICLE 3

LEASE TERM

3.1         ACCESS DATE. The term of this Lease and the estate hereby granted (the “Lease Term”) shall commence on the date upon which Landlord delivers written notice to Tenant that the Premises are available for Tenant, provided the Premises are delivered to Tenant with the Delivery Conditions Substantially Complete and so as to allow Tenant access to the Premises (and the License Area) such that Tenant is able to perform Tenant’s Work, and such date is hereinafter called the “Access Date”. The Delivery Conditions shall be deemed to be “Substantially Complete” on the date that Landlord’s licensed architect shall certify that all Delivery Conditions have been completed, other than any minor details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not interfere, except in an immaterial way, with Tenant’s use of the Premises (including the License Area) or the performance by Tenant of Tenant’s Work, as the case may be (the “Punch List Items”), provided, however, nothing contained herein shall be deemed to impair Tenant’s ability to dispute the validity of the certification by Landlord’s architect indicating that the Delivery Conditions are in fact Substantially Complete. At such time as the Delivery Conditions are Substantially Complete, Tenant and Landlord shall conduct a joint inspection of the Premises (and the License Area) at a time reasonably acceptable to Landlord and Tenant to confirm that the Delivery Conditions are Substantially Complete and to agree upon Punch List Items (and any disputes in connection therewith shall be resolved pursuant to the express provisions of Section 4.4 below). Landlord shall correct and/or complete all Punch List Items with reasonable diligence but, in any event, within ninety (90) days after Substantial Completion of the Delivery Conditions. Landlord shall use commercially reasonable efforts to (a) cause the Access Date to occur on or prior to June 30, 2017 (the “Landlord’s Anticipated Access Date”) and (b) following the Access Date, avoid any interference with or delay to the performance of Tenant’s Work except in an immaterial way. If (1) the Access Date does not occur on or before the date (the “First Penalty Date”) which is sixty (60) days following Landlord’s Anticipated Access Date, which date shall be extended by reason of Tenant Delay or Force Majeure (but not by more than sixty (60) days on account of Force Majeure), the Rent Concession Period and the Contribution Requisition Period shall each be increased by one (1) additional day for each day after the First Penalty Date (as the same may have been so extended) that the Access Date does not occur, (2) if such failure continues for sixty (60) days after the First Penalty Date (the “Second Penalty Date”), which date shall be extended by reason of Tenant Delay then, from and after such Second Penalty Date (as the same may have been so extended), the Rent Concession Period and the Contribution Requisition Period shall each be extended by an additional (0.5) day (i.e., 1.5 days in total) until the Access Date occurs, and (3) if such failure continues for sixty (60) days after the Second Penalty Date (the “Final Date”), which date shall be extended by reason of Tenant Delay or then, from and after such Final Date (as the same may have been so extended), the Rent Concession Period and the Contribution Requisition Period shall each be extended by an additional (0.5) day (i.e., 2 days in total) until the Access Date occurs.

3.2         OUTSIDE DATE. Except as otherwise set forth in the final sentence of this Section 3.2, the foregoing shall be Tenant’s sole and exclusive remedy on account of the failure of the Access Date to occur. The foregoing is intended to be “an express provision to the contrary” under Section 223-a of the New York Real Property Law or any successor statute of similar import. If the Access Date does not occur on or before December 31, 2017 (the “Outside Date”), which date shall be extended by reason of Tenant Delay (but not on account of Force Majeure), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so within thirty (30) days after the Outside Date (as the same may have been so extended) and, upon the giving of such notice, this Lease shall terminate and be of no further force and effect except for those provisions that expressly survive a termination unless, within thirty (30) days after Landlord receives such notice, the Access Date shall occur. The parties agree that the Outside Date shall be deemed extended until December 31, 2018 effective upon (and only following) delivery by Tenant to Landlord of a written election to so extend such date, provided that Tenant shall not be obligated to deliver such election or so extend the Outside Date, and shall have the right to reject such extension in its sole and absolute discretion for any or no reason, and any failure to deliver such election prior to the then existing Outside Date shall be deemed a rejection of such extension. Notwithstanding anything to the contrary contained herein, the Outside Date shall be tolled and deemed extended by one day for each day any dispute resolutions procedures are continuing pursuant to Section 4.4 below.

3.3         EXPIRATION DATE. Subject to any extensions of the Lease Term in accordance with the terms and conditions of Article 21, the Lease Term shall end on the day immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date, which ending date is hereinafter called the “Expiration Date”, or shall end on such earlier date upon which the Lease Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. Notwithstanding the foregoing, if the Rent Commencement Date is other than the first day of a month, the Expiration Date shall be the last day of the calendar month in which the fifteenth (15th) anniversary of the Rent Commencement Date occurs.

3.4         ACCESS DATE AGREEMENT. As soon as may be convenient after the Access Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written agreement, in the form of Exhibit K hereto, in which the Access Date shall be stated, but the failure by either party to so execute or deliver such agreement shall not in any way reduce the respective obligations or rights of Landlord or Tenant under this Lease.

ARTICLE 4

COMPLETION OF THE PREMISES AND BASE BUILDING CONDITIONS

4.1         PERFORMANCE OF WORK.

(a)         Tenant has inspected the Premises, and the Premises are being leased without representation or warranty by Landlord, except as expressly provided in this Lease. Except for the satisfaction of the Delivery Conditions, Tenant acknowledges that any work necessary to prepare the Premises for Tenant’s occupancy shall be performed solely by Tenant in accordance with the provisions of this Lease, including, without limitation, Exhibit C attached hereto. Notwithstanding anything to the contrary provided in this Lease, Landlord shall complete, correct or repair at its expense in a diligent manner any latent defects relating to the condition of the Premises at the time possession is delivered to Tenant (including systems that cannot practically be tested by Tenant on the Access Date but excluding any defects whatsoever with respect to Tenant’s Work and/or any Alterations by Tenant), provided that Tenant shall have notified Landlord of the same not later than the first (1st) anniversary of the Base Building Delivery Date (including any failure of any Building system to perform in accordance with the performance specifications set forth in the Work Letter); it being agreed, however, that the foregoing provisions of this Section 4.1(a) shall not derogate any of the repair obligations of Landlord expressly set forth in this Lease.

(b)         Subject to and in accordance with Section 10.6(b), Landlord represents, warrants and covenants that, on the Access Date, (i) the Premises shall be free of Hazardous Substances which would violate applicable laws or governmental regulations and (ii) the Premises and the Building shall be free of noted violations of law or governmental regulations which would prevent Tenant from obtaining permits for, or performing, Tenant’s Work. On or prior to the Access Date, Landlord shall deliver to Tenant a Department of Buildings ACP-5 (Not an Asbestos Project) form for the Premises.

(c)         Landlord, at Landlord’s sole cost and expense, shall satisfy the conditions set forth on Exhibit I attached hereto (the “Delivery Conditions”) with respect to the Premises and License Area prior to the Access Date.

(d)         Landlord, at Landlord’s sole cost and expense, shall satisfy the conditions set forth on Exhibit J attached hereto (the “Base Building Conditions”) with respect to the Building (the date upon which Landlord satisfies the Base Building Conditions, as certified by Landlord’s architect, the “Base Building Delivery Date”).

(e)         If Landlord is actually delayed in the performance of the Delivery Conditions and/or the Base Building Conditions as a result of the acts or omissions of Tenant, the Tenant Parties or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification by Tenant of any materials or equipment used in the performance of Landlord’s Work with long lead times (a “Tenant Delay”), then the Delivery Conditions and/or Base Building Conditions shall be deemed to be complete on the date that Landlord would reasonably have been expected to complete the Delivery Conditions and/or Base Building Conditions absent any such Tenant Delay.

(f)          If, from and after the Access Date, Tenant is actually delayed in either (x) the performance of Tenant’s Work or (y) following the completion of Tenant’s Work in accordance with the express terms and conditions of this Lease, obtaining a temporary or permanent certificate of occupancy permitting the use and occupancy of the Office Premises and Mezzanine Premises for the uses expressly permitted by Section 10.1 below, in each case, as a direct result of (i) Landlord’s breach of Section 2.2(b)(7), 4.1(a), 4.1(b), 4.1(i), 7.1, 7.4, 8.1(e), 8.1 (last sentence), 8.3(b), 8.3(d) (last two sentences), 9.1, 10.6.(b), 10.7, 11.15, 12.2, 12.7(b) or 16.5 (second sentence) of this Lease and/or Paragraph 3 (third sentence), 4 (fourth sentence), 6, 7 or 8 (first sentence) of Exhibit C attached to this Lease, (ii) any violations issued by the Department of Buildings of The City of New York or any other public or quasi-public authority having jurisdiction with respect to the Delivery Conditions and the Base Building Conditions, or (iii) the negligence or willful misconduct of any Landlord Party (a “Landlord Delay”) then without limiting Tenant’s rights to terminate this Lease pursuant to and in accordance with Section 3.2, (1) if Tenant is so delayed in performing Tenant’s Work by reason of any Landlord Delay (any such delay a “Tenant Work Delay”), then the Rent Concession Period and the Contribution Requisition Period shall each be increased by one (1) additional day for each day that such Tenant Work Delay continues, (2) if such Tenant Work Delay continues for a period exceeding sixty (60) days in the aggregate (the last day of such 60-day period, the “First Landlord Delay Outside Date”), then, from and after the First Landlord Delay Outside Date, the Rent Concession Period and the Contribution Requisition Period shall each be extended by an additional (0.5) day (i.e., 1.5 days in total) day for each day after the First Landlord Delay Outside Date that such Tenant Work Delay continues, and (3) if such failure continues for a period exceeding one hundred twenty (120) days in the aggregate (the last day of such 120-day period, the “Second Landlord Delay Outside Date”), then, from and after the Second Landlord Delay Outside Date, the Rent Concession Period and the Contribution Requisition Period shall be extended by an additional (0.5) day (i.e., 2 days in total) for each day after the Second Landlord Delay Outside Date that such Tenant Work Delay continues. Notwithstanding the foregoing, no claim of Landlord Delay shall be valid unless and until the date on which Tenant delivers written notice thereof to Landlord and Landlord fails to cure such act or omission within one (1) Operating Day; provided, however, if Landlord fails to cure such act or omission within one (1) Operating Day then such Landlord Delay shall be deemed to have commenced on the date on which Tenant delivered written notice thereof to Landlord but only if such Landlord Delay persists for one (1) Operating Day following delivery of such notice.

(g)         Landlord and Tenant hereby agree to reasonably cooperate to the extent reasonably necessary to allow Landlord to timely complete the Base Building Conditions and to allow Tenant to timely complete Tenant’s Work.

(h)         In connection with any work performed by Landlord with respect to the Delivery Conditions, Base Building Conditions and the current redevelopment of the Property, if any temporary sidewalk bridges and/or scaffolding shall be used at the Building affecting the access, use or enjoyment of the Premises, each such use shall be made with due regard for Tenant’s business being conducted at the Premises and so as to minimize any material adverse impact or unreasonable disruption to Tenant’s business at the Premises and Tenant’s access use and enjoyment of the Premises. Landlord shall use commercially reasonable efforts, subject to the rules of the Department of Buildings, site-safety approvals and applicable laws, regulations, municipal codes and/or requirements, to remove all such temporary sidewalk bridges and/or scaffolding within nine (9) months following the Base Building Delivery Date.

(i)          Landlord shall connect the base building equipment expressly listed on Exhibit J attached hereto to the Building’s emergency generator system (the “Building Generator System”); provided, however, Tenant shall pay to Landlord the incremental costs actually incurred by Landlord in connection with the performance of such work and the additional capacity required in connection with such additional connections within thirty (30) days following Landlord’s written invoice and demand therefor, provided, however, that notwithstanding the foregoing, Landlord shall be responsible for all costs of connections and hookups as expressly set forth on Schedule A of Exhibit J attached hereto. Landlord shall maintain and repair the Building Generator System in a manner consistent with First Class Buildings and Tenant shall pay to Landlord, within thirty (30) days following Landlord’s written invoice and demand therefor, Tenant’s Share of the out-of-pocket costs reasonably and actually incurred by Landlord in connection therewith. To the extent reasonably practicable and at Tenant’s sole cost and expense, Landlord shall use commercially reasonable efforts to operate the Building Generator System during such periods of power outages that Tenant desires to occupy the Premises.

4.2         QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and requirements of public authorities and insurance bodies related to, or arising out of the performance of, such construction work. Each party may inspect the work of the other at reasonable times, and the Construction Representative of each party shall promptly give notice of any approvals and other actions on the party’s behalf required to be given in connection with design and construction.

4.3         LANDLORD’S CONTRIBUTION. Landlord agrees to pay to Tenant, as a contribution towards Tenant’s Cost (as defined in Exhibit C), Landlord’s Contribution (as defined in Exhibit C), subject to the terms and conditions of Exhibit C.

4.4         DISPUTE RESOLUTION. In the event of any dispute between Landlord and Tenant concerning (a) the existence or duration of any Tenant Delay or Landlord Delay, as the case may be, (b) the date of satisfaction of the Delivery Conditions and/or the Base Building Conditions (including, without limitation, the validity of the certification of Landlord’s architect in connection therewith), (c) whether Landlord is justified in withholding any disbursement of Landlord’s Contribution under Section 7 of Exhibit C or (d) whether an event constitutes Force Majeure, such dispute, in any such case, shall be determined by a special master to be selected in the order of priority set forth on Exhibit W attached hereto (or as otherwise expressly set forth herein), whose decision (based on good faith, professional standards) shall be binding on the parties and whose fees for such service shall be borne equally by Landlord and Tenant. All such disputes shall be expedited such that (i) to the extent reasonably practicable, the parties and the special master shall meet within ten (10) Operating Days following receipt of written notice of such dispute, (ii) each party shall have no more than a total of one (1) hour to present its case, one (1) hour to question persons supplying information or documentation on behalf of the other party, and one (1) hour to summarize in a closing statement such party’s case with such additional time that the special master may grant to either or both parties, and (iii) the special master shall make a determination within three (3) Operating Days after the conclusion of the presentation of Landlord’s and Tenant’s cases. Each of the special masters listed on Exhibit W attached hereto shall be deemed to be acceptable to Tenant and Landlord so long as such special masters have not been engaged by either Landlord or Tenant, or their respective construction consultants, general contractor, architect and/or engineer, within the two (2) years immediately preceding such dispute. In the event none of the special masters listed on Exhibit W are available (or acceptable pursuant to the immediately preceding sentence), either party may propose a special master in writing delivered to the other. If the non-proposing party does not respond to the proposing party’s choice of special master within five (5) Operating Days after receipt of the proposal, the proposed special master shall be deemed to be approved for purposes of resolving the applicable dispute. If Landlord and Tenant cannot agree to a special master (to the extent not listed on Exhibit W), such special master shall be chosen in the same manner as the Arbiter shall be chosen pursuant to Section 20.2 below.

ARTICLE 5

ANNUAL FIXED RENT AND ADDITIONAL RENT

5.1         FIXED RENT. (a) Tenant agrees to pay to Landlord on the Access Date (but subject to the provisions of Section 5.1(b), Section 5.2 and Section 5.5 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Lease Term, a sum equal to one twelfth of the Annual Fixed Rent specified in Section 1.2 hereof in lawful money of the United States, without any set-off or deduction whatsoever, except as expressly provided in this Lease. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of Landlord. All remittances by Tenant shall be drawn on a member bank of The Clearing House Association, or, at Tenant’s election, by wire transfer of immediately available funds as directed by Landlord.

(b)         No Annual Fixed Rent shall be separately payable by Tenant with respect to the License Area, provided, however, that (i) if at any time during the Lease Term, Tenant permanently loses the right to use, or is prevented from using, the License Area for the Permitted Uses with respect thereto, as a result of a change in applicable legal requirements, any determination by any governmental authority or any cause within Landlord’s reasonable control (including, without limitation, Landlord’s failure to cause Landlord’s architect to cooperate with Tenant (and Tenant’s Architect) pursuant to and in accordance with the express terms and provisions of Section 9.1 hereof), then, provided such inability to use the License Area is not caused by Tenant (including Tenant’s particular manner of use of the Premises other than for the Permitted Uses), the Annual Fixed Rent for the Office Premises shall be reduced by (x) with respect to the First Rental Period, $440,000.00 ($ 6.58 per rentable square foot per annum or, if the Expansion Space is added, $5.14 per rentable square foot per annum), (y) with respect to the Second Rental Period, $470,000.00 ( $7.03 per rentable square foot per annum or, if the Expansion Space is added, $5.49 per rentable square foot per annum) and (z) with respect to the Third Rental Period, $500,000 ($7.48 per rentable square foot per annum or, if the Expansion Space is added, $5.85 per rentable square foot per annum) (the amounts set forth in subdivisions (x), (y) and (z) of this clause (i), the “Applicable Permanent Reduction Amounts”), (ii) if at any time during the Lease Term, Tenant temporarily loses the right, for more than thirty (30) days, to use a portion of the License Area consisting of (1) the tennis court contemplated to be installed on the roof of the Building and/or (2) greater than one third of the terrace on the ninth (9th) floor of the Building for the Permitted Uses with respect thereto, whether as a result of a change in applicable legal requirements, any determination by any governmental authority or any cause within Landlord’s reasonable control (including, without limitation, Landlord’s failure to cause Landlord’s architect to cooperate with Tenant (and Tenant’s Architect) pursuant to and in accordance with the express terms and provisions of Section 9.1 hereof), then, provided such inability to use the License Area is not caused by Tenant (including Tenant’s particular manner of use of the Premises other than for the Permitted Uses), for each day during the period during which Tenant is so prevented from using the License Area after such thirty (30) day period, Tenant shall receive an abatement of Annual Fixed Rent for the Office Premises in an amount equal to (x) with respect to the First Rental Period, $1,205.48 per day ($6.58 per rentable square foot per annum or, if the Expansion Space is added, $5.14 per rentable square foot per annum, prorated on a per diem basis), (y) with respect to the Second Rental Period, $1,287.67 per day ($7.03 per rentable square foot per annum or, if the Expansion Space is added, $5.49 per rentable square foot per annum, prorated on a per diem basis) and (z) (x) with respect to the Third Rental Period, $ 1,369.86 per day ($7.48 per rentable square foot per annum or, if the Expansion Space is added, $5.85 per rentable square foot per annum, prorated on a per diem basis) (the amounts set forth in subdivisions (x), (y) and (z) of this clause (ii), collective with the Applicable Permanent Reduction Amounts, the “Applicable Temporary Use Reduction Amounts”) and (iii) if at any time during the Lease Term, the Department of Buildings for the City of New York prohibits the use at all times (as distinct from imposing general time or date based restrictions) by Tenant of a temporary enclosure of portion of the License Area consisting of the tennis court contemplated to be installed on the roof of the Building, and Tenant does not actually construct or use any such temporary enclosure, then, provided such inability to use the License Area is not caused by Tenant (including Tenant’s particular manner of use of the Premises other than for the Permitted Uses), for each day during the period during which Tenant is so prevented from using, and does not use, a temporary enclosure for the portion of the License Area consisting of the tennis court contemplated to be installed on the roof of the Building, Tenant shall receive an abatement of Annual Fixed Rent for the Office Premises in an amount equal to (x) with respect to the First Rental Period, $1,205.48 per day ($6.58 per rentable square foot per annum or, if the Expansion Space is added, $5.14 per rentable square foot per annum, prorated on a per diem basis), (y) with respect to the Second Rental Period, $1,287.67 per day ($7.03 per rentable square foot per annum or, if the Expansion Space is added, $ 5.49 per rentable square foot per annum, prorated on a per diem basis) and (z) (x) with respect to the Third Rental Period, $1,369.86 per day ($7.48 per rentable square foot per annum or, if the Expansion Space is added, $ 5.85 per rentable square foot per annum, prorated on a per diem basis) (the amounts set forth in subdivisions (x), (y) and (z) of this clause (iii), collective with the Applicable Permanent Reduction Amounts and the Applicable Temporary Use Reduction Amounts, the “Applicable Reduction Amounts”).

5.2         INTENTIONALLY OMITTED.

5.3         ADDITIONAL RENT. All amounts over and above, or in addition to, the Annual Fixed Rent which are payable by Tenant to Landlord under the terms of this Lease or otherwise in connection with the use and occupancy of the Premises shall be deemed Additional Rent hereunder and shall be paid by Tenant in lawful money of the United States, without any set-off or deduction whatsoever (except as expressly provided in this Lease) and otherwise in the same manner as an installment of the Annual Fixed Rent as elsewhere provided in this Lease; and Landlord shall have all the rights and remedies in the event of the non-payment thereof as it would have had in the event of the non-payment of any installment of the Annual Fixed Rent. Tenant’s obligation to pay any Annual Fixed Rent or any Additional Rent which shall have theretofore become due and payable shall survive the expiration or earlier termination of this Lease. The Annual Fixed Rent and Additional Rent are sometimes collectively referred to in this Lease as “rent.” Rent for any partial months during the Lease Term shall be prorated on a per diem basis. Except as otherwise expressly set forth in this Lease, to the extent that Tenant shall fail to dispute any invoice for Additional Rent within one hundred eighty (180) days after receipt thereof, such invoice shall be conclusive and binding upon Tenant and Tenant shall be deemed to have waived any right to dispute the same.

5.4         LATE PAYMENT. If Landlord shall not have received any payment or installment of rent on or before the date (the “due date”) on which the same first becomes payable under this Lease, the unpaid amount of such payment or installment shall bear interest from the due date through and including the date such payment or installment is received by Landlord, at a rate (the “Lease Interest Rate”) equal to the lesser of (i) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate, plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

5.5         RENT CONCESSION. Anything contained in this Article to the contrary notwithstanding, provided that this Lease has not been terminated on account of an Event of Default, Landlord hereby waives payment of Annual Fixed Rent for the period (the “Rent Concession Period”) from and including the Access Date through and including the date preceding the date which is fifteen (15) months after the Access Date (the “Rent Commencement Date”). If the Rent Concession Period shall expire on a date other than the last day of a calendar month, then on the Rent Commencement Date, Tenant shall pay to Landlord a monthly installment of Annual Fixed Rent prorated to the end of said calendar month. Landlord shall use commercially reasonable efforts to cause the Base Building Delivery Date to occur on or prior to September 1, 2017. If Tenant has occupied and is operating the Premises for the conduct of its business and (1) the Base Building Delivery Date does not occur on or before December 1, 2017 (the “First BB Penalty Date”), which date shall be extended by reason of Tenant Delay or Force Majeure (but not by more than sixty (60) days on account of Force Majeure), the Rent Concession Period shall be increased by one (1) additional day for each day after the First BB Penalty Date (as the same may have been so extended) that the Base Building Delivery Date does not occur, (2) if such failure continues for sixty (60) days after the First BB Penalty Date (the “Second BB Penalty Date”), which date shall be extended by reason of Tenant Delay, then, from and after such Second BB Penalty Date (as the same may have been so extended), the Rent Concession Period shall be extended by an additional (0.5) day (i.e., 1.5 days in total) until the Base Building Delivery Date occurs, and (3) if such failure continues for sixty (60) days after the Second BB Penalty Date (the “Final BB Date”), which date shall be extended by reason of Tenant Delay, then, from and after such Final BB Date (as the same may have been so extended), the Rent Concession Period shall be extended by an additional (0.5) day (i.e., 2 days in total) until the Base Building Delivery Date occurs. The foregoing shall be Tenant’s sole and exclusive remedy on account of the failure of the Base Building Delivery Date to occur. The foregoing is intended to be “an express provision to the contrary” under Section 223-a of the New York Real Property Law or any successor statute of similar import.

5.6         RENT COMMENCEMENT DATE AGREEMENT. As soon as may be convenient after the Rent Commencement Date and Base Building Delivery Date have been determined, Landlord and Tenant agree to join with each other in the execution of a written agreement, in the form of Exhibit L hereto, in which the Rent Commencement Date and the Expiration Date shall be stated, but the failure by either party to so execute or deliver such agreement shall not in any way reduce the respective obligations or rights of Landlord or Tenant under this Lease.

ARTICLE 6

ESCALATION

6.1         TAX ESCALATION.

6.1.1       DEFINITIONS. For the purposes of this Section 6.1, the following terms shall have the respective meanings set forth below:

(a)         “Taxes” shall mean the aggregate amount of (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, or foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Property and (ii) any reasonable expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of all or any part of the Property. If at any time after the Rent Commencement Date the methods of taxation prevailing as of the Rent Commencement Date shall be altered so that in lieu of or as an addition to or as an express substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Property, there shall be assessed, levied or imposed (A) a tax, assessment, levy, imposition or charge based on the rents received therefrom whether or not wholly or partially as a capital levy or otherwise, (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property and imposed upon Landlord, (C) a license fee measured by the rentals from the Property, or (D) any other tax, assessment, levy, imposition, charges or license fees imposed on the Property or the rentals therefrom, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes for the Property; provided, however, that any such taxes, assessments, levies, impositions, fees, charges or like amounts which are in “addition to” taxes otherwise payable under this Section 6.1 shall only be deemed Taxes for the Property if such amounts shall generally be treated in other First Class Buildings as constituting real estate taxes for the purpose of calculating similar lease tax escalation provisions. The amount of any new tax, fee or charge that is includable as Taxes, as aforesaid, shall be calculated on the basis that the Property and all appurtenances thereto (including development rights) were the only assets of Landlord. Taxes for the Property shall in no event include any of the following items (collectively the “Excluded Items”): (1) personal property taxes and occupancy and rent taxes assessed against Landlord to the extent same are imposed on Landlord because Landlord or an Affiliate of Landlord is a tenant or occupant of the Building; (2) license and permit fees to the extent same are included in Operating Expenses; (3) any amounts included in the municipal, state or federal income taxes assessed against Landlord or Tenant, any capital levy, estate, gift, succession, inheritance or transfer taxes, or any corporate franchise taxes or unincorporated business taxes, income or profit tax, or any transfer or mortgage recording tax imposed upon any owner of the Land or the Building, or any part thereof, or capital levy that is or may be imposed upon the net income of Landlord; (4) any taxes or assessments directly imposed upon any sign attached to or located on the Land or the Building or signage required by any applicable legal requirements or on any revenue realized by Landlord as a result of such signage; or (5) any fines, penalties and other similar governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing, incurred by reason of Landlord’s failure to timely make any payments as herein provided on account thereof (unless Tenant has not timely paid Tenant’s Tax Payment, in which event Tenant shall pay to Landlord Tenant’s proportionate share (based on Tenant’s Share of Taxes) of the amount of such penalties or late charges for which Tenant is responsible within thirty (30) days after demand therefor by Landlord with interest at the Lease Interest Rate from the date such penalty or late charges were incurred by Landlord until reimbursed by Tenant). If pursuant to any legal requirement, any amount that is included in Taxes may be divided and paid in installments (without any interest due thereon), then (x) such amount shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by legal requirements to be paid, and (y) there shall be deemed included in Taxes for each Tax Year only the installments of such amount deemed to be payable during such Tax Year.

(b)         “Tax Year” shall mean the Base Tax Year and each period from July 1 through June 30 after the Base Tax Year (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Lease Term.

(c)         “Base Tax Year” shall mean the fiscal year commencing July 1, 2021 and ending June 30, 2022.

(d)         “Base Taxes” shall mean the actual Taxes for the Base Tax Year.

(e)         “Tax Expenses” shall mean all reasonable out-of-pocket expenses, including, without limitation, reasonable attorney’s fees and disbursements and experts’ and other witnesses’ fees, actually incurred by Landlord in seeking to reduce the amount of any assessed valuation of the Land and/or Building, in contesting the amount or validity of any Taxes, or in seeking a refund of Taxes.

(f)         “Tax Statement” shall mean a written notice from Landlord to Tenant containing the amount of Taxes and Tenant’s Tax Payment for the applicable Tax Year. Landlord shall use reasonable efforts to include sufficient detail in any Tax Statement to allow Tenant to confirm the calculations contained therein.

(g)         “Property” shall mean, collectively, the Land and the Building.

6.1.2       TENANT’S SHARE OF TAXES. If the Taxes for any full Tax Year after the Base Tax Year and falling within the Lease Term shall exceed the Base Taxes, or if, in the case of a Tax Year only a fraction of which is included in the Lease Term, an amount of the Taxes for such Tax Year multiplied by such fraction exceeds the Base Taxes multiplied by such fraction (the amount of such excess in either case being hereafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the Tax Excess. From and after the Rent Commencement Date, Tenant shall also pay to Landlord, as Additional Rent, Tenant’s Share of Tax Expenses. Tenant’s Share of the Tax Excess and Tax Expenses for each Tax Year after the Base Tax Year shall be payable in monthly installments as follows:

(a)         Commencing on July 1, 2022, payments by Tenant on account of Tenant’s Share of the Tax Excess and Tax Expenses (“Tenant’s Tax Payments”) shall be payable in the same installments as Taxes are payable to The City of New York, it being agreed that each such installment shall be payable by Tenant to Landlord by the later to occur of (i) the date that is thirty (30) days before the applicable installment is payable by Landlord to The City of New York and (ii) the date that is thirty (30) days after Tenant’s receipt of any Tax Statement therefor. Promptly after receipt by Landlord of bills for such Taxes (collectively, “Tax Bills”) or, if such bills are unavailable, reasonable supporting documentation with respect to such Taxes (collectively, “Supporting Documentation”), Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. Each Tax Statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Tax Payment for the particular installment(s) being billed, and, if Landlord shall have received the relevant Tax Bill rendered with respect to the Property or, as applicable, the relevant Supporting Documentation, at such time, shall accurately reflect such Tax Bill or Supporting Documentation or, if Landlord shall not have received such Tax Bill or Supporting Documentation at such time, shall reflect Landlord’s reasonable and good faith estimate of such installment(s) being rendered. A copy of the relevant Tax Bill or Supporting Documentation shall accompany each Tax Statement (if Landlord shall have received such Tax Bill or Supporting Documentation at the time such Landlord’s Statement in respect of Taxes is delivered to Tenant). If Landlord shall not have received the relevant Tax Bill or Supporting Documentation at the time any Tax Statement is delivered to Tenant, Landlord shall deliver to Tenant, reasonably promptly after receipt thereof by Landlord, a copy of such Tax Bill or Supporting Documentation, together with a statement setting forth the amount (if any) of any overpayment or underpayment by Tenant with respect to Tenant’s Tax Payment paid by Tenant in accordance with such Tax Statement and the appropriate party shall pay to the other party the amount of such overpayment or underpayment as set forth in this Section 6.12(a).

(b)         If the Taxes for any Tax Year after the Base Tax Year shall equal or be less than the Base Taxes, Tenant shall not be obligated to make any payments to Landlord pursuant to this Section 6.1.2(a) in respect of a Tax Excess for such Tax Year, but in no event shall Tenant be entitled to any refund or reduction in the Annual Fixed Rent by reason of such fact.

(c)         It is understood that the provisions of this Section 6.1 are based upon the method of payment of New York City real property taxes in effect at the date of this Lease, to wit, in semi-annual installments in advance on the first days of July and January of each Tax Year. If such method of payment is hereafter changed, Landlord shall have the right to change the method by which Tenant pays Tenant’s Share of a Tax Excess to a method of periodic payments which provides Landlord with the full amount of Tenant’s Share of such Tax Excess in respect of any installment of Taxes by the date on which such installment becomes due.

(d)         In addition to the payments required under Section 6.1.2(a) above, Tenant shall pay to Landlord on the first day of each and every calendar month the following amounts during the following periods in the same fashion herein provided for the payment of Annual Fixed Rent:

(i)            July 1, 2018 through June 30, 2019, the sum of Fifty Five Cents ($0.55) per rentable square foot of the Premises ($37,294.95 in the aggregate, subject to adjustment of the rentable square feet of the Premises pursuant to Section 2.1);

(ii)           July 1, 2019 through June 30, 2020, the sum of One Dollar and 10/100 ($1.10) per rentable square foot of the Premises ($74,589.90 in the aggregate, subject to adjustment of the rentable square feet of the Premises pursuant to Section 2.1);

(iii)          July 1, 2020 through June 30, 2021, the sum of One Dollar and 65/100 ($1.65) per rentable square foot of the Premises ($111,884.85 in the aggregate, subject to adjustment of the rentable square feet of the Premises pursuant to Section 2.1); and

(iv)          July 1, 2021 through the Expiration Date, the sum of Two Dollars and 20/100 ($2.20) per rentable square foot of the Premises ($149,179.80 in the aggregate, subject to adjustment of the rentable square feet of the Premises pursuant to Section 2.1).

6.1.3       TAX REDUCTION PROCEEDINGS. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building (any such Proceeding, a “Tax Proceeding”). Should Landlord be successful in any such reduction proceedings and obtain a refund for any Tax Year or Years after the Base Tax Year in respect of which Tenant shall have made a payment to Landlord, pursuant to this Section 6.1, Tenant’s Share of such refund (or, in the case of a refund of Taxes for a Tax Year, only a fraction of which is included in the Lease Term, such fraction thereof) shall be promptly refunded by Landlord to Tenant (within thirty (30) days following Landlord’s receipt thereof). In calculating the amount of any such payment, Landlord shall have the right to deduct from such refund Tenant’s Share of all Tax Expenses incurred by Landlord in obtaining the same to the extent that such Tax Expenses have not otherwise been paid to Landlord pursuant to Section 6.1.1. Without Tenant’s consent, Landlord shall not at any time settle, compromise or otherwise dispose of a Tax Proceeding with respect to the Property by agreeing to terms that (i) favors other property of Landlord (or any Affiliate of Landlord) at the expense of the Property or (ii) as part of a multi-year settlement, inequitably and disproportionately reduces the Taxes for the Base Taxes as compared to other Tax Years occurring after the Base Tax Year that are involved in such settlement. The provisions of this subsection 6.1.3 shall survive the expiration of the Lease Term.

6.2         OPERATING EXPENSE ESCALATION.

6.2.1       DEFINITIONS. For the purposes of this Section 6.2, the following terms shall have the respective meanings set forth below:

(a)         “Base Operating Year” shall mean the Operating Year commencing on January 1, 2018 and ending on December 31, 2018.

(b)         “Base Operating Expenses” shall mean the actual Operating Expenses for the Base Operating Year.

(c)         “Operating Expenses” shall mean the aggregate of all costs and expenses (including taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation and maintenance of the Property (as hereinafter defined), including all expenses incurred by Landlord as a result of its compliance with any of its obligations under Sections 7.1 and 7.3 hereof, but excluding those items set forth as excluded from Operating Expenses at the end of this subsection 6.2.1(c). Operating Expenses shall be calculated on the accrual basis of accounting (but subject to the further provisions of this Section 6.2) and shall include, without limitation, the following expenses:

(i)            salaries, wages, medical, surgical and general welfare benefits (including group life insurance), pension and welfare payments or contributions and all other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord or its managing agent) up to and including the level of senior property manager for their services in the operation (including, without limitation, security services, messengers, porters, parking attendants and/or shuttle drivers), maintenance, repair, or cleaning of the Property and/or any of its facilities or services, and payroll taxes, workers’ compensation, uniforms and dry cleaning costs for such persons;

(ii)           payments under service contracts with independent contractors for operating (including, without limitation, providing security services, messengers, porters, parking attendants and/or shuttle drivers), maintaining, repairing or cleaning of the Property or any portion thereof or any fixtures or equipment therein, provided such independent contractors charge competitive market rates;

(iii)          all costs or charges for steam, heat, ventilation, air conditioning and water (including sewer rents) furnished to the Property by Landlord and/or used in the operation of the Property and all costs or charges for electricity furnished to the public and service areas of the Property and/or used in the operation of the service facilities of the Property, including any taxes on any such utilities, provided such steam, heat, ventilation, air conditioning and/or water is for the general benefit of occupants of the Building;

(iv)          ordinary repairs which are appropriate to the continued operation of the Property as a first-class Manhattan office building (including, without limitation, all repairs to the roof of the Building; provided, however, Landlord and Tenant hereby acknowledge and agree that, with respect to Operating Expenses incurred as a result of structural repairs to the Building, Tenant’s Share with respect to such Operating Expenses shall be 12.91% (and 16.51% if the Expansion Space is added));

(v)          costs of lobby decoration, painting and decoration of non-tenant areas, provided such decoration and/or painting is for the general benefit of occupants of the Building;

(vi)          cost of snow removal and landscaping in and about the Property;

(vii)        cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Property and charges for telephone service for the Property;

(viii)        financial expenses incurred in connection with the operation of the Property, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance that is then generally carried by owners of major first-class office buildings in Manhattan or may be required by the holder of any mortgage on the Property), attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or in connection with the leasing of space in the Property), auditing, accounting and other professional fees and expenses, and any other ordinary and customary financial expenses incurred in connection with the operation of the Property, provided that if any of the foregoing expenses are provided or used jointly on other property of Landlord or otherwise directly benefit any other property of Landlord, such expenses shall be suitably prorated among the Property and such other properties of Landlord, provided that any excess insurance proceeds shall be credited to insurance expenses; provided, however, with respect to insurance premiums, Landlord and Tenant hereby acknowledge and agree that Operating Expenses (including the Base Operating Expenses) shall only include insurance premiums allocable to the Building Office Space;

(ix)          (1) all management fees payable to a management company which is unrelated to Landlord or (2) if to a management company which is owned or controlled by Landlord or Landlord’s principals, then management fees not exceeding a rate of three percent (3%) of actual gross rentals of the Property per annum, in each case excluding any fees related to any commercial signage revenue;

(x)           the cost of capital improvements made by Landlord that are either (1) reasonably anticipated by Landlord to reduce Operating Expenses (based on Landlord’s good faith estimate that the savings in Operating Expenses are likely to exceed the annual amortization of such capital improvements), or (2) pursuant to a requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction or the requirement of any insurance carrier or insurance rating organization or underwriting board first enacted after the Access Date (including the cost of compliance with any law, ordinance, order, rule or regulation of any public authority having jurisdiction or the requirement of any insurance carrier or insurance rating organization or underwriting board enacted prior to the Access Date if such compliance is required for the first time by reason of any amendment, modification or reinterpretation thereof which is first imposed or enacted after the Access Date), in either case calculated as follows: the cost of any such capital improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, provided that to the extent the cost of such capital improvement is required to be capitalized under GAAP, such cost shall be amortized on a straight-line basis over the useful life thereof utilized under GAAP, and the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at the Lease Interest Rate, shall be included in Operating Expenses;

(xi)          rental payments made for equipment used in the operation and maintenance of the Property;

(xii)         the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Property;

(xiii)        all costs of reporting for the Building or any part thereof to maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard (but excluding costs of seeking, applying for and obtaining any initial certification);

(xiv)        all costs and expenses in connection with the operation, maintenance, repair and cleaning of any parking garages and/or parking facilities available at the Property;

(xv)         all costs and expenses in connection with the operation, maintenance, repair and cleaning of any shuttle or car services available at the Property, which, for the avoidance of doubt, shall include, without limitation, all costs of insurance, fuel, leasing (or owning) vehicles (and any maintenance, repair or replacement of such vehicles) and all costs to employ drivers of the shuttles/car service (or any other labor in connection therewith); provided, however, if Landlord shall have failed to comply with its express obligations under Section VII of Exhibit D attached hereto during the applicable Operating Year, such costs and expenses under this clause (xv) for the Base Year shall be determined to be an amount equal to the costs and expenses which would normally be expected to have been incurred had Landlord complied with its express obligations under Section VII of Exhibit D throughout such Operating Year;

(xvi)        all costs and expenses in connection with the operation, maintenance, repair and cleaning of any bike storage and/or bike sharing facilities available at the Property; and

(xvii)       all other reasonable and necessary expenses paid in connection with the operation, maintenance, repair and cleaning of the Property which are properly chargeable against income.

Any cost or expenses of the nature described above shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expenses may fall under more than one of the categories listed above. Subject to the limitation set forth in subdivision (ix) above, Landlord may use related or affiliated entities to provide services or furnish materials for the Property provided that the rates or fees charged by such entities are competitive with and do not exceed the highest rates charged by unrelated or unaffiliated entities in the Borough of Manhattan for the same services or materials on a competitive basis.

The following costs and expenses shall be excluded from Operating Expenses:

(1)         Taxes and Tax Expenses;

(2)         franchise and income taxes imposed upon Landlord;

(3)         debt service and other charges under any mortgage on the Property;

(4)         costs and expenses incurred in connection with procuring tenants, including leasing and brokerage commissions, lease marketing and advertising expenses, concessions, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs and legal fees in connection with lease negotiations;

(5)         capital improvements to the Property (including, without limitation, costs incurred in connection with making any additions to, or building additional stories on, the Building, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building) other than those provided in clause (x) above;

(6)         the cost of electrical energy furnished directly to tenants of the Property or any other space in the Building leased to tenants or to other rentable space in the Building whether or not the same is actually leased to tenants;

(7)         the cost of tenant installations and decorations incurred in connection with preparing space for any tenant;

(8)         salaries, wages or fringe benefits of personnel above the grade of senior property manager;

(9)         rent payable under any Underlying Lease;

(10)       the cost of any items to the extent to which such cost is reimbursed to Landlord by tenants of the Property (other than pursuant to this Section 6.2), insurance or condemnation proceeds or third parties;

(11)       depreciation, amortization (except as provided in clause (x) above) and other non-cash charges;

(12)       interest, fines or penalties for late payment by Landlord, if any, except to the extent incurring such expense is a reasonable business expense under the circumstances or caused by a corresponding late payment by Tenant;

(13)       any marketing, advertising, entertainment or promotional expenses;

(14)       accounting, legal and appraisal fees relating to determinations of fair market rent;

(15)       the cost of tenant allowances or inducements made for new or existing tenant(s) of the Building, including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements;

(16)       costs incurred in performing work or furnishing services for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(17)       financing and refinancing costs in respect of any mortgage placed upon the Property or any Underlying Lease, including points and commissions and legal and professional fees in connection therewith;

(18)       costs and expenses resulting from the gross negligence or willful misconduct of Landlord or any other Landlord Party and any damages and attorneys’ fees and disbursements and other costs in connection with any judgment, settlement or arbitration award resulting from any tort liability of Landlord or any other Landlord Party, except to the extent resulting from Tenant’s gross negligence or willful misconduct;

(19)       the cost of installing, operating and maintaining any specialty facility such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club, child care or similar facility, auditorium, cafeteria or dining facility or conference center;

(20)       costs incurred with respect to a sale or transfer of all or any portion of the Building or any interest therein or in any person of whatever tier owning an interest therein;

(21)       costs incurred in connection with the acquisition or sale of air rights or transferable development rights;

(22)       costs of acquiring, leasing, restoring or replacing (i) sculptures, (ii) paintings, (iii) other objects of art located within or outside the Building, except for the reasonable cost of installing, removing, cleaning and maintenance of such objects in the public areas in the Building and (iv) any temporary exhibitions located at or within the Building;

(23)       costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any tenant (including Tenant) pursuant to its lease which result from Landlord’s breach of a lease or Landlord’s tortious conduct, gross negligence or willful misconduct;

(24)       the cost of overtime heating, ventilating, air-conditioning, condenser water or chilled water for supplemental systems furnished to the Premises or any other space in the Building leased to tenants;

(25)       the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation to the extent Landlord receives compensation through the proceeds of insurance or for which Landlord would have been compensated by insurance had it carried the coverage required under this Lease or by the condemning authority (except as specifically required by this Lease to be paid by Tenant);

(26)       any bad debt loss, rent loss or reserves for bad debts or rent loss;

(27)       the expenses paid or incurred by or on behalf of Landlord in owning, maintaining, repairing, managing and operating the portion of the Property that is used for retail or auto-dealer purposes;

(28)       expenses and disbursements relating to disputes with Tenant and other tenants or other occupants of the Building;

(29)       expenses incurred in connection with services or other benefits (A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building or (B) provided to other tenants or occupants of the Building at a materially greater level than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupant at the same level as such services or other benefits are provided to Tenant;

(30)       except as otherwise expressly provided herein, amounts paid to Landlord or to Affiliates of Landlord (except for the payment of management fees as provided herein) for any services in the Building to the extent such amounts exceed the cost of such services if such services had been rendered by other unaffiliated third parties on a competitive basis;

(31)       any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or its Affiliates;

(32)       profits, franchise, gains, estate, income, succession, gift, corporation, unincorporated business and gross receipts taxes imposed upon Landlord, or any interest or penalties for failure to timely pay those taxes or any other taxes;

(33)       any expenses which are not paid or incurred solely in respect of the Property but rather in respect of other real property owned by Landlord or Affiliates of Landlord, provided that with respect to any expenses attributable in part to the Property and in part to other real property owned or managed by a Landlord Party (including salaries, fringe benefits and other compensation of a Landlord Party’s personnel who provide services to both the Real Property and other properties, but in no event above the level of building manager) or the portion of the premiums for any insurance carried under “blanket” or similar policies), Operating Expenses shall include only such portion thereof as are apportioned by Landlord to the Property on a fair and equitable basis;

(34)       the rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses, except if the cost of such items (if purchased) would be included in Operating Expenses pursuant to Section 6.2.1(a)(x) or if in accordance with good business practices, such items are typically rented;

(35)       expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this Lease or for correcting any failure of the Building to comply with all applicable Legal Requirements in effect as of the Base Building Delivery Date, in each case to the extent expenditures for such repairs and/or replacements are recovered by warranty for such work (but Landlord shall not be permitted to include in Operating Expenses any costs or expenses that are already included in Operating Expenses under another provision of this Lease), and any expenditures as to which this Lease expressly provides that such repairs and/or replacements are to be made at Landlord’s sole cost;

(36)       accounting fees other than (A) for Landlord’s reasonable home office accounting charges associated with property management, which charges shall be reasonably allocated to the Building and shall be consistently applied throughout the Term (provided, however, that such charges shall not be included in Operating Expenses if the services are actually being provided by third parties and such third party costs are included in Operating Expenses), (B) actual out-of-pocket accounting fees incurred in connection with the preparation of statements (or backup documentation) in connection with additional rent or lease escalation provisions or (C) if Landlord does not utilize home office accountants, any commercially reasonable accounting fees charged by third party accountants;

(37)       costs and expenses incurred in connection with enforcement of leases, including court costs, accounting fees, auditing fees, attorney’s fees and disbursements in connection with any summary proceeding to dispossess any tenant;

(38)       any contributions to charitable organizations, except to the extent the same are customarily included as operating expenses in office leases of First Class Buildings;

(39)       costs covered by enforceable warranties and guaranties but only to the extent Landlord is actually reimbursed under such warranties and guaranties;

(40)       cost of clean-up, removal or remediation of any Hazardous Materials from the Building;

(41)       costs to correct any condition that is in violation of any representation, warranty or covenant of Landlord made in this Lease or in any other lease or occupancy agreement relating to space in the Building, but only if costs relating to the item to be corrected are not otherwise includable in Operating Expenses;

(42)       any increase in insurance premiums for the Building due to Landlord permitting particular uses or manners of use of space in the Building by other tenants, it being understood that Tenant will not dispute Landlord’s reasonable determination that such increase is not attributable to such particular uses or manners of use of space in the Building by other tenants;

(43)       any voluntary political contributions by Landlord;

(44)       subject to subclause (27) above, costs and expenses allocable directly and solely to any Building retail space (including, without limitation, plate glass insurance, HVAC and cleaning services with respect thereto) and the portion of expenses reasonably equitably allocable to services provided to tenants of Building retail space or expenses that are payable by the tenants of the Building retail space that do not relate to the rest of the Building; and

(44)        subject to Tenant’s compliance with Section 4.1(i) above, the costs and expenses incurred by Landlord in connection with the maintenance and repair of the Building Generator System.

Operating Expenses shall be net of rebates, credits and similar items of which Landlord receives the benefit.

If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses for any Operating Year during all or any part of which such work or service is not so furnished by Landlord shall be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Base Operating Expenses shall be reduced by Operating Expenses attributable to unusual or extraordinary circumstances or conditions having a disproportionate impact on Operating Expenses for the Base Operating Year, such as (but not limited to) unusual or extraordinary circumstances or conditions affecting energy supply, security and health and safety measures.

In determining the amount of Operating Expenses for any Operating Year, if less than ninety-five percent (95%) of the rentable areas of the Building shall have been occupied by tenant(s) at any time during such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the Operating Expenses which would normally be expected to have been incurred had such occupancy of the rentable area of the Building been ninety-five percent (95%) throughout such Operating Year.

(d)         “Operating Year” shall mean the Base Operating Year and each calendar year following the Base Operating Year, any part or all of which falls within the Lease Term.

(e)          “Operating Expense Statement” shall mean a written notice from Landlord to Tenant containing (i) the amount of Operating Expenses payable for any calendar year, and Tenant’s Operating Payment, and (ii) for the Base Operating Year, the Operating Expenses for such year. Landlord shall use reasonable efforts to include sufficient detail in any Operating Expense Statement to allow Tenant to confirm the calculations contained therein.

6.2.2	TENANT’S SHARE OF OPERATING EXPENSES.

(a)           Tenant shall pay, in accordance with this Section 6.2.2, as Additional Rent, for each Operating Year (all or any part of which falls within the Term), an amount Tenant’s Operating Payment”) equal to the product of (x) the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Expenses multiplied by (y) Tenant’s Share of Operating Expenses. Tenant’s Operating Payment shall be paid by Tenant in accordance with Section 6.2.2(b) below.

(b)           Landlord will furnish to Tenant, with respect to (1) the Base Operating Year, a written statement setting forth in detail Landlord’s calculation of the Base Operating Expenses and (2) each subsequent Operating Year (or portion thereof), a written statement setting forth in reasonable detail Landlord’s reasonable estimate of Tenant’s Operating Payment for such Operating Year (a “Landlord’s Estimate”). Landlord shall endeavor to provide Landlord’s Estimate to Tenant not later than thirty (30) days before the commencement of any Operating Year (or portion thereof) occurring after the Base Operating Year. Tenant shall pay to Landlord on the first day of each month during each Operating Year or portion thereof occurring after the Base Operating Year an amount equal to one-twelfth (1/12th) of Landlord’s Estimate, which shall be credited toward Tenant’s Operating Payment for such Operating Year. If, however, Landlord shall furnish a Landlord’s Estimate subsequent to the date that is thirty (30) days before the commencement of any such Operating Year, then (i) until the first day of the month following the month in which such Landlord’s Estimate is furnished to Tenant (the “Proration Date”), Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 6.2.2 in respect of the last month of the preceding Operating Year, (ii) simultaneously with the delivery of Landlord’s Estimate, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment made or to be made on or before the Proration Date for such Operating Year were greater or less than the installments of Tenant’s Operating Payment to be made for such period in accordance with such estimate, and (A) if such notice from Landlord shall indicate a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, together with interest on such deficiency at the Lease Interest Rate, but such interest shall only be payable if such deficiency is at least $100,000.00 or (B) if such notice from Landlord shall indicate an overpayment, Landlord shall, at its option, either pay to Tenant the amount thereof, together with interest on such overpayment at the Lease Interest Rate, but such interest shall only be payable if such overpayment is at least $100,000.00, and (iii) on the first day of the month following the month in which Landlord’s Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Operating Payment shown on such Landlord’s Estimate. Landlord may, at any time or from time to time (but not more than twice with respect to any Operating Year) furnish to Tenant a revised Landlord’s Estimate of Tenant’s Operating Payment for such Operating Year, and in such case, Tenant’s Operating Payment for such Operating Year shall be adjusted and paid within thirty (30) days, substantially in the same manner as provided in the immediately preceding sentence.

(c)           Within one hundred eighty (180) days after the end of each calendar year occurring after the Base Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement; provided, however, that if the Base Operating Year is not a calendar year, then the Operating Expense Statement for the Base Operating Year shall be delivered within one hundred eighty (180) days after the end of the last calendar year within which any part of the Base Operating Year occurs. Each such year-end Operating Expense Statement for any such calendar year which includes Operating Expenses shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord’s managing agent and certified by a certified public accountant, from which Landlord shall make the computation of Operating Expenses hereunder and, provided that Landlord (or an Affiliate thereof) is not the landlord named herein, shall be audited by a certified public accountant. If any Operating Expense Statement shall provide for payments of Tenant’s Operating Payment that differ from the amount of Tenant’s Operating Payment paid by Tenant for the preceding Operating Year, then (x) in the case of an overpayment, Landlord shall, at its option, either pay to Tenant or apply a credit against the next installments of Rent, the amount of such overpayment, together with interest on such overpayment at the Lease Interest Rate, but such interest shall only be payable if such overpayment is at least $100,000.00, and (y) in the case of a deficiency, Tenant shall pay the amount thereof within thirty (30) days of demand therefor, together with interest on such deficiency at the Lease Interest Rate, but such interest shall only be payable if such deficiency is at least $100,000.00.

(d)           In the case of an Operating Year only a fraction of which falls within the Lease Term (the fractional representation that the portion of the Lease Term in such Operating Year bears to such Operating Year being hereinafter referred to as the “Partial Year Fraction”), Tenant’s Operating Payment shall be equal to that amount by which (i) Operating Expenses for such Operating Year multiplied by the Partial Year Fraction exceeds (ii) Base Operating Expenses multiplied by the Partial Year Fraction. In the event of a termination of this Lease, any Additional Rent on account of Tenant’s Operating Payment shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. Landlord shall render a Landlord’s Statement with respect to Operating Expenses as soon as reasonably practicable following the Expiration Date, but in no event later than twelve (12) months following the expiration of the Operating Year in which the Expiration Date occurs. In no event shall Fixed Rent ever be reduced by operation of this Section 6.2.2 and the rights and obligations of Landlord and Tenant under the provisions of this Article 6 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

(e)            Any payments received by Landlord for recyclable materials and waste paper for the Building during any Operating Year shall be deducted from Operating Expenses with respect to such Operating Year except to the extent that such payments are credited or deducted from the applicable service contract(s).

(f)            To the extent that at any time during the two (2) year period after the Rent Commencement Date, Landlord adds one or more new categories of Operating Expenses with respect to any Operating Year that are not included in Base Operating Expenses, then (i) for so long as expenses relating to such new categories are included in Operating Expenses and (ii) the initial lease for any of the Building’s Office Space entered into by Landlord after the date of this Lease shall substantially provide that base year operating expenses under such other lease shall be increased by an amount equal to (A) the amount included in operating expenses under such other lease for such new category in the first operating year in which such new category is added, reduced by (B) the percentage increase in CPI, if any, from the first month of the base operating expense year under such other lease to the first month of the operating expense year with respect to which such amounts are first included in operating expenses under such other lease (or a provision that has a similar effect of adjusting base operating expenses if new categories of Operating Expenses are added during such two (2) year period), for so long as the Original Tenant is then the Tenant under this Lease, Base Operating Expenses shall be deemed to be increased by an amount equal to (1) the amount included in Operating Expenses for such new category of Operating Expenses in the first Operating Year in which such new category is added (it being understood that Landlord shall have no obligation to refund any amounts to Tenant for prior Operating Years solely by reason of any such increase of the Base Operating Expenses), reduced by (2) the percentage increase in CPI, if any, from the first month of the Base Operating Year to the first month of the Operating Year with respect to which such amounts are first included in Operating Expenses. By way of example, (i) if CPI has increased by 10%, in the aggregate, since the Base Operating Year, and (ii) the new category costs are $5,000 per annum in such first Operating Year, then the Operating Expenses for the Base Operating Year shall be increased by $4,500 per annum on account of such new category. As used herein, the term “Building Office Space” shall mean all of the RSF of the Building located on the sixth (6th) through tenth (10th) floors of the Building that is used as office space (regardless of the then occupant of such space). As used herein the term “CPI” shall mean the Consumer Price Index for All Urban Consumers, New York, N.Y. — Northern New Jersey — Long Island, 1982-84=100; provided, however, that if the CPI or any successor index shall cease to be published, Landlord and Tenant, acting reasonably, shall agree upon and designate in writing a substitute therefor. So long as Landlord and Tenant are unable to agree as to such substituted index, CPI-based increases provided for herein shall be determined in accordance with a substituted index, comparable to CPI, reasonably selected by Landlord; subject to adjustment when finally determined, with the appropriate party being entitled to a refund from the other party of any overpayment as a result of the use of such index selected by Landlord within thirty (30) days after written demand therefor.

(g)           Except as otherwise provided herein, Landlord’s failure to render a Tax Statement or Operating Expense Statement (any such statement, a “Landlord’s Statement”) with respect to any applicable payment period as provided herein shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent payment period, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right (subject to the terms hereof) to thereafter render a corrected Landlord’s Statement for that payment period. Subject to the terms hereof, nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Taxes or Operating Expenses during any payment period or any time thereafter. Notwithstanding the foregoing provisions of this Section 6.2.2(g), if Landlord has not issued any Landlord’s Statement within two (2) years after the end of a payment period, Tenant may give Landlord a notice thereof and if Tenant gives such notice and such failure continues for thirty (30) days following such notice, then Tenant may give Landlord a second (2nd) notice of such failure, which notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO DELIVER A [TAX STATEMENT] [AND/OR] [ OPERATING EXPENSE STATEMENT] TO TENANT WITHIN TEN (10) OPERATING DAYS AFTER RECEIPT OF THIS NOTICE, LANDLORD SHALL HAVE WAIVED ITS RIGHT TO COLLECT ANY AMOUNTS THAT MIGHT BE SHOWN ON SUCH UNDELIVERED [TAX STATEMENT] [OPERATING EXPENSE STATEMENT] AS DUE AND PAYABLE BY TENANT.” If Landlord does not so issue any such Landlord’s Statement within ten (10) Operating Days after Landlord’s receipt of such second (2nd) notice, Tenant shall be released and relieved of the obligation to pay any amounts that would have been payable by Tenant in respect of the payment period for which said two (2) year period has expired. Landlord agrees that each Landlord’s Statement shall be delivered to Tenant in good faith so as not to circumvent the requirement under this Section 6.2.2(g) that Landlord deliver each Landlord’s Statement (as opposed to a correction thereto) within two (2) years after the end of the applicable payment period. Notwithstanding anything to the contrary contained herein, in no event shall interest accrue or be due in connection with Landlord’s failure to timely deliver any Landlord’s Statement to Tenant.

(h)           If the Operating Expenses for any Operating Year after the Base Operating Year shall equal or be less than the Base Operating Expenses, Tenant shall not be obligated to make any payments to Landlord pursuant to Section 6.2.1 above of this Section 6.2.2(b)(i) in respect of such Operating Year, but in no event shall Tenant be entitled to any refund or reduction in the Annual Fixed Rent by reason of such fact.

6.2.3       AUDIT RIGHT.    Subject to the provisions of this Section and provided that no Event of Default then exists, Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense Statement or any item contained therein. Any request for examination in respect of any Operating Year may be made by notice from Tenant to Landlord no more than one hundred eighty (180) after the date (the “Operating Expense Statement Date”) Landlord provides Tenant a statement of the actual amount of the Operating Expenses in respect of such Operating Year and only if Tenant shall have fully paid such amount. Such notice shall set forth in reasonable detail the matters questioned. Provided that Landlord makes Landlord’s books and records available for Tenant’s examination in accordance with this Section 6.2.3, any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the Operating Expense Statement Date. Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Operating Expense statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights pursuant to applicable law to inspect Landlord’s books and records and/or to contest the Operating Expense statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year, Landlord’s statement of Operating Expenses shall be conclusive and binding on Landlord and Tenant, provided that Landlord shall retain the right thereafter to render a corrected statement and Tenant shall retain the right to audit such corrected statement solely to extent of corrections subject to and in accordance with the provisions of this Section as applied to such corrective statement (with the Operating Expense Statement Date being deemed to be the date that Landlord provides such corrected statement to Tenant). So much of Landlord’s books and records pertaining to the Operating Expenses for the specific matters questioned by Tenant for the Operating Year included in Landlord’s statement shall be made available to Tenant and its qualified representative within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, during normal business hours at the offices in New York, New York where Landlord keeps such books and records. Tenant shall have the right to make such examination no more than once in respect of any Operating Year in which Landlord has given Tenant a statement of the Operating Expenses (except with respect to any corrected statement rendered by Landlord as set forth above). Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord a commercially reasonable form of agreement agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination. No subtenant, other than an Affiliate of Tenant, shall have any right to conduct any such examination, provided that in no event shall Tenant and any Affiliates of Tenant be entitled to conduct more than one examination in the aggregate with respect to any Operating Year. No assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises. Except as otherwise expressly set forth herein, all costs and expenses of any such examination shall be paid by Tenant. If as a result of such examination, Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Operating Expenses, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit against rent, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.

If Landlord and Tenant shall be unable to resolve any dispute concerning Operating Expenses within sixty (60) days following the delivery of the results of Tenant’s examination to Landlord, Landlord shall designate a Certified Public Accountant who has not been engaged by Landlord (or any affiliate of Landlord) within the previous three (3) years and is reasonably satisfactory to Tenant (the “Arbiter”) who shall be a member of an independent certified public accounting firm or a senior officer of a nationally recognized business consulting firm (which accounting or consulting firm shall have at least twenty (20) accounting professionals) and shall have practiced as a certified public accountant for at least ten (10) years, whose determination made in accordance with this Section 6.2.3 shall be binding upon the parties, and any such determination so made in accordance herewith may be entered as a judgment in any court of competent jurisdiction. If Landlord fails to designate an Arbiter within one hundred twenty (120) days after the delivery of the results of Tenant’s audit, or if Landlord’s designee is not reasonably satisfactory to Tenant, Tenant shall have the right to suggest an Arbiter, and if such person is not reasonably acceptable to Landlord, either party may petition the New York City office of the American Arbitration Association (or its successor) (the “AAA”) for the appointment of an Arbiter. The Arbiter shall make a determination (and, if appointed by the AAA, be appointed) by an Expedited Procedures arbitration under the Commercial Arbitration Rules of the AAA. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease. Except as otherwise set forth herein, Tenant shall pay the fees and expenses of the Arbiter. Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay all sums as determined to be due in the first instance by Landlord. If it is finally determined that the aggregate amount paid by Tenant to Landlord on account of Tenant’s Share of Excess Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit against rent, as the case may be, within thirty (30) days after the date of such determination. If it is finally determined that the amounts paid by Tenant to Landlord on account of Tenant’s Share of Excess Operating Expenses were less than the amounts to which Landlord was entitled hereunder, Tenant shall pay to Landlord the amount of such shortfall within thirty (30) days of the date Tenant is notified of the error. If Landlord’s original determination of Tenant’s Share of Excess Operating Expenses is determined to have been overstated by three percent (3%) or more, Landlord shall (i) pay the fees and expenses of the Arbiter and (ii) reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination.

6.2.4       GENERAL APPLICABILITY. The imposition on Landlord by any portion of this Lease of an obligation to perform any work, repairs or other acts with respect to the Property shall not be construed as preventing Landlord from including the cost of such work, repairs or other acts in Operating Expenses, to the extent the same is otherwise properly includable therein pursuant to this Section 6.2. Notwithstanding anything to the contrary contained in this Lease, it is not the intention of Landlord or Tenant to obligate Tenant to make the same payment more than once, and accordingly, if the provisions of this Lease require any duplicative payments to be made by Tenant to Landlord, then Tenant shall only have the obligation to make such payment once.

ARTICLE 7

REPAIRS AND SERVICES

7.1          LANDLORD’S OBLIGATION TO REPAIR. Except as otherwise provided in this Lease, Landlord shall, throughout the Lease Term, keep and maintain in good order, condition and repair consistent with prevailing standards of a Class A quality commercial office and retail building in Manhattan (a “First Class Building”).

(a)           the roof, the exterior and load bearing walls (including exterior windows), the foundation, the structural floor slabs and other structural elements of the Building;

(b)           the common facilities of the Building, including, without limitation, HVAC, plumbing, electric, sprinklers and other Building systems and equipment servicing the Premises (including the Mezzanine Premises and License Area) (other than any supplementary or accessory HVAC, and telecommunication/computer systems and/or any item of such equipment exclusively serving the Premises (including the Mezzanine Premises and License Area) or any portion thereof, any of Tenant’s Property, or otherwise part of Tenant’s Work including, without limitation, each of the items listed on Exhibit O attached hereto);

(c)	the public portions of the Building and the Land; and

(d)           subject to Section 11.12 hereof, any of the repairs and/or replacements which, under the provisions of Section 7.2 hereof, it is Tenant’s obligation to perform, if and to the extent the need for such repairs results from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in this Section 7.1, unless expressly otherwise provided in this Lease. Tenant shall promptly give Landlord notice of any material damage to the Premises or the Building (whether or not caused by Tenant) or of any defects in any portion thereof or in any fixtures or equipment therein promptly after Tenant first learns thereof.

Landlord’s Repair Conditions shall apply to Landlord’s making any repairs, alterations, additions or improvements in the Premises.

7.2	TENANT’S REPAIRS AND MAINTENANCE.

(a)           Subject to Landlord’s cleaning obligations pursuant to Section 7.3 and Exhibit D, Tenant covenants and agrees that, from and after the Access Date and until the end of the Lease Term, Tenant, at its expense, will keep neat and clean and maintain in good order, condition and repair the Premises (including, without limitation, the interior shell of the Premises, as applicable), Alterations and all fixtures or facilities contained in and exclusively serving the Premises which do not constitute part of the common areas or the Building systems, including, without limitation, any distribution conduits for the HVAC system serving the Premises, any supplemental air conditioning units, any private lavatory and any public lavatories located on floors leased entirely to Tenant, shower, toilet, washbasin and kitchen facilities, all plumbing exclusively serving such systems or facilities and all items listed on Exhibit O attached hereto, and will make all required repairs thereto and/or replacements of portions thereof, excepting only for those repairs or replacements for which Landlord is responsible under the terms of Section 7.1 or Article 12 of this Lease. Notwithstanding anything to the contrary set forth in Section 7.1, Tenant shall be responsible for the cost of all repairs and replacements to the Premises, the Building and the facilities of the Building, whether ordinary or extraordinary, structural or, non-structural, when necessitated by Tenant’s, or its subtenant’s or assignee’s, moving property in or out of the Building or installation or removal of furniture, fixtures or other property or by the performance by Tenant, or its subtenant or assignee, of any alterations or other work in the Premises, or when necessitated by the acts, omission, misuse, neglect or improper conduct of Tenant, its assignee or subtenant, or its or their agents, employees, contractors or invitees or the use or occupancy or manner of use or occupancy of the Premises other than in accordance with the terms of this Lease, including, without limitation, all items listed on Exhibit O attached hereto. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work or installations and shall be done in a good and workmanlike manner to the reasonable satisfaction of Landlord.

(b)           If repairs or replacements are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and (except in cases of emergency, where no notice or demand shall be required) if Tenant refuses or neglects to commence such repairs or replacements within thirty (30) days (or ten (10) days in the event that such refusal or neglect would have an adverse effect on the business operations of any occupant of the Building or unreasonably interfere with such occupant’s use, enjoyment or occupancy of its demised premises) after such demand or to complete the same with reasonable diligence thereafter, Landlord may (but shall not be required to do so), following notice to Tenant of Landlord’s intention to do so, make or cause such repairs or replacements to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs or replacements to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord as Additional Rent the actual out-of-pocket cost to Landlord thereof, together with interest thereon at the Lease Interest Rate from the date Landlord incurred such cost through the date of Tenant’s payment therefor.

7.3           SERVICES.   Subject to the provisions of Sections 14.3 and 20.12, Landlord agrees to provide, during the Lease Term, the services set forth in Exhibit D annexed hereto to the Building and the Premises during Operating Hours (as defined in Exhibit D).

7.4           TELECOMMUNICATIONS.   In addition to and in connection with the conduit/riser space provided for the connection of Tenant’s telecommunication systems as set forth in Section 2.2(a) above and Exhibit Y attached hereto, Landlord shall (i) permit Tenant to gain access to the facilities of the telecommunications providers that service the Building (which as of the date hereof are Verizon and Time Warner Cable) from time to time through the telecommunication closet(s) on the floors of the Building where the Premises is located, (ii) provide Tenant with non-exclusive access at not less than two (2) points of entry in diverse locations on the basement level of the Building for Tenant’s and other Tenant’s telecommunication service providers and (iii) allow space in the main telecommunications room (i.e., the “meet-me” room) in the basement of the Building to be utilized for the installation of telecommunications equipment by Tenant’s telecommunication service providers, if required (it being understood that Landlord’s granting such access to Tenant shall not constitute Landlord’s agreement to provide telecommunications services to Tenant or to otherwise have responsibility for the operation or security thereof). Landlord acknowledges that Tenant shall have the right to make arrangements to obtain cable television and other telecommunications service from one or more of the cable television and other telecommunications service providers for the area in which the Building is located, and Landlord agrees to provide any such cable television and other telecommunications service providers with reasonable access to the Building, at no additional cost to Landlord.

7.5           WIRELESS INTERNET SERVICE.   Subject to the terms of this Section 7.5, Tenant shall have the right to install wireless systems in the Premises, including, without limitation, wireless systems that enable users to access the Internet or cellular telephone systems. Tenant shall not solicit other occupants of the Building to use wireless services that emanate from the Premises. Tenant shall not permit the signals of Tenant’s wireless systems (if any) to interfere in any material respect with any Building systems or with any other occupant’s use of other portions of the Building. Tenant acknowledges that Landlord may establish reasonable Rules and Regulations in accordance with Section 20.13 hereof to reasonably coordinate the use of wireless systems by occupants of the Building (it being understood that such Rules and Regulations may allocate radio frequencies among occupants of the Building to the extent permitted by applicable Requirements and to the extent reasonably practicable and at no additional cost to Tenant (other than to a de minimis extent)), provided that no such additional or amended Rules and Regulations shall materially reduce Tenant’s rights or materially increase Tenant’s obligations under this Lease. Tenant shall operate Tenant’s wireless systems (if any) in accordance with applicable laws, regulations and/or municipal codes. Tenant shall provide to Landlord from time to time, reasonably promptly after Landlord’s request, a description of technical specifications of the wireless systems (if any) that Tenant uses in the Premises. Nothing contained in this Section 7.5 diminishes Tenant’s obligation to perform Alterations in accordance with the provisions of Article 8 hereof.

7.6           PARKING.   At no additional rent or other charges to Tenant hereunder (except as otherwise expressly set forth in Section 6.2 of this Lease or the penultimate sentence of this Section 7.6), Landlord shall provide Tenant with fifty percent of all reserved parking spaces (the “Parking Garage Spaces”) available in the parking garage of the Building (the “Parking Garage”) for use by Tenant’s employees, agents and invitees; provided, however, the number of such Parking Garage Spaces shall not be less than five (5) (and shall be rounded up to the extent there is an odd number of total parking spaces available). Landlord shall have no obligation to provide parking spaces to Tenant in addition to the number of parking spaces indicated in this Section 7.6, and any additional spaces Landlord elects in its sole discretion to lease to Tenant shall be subject to availability and at one hundred percent (100%) of the then current market rate. Tenant shall have vehicular access to the Parking Garage twenty-four (24) hours a day, seven (7) days a week. Landlord shall provide to Tenant at no cost to Tenant a transponder for each of Tenant’s Parking Garage Spaces which will permit Tenant’s employees entry to and from the Parking Garage. Any additional or replacement transponders will be purchased by Tenant at the then current Building standard charge, which is currently $100.00 per transponder. Landlord shall provide, throughout the term of this Lease, lighting in the Parking Garage in accordance with standards for a structured parking structure for a Class A office building. Tenant shall have the right, at Tenant’s sole cost and expense, to double stack cars so as to increase Tenant’s allocable number of Parking Garage Spaces, provided that (1) such double stacking shall be permitted by, and at all times in accordance with, all applicable legal requirements; (2) Tenant obtains all necessary governmental and regulatory approvals for such double stacking; (3) Tenant shall comply with all of Landlord’s reasonable rules and regulations adopted from time to time with respect thereto provided no such rules or regulations shall be enforced in a discriminatory fashion against Tenant or adversely impact Tenant’s rights hereunder; (4) such double-stacking shall not impede ingress to or egress from the Parking Garage; and (5) Tenant shall, at its sole cost and expense , install, maintain and monitor any and all equipment required in connection with such double stacking of cars and any such installation shall be deemed to be an Alteration and shall be performed in full compliance with the terms and conditions of this Lease.

7.7           BIKE STORAGE.   At no additional rent or other charges to Tenant hereunder (except as otherwise expressly set forth in Section 6.2 of this Lease), Landlord shall provide Tenant with fifty percent of all reserved bike spaces (the “Bike Spaces”) available in the bike storage room of the Building (the “Bike Storage Room”) for use by Tenant’s employees, agents and invitees; provided, however, the number of such Bike Spaces shall not be less than five (5) (and shall be rounded up to the extent there is an odd number of total bike spaces available). Landlord shall have no obligation to provide bike spaces to Tenant in addition to the number of parking spaces indicated in this Section 7.7, and any additional spaces Landlord elects in its sole discretion to lease to Tenant shall be subject to availability and at one hundred percent (100%) of the then current market rate. Tenant shall have access to the Bike Storage Room twenty-four (24) hours a day, seven (7) days a week, provided Tenant shall cause its employees, agents and invitees to access the Bike Storage Room in the manner and from the location determined by Landlord in its reasonable discretion. Landlord shall provide, throughout the term of this Lease, commercially reasonable lighting in the Bike Storage Room. Tenant shall have the right, at Tenant’s sole cost and expense, to install bicycle racks so as to increase Tenant’s allocable number of Bike Spaces, provided that (1) such installation shall be permitted by, and at all times in accordance with, all applicable legal requirements; (2) Tenant obtains all necessary governmental and regulatory approvals for such installation; (3) Tenant shall comply with all of Landlord’s reasonable rules and regulations adopted from time to time with respect thereto provided no such rules or regulations shall be enforced in a discriminatory fashion against Tenant or adversely impact Tenant’s rights hereunder; (4) such installation shall not impede ingress to or egress from the Bike Storage Room; and (5) Tenant shall, at its sole cost, install, maintain and monitor any and all equipment required in connection with such bicycle racks and any such installation shall be deemed to be an Alteration and shall be performed in full compliance with the terms and conditions of this Lease.

ARTICLE 8

ALTERATIONS

8.1           TENANT’S RIGHTS.   Tenant may from time to time during the Lease Term, at its expense, make such alterations, additions, installations, substitutions, improvements and decorations (collectively, with Tenant’s Work, referred to as “Alterations”) in and to the Premises as Tenant may consider necessary or desirable for the conduct of its business in the Premises, subject to the following conditions:

(a)            the outside appearance or the strength of the Building or any of its structural parts shall not be affected, except as may be set forth in the Plans and Specifications;

(b)           no part of the Building outside of the Premises shall be physically affected other than to a de minimis extent;

(c)            no other tenant or occupant of the Building, and no common area of the Building, shall be affected other than to a de minimis extent;

(d)           the proper and economical functioning of the Building systems or facilities of the Building or any portion thereof shall not be adversely affected;

(e)           before proceeding with any Alterations, Tenant shall obtain Landlord’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and submit to Landlord for approval plans and specifications for the work to be performed. Within ten (10) Operating Days (or five (5) Operating Days in the case of any resubmissions in response to Landlord comments) after its receipt of a submission of plans and specifications, Landlord shall either consent thereto or specify any objections thereto. If Landlord does not respond to Tenant’s request for approval within such ten (10) Operating Day period (or five (5) Operating Day period in the case of resubmissions in response to Landlord comments), then Tenant shall have the right to give Landlord a second notice requesting such approval and, provided such second request for approval shall prominently specify that Landlord’s failure to approve or disapprove the same within five (5) Operating Days after Landlord’s receipt thereof constitutes an approval thereof, then in the event Landlord fails to approve or disapprove such plans and specifications within such five (5) Operating Day period, Landlord shall be deemed to have approved the same. Notwithstanding the foregoing, Tenant shall have no obligation to obtain Landlord’s consent or approval in connection with (A) any decorative or cosmetic work, such as paintings, carpeting or wall coverings or (B) any Alterations, provided that, with respect to this clause (B), (i) Tenant gives Landlord at least ten (10) Operating Days’ prior notice describing such Alterations in reasonable detail (including setting forth the name(s) and address(es) of the contractor(s) whom Tenant desires to perform such Alterations and providing copies of any plans and specifications for the work to be performed), (ii) a building, alteration or other governmental permit is not required or otherwise filed in connection therewith, (iii) the Building systems or facilities of the Building or any portion thereof shall not be affected and (iv) such Alterations, together with all Alterations in the prior six (6) months, do not cost, in the aggregate, in excess of $500,000.00 (the “Alteration Threshold”). The Alteration Threshold shall be increased on each Adjustment Date by the CPI Fraction. As used herein (i) the term “CPI Fraction” shall mean, as of each January 1st during the Lease Term (an “Adjustment Date”), a fraction (a) the numerator of which is the CPI for the CPI Month immediately preceding such Adjustment Date and (b) the denominator of which is the CPI for the CPI Month immediately preceding the date of this Lease, and (ii) the term “CPI Month” shall mean a particular calendar month for the determination of the CPI Fraction;

(f)            Landlord may as a reasonable condition of its consent (to the extent required pursuant to the terms hereof) require Tenant (A) to perform all such work at such times and in such manner as to create the least practicable interference with the use of the Building by the other tenants and occupants thereof, including, but without limitation, on an “overtime” basis, (B) to make reasonably required revisions in and to its plans and specifications, and/or (C) to agree to remove, at or prior to the Expiration Date, any item of work shown on Exhibit O attached hereto (collectively, “Specialty Alterations”), and to restore the affected portion of the Premises. Notwithstanding clause (A) of the previous sentence, Tenant shall not be obligated to do such work on an “overtime” basis (x) with respect to Tenant’s Work as long as there are no other parties occupying office space in the Building for the conduct of business and subject to Landlord’s priority for completion of any base Building work or (y) following the completion of Tenant’s Work, if there are other parties occupying office space in the Building for the conduct of business, unless the performance of such work during Operating Hours shall materially adversely affect the use of common areas or the operation of the Building, result in a material reduction of Building services required to be provided by Landlord pursuant to this Lease, require access to space in the Building occupied by other tenants who are conducting business, or materially interfere with the use and occupancy of the Building by other tenants and occupants (such activities to include, but not be limited to core drilling, removal of slabs and demolition). Landlord hereby agrees, subject to the terms of this Article 8 (including, without limitation, the requirement that Tenant obtain Landlord’s reasonable approval of any plans and specifications relating thereto), that Tenant shall have the right, at its option, to (A) construct client facing and/or executive bathrooms in the Premises, (B) make cosmetic upgrades to the finishes in the elevator vestibule and common corridors of the mezzanine level of the Building that provide access to the Mezzanine Premises (the “Mezzanine Premises Work”) (it being agreed that if Tenant performs Mezzanine Premises Work, Tenant shall be responsible for the incremental maintenance, repair and cleaning of such elevator vestibule and common corridors required as a result of the Mezzanine Premises Work), (C) install, move or reroute any computer or communications wiring and stations in the Premises, (D) install supplemental heating, ventilation and air-conditioning systems (and piping related thereto) to service the Premises, (E) install telecommunications risers and conduits between floors of the Premises in core areas and designated by Landlord, and (F) make cosmetic upgrades to the finishes in the elevator vestibule and common corridors of the tenth (10th) floor of the Building that provide access to the Office Premises (the “10th Floor Work”) (it being agreed that if Tenant performs 10th Floor Work, Tenant shall be responsible for the incremental maintenance, repair and cleaning of such elevator vestibule and common corridors required as a result of the 10th Floor Work); and

(g)           in performing the work involved in such Alterations, Tenant shall perform, observe and comply with all of the conditions and covenants set forth in the provisions of this Article and the Alteration Rules & Regulations & Design Guidelines reasonably promulgated by Landlord from time to time for the Building. The current Alteration Rules & Regulations & Design Guidelines for the Building are attached hereto as Exhibit F.

Landlord’s review and/or approval of Tenant’s plans and specifications and consent to the performance of the work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor shall it be deemed a waiver by Landlord of compliance by Tenant with any provisions of this Lease, nor shall it impose upon Landlord any liability or obligation with respect to such work or the performance thereof.

Subject to the provisions of this Article 8 and Exhibit C hereto, Landlord shall not unreasonably withhold, condition or delay its consent to the installation by Tenant, as part of Tenant’s Work, of a security card system for the Premises that is compatible with the Building system for use by Tenant’s employees.

8.2          CONFORMITY WITH LAW.   Tenant covenants and agrees that any Alterations made by it to or upon the Premises shall be done in a good and workmanlike manner and in conformity and compliance with all applicable laws, ordinances, regulations and requirements of all public authorities having jurisdiction, and with all applicable requirements of insurers and insurance rating or underwriting organizations, that new materials and equipment of at least equal quality and class to the original installations in the Building shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

8.3          PERFORMANCE OF WORK, GOVERNMENTAL APPROVALS, INSURANCE.

(a)            All Alterations and installation of furnishings by Tenant (i) shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with or delay Building construction or operation or increase the cost thereof, (ii) shall not interfere with the use or occupancy of any other tenant or occupant of the Building other than to a de minimis extent, (iii) to the extent connected to or involving any portion of the life safety or the programming of BMS systems of the Building, shall be performed, at Tenant’s sole cost and expense, by a contractor designated by Landlord in its sole and absolute discretion provided that the charges of such contractor shall be reasonable in relation to the charges of contractors providing similar services in other first-class office buildings in midtown Manhattan, and (iv) with respect to all Alterations and installations which are not the subject of the foregoing clause (iii), shall be performed by contractors, subcontractors, engineers and/or architects first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby initially approves the contractors, subcontractors, engineers and/or architects set forth on Exhibit AA attached hereto (collectively, the “Approved Contractors”) for all Alterations (including Tenant’s Work).

(b)           With respect to any Alterations, Tenant shall (i) procure all necessary governmental permits, licenses and certificates, (ii) make all required filings of plans with governmental authorities before making any Alterations, (iii) obtain all required governmental approvals upon the completion thereof, and (iv) deliver copies of the items set forth in subsections (i) through (iii) above to Landlord for inspection by Landlord, and, if applicable, for Landlord’s approval. Landlord shall (a) as to Tenant’s Work, at no cost to Tenant, and (b) with respect to any subsequent Alterations, at no cost to Landlord, execute any applications for permits (if the provisions of any applicable law or legal requirement requires that Landlord join in such application) necessary in connection with any Alterations regardless of whether or not Landlord’s approval for such Alterations shall have been obtained; provided, however, that Landlord’s execution of any such application shall not be deemed to constitute Landlord’s consent to the performance of the work described therein, nor an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor a waiver by Landlord of compliance by Tenant with any provisions of this Lease, nor shall it impose upon Landlord any liability or obligation with respect to such work or the performance thereof. Tenant’s approved architect shall be permitted to self-certify Tenant’s plans and specifications for any Alterations to the extent permitted by the New York City Department of Buildings. Upon completion of any Alterations, Tenant shall deliver to Landlord (A) an architect’s certificate from Tenant’s architect certifying that the Alterations have been completed substantially in accordance with the approved plans and specifications and (B) three (3) complete “as built” or field marked sets of Tenant’s plans and specifications prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium reasonably approved by Landlord and generally used in the industry) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord. Tenant shall use an expediter designated by Landlord in connection with making such filings and obtaining such permits, licenses, certificates and approvals provided that the charges of such expediter shall be reasonable in relation to the charges of expediters providing similar services in other first-class office buildings in midtown Manhattan. At any and all times during the period of construction of any Alterations, Landlord shall be entitled to have a representative or representatives on the site to inspect such Alterations, and such representative or representatives shall have free and unrestricted access to any and every part of the Premises, provided that such representative or representatives shall use commercially reasonable efforts to minimize interference with Tenant’s performance of such Alterations. Tenant shall keep full and accurate records of the cost of any Alterations in and to the Premises costing in excess of the then applicable Alterations Threshold, in the aggregate, for a period of three (3) years after performing such Alterations, and, subject to the foregoing limitations of this sentence, shall make the same available to Landlord for use in connection with any proceeding to review the assessed valuation of the Building or any proceedings to acquire the Land and Building for public or quasi-public use.

(c)            Tenant agrees to save harmless and indemnify Landlord and all other Landlord Parties from and against any and all injury, loss, claims, damage and expense (including attorneys’ fees and disbursements) to any person or property occasioned by or arising out of the performance of any Alterations pursuant to the provisions of Section 11.1 hereof, except to the extent resulting from the gross negligence or willful misconduct of Landlord or any of the Landlord Parties. In addition, Tenant shall carry or cause each contractor to carry the insurance required pursuant to Section 11.13 hereof.

(d)           Except as hereinafter provided, in connection with the making of any Alterations, Tenant shall (i) make all arrangements for, and shall pay all expenses incurred in connection with, use of the freight elevator(s) serving the Premises during non-Operating Hours, and (ii) other than with respect to Tenant’s Work, pay to Landlord the actual out-of-pocket third-party charges incurred by Landlord for reviewing Tenant’s plans and specifications and making any inspections that Landlord reasonably deems necessary during the performance of such Alterations and for other services performed or costs reasonably incurred by Landlord in connection with such Alterations. Notwithstanding anything to the contrary contained herein or in Exhibit D attached hereto, Landlord shall waive all charges for Tenant’s use of the freight elevator(s) during non-Operating Hours for usage by Tenant in connection with Tenant’s Work and initial move into the Premises; provided, however, Tenant acknowledges and agrees that (1) in all instances the freight elevator(s) at the Property shall be operated on a reserved (and first-come, first-served) basis and (2) Tenant shall be responsible for any and all damage caused by Tenant’s use of the freight elevators and shall, within thirty (30) days following an invoice therefor, pay all costs actually incurred by Landlord in connection with the repair of any such damage. Furthermore, in connection with Tenant’s Work, to the extent installed by Landlord and available for use, Landlord shall permit Tenant to access and use any exterior hoist at the Property at no charge to Tenant on a non-exclusive, reserved and first-come, first-served basis; provided, however, Tenant acknowledges and agrees that Tenant shall be responsible for any and all damage caused by Tenant’s use of the hoist and shall, within thirty (30) days following an invoice therefor, pay all costs actually incurred by Landlord in connection with the repair of any such damage. Notwithstanding anything to the contrary contained herein, Landlord agrees to keep the hoists operational until the freight elevators are in working order and available for Tenant’s use (on a non-exclusive, reserved and first-come, first served basis), and to the extent Tenant requires use of the hoists during non-Operating Hours, Tenant shall be responsible only for the premium time cost (i.e., in excess of the standard cost during Operating Hours on Operating Days) for hoist operation.

8.4           LIENS.   Tenant shall promptly pay and discharge all costs and expenses of any work done in or on the Premises by Tenant or its subtenants, and its and their agents, employees or contractors, and shall not do or fail to do any act which shall or may render the Building or any part thereof, or the Premises or any part thereof subject to any mechanic’s lien or other lien or security agreement or charge or chattel mortgage or conditional bill of sale or title retention agreement (hereinafter collectively called “Lien”), and if any Lien be filed against the Building, the Premises, any Alterations, or any portion of any of the foregoing, as a result of Tenant’s violation of this Section 8.4, Tenant shall, at Tenant’s own cost and expense, cause the same to be removed of record by bonding or otherwise within thirty (30) days after Tenant has received notice (from any Person) of the filing of any such Lien; and, in default thereof, Landlord may upon prior notice to Tenant, in addition to any other rights and remedies it may have by reason of Tenant’s default, cause any such Lien to be removed of record by payment or bond or otherwise, as Landlord may elect, and Tenant shall reimburse Landlord as Additional Rent for all actual out-of-pocket costs and expenses incidental to the removal of any such Lien incurred by Landlord, together with interest thereon at the Lease Interest Rate.

8.5           VIOLATIONS; DISRUPTION.   Tenant, at its expense, and with diligence, shall cause to be discharged or cancelled all notices of violation arising from any Alterations performed by or on behalf of Tenant (other than the Delivery Conditions and the Base Building Conditions) which are issued by the Department of Buildings of The City of New York or any other public or quasi-public authority having jurisdiction. Nothing contained in this Section 8.5 shall prevent Tenant from contesting, in good faith and at its own expense, any such notices of violation, provided that Tenant shall comply with the provisions of Section 9.3 hereof. Landlord hereby acknowledges that, in connection with Tenant’s Work, Tenant desires to employ, or permit the employment of, contractors, subcontractors, mechanics and laborers which may not be affiliated with any labor unions (collectively, “such Labor”). Tenant acknowledges that it is a material consideration to Landlord permitting such engagement by Tenant of such Labor that Tenant shall not exercise any of its rights under this Article 8 or any other provision of this Lease, or use or occupy the Premises, in such manner as would be reasonably likely to or does create any work stoppage, picketing, labor disruption or dispute or a violation of any of Landlord’s union contracts affecting the Land or Building, or which would unreasonably interfere with the business of Landlord or of any tenant or occupant of Building (collectively, a “Labor Disruption”). In the event of Tenant’s failure to comply with the preceding sentence, Tenant shall, as soon as practicable following notice from Landlord (which notice may be given by e-mail (i.e., electronically)), cease (until Landlord gives its written consent to resume) all manner of exercise of such rights (and stop any work or activity) which give rise to such failure to comply and shall take all action necessary to resolve any such failure to comply. If Tenant shall fail to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any other rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction without notice to the Tenant and in no event shall Tenant have any claim for damages against any Landlord Party nor shall the Rent Concession Period be extended as a result of any of Landlord’s actions with respect to the foregoing. Notwithstanding anything to the contrary contained herein, Landlord and Tenant expressly agree if any such Labor Disruption shall occur at any time and of any duration and Landlord shall give notice (which notice may be given by e-mail (i.e., electronically)) thereof to Tenant, then such Labor Disruption shall be conclusively deemed to constitute a Tenant Delay pursuant to the terms of this Lease as of the date of Landlord’s initial notice given to Tenant. In addition, it is expressly understood and agreed that (a)  Landlord shall not be responsible for any loss or damage to the Premises or Tenant’s Property arising out of or directly associated with any Labor Disruption, and (b) during the continuance of any such Labor Disruption and for a reasonable period of time thereafter, Landlord shall be permitted to prioritize the sequencing and scheduling of the Base Building Delivery Conditions and Landlord’s construction with respect to the redevelopment of the Building.

8.6           TENANT’S PROPERTY.   Except as otherwise provided in this Section 8.6, all work, construction, repairs, Alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord or Tenant under Article 4 and Exhibit C), whether or not at the expense of Tenant, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the Expiration Date or earlier termination of the Lease Term. Notwithstanding the foregoing:

(a)           All personal property not permanently affixed to the Building, including moveable partitions, business and trade fixtures, machinery and equipment, communications and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant, at Tenant’s expense (and without any contribution to the cost thereof from Landlord) and can be removed without material damage to the Building, and all furniture, furnishings, equipment, goods, supplies, wares and merchandise and other moveable articles of personal property owned by Tenant and located in the Premises (all of which are herein referred to as “Tenant’s Property”) shall remain the property of Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term and (with the exception of special cabinet work or property which is built into the Premises and custom-fitted furniture or cabinetry) shall be removed by Tenant at the expiration or earlier termination of the Lease Term. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any Tenant’s Property from the Premises.

(b)           At the Expiration Date or earlier termination of the Lease Term, unless otherwise specified in writing by Landlord, Tenant shall remove from the Premises any Specialty Alterations made to the Premises for which such removal was made a condition of such consent under Section 8.1 or Exhibit C (or as set forth on Exhibit O). Upon such removal Tenant shall restore the Premises to their condition prior to installation of such Specialty Alterations (or, in connection with Tenant’s Work, fully demolished to Landlord’s reasonable satisfaction) and repair any damage occasioned by such removal and restoration. Notwithstanding the foregoing, Tenant shall have the option to elect that Landlord remove any such Specialty Alterations and restore the Premises to their condition prior to installation of such Specialty Alterations (or, in connection with Tenant’s Work, fully demolished to Landlord’s reasonable satisfaction), and, in such event, Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for Landlord’s reasonable, actual out-of-pocket costs incurred in connection with such removal and restoration thereof.

(c)            Any items of Tenant’s Property (except money, securities and like valuables) which remain on the Premises after the Expiration Date or earlier termination of the Lease Term may, at the option of Landlord, be deemed to have been abandoned and in such case may either be retained by Landlord as its property or may be disposed of without accountability, at Tenant’s expense, in such manner as Landlord may see fit.

(d)           If at any time during the Lease Term, Tenant ceases using any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building (other than a cessation that is temporary and where Tenant intends to resume using such wiring or cables within a reasonable period of time after such cessation), Tenant shall endeavor to give written notice to Landlord of such cessation (provided that any failure to give such notice shall not constitute a Tenant default). In order for Landlord and Tenant to (i) identify any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building and/or (ii) trace the starting and terminating points of such wiring and cabling, Tenant shall cause such wiring and cabling to be labeled and tagged, when installed, with appropriate identification marks and shall maintain, during the Lease Term for all then existing wiring and cabling, “as installed” drawings containing a guide or key to such marks and showing the routing of such wiring and cabling. Upon Landlord’s request, Tenant shall provide to Landlord and Landlord’s representatives and contractors reasonable access to such “as installed” drawings for inspection and copying. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have any obligation, upon the expiration or earlier termination of this Lease, to remove any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building, as long as Tenant has complied with the obligations set forth in this paragraph.

8.7           SURVIVAL.   The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

LAWS, ORDINANCES, REQUIREMENTS OF PUBLIC AUTHORITIES

9.1           CERTIFICATE OF OCCUPANCY AND PERMITS.   Landlord covenants and agrees that, throughout the Lease Term, Landlord shall obtain and maintain a certificate of occupancy for the Building and any other permits that may be required by applicable legal requirements, that will permit the Premises (including, without limitation, the Expansion Space in the event that Tenant exercises the Expansion Option in accordance with the terms and conditions of Section 26.1) to be used and occupied for general office purposes and, if such certificate of occupancy or other permit, as the case may be, is temporary, Landlord shall renew the same as necessary so that at all times during the Lease Term such certificate will permit the Premises to be used and occupied for general office purposes. Landlord shall (1) not take any action (including seeking or affirmatively consenting to any change in legal requirements) which would prevent Tenant from using and occupying the Premises (and the License Area) for the applicable Permitted Uses and (2) at Tenant’s sole reasonable cost and expense and subject to and in accordance with Section 10.5 and Exhibit C below, reasonably cooperate with, and cause Landlord’s architect to cooperate and coordinate with, Tenant (and Tenant’s Architect) in connection with Tenant applying for and/or obtaining any governmental licenses or permits to allow Tenant to (1) install the Specialty Alterations set forth on Exhibit O attached hereto and (2) use and occupy the Premises (and the License Area) for the Permitted Uses; provided, however, (1) Landlord shall only be obligated to so cooperate so long as such cooperation does not have a material adverse effect on the Property or Landlord’s rights and obligations with respect to the ownership, development, operation and/or maintenance thereof, provided, further, that to the extent that the same may result in additional costs to Landlord, such costs shall not constitute a material adverse effect in the event that Tenant pays such additional costs, as the same may be incurred from time to time, (2) Tenant shall reimburse Landlord within thirty (30) days of Landlord’s demand, as Additional Rent, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant’s requests and in cooperating with Tenant as provided in this Section 9.1, including, without limitation, the reasonable cost and expenses of Landlord’s counsel, consultants and professionals and (3) except as expressly set forth in Section 5.1(b) above, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any inability by Tenant to obtain any governmental licenses or permits (with respect to the Specialty Alterations, Permitted Uses or otherwise).

9.2           TENANT’S OBLIGATIONS.   Subject to Section 9.1, Tenant shall, at its expense, comply with all laws, regulations, codes and/or requirements of public authorities and all requirements of insurance bodies now or hereafter in effect which shall, with respect to the Premises or the specific occupancy, use or manner of use of the Premises (as opposed to the mere use of any portion of the Premises for general office purposes) or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant, including without limitation, any violation, order or duty arising from (i) Tenant’s use of the Premises, (ii) the manner of conduct of Tenant’s business in the Premises or the operation by Tenant of its installations, equipment or other property thereon, (iii) any cause or condition created by or at the instance of Tenant, (iv) the making or performance of any Alterations, installations or other work by Tenant in or on the Premises, including, without limitation, any Tenant’s Work, or (v) the breach by Tenant of any of its obligations under this Lease; and Tenant shall make all repairs or Alterations required thereby, whether structural (in which event all such repairs or Alterations shall be performed by Landlord and the reasonable actual out-of-pocket cost thereof shall be paid by Tenant) or nonstructural, ordinary or extraordinary. Notwithstanding the foregoing, Tenant shall not be required to make any Alterations pursuant to the foregoing clauses (i) or (ii) unless the same are required by reason of (A) Tenant’s particular manner of use of the Premises other than for normal and customary ordinary office purposes or (B) any ancillary use permitted hereunder other than those ancillary to normal and customary ordinary office purposes. In addition to the foregoing, Tenant agrees to participate in all fire and other safety compliance procedures reasonably instituted by Landlord and/or instituted by public authorities for the Building.

9.3           TENANT’S RIGHT TO CONTEST.   If Tenant receives notice of any violation of any law or requirement of public authority or requirement of insurance bodies applicable to the Premises, it shall give prompt notice thereof to Landlord. Tenant may, at its expense, contest the validity or applicability of any such law or requirement of public authority or requirement of insurance bodies by appropriate proceedings prosecuted diligently and in good faith, and may defer compliance therewith, provided that (i) Landlord is not thereby subjected to criminal prosecution or criminal or civil penalty of any nature, (ii) no unsafe or hazardous condition remains unremedied, (iii) the Premises, or any part thereof, shall not be subject to being condemned or vacated by reason of such non-compliance or such contest, (iv) no insurance policy carried in respect of the Property by Landlord is cancelled and no premium for any such policy is increased by reason of such non-compliance or such contest (unless Tenant pays for such increase), and (v) such non-compliance or contest shall not constitute or result in any violation of any Underlying Lease or any mortgage on the Building, and Tenant complies with all requirements of all such Underlying Leases or mortgages including those, if any, relating to the furnishing of security. Tenant hereby agrees to indemnify and save Landlord harmless from and against any loss, liability, damage and expense arising out of any such deferral of compliance or contest, including, without limitation, reasonable attorneys’ fees and disbursements and other expenses reasonably incurred by Landlord, and Tenant shall keep Landlord advised as to all settlements of such contest. Landlord agrees to execute any document reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest, provided Landlord is not thereby subjected to any cost or expense or exposed to any liability or obligation on account thereof.

9.4	WINDOW CLEANING.

9.4.1.       Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the New York Labor Law or of the rules of the New York City Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

9.4.2        In the event that Landlord requires access to the License Area in order to perform exterior window cleaning, (i) Landlord shall provide Tenant not less than forty eight (48) hours prior notice of the date upon which Landlord wishes to so access the Premises, (ii) Tenant shall have the right to reasonably request that such window cleaning be re-scheduled and Landlord and Tenant shall reasonably cooperate to coordinate the date(s) and times of such access by Landlord, so as to not unreasonably interfere with Tenant’s business operations or other activities conducted within the Premises (including, without limitation, any scheduled events), and (iii) the Landlord’s Repair Conditions shall otherwise apply, to the extent applicable, to any such access by Landlord.

ARTICLE 10

USE

10.1         OFFICE USE.   Except as provided by Section 10.2, Tenant shall use and occupy the Office Premises only for executive, administrative and general offices and a trading floor in connection with Tenant’s business and for no other purpose. Subject to the other provisions of this Lease (including all exhibits) and the Rules and Regulations then in effect, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, 365/366 days per year. As used herein, the term “Permitted Use” shall mean, collectively, the use of the Premises permitted pursuant to this Section 10.1 or Section 10.2.

10.2         ADDITIONAL PERMITTED USES.   Tenant may, in addition to using the Premises for the purposes permitted by Section 10.1 but subject to Tenant’s compliance in respect thereof with the provisions of Section 9.2, also use portions of the Premises for the installation, maintenance and operation in the Premises of (a) athletic and athletic facilities (including, without limitation, a tennis facility with a regulation-size tennis court, gym and locker facilities, pool and hot and cold tubs) as shown in the Plans and Specifications or otherwise approved by Landlord in writing, (b) (i) electronic data processing equipment, word processing equipment and business machines, (ii) duplicating equipment, in each case used for purposes incidental to the business of Tenant with electrical loads and floor loads not to exceed the respective load capacities set forth in Exhibit F, (c) a messenger and mail room facility (it being agreed that any such messenger and mail room facility may be located in the Mezzanine Premises), (d) a reproduction, printing and copying facility, (e) the operation of computers, data processing, word processing and other business machines, including telephone, fax and other telecommunications equipment required for the normal conduct of business at the Premises, (f) employee lounges, (g) a library, file rooms, pantries, meeting, training, seminar and conference centers and rooms, (h) for other service providers occupying portions of the Premises for the services provided to Tenant or any Tenant Party, such as a travel office or copy center, and otherwise as permitted hereunder, (i) the sale of snack foods, beverages and other convenience items to occupants of the Premises and guests by vending machines, (j) one or more automatic teller machines for use by occupants of the Premises (the “ATM Use”), (k) the storage of equipment, books, records, files and other items for the ordinary conduct of business at the Premises, (l) rooms for training Tenant’s employees and audiovisual and closed circuit television facilities and similar technologies for video conferencing, (m) conference center and meeting rooms, (n) trading facilities, (o) a full cooking kitchen and other ancillary kitchen services (the “Kitchen”) for the preparation, cooking and dispensing of food (including employee cafeterias and executive dining rooms) solely for, and the consumption of food solely by, Tenant and its guests and invitees (but not other tenants in the Building or the general public) as shown in the Plans and Specifications or otherwise approved by Landlord in writing, provided, and upon the express conditions that, notwithstanding anything to the contrary contained in this Lease, (i) Tenant shall be responsible for and shall pay for all cleaning of, and garbage and refuse removal from, such space and for any necessary extermination and ventilation, (ii) Tenant, at Tenant’s sole cost and expense, shall store and dispose of all garbage and refuse generated in connection with the use and operation of the Kitchen in compliance with Section 9.2 and the other provisions of this Lease and with all other reasonable requirements that Landlord may reasonably adopt, (iii) Tenant, at Tenant’s sole cost and expense, shall install, operate and maintain in good working order (and shall provide Landlord with copies of the applicable maintenance contracts), a kitchen exhaust system (the “Kitchen Exhaust System”) which shall include a grease separation precipitation system of the Roto-clone or Smog Hog type (or other type reasonably acceptable to Landlord) equipped with grease filters and chemical filters to remove grease and odors, and outside air intake and kitchen exhaust ductwork running to the roof or other location at the Building approved under New York City building code (exhaust only) and reasonably acceptable to Landlord, (iv) all range hoods for the Kitchen Exhaust System shall be of the water wash down type and shall be equipped with Ansul fire extinguishing systems, (v) all motors for the Kitchen Exhaust System shall be kept out of the air stream, (vi) Tenant shall take all reasonable steps to prevent sound originating in the Premises from being audible outside of the Premises (other than to a de minimis extent) and, in connection with the construction of the Kitchen and the installation of the Kitchen Exhaust System, Tenant shall install suitable sound insulation in such areas within the Kitchen and the Premises as are necessary so that sound shall not emanate from the Premises, subject to the reasonable approval and satisfaction of Landlord and (vii) any Alterations (y) made with respect to the installation or removal of any exhaust louver for the Kitchen Exhaust System or restoration of any part of the Building affected by such installation or removal, or (z) affecting the curtain wall or the appearance of the exterior of the Building, shall be subject to Landlord’s prior written consent in each instance, which consent may not be unreasonably withheld, conditioned or delayed, (p) with respect to the License Area, recreational outdoor uses and for the installation by Tenant of certain improvements and landscaping, in compliance with applicable legal requirements, and (q) other uses customary and incidental to the Permitted Uses for which the Premises are then being used.

10.3         RESTRICTIONS.   Tenant shall not permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or permit anything to be brought into or kept in the Premises, which would (i) violate any law or requirement of public authorities or requirement of insurance bodies, (ii) cause structural injury to the Building or any part thereof, (iii) interfere with the normal operation of the HVAC, plumbing, electrical or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, (v) alter the appearance of the exterior of the Building, (vi) affect in any adverse way any portion of the interior of the Building other than the Premises, (vii) interfere with the use or occupancy of any other tenant or occupant of the Building other than to a de minimis extent, (viii) create any offensive odors or noise or (ix) result in the leakage of fluid or the growth of mold or the creation of any other condition which causes an internal air quality problem in the Premises or the Building. Tenant shall not solicit other occupants of the Building to use wireless internet service that emanates from the Premises. Tenant shall use commercially reasonable efforts to prevent the signals of Tenant’s wireless internet service (if any) from interfering in any material respect with any Building systems.

10.4         PROHIBITED USES.   Without limiting the restriction on use set forth in Section 10.1, Tenant shall not under any circumstance use or permit the use of the Premises or any part thereof for any of the following which are expressly prohibited:

(a)	sale at retail to the general public of any products or materials whatsoever;

(b)	the conduct of a public auction of any kind;

(c)           the conduct of a retail commercial bank, trust company, savings bank, safe deposit or savings and loan association or any branches of any of the foregoing or a loan company business (except for (i) the conduct of a credit union or benefit plan for Tenant’s employees or in connection with Tenant’s business but not, in any event, on a walk-in basis open to the public and (ii) the ATM Use);

(d)          the issuance and sale of traveler’s checks, foreign drafts, letters of credit, foreign exchange or domestic money orders or the receipt of money for transmission, other than in connection with Tenant’s business but not, in any event, on a walk-in basis open to the public;

(e)	an employment agency;

(f)	offices or agencies of a foreign government or political subdivisions thereof;

(g)	offices of any governmental bureau or agency of the United States or any state or political subdivision thereof;

(h)	residential purposes;

(i)	offices of any public utility company, other than corporate, executive or legal staff offices;

(j)	data processing services which are not strictly ancillary to Tenant’s business;

(k)           a clerical support business rendering clerical support services primarily to others than Tenant or performing functions other than those which are strictly ancillary to Tenant’s business;

(l)             reservation centers for airlines or for travel agencies other than to the extent strictly ancillary to Tenant business;

(m)          any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other similar use that would reasonably be expected to have a material adverse effect on Landlord’s financial condition, the value of the Building or the income therefrom;

(n)           a showroom; and

(o)           subject to Section 20.13(a), any other use or purpose which is prohibited under the Rules and Regulations.

10.5         LICENSES AND PERMITS.   If any governmental license or permit (other than the Building certificate of occupancy as provided by Section 9.1) shall be required for the proper and lawful conduct of Tenant’s business in the Premises (including any of the uses set forth in Section 10.2 above), or any part thereof, including, specifically, but without limitation, any place of assembly permit or any amendment to the Building certificate of occupancy, except to the extent required to be obtained and/or maintained by Landlord pursuant to Section 9.1, Tenant, at its expense, shall duly apply for, procure and thereafter maintain such license or permit and submit the same to Landlord for inspection by Landlord. Tenant’s application for and procurement of any such license, permit or amendment shall be subject to Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall at all times comply with each such license and permit and shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in violation of the certificate of occupancy for the Building.

10.6	HAZARDOUS SUBSTANCES.

(a)           No Tenant Party shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Premises, the Building or Property any “Hazardous Substance” (as defined below), except for (x) storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises or in connection with the maintenance, repair or operation of any of Tenant’s athletic facilities permitted pursuant to the terms of this Lease and (y) materials and supplies typically and lawfully used in connection with the performance of Alterations of the type being undertaken by Tenant as part of Tenant’s Work. Tenant agrees that (i) the storage, handling, use and disposal of such permitted Hazardous Substances must at all times conform to all applicable laws and requirements of public authorities and to applicable fire, safety and insurance requirements; and (ii) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for similar first-class office buildings in midtown Manhattan. Tenant shall indemnify, defend and hold harmless Landlord Parties from and against any and all claims, damages, losses, actions, causes of actions, proceedings, liens, fines, penalties, costs, expenses and liabilities arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees and attorneys’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph and that an injunction and/or specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such injunction and/or specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant. As used in this Lease, the term “Hazardous Substance” shall mean and include any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later designated, classified, listed or regulated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State of New York, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls and freon and other chlorofluorocarbons.

(b)           Without limiting Tenant’s rights under Section 3.1, Section 3.2 and/or Section 4.1(f) hereof, Landlord shall remove or remediate any Hazardous Substances found in the Premises and, to the extent having a materially adverse effect on the performance of Tenant’s Work and/or the occupancy and use of the Premises for the Permitted Use, the Building, during the Lease Term in each case to the extent existing prior to the date of this Lease or caused by a Landlord Party and required by applicable laws, or to the extent caused by a breach of Landlord’s representation in Section 4.1(b) of this Lease.

10.7         In the event that any governmental authority having jurisdiction shall or shall threaten to either prevent or limit the use of the License Area by Tenant for the Permitted Use, then, upon the request by Tenant and at Tenant’s sole cost and expense, Landlord shall use its commercially reasonable efforts and cooperate with Tenant to contest same.

ARTICLE 11

INDEMNITY AND INSURANCE

11.1	TENANT’S INDEMNITY.

(a)           Indemnity. To the fullest extent permitted by law, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Access Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long after the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas or the Property, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, (y) Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s negligence or willful misconduct and (y) that in no event shall Tenant be liable for any indirect or consequential damages. Landlord shall provide notice of any third party claim to Tenant for which Landlord or any Landlord Party seeks indemnification by Tenant pursuant to this Section 11.1 as soon as reasonably practicable.

(b)           Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity, Tenant shall pay to the Landlord Parties all actual liabilities, loss, cost, or expense (including reasonable out of pocket attorney’s fees) incurred as a result of said breach.

(c)            No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)           Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties.

(e)            Survival. The terms of this Section shall survive any termination or expiration of this Lease.

(f)            Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

11.2         TENANT’S RISK.   Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Property as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Property, any odors or vibrations, any fire, robbery, theft, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or the Property. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of the Landlord Parties on or about the Premises; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to any interruption in the operation of Tenant’s business, except as otherwise expressly provided in this Lease. The provisions of this Section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises.

11.3         TENANT’S COMMERCIAL GENERAL LIABILITY INSURANCE.   Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Access Date and thereafter throughout and until the end of the Lease Term of this Lease and after the end of the Lease Term for as long after the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limit of liability of such insurance shall be Five Million Dollars ($5,000,000) per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

11.4         TENANT’S PROPERTY INSURANCE.   Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, insurance against loss or damage covered by the so-called “special form” type insurance coverage with respect to Tenant’s Property and all Alterations and Tenant’s Work in the Premises, and other property of Tenant located at the Premises. The “special form” insurance required by this Section shall be in the amount of the full replacement cost of Tenant’s Property and all Alterations and Tenant’s Work in the Premises, and other property of Tenant located at the Premises. In addition, during such time as Tenant is performing any Alterations or Tenant’s Work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk or equivalent coverage for the full insurable value of such Alterations or Tenant’s Work. In the event of loss or damage covered by the “special form” insurance required by this Section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Section 12.2. If Tenant defaults in its obligation to repair or restore loss or damage to Tenant’s Work or Alterations, or if this Lease is terminated or expires prior to completion of such repair or restoration, Landlord shall have the right to receive the proceeds of Tenant’s “all risk” insurance therefor, and such right shall survive the expiration or earlier termination of this Lease. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, Tenant’s Work or Alterations, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business. The insurance required to be maintained by Tenant pursuant to this Section 11.4 may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant or Tenant’s Affiliates, so long as such policies comply with this Lease.

11.5         TENANT’S OTHER INSURANCE.   Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

11.6         REQUIREMENTS FOR INSURANCE.   All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are authorized to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; and (2) be primary and noncontributory. Tenant shall give Landlord prompt written with respect to cancellation, failure to renew or non-renewal of any insurance policy required to be maintained by Tenant hereunder. No such policy shall contain any deductible or self-insured retention greater than $25,000 for liability insurance or $100,000 for property insurance. Such deductibles and self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 11.12 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

11.7         ADDITIONAL INSUREDS.   To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 11.3 of this Lease, shall name Landlord, Landlord’s managing agent, each Mortgagee and Overlandlord and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord or the Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

11.8         CERTIFICATES OF INSURANCE.   On the Access Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and prior to the expiration date of each policy for which a certificate was furnished. (Acceptable forms of such certificates for liability and property insurance are ACCORD 25 and ACCORD 27, respectively.) Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

11.9         SUBTENANTS AND OTHER OCCUPANTS.   Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 11.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease.

11.10       NO VIOLATION OF BUILDING POLICIES.  Tenant shall not knowingly commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or knowingly do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

11.11       TENANT TO PAY PREMIUM INCREASES.   If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises) that is not permitted by Section 10.1 above, the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Property or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord for the additional insurance premiums thereafter paid by Landlord (including for reimbursement by Landlord to any of the other tenants and subtenants in the Building) which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time within thirty (30) days following Landlord’s demand therefor together with a reasonably detailed statement setting forth the basis for such additional insurance premiums. Landlord shall use reasonable efforts to include a covenant, similar to the immediately preceding sentence, in each lease or other agreement for space in the Building entered into after the date hereof and shall not enforce the same against Tenant in a discriminatory manner.

11.12       WAIVER OF SUBROGATION.   To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of the Tenant Parties and the Landlord Parties. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord (excluding Tenant), Landlord’s managing agents and leasing agents for the Building, Landlord’s asset manager for the Building, each Overlandlord, each Mortgagee, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant (excluding Landlord), any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

11.13       TENANT’S WORK AND ALTERATIONS.   During such times as Tenant is performing Tenant’s Work or Alterations or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk or equivalent coverage, and equipment/property insurance in such amounts and on such terms as are specified in the Work Letter attached hereto as Exhibit C. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord and the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or services. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord or the Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section.

11.14       LANDLORD’S INDEMNITY.   (a) Subject to the limitations in Section 14.1(d) and in Section 11.2 and Section 11.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Building or on the Property after the Access Date and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord’s employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall Landlord be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section shall not be applicable to (i) the holder of any Mortgage now or hereafter on the Property or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property or Building), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such Mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.

(b)           The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by the Tenant Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Tenant Parties by reason of any such claim, Landlord, upon request from the Tenant Party, shall resist and defend such action or proceeding on behalf of the Tenant Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Tenant Party. The Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Tenant Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)            The terms of this Section 11.14 shall survive any termination or expiration of this Lease.

11.15       LANDLORD’S INSURANCE.   Landlord agrees to maintain in full force and effect throughout the Term so-called “all-risk” insurance with respect to the Building (excluding Tenant’s Property, Tenant’s Work and Alterations) in an amount equal to the replacement cost thereof with customary exclusions and exceptions and subject to such deductibles as Landlord may reasonably determine; provided, however, that if (i) such insurance coverage ceases to be available or (ii) the cost of such insurance coverage increases so that owners of similar properties in midtown Manhattan generally cease to carry such insurance, Landlord shall maintain such insurance coverage as is customarily maintained by prudent owners or operators of similar properties in midtown Manhattan and available at costs then being paid by prudent owners or operators of similar properties in midtown Manhattan. The cost of such insurance and other insurance elected by Landlord shall be treated as a part of Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

ARTICLE 12

FIRE, CASUALTY OR TAKING

12.1         RIGHT TO TERMINATE LEASE.   (a) Tenant shall give prompt notice to Landlord in case of fire or other casualty in the Premises. Upon the occurrence of a Major Casualty (as hereinafter defined), Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days of the occurrence of a Major Casualty (such termination to be effective at Tenant’s option on any Operating Day during the ninety (90) day period after the giving of such notice by Landlord, but in no event after the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur (it being agreed that if Landlord fails to notify Tenant of such termination date, such termination date shall be deemed to be the earlier to occur of (w) the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur or (x) the last Operating Day in such ninety (90) day period)); provided that in any such case Landlord terminates all of the office leases the RSF of which is equal to one hundred percent (100%) of the Building Office Space (including this Lease). If either (y) the Premises shall be totally or substantially damaged (i.e., damage greater than twenty-five percent (25%) of the full insurable value of the Premises) or rendered wholly or substantially untenantable (whether or not any other portions of the Building shall be damaged) or (z) the Building shall be substantially damaged, so that Tenant’s access to or use and enjoyment of greater than twenty-five percent (25%) of the RSF of the Premises shall be rendered substantially untenantable, whether or not the Premises shall be damaged, and in case of either (y) or (z) a reputable third party engineer, architect or contractor retained by Landlord reasonably determines that the same cannot reasonably be expected to be restored or rendered tenantable within a period of fifteen (15) months after the occurrence of such damage or destruction, then Landlord shall promptly notify Tenant of such fact, and within thirty (30) days thereafter, Tenant may terminate this Lease by providing written notice to Landlord (such termination to be effective at Tenant’s option on any Operating Day during the ninety (90) day period after the giving of such notice by Tenant, but in no event after the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur (it being agreed that if Tenant fails to notify Landlord of such termination date, such termination date shall be deemed to be the earlier to occur of (a) the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur or (b) the last Operating Day in such ninety (90) day period)). As used herein, the term “Major Casualty” shall mean the occurrence of a fire in, or other casualty to, the Building (whether or not the Premises or a portion thereof shall be damaged), which fire or other casualty (i) results in damages the cost of which to repair or restore is equal to at least thirty percent (30%) of the full insurable value of the Building and/or (ii) renders untenantable at least thirty percent (30%) of the RSF in the Building where, in the case of either of clause (i) or (ii) above, such portion of the Building so affected by such fire or other casualty cannot be reasonably expected to be restored or rendered tenantable within a period of fifteen (15) months after the occurrence of such fire or other casualty.

(b)           If during the last twenty-four (24) months of the Lease Term (including any exercised renewal or extension thereof), the Premises shall be damaged by fire or casualty, and a reputable third party engineer, architect or contractor retained by Landlord determines that such fire or casualty damage, whether to the Premises or the Building, cannot be expected to be repaired or restored within one hundred eighty (180) days from the time that repair or restoration work would commence or prior to the Expiration Date, whichever first occurs, then Landlord shall promptly notify Tenant of such fact, and within thirty (30) days thereafter then, subject to the terms hereof, either Landlord or Tenant shall have the right to terminate this Lease (such termination to be effective at Tenant’s option on any Operating Day during the ninety (90) day period after the giving of such notice by Landlord or Tenant, as the case may be, but in no event after the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur (it being agreed that if such party fails to notify the other party of such termination date, such termination date shall be deemed to be the earlier to occur of (x) the date on which the original Expiration Date (as the same may have been extended pursuant to the exercise of the Extension Option) had been scheduled to occur or (y) the last Operating Day in such ninety (90) day period)); provided, however, if Landlord exercises any such termination option, then Tenant may, at its option, within fifteen (15) days after receipt of such notice from Landlord, exercise the Extension Option under Article 32 hereof (to the extent the same is then available and unexpired) with respect to such portion(s) of the Premises to which Landlord’s notice of its exercise of its termination right related, in which event this Lease shall remain in effect with respect to such portion(s) of the Premises, subject to the terms of Section 12.1(a) hereof.

(c)            If either Landlord or Tenant shall give notice of termination pursuant to this Section 12.1, the Lease Term shall expire by lapse of time upon the date which is thirty (30) days after such notice is given and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord terminates the Lease pursuant to this Section 12.1, Tenant shall not be required to remove any Specialty Alterations and Landlord shall have no claim upon Tenant’s insurance covering any leasehold improvements that Tenant is required to insure pursuant to this Lease. If Landlord terminates the Lease pursuant to this Section 12.1, Tenant shall be entitled to remove Tenant’s Property from the Premises, but shall not be obligated with respect to any other removal obligations set forth in this Lease. Upon the termination of this Lease under the conditions provided for in this Section 12.1, Tenant’s liability for Rent and all other obligations hereunder (except to the extent expressly stated to survive) shall cease as of the date of such termination, subject, however, to abatement thereof between the date of such casualty and the date of such termination pursuant to Section 12.3 below. Tenant hereby expressly waives the provisions of Section 227 of the Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article 12 shall govern and control in lieu thereof, this Article 12 being an express agreement governing any case of damage or destruction of the Premises by fire or other casualty.

12.2	RESTORATION OF THE PREMISES.

(a)            If the Premises or the Building shall be damaged by fire or other casualty and this Lease is not terminated pursuant to Section 12.1, the damage (A) to the Building shall be repaired by and at the expense of Landlord so that (x) access to the Premises and (y) the common areas of the Building serving the Premises shall be substantially the same as on the Base Building Delivery Date, (B) to the Premises shall be repaired (i) by Landlord as to the core, shell, floors, roof, curtain wall, windows, Building systems and other structural elements of the Building located in the Premises substantially the same as on the Access Date, and (ii) by Tenant as to all other elements of the Premises (it being agreed that Tenant shall not be obligated to rebuild any Special Use Area(s) in the Premises, provided that Tenant restores the portion of the Premises in which any such Special Use Area was located to a commercially reasonable condition given the nature of the space), and (C) to the Building systems shall be repaired by Landlord up to and including the point of delivery to each floor of the Premises as on the Access Date and Landlord shall cause a temporary certificate of occupancy for the core and shell with respect to the Premises to be issued (the work to be performed pursuant to the foregoing clauses is referred to collectively as the “Base Building Restoration”). Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds made available to Landlord after deduction therefrom of Landlord’s expenses in obtaining such proceeds and any amounts applied by any Overlandlord or Mortgagee to obligations other than restoration of the Building. As used herein, the term “Special Use Area” means any portion of the Premises that is used as a computer room, gymnasium, cafeteria, kitchen, dining area, private bathrooms, showers or a swimming pool. In no event shall Landlord be obligated to repair or restore Tenant’s Work, Alterations or Tenant’s Property.

(b)           Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within eighteen (18) months from the date of the casualty or, during the last twenty-four (24) months of the Lease Term, one hundred eighty (180) days of the casualty (each such period to be subject, however, to extension by one day for each day of Tenant Delay and Unavoidable Delay (but in no event beyond eighteen (18) months from the date of the casualty, or during the last twenty-four (24) months of the Lease Term, one hundred eighty (180) days from the date of the casualty)), Tenant shall have the right to terminate this Lease within thirty (30) days after the expiration of such eighteen (18) month period or one hundred eighty (180) day period, as applicable (as each such period may be extended as hereinabove provided) but prior to the time that the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after such notice is given, with the same force and effect as if such date were the date originally established as the Expiration Date unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. In the event that Tenant’s right to terminate this Lease in accordance with the terms of this Section 12.2(b) shall have accrued, and Tenant fails to exercise such right within such thirty (30) day period after such right shall have first accrued, then Tenant shall not be able to exercise such right for a period of ninety (90) days after Tenant’s right first accrued, and then only if, at such time, the conditions for such exercise shall continue to exist. If Tenant shall not have exercised Tenant’s termination right within the time periods aforesaid, Tenant shall have no further right to exercise such termination right thereafter.

(c)            Where Landlord is obligated or otherwise elects to effect the repair and restoration of the Premises (other than Tenant’s Work, Alterations and Tenant’s Property), unless such repair and restoration is completed within fifteen (15) months from the date of the casualty (such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord’s reasonable control (but in no event beyond eighteen (18) months from the date of the casualty)), Tenant shall have the right to terminate this Lease at any time after the expiration of such 15-month period (as extended) but prior to the time that the repair and restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after such notice is given, with the same force and effect as if such date were the date originally established as the Expiration Date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

12.3         PAYMENT OF RENT FOLLOWING CASUALTY.   Until this Lease is terminated pursuant to Section 12.1 or, if this Lease is not so terminated, until (a) the expiration of such time as is reasonably required for Tenant to restore Tenant’s Work and Alterations (but in no event more than eight (8) months after Landlord’s restoration work has been completed pursuant to Section 12.2) or (b) the date Tenant completes restoration of Tenant’s Work and Alterations, whichever of (a) or (b) is earlier, the Annual Fixed Rent and Tenant’s Share of Taxes and Operating Expenses shall be apportioned or adjusted according to the part of the Premises which is usable by Tenant. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. If rent abates in respect of all or any portion of the Premises and Tenant reoccupies the Premises or such portion thereof, or any part thereof, for the conduct of Tenant’s business operations during the period in which Landlord’s restoration work is taking place and prior to the date that the same is made completely tenantable, the Annual Fixed Rent and Tenant’s Share of Taxes and Operating Expenses allocable to the space so reoccupied shall be payable from the date of such reoccupancy. Notwithstanding anything in this Section to the contrary, if Landlord shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) payable by reason of any damage to the Building or the Premises under Landlord’s insurance policies by reason of any action or inaction by Tenant or failure by Tenant to comply with any of the provisions of this Lease (including without limitation Sections 9.2 and 11.10 hereof) of which Tenant has received reasonable notice from Landlord, then without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Section 12.3 shall not be effective to the extent of the uncollected insurance proceeds, and the amount of any abatement theretofore taken by Tenant shall be immediately payable to Landlord on demand.

12.4         LICENSE AREA.   For purposes of this Article 12, all references to the Premises shall be deemed to include the License Area; provided, however, all calculations with respect to the RSF of the Premises as set forth in this Article 12 shall be calculated without regard to the square footage of the License Area.

12.5         LANDLORD NOT TO INSURE ALTERATIONS OR TENANT’S PROPERTY.  Landlord is not required to carry insurance of any kind on Tenant’s Work, Alterations, Tenant’s Property or any telephone, computer or communications systems, cabinet work or special decorative effects and shall not be obligated to repair any damage thereto or to replace the same.

12.6         EMINENT DOMAIN -- COMPLETE OR SUBSTANTIAL TAKING.   If all or substantially all of the Building or of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the Lease Term shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and the rent shall be apportioned as of such date. If such portion of the Building shall be so taken so that substantial structural alterations or reconstruction of the Building shall be necessary as a result of such taking (whether or not the Premises be affected), which alterations or reconstruction Landlord reasonably determines will take at least twelve (12) months to complete (or one hundred eighty (180) days if such taking shall occur during the last twelve (12) months of the Lease Term), Tenant may, at its option, terminate this Lease and the Lease Term and estate hereby granted as of the date of such vesting of title by notifying Landlord in writing of such termination within sixty (60) days following the date of the taking. If more than thirty percent (30%) of the total RSF of the Building shall be so taken and Landlord terminates office leases the RSF of which is equal to one hundred percent (100%) of the Building Office Space (including this Lease), then Landlord shall be entitled to terminate this Lease and the Lease Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date of the taking.

12.7         EMINENT DOMAIN -- PARTIAL TAKING.   If any part, but less than all or substantially all, of the Premises shall be so taken and this Lease shall not be terminated pursuant to Section 12.6, then the part so taken shall no longer constitute part of the Premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the Lease Term in the event of:

(i)             a taking of more than twenty percent (20%) of the total rentable area of the Premises, or

(ii)            a taking that has a material adverse effect on Tenant’s reasonable access to the Building or the Premises, if Landlord determines that it will be unable to provide or in fact fails to provide adequate and reasonably comparable alternative access to the Premises within thirty (30) days thereafter, by giving notice of such election to Landlord not later than sixty (60) days after Tenant’s receipt from Landlord of notice of such taking or the date of such taking, whichever first occurs, or not later than thirty (30) days after such one hundred eightieth day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than sixty (60) days after the date of Tenant’s notice, the Lease Term shall terminate as of the date specified in such notice and the rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the Premises,

(a)         the Annual Fixed Rent and Tenant’s Share of Taxes and Operating Expenses shall be equitably reduced for the remainder of the Lease Term, according to the nature and extent of the loss of use of the Premises suffered by Tenant; and

(b)         Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

12.8         AWARD.   (a)      In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building (whether or not the Premises be affected), Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from recovering a separate award for Tenant’s moving expenses, Tenant’s Costs (other than Landlord’s Contribution), and Tenant’s Property, but only provided that such award does not reduce and is not payable out of the amount for the Land and the Building (other than Tenant’s Costs with respect to the Premises, excluding Landlord’s Contribution).

(b)          If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date.

12.9         NOTICE OF TAKING.   Landlord agrees to (a) give Tenant prompt notice of any taking or taking threatened in writing affecting all or any part of the Premises and/or (b) endeavor to give Tenant prompt notice of any taking or taking threatened in writing affecting any part of the Building other than the Premises.

ARTICLE 13

ASSIGNMENT, SUBLETTING, MORTGAGING

13.1       LANDLORD’S CONSENT REQUIRED.

(a)            Except as specifically permitted by this Article, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or sublet or permit the Premises or any part thereof to be used by others. If and so long as Tenant is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership (whether general, limited or limited liability), an assignment, within the meaning of this Article 13, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof. For the purpose of this Section 13.1, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law. In addition, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Article 13. The limitations set forth in this Section 13.1(a) shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease.

(b)            Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, an assignment of this Lease or a subletting of the Premises to an entity which controls or is controlled by Tenant or is under common control with Tenant (an “Affiliate”) (including, without limitation, as of the date hereof and with respect to Original Tenant, (1) The Pershing Square Foundation, (2) Ackman Management LLC, (3) Ackman Table Management LLC and (4) entities controlled by William Ackman and/or Karen Ackman and/or any trust(s) for the benefit of William Ackman and/or Karen Ackman) (any such Affiliate, a “Permitted Affiliate”) shall not require Landlord’s consent under this Article 13; provided that: (i) a copy of any applicable instrument of assignment or sublease shall have been promptly delivered to Landlord (subject, however, to any reasonable confidentiality requirements attendant to the transaction), (ii) in the event of an assignment, the successor to Tenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, (iii) in no event shall Tenant be released from its obligations under this Lease, (iv) any such transfer or transaction is for a legitimate, regular business purpose of Tenant, (v) the Affiliate of Tenant shall be of good reputation and engaged in a business or activity which is in keeping with the standards of the Building and (vi) the provisions of Section 13.5(b), (c), (h), (i), (k), (l) and (m) and Section 13.7 hereof shall be satisfied. If any Affiliate to whom Tenant shall have assigned this Lease or sublet all or any portion of the Premises shall thereafter cease to be an Affiliate of Tenant, then the continuation of such entity’s tenancy or occupancy shall be subject to Landlord’s consent pursuant to this Article 13. Additionally, Landlord’s prior written consent shall not be required in connection with (x) direct or indirect transfers of stock, ownership or beneficial interests of Tenant, for value or otherwise, to the spouse, heirs upon death, immediate family members or trusts established for the benefit of the spouse, heirs upon death, or immediate family members of William Ackman or (y) direct or indirect transfers of stock, ownership or beneficial interests of Tenant, for value or otherwise to the employees of Tenant, so long as (I) William Ackman continues to (A) own at least fifty point one percent (50.1%) of all the issued and outstanding capital stock, ownership or beneficial interests of Tenant, (B) maintain control of the management and operations of Tenant (which control may be maintained pursuant to the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the management and policies of Tenant, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or credit arrangement) and (C) actually supervises the management and operations of the Premises, (II) a complete and accurate copy of all instruments of any such transaction is delivered to Landlord not later than ten (10) days after the effective date thereof, (III) Tenant shall pay to Landlord, as Additional Rent, the cost of Landlord’s reasonable out-of-pocket attorneys’ fees in connection with such transaction, if any, (IV) Tenant shall indemnify and hold Landlord’s Parties harmless from and against any and all applicable transfer taxes, if any, in connection with such transaction (including, but not limited to, the New York City Real Property Transfer Tax and the New York State Real Estate Transfer Tax) and (V) except to the extent expressly provided herein, no transaction shall relieve Tenant of its obligations and liabilities hereunder (and Tenant shall remain fully liable for the unexpired Term), nor shall the same be deemed a consent to a further assignment.

(c)            Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, (i) transactions with an entity into or with which Tenant is merged or consolidated or (ii) transactions with an entity to which all or substantially all of Tenant’s assets (including this Lease) or stock or other equity interests are transferred as a going concern shall not require Landlord’s consent under this Article 13; provided that: (A) the successor to Tenant shall either (1) have a tangible net worth, determined in accordance with GAAP consistently applied (or such other market value basis, as certified to Landlord, such certification to be subject to Landlord’s reasonable approval), of not less than $250,000,000 or (2) have (x) a tangible net worth in excess of $100,000,000, as more particularly described in clause (1) above and (y) delivered to Landlord an additional security deposit in an amount equal to the Annual Fixed Rent then payable hereunder plus an amount equal to all recurring Additional Rent payable to Landlord for the preceding calendar year, and (B) proof reasonably satisfactory to Landlord of such net worth and earnings shall have been delivered to Landlord within ten (10) days of the effective date of any such transaction (subject, however, to any reasonable confidentiality requirements attendant to the transaction, in which case such proof shall be delivered as soon as possible but in no event later than ten (10) days after the effective date), (D) a copy of any applicable instrument of assignment or sublease shall have been promptly delivered to Landlord (subject, however, to any reasonable confidentiality requirements attendant to the transaction), (E)  the successor to Tenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, (F) in no event shall Tenant be released from its obligations under this Lease, (G) any such transfer or transaction is for a legitimate, regular business purpose of Tenant, (H) the successor to Tenant shall be of good reputation and engaged in a business or activity which is in keeping with the standards of the Building and (I) the provisions of Section 13.5(b), (c), (h), (i), (k), (l) and (m) and Section 13.7 hereof shall be satisfied.

(d)            The Tenant originally named in this Lease together with any permitted successors and assigns under Section 13.1(b) and (c) is sometimes referred to herein as “Original Tenant”.

(e)            Anything in the foregoing Section 13.1(a) to the contrary notwithstanding, Landlord’s consent shall not be required for the occupancy of offices within the Premises by any individual or business entity who or which is a client, service provider or otherwise has a bona fide material business relationship with Tenant (a “Space Occupant”), provided that (i) each Space Occupant shall be of good reputation, and engaged in a business or activity which is in keeping with the standards of the Building and which is a permitted use in accordance with the provisions of Article 10 hereof, (ii) the Space Occupants shall not occupy, in the aggregate, more than ten percent (10%) of the rentable area of the Premises, (iii) the portions of the Premises occupied by the Space Occupants shall be physically part of, and not separately demised from, the remainder of the Premises occupied by Tenant, (iv) no Space Occupant shall have any signage outside of the Premises, nor any listing on the Building’s lobby directory, and (v)  Tenant shall give Landlord a Space Occupant Notice (as hereinafter defined) with respect to each such Space Occupant at least five (5) Operating Days prior to the commencement of such Space Occupant’s occupancy in the Premises. Each such occupancy shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate and in the event of the termination of this Lease, such occupancy shall immediately terminate. Occupancy by a Space Occupant shall not be deemed to vest in such Space Occupant any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. Each “Space Occupant Notice” given by Tenant to Landlord pursuant to this Section 13.1 shall include (A) the name and the nature of the business or occupation of such Space Occupant and (B) the material terms of such Space Occupant’s occupancy. The rights granted by this Section 13.1(c) are personal to Original Tenant and shall be void if the interest of the tenant under the Lease is otherwise assigned or transferred.

13.2       TRANSFER NOTICE. Subject to Tenant’s compliance with Section 13.3 below, if Tenant shall have received and negotiated a bona fide written offer from an independent third party which it desires to accept to sublet all or any part of the Premises or to assign this Lease, then, in connection with obtaining Landlord’s consent pursuant to and in accordance with this Article 13, Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Transfer Notice”) containing the following:

(a)            the name and address of the proposed subtenant or assignee and a brief description of such person’s or entity’s business, current financial information in respect of such person or entity (including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant), the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord; and

(b)            a duplicate original of the offer (containing, in the case of an assignment, a provision for assumption by the assignee of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Lease Term), or an executed term sheet setting forth the material economic terms of the proposed assignment or sublease, the effective date of which shall be at least thirty (30) Operating Days but not more than one hundred twenty (120) Operating Days after the date of the giving of such notice, which shall be conditioned on Landlord’s consent thereto and which shall comply with the provisions of Section 13.5.

13.3       LANDLORD’S RIGHT TO UNDERLET. (a) If Tenant intends to sublet all or more than 10,000 RSF of the Premises, or permit occupancy (other than by Tenant and/or its Affiliates) of any portion of the License Area, Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Offer Notice”) setting forth the material economic terms of the proposed sublease, the effective date of which shall be at least thirty (30) Operating Days but not more than one hundred twenty (120) Operating Days after the date of the giving of such notice and Landlord shall have the option, with respect to each such Offer Notice, exercisable by Landlord in writing within thirty (30) days after receipt of such Offer Notice, to underlet from Tenant the space which Tenant so desires to sublet, for the term for which Tenant desires to sublet it and for a rent equal to the lower of:

(i)            the rent for which Tenant proposes to sublet such space, as set forth in the Offer Notice and the instruments which accompany such notice, or

(ii)           (1) the rent which Tenant by the terms of this Lease is required to pay for the rentable area of the space so to be sublet, plus (2) the annual Leasehold Improvement Payment (as hereinafter defined) applicable thereto, such underlease to be upon the covenants, agreements, terms, provisions and conditions contained in this Lease except as hereinafter provided and except for such thereof which are irrelevant or inapplicable and, without limiting the generality of the foregoing, it is hereby expressly agreed that:

(1)            such underlease to Landlord shall give the undertenant the unqualified and unrestricted right, without Tenant’s permission, (x) to assign such underlease or any interest therein and/or to underlet from time to time the space covered by such underlease or any parts of such space for any purpose, or purposes that the undertenant, in the undertenant’s uncontrolled discretion, shall deem suitable or appropriate, except that Landlord agrees that any such underlease will not be assigned except simultaneously with an assignment of Landlord’s interest under this Lease so that at all times the Landlord under this Lease and the undertenant under said underlease shall be the same person, corporation or other entity, and each assignor of such underlease shall thereafter be released of all obligations under such underlease, and (y) unless otherwise provided in the Offer Notice, to make any and all changes, alterations and improvements in the space covered by such underlease deemed desirable by the undertenant;

(2)            unless otherwise expressly provided in the Offer Notice, such underlease shall provide that (x) any assignee or subtenant of the undertenant may, at the election of the undertenant, be permitted to make alterations, decorations and installations in such space or any part thereof, and (y) any such alterations, decorations and installations therein made by any assignee or subtenant of the undertenant may be removed, or left, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such underlease provided that such assignee or subtenant, at its expense, shall repair the damage and injury to such space so underlet caused by such removal;

(3)            such underlease shall also provide that the parties to such underlease expressly negate any intention that any estate created under such underlease be merged with any other estate held by either of said parties;

(4)            If the Offer Notice describes a transaction in which the premises proposed to be sublet shall be separately demised, then Tenant shall and will at all times at its expense provide and permit an appropriate and lawful means of ingress and egress from such space so underlet by Tenant to Landlord, such means of ingress or egress to be specified by Tenant in the Offer Notice with respect to such space;

(5)            Landlord, at Landlord’s expense if such work would have been performed by the prospective subtenant referred to in Tenant’s Offer Notice, or at Tenant’s expense if such work would have been performed by Tenant, as described in the Offer Notice, may make such Alterations as may be required or deemed necessary by Landlord physically to separate the underleased space from the balance of the Premises and to comply with all laws and requirements of public authorities relating to such separation;

(6)            the occupant or occupants of all or any part or parts of such space shall, in common with Tenant, have the use of toilet and other common facilities on the floor on which such space is located but not including any private toilet facilities serving the occupant(s) of one or more particular offices;

(7)            unless otherwise provided in the Offer Notice, at the expiration of such underlease, Tenant shall accept the space covered thereby in its then existing condition provided that Landlord shall have performed Landlord’s obligations to keep and maintain such space in good order and condition except for ordinary wear and tear (and further provided that in the event of Landlord’s failure to perform any of such obligations Tenant shall have no right to terminate this Lease either in whole or as to such part of the space covered by the underlease) but Tenant shall have the right to otherwise seek monetary damages arising out of Landlord’s failure to perform such obligations;

(8)            no default by Landlord under such underlease or by anyone claiming through such underlease shall be deemed to constitute a default under this Lease and Landlord shall indemnify and hold Tenant harmless from and against any damage to Tenant caused by any undertenant or arising in connection with such underlease; and

(9)            “Leasehold Improvement Payment” shall mean the portion of the unamortized actual cost incurred by Tenant of the Alterations (including Tenant’s Work) in the portion of the Premises (and the License Area, if applicable) covered by such underlease or which such undertenant has the right to use in common with Tenant pursuant to such underlease (but without duplication for multiple undertenants) (or in the case of the termination of this Lease, the unamortized cost of the Alterations (including Tenant’s Work) in the entire Premises), after deducting therefrom an allocable portion of the Landlord’s Contribution and computed in accordance with generally accepted accounting principles, consistently applied on a straight-line basis over the then Lease Term (excluding any extension or renewal options unless then in effect).

(b)           If Landlord refuses or fails to timely exercise its rights to underlet or terminate pursuant to the provisions of Section 13.3 and Section 13.4 with respect to any Offer Notice, then Landlord shall be deemed to have waived and relinquished its rights to underlet or terminate as set forth in Section 13.3 and Section 13.4 with respect only to the applicable Offer Notice, and Tenant, subject to compliance with the rest of this Article 13 (other than Section 13.3 and Section 13.4), shall be free to enter into any transaction with any party for all or any portion of the applicable Premises covered by the Offer Notice, and Tenant shall have no further obligation to offer the applicable Premises covered by the Offer Notice to Landlord (unless Tenant again intends to sublease the applicable Premises following the expiration of a subsequent sublease); provided, however, if Tenant proposes to sublease the applicable Premises covered by the Offer Notice (or any portion thereof) to a third party on terms that are substantially different (as more particularly described below) than those set forth in the Offer Notice within twelve (12) months following the date of the Offer Notice, then Landlord shall once again have a right to underlet or terminate pursuant to the provisions of Section 13.3 and Section 13.4 with respect to the applicable Premises covered by the Offer Notice which shall be superior to any such prospective subtenant, and Tenant must again give an Offer Notice as set forth in this Section 13.3. For the purposes hereof, the terms offered to a prospect shall be deemed to be substantially different from those set forth in the Offer Notice if (a) a sublease pursuant to such terms is not entered into within twelve (12) months of the date of such Offer Notice, or (b) there is more than a five percent (5%) reduction in the “bottom line” cost per rentable square foot of the Premises covered by the applicable Offer Notice to the prospect when compared with the “bottom line” cost per rentable square foot under the Offer Notice, considering all of the economic terms of both deals, respectively, including, without limitation, the length of term, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

13.4       LANDLORD’S RIGHT TO TERMINATE. Upon receipt of any Offer Notice in which Tenant proposes to assign this Lease (which shall include, for purposes of this Section 13.4, a proposed subletting of all or substantially all of the Premises for the entire or substantially the entire remaining Lease Term), or in which Tenant proposes to sublet less than substantially all of the Premises for the entire or substantially the entire remaining Lease Term, then and in such event Landlord shall have the right, exercisable by notice to Tenant given within thirty (30) days after Landlord receives Tenant’s Offer Notice and in addition to the other rights granted Landlord under this Article 13, (i) in the case of an assignment, to terminate this Lease, in which event this Lease shall terminate on the date fixed in Landlord’s notice, which shall not be less than thirty (30) nor more than ninety (90) days after the giving of such notice, with the same force and effect as if the termination date fixed in Landlord’s notice were the date originally fixed in this Lease as the Expiration Date, or (ii) in the case of a subletting of less than substantially all of the Premises, to terminate this Lease with respect to the space proposed by Tenant to be sublet, in which event on the date fixed in Landlord’s notice, which shall not be less than thirty (30) nor more than ninety (90) days after the giving of such notice, such space shall no longer be part of the Premises or covered by this Lease and the rentable area of the Premises, the Annual Fixed Rent and Tenant’s Share of Taxes and Operating Expenses, and the amount of the Letter of Credit shall be appropriately reduced, provided in either case Landlord shall, on such termination date, pay to Tenant the Leasehold Improvement Payment, discounted to present value using an interest rate equal to the Lease Interest Rate and computed from the date Tenant would have received payment(s) from the assignee or sublessee, as applicable, as expressly set forth in the Offer Notice.

13.5       ADDITIONAL CONDITIONS. Landlord agrees that (i) Landlord will grant or withhold its consent within fifteen (15) days after Landlord’s receipt of a copy of the fully executed instrument of sublease or assignment and all other agreements, if any, related to the proposed sublease or assignment, and any other information reasonably requested by Landlord, and (ii) Landlord will not unreasonably withhold, condition or delay its consent to such proposed sublease or assignment provided that the economic terms of the instrument of sublease or assignment conform in all material respects to the Transfer Notice and the following further conditions shall be satisfied (it being agreed that no such request is required for any assignments or sublettings with an Affiliate of Tenant permitted pursuant to the applicable terms of Section 13.1 hereof):

(a)            the Premises or any part thereof shall not, without Landlord’s prior consent, have been listed or otherwise publicly advertised for subletting at a rental rate less than the rental rate being sought by Landlord for space in the Building provided that Landlord shall, within five (5) Operating Days after Tenant so requests, have informed Tenant of the rental rate being sought by Landlord for such space, and all advertisements of the Premises or any portion thereof for subletting shall have been approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The foregoing, however, shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental rate or engaging the services of a broker or agent to market the proposed assignment or sublet, or prohibit the exchange of correspondence by brokers;

(b)            there then exists no Event of Default or default of which Landlord has given Tenant written notice;

(c)            the proposed subtenant or assignee is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the Building, (B) is limited to executive, administrative and general offices and such ancillary uses that are Permitted Uses and that are customarily associated with, and incidental to, general office use by subtenants in First Class Buildings and (C) is not prohibited under Section 10.4;

(d)            In the event that Landlord reasonably expects within six (6) months of the effective date of the proposed sublease or assignment to have commercial office space in the Building available for lease for a comparable term and which is reasonably comparable to the portion of the Premises that is the subject of such proposed assignment or subletting, then neither (A) the proposed assignee or subtenant is then an occupant or an Affiliate of an occupant of any part of the Building, nor (B) the proposed assignee or subtenant is a Person (or Affiliate of a Person) with whom Landlord or Landlord’s agent is then actively negotiating for the rental of comparable space in the Building for a comparable term; provided, however, if under this Section 13.5 Landlord shall be deemed to have given its consent to such proposed assignment or sublease, then Landlord may not subsequently claim that such assignment or sublease violates (or is conditioned upon) this clause (d) if Landlord shall have failed to notify Tenant prior to the date on which Landlord shall be deemed to have given its consent to such assignment or sublease that such proposed assignee or subtenant is (I) then an occupant or an Affiliate of an occupant of any part of the Building or (II) a Person (or an Affiliate of a Person) with whom Landlord or Landlord’s agent is then actively negotiating for the rental of comparable space in the Building for a comparable term. Landlord shall notify Tenant whether (to Landlord’s knowledge) the proposed assignee or subtenant is a Person described in clause (B) above within five (5) Operating Days after receipt by Landlord of a written request for such notification from Tenant or Tenant’s request for preliminary approval pursuant to Section 13.13 hereof;

(e)	Intentionally omitted;

(f)             the proposed subtenant or assignee is of good reputation with sufficient financial worth considering the responsibility involved and taking into account that Tenant will remain liable under the Lease, and Landlord has been furnished with reasonable evidence of such financial worth (and any sublease shall provide that, upon Landlord’s request from time to time, subtenant shall deliver to Landlord a copy of subtenant’s most recent financial statements); provided, however, with respect to a proposed subtenant or assignee as to which Landlord has given (or is deemed to have given) preliminary approval pursuant to Section 13.13 hereof, Landlord shall be deemed to have approved the identity of such proposed subtenant or assignee solely for purposes of this clause (f) so long as there is no material change in the reputation or financial condition of such proposed subtenant or assignee prior to the execution, delivery and effectiveness of the applicable sublease or assignment;

(g)            the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not (i) be likely to materially increase Landlord’s operating expenses beyond that which Landlord now incurs for use by Tenant (excluding expenses for which Landlord is or will be directly reimbursed by Tenant or the proposed subtenant or assignee); (ii) materially increase the burden on elevators or other Building systems over the burden prior to such proposed subletting; or (iii) violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises;

(h)            any proposed sublease shall state that it is expressly subject to all of the obligations of Tenant under this Lease and shall contain the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance other than with respect to Permitted Affiliates;

(i)             any proposed sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord under this Lease, such subtenant shall, at Landlord’s option, attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that such subtenant shall have no right to use any portion of the Premises (or other space in the Building occupied or controlled by Tenant) which is not part of the subleased premises, and Landlord shall not be (i) liable for any previous act or omission of Tenant; (ii) subject to any offset or defense which theretofore accrued to such subtenant (including, without limitation, any rights under 11 U.S.C. §365(h)); (iii) bound by any rent or other sums paid by such subtenant more than one month in advance; (iv) liable for any security deposit not actually received by Landlord; (v) liable for any work or payments on account of improvements to the subleased premises or (vi) bound by any amendment of such sublease not consented to in writing by Landlord;

(j)             no subletting shall be for a term of less than one (1) year (provided, however, that if less than one (1) year remains in the Lease Term, such sublease may be for the balance of the Lease Term);

(k)            there shall not be (i) more (i) four (4) separately demised premises (including the premises demised to Tenant) per entire floor of Office Premises (e.g. the initial 9th floor Office Premises) or, (ii) with respect to any partial floor of Office Premises (e.g., the initial 10th floor Office Premises), more than two (2) separately demised premises (including the premises demised to Tenant) or (iii) more than six (6) occupants (including Tenant, but excluding any Space Occupants) in the aggregate in the Premises subject to increase by (x) four (4)  additional separately demised premises for each full floor that may be added to added to the Premises and (y) two (2) additional separately demised premises for each partial floor that may be added to added to the Premises (including, without limitation the Expansion Space);

(l)             Tenant shall reimburse Landlord on demand for any actual out-of-pocket costs that may be incurred by Landlord in connection with said sublease or assignment, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant or assignee and reasonable legal costs incurred in connection with the granting of any requested consent; and

(m)           any proposed sublease shall comply with the requirements of Section 11.9 hereof.

Tenant agrees to furnish Landlord such information in addition to the information set forth in the Transfer Notice (if applicable) as Landlord may reasonably request in connection with the proposed sublease or assignment. If Landlord shall fail to respond to Tenant’s request for consent within fifteen (15) days after Landlord’s receipt of a copy of the fully executed instrument of sublease or assignment and all other agreements, if any, related to the proposed sublease or assignment, and any other information reasonably requested by Landlord, then Tenant shall have the right to give Landlord a second notice requesting such consent and, provided such second request for approval shall prominently specify that Landlord’s failure to consent to or disapprove the same within five (5) Operating Days after Landlord’s receipt thereof constitutes Landlord’s consent thereto, then in the event Landlord fails to consent to or disapprove within such five (5) Operating Day period, Landlord shall be deemed to have consented to the same. Any denial of consent by Landlord shall include a reasonably detailed statement of the reasons therefor. Any dispute as to whether Landlord has unreasonably withheld its consent shall be subject to arbitration in accordance with the terms of Section 20.2 hereof.

13.6       LANDLORD MAY COLLECT RENT FROM SUBTENANT OR ASSIGNEE. If this Lease shall be assigned, or if the Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, so long as an Event of Default then exists, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

13.7       ASSUMPTION OF LEASE. Each permitted assignee or transferee shall assume and be deemed to have assumed the obligations of Tenant under this Lease to be performed, or arising or accruing, on and after the effective date of such assignment or transfer and shall be and remain liable jointly and severally with Tenant for the payment of Annual Fixed Rent and Additional Rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Lease Term. Notwithstanding the foregoing, if such permitted assignee (a) either (1) has a tangible net worth in excess of $250,000,000, as more particularly described above in Section 13.1(c) or (2) has (x) a tangible net worth in excess of $100,000,000, as more particularly described above in Section 13.1(c) and (y) delivered to Landlord an additional security deposit in an amount equal to the Annual Fixed Rent then payable hereunder plus an amount equal to all recurring Additional Rent payable to Landlord for the preceding calendar year, (b) is not a Prohibited Person, and (c) assumes all of the obligations of Tenant under the Lease, Tenant shall be released from liability on and after the effective date of such assignment or transfer. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, to the extent required pursuant to the terms of this Lease. Subject to the provisions of Section 13.16 hereof, in the event of any Event of Default caused by the assignee, Landlord shall notify the assignor thereof and shall grant such assignor a reasonable opportunity to cure such Event of Default (to the extent curing such Event of Default is possible) prior to exercising any remedy to which it may otherwise be entitled under this Lease (which period in no event shall exceed an additional thirty (30) days from notice thereof).

13.8       TENANT’S INDEMNIFICATION. If Landlord shall fail or refuse to give its consent to any proposed assignment or sublease (with respect to which it has a right to consent pursuant to this Article 13), Tenant shall indemnify and hold harmless Landlord from and against any and all loss, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees) asserted against, imposed upon or incurred by Landlord by reason of any claims made against Landlord by the proposed assignee or sublessee or by any brokers, finders or other persons for commissions or other compensation in connection with the proposed assignment or sublease, but not including any commissions payable on account of the proposed assignee or subtenant entering into a sublease, assignment or offer agreement with Landlord or Landlord’s affiliate.

13.9       TIME LIMITATION; AMENDMENTS. If Landlord grants (or is deemed to have granted) its preliminary consent to a proposed assignment or subletting under Section 13.13 and such assignment or sublease does not become effective for any reason not caused by a default by Landlord under this Lease within two hundred seventy (270) days after the granting of such preliminary consent or deemed consent, or if Landlord grants (or is deemed to have granted) its final consent to a proposed assignment or subletting under Section 13.5 and such assignment or sublease does not become effective for any reason not caused by a default by Landlord under this Lease within one hundred eighty (180) days after the granting of such consent or deemed consent, then and in any such event Landlord’s consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with all of the applicable provisions and conditions of this Article 13. In no event shall Tenant agree to modify or amend any sublease to which Landlord has consented without Landlord’s prior written consent.

13.10     ADDITIONAL RENT DUE UPON ASSIGNMENT OR SUBLETTING. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, as consideration therefor, pay to Landlord as Additional Rent the following amounts:

(a)            in the case of any assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to or for the benefit of Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or leasehold improvements). For purposes of the foregoing, sums paid for the sale of any of Tenant’s Property shall be reduced by the net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns; or

(b)            in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) any rents, additional charges or other consideration payable under the sublease or any agreement relating thereto to or for the benefit of Tenant by the subtenant (including, but not limited to, sums paid for the sale of any of Tenant’s Property, fixtures or leasehold improvements) over (ii) the rents accruing during the term of the sublease in respect of and allocable to the subleased space pursuant to the terms of this Lease. For purposes of the foregoing, sums paid for the sale of any of Tenant’s Property shall be reduced by the net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns.

Amounts due to Landlord pursuant to this Section 13.10 shall be paid to Landlord as Additional Rent as and when paid by the assignee or subtenant to Tenant. Reasonable attorneys’ fees, brokerage or leasing commissions to an independent third-party broker, advertising expenses and rental concessions (provided such rental concessions do not occur during the Rent Concession Period), the cost of improvements, construction contributions or alterations made by Tenant expressly and solely for the purpose of preparing the space for such assignee or subtenant, and any work allowance or other monetary concession actually paid to the assignee or subtenant, as the case may be, all to the extent actually incurred by Tenant in connection with the assignment or subletting, and the then unamortized Tenant’s Cost (excluding costs of Tenant’s Work paid from Landlord’s Contribution) may be deducted from the rents, charges and other consideration payable by the assignee or subtenant to Tenant in connection with the assignment or subletting prior to the computation of amounts due to Landlord pursuant to subsection (a) or (b) above.

13.11     LIABILITY NOT DISCHARGED. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant (including any assignee) and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

13.12     EFFECT OF LISTING OF NAMES. The listing of any name other than Tenant on the door of the Premises, on any Building directory or otherwise shall not operate to vest any right or interest in this Lease or in the Premises in any other person or entity, nor shall such listing be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or any portion thereof or to the use or occupancy of the Premises or any portion thereof by others.

13.13     PRELIMINARY APPROVAL. Notwithstanding anything to the contrary provided in this Article 13, Landlord shall, within ten (10) Operating Days after Tenant’s written request therefor, approve or disapprove the identity of a proposed subtenant or assignee, which approval shall not be unreasonably withheld provided that the conditions of Section 13.5 shall be satisfied. If Landlord does not respond within such ten (10) Operating Day period, then Tenant may at any time thereafter, deliver a notice to Landlord requesting that Landlord consent to the identity of the proposed subtenant or assignee and provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) OPERATING DAYS AFTER RECEIPT OF THIS NOTICE, THEN, SUBJECT TO THE OTHER PROVISIONS OF THE LEASE, THE IDENTITY OF THE PROPOSED [SUBTENANT][ASSIGNEE] DESCRIBED HEREIN SHALL BE DEEMED TO BE APPROVED BY LANDLORD”, if Landlord fails to respond to such notice within five (5)  Operating Days after receipt by Landlord, then the identity of the proposed subtenant or assignee shall be deemed to be approved by Landlord, subject to the provisions of this Lease. Notwithstanding anything to the contrary contained herein, if Tenant shall deliver each of the items required under Section 13.5, the time periods under Section 13.5 by which Landlord is required to grant or deny its consent to such transaction shall run concurrently with the ten (10) Operating Day period set forth in this Section 13.13.

13.14    ASSIGNOR TENANT CURE RIGHTS. Notwithstanding any provisions to the contrary in this Lease, if this Lease shall have been assigned by the Original Tenant, Landlord shall give the Original Tenant a copy of each written notice of default given by Landlord to the then current Tenant under this Lease. Except if Landlord shall execute and deliver a written instrument releasing the Original Tenant from any further liability under this Lease, Landlord shall not have any right to terminate this Lease, or otherwise to exercise any of Landlord’s rights and remedies hereunder, after a default by such current Tenant, unless and until (a) Landlord shall have complied with its obligation to give notice to the Original Tenant in accordance with the preceding sentence, and (b) the Original Tenant shall not have cured all then existing defaults of the then Tenant (other than any default that arose under the provisions of Section 19.1(h)-(l) or as a result of the failure of the current Tenant to provide financial statements pursuant to Section 20.23 hereof, in either case which defaults are not capable of being cured by the Original Tenant) within the time periods set forth in this Lease (such time periods, with respect to the Original Tenant, being deemed to run from the date that Landlord gives such Original Tenant a copy of the default notice in question). Landlord shall accept timely performance by the Original Tenant of any term, covenant, provision or agreement contained in this Lease on the then current Tenant’s part to be observed and performed with the same force and effect as if performed by the then current Tenant. Provided that the Original Tenant shall have cured all defaults of the then current Tenant (other than any default that arose under the provisions of Section 19.1(h)-(l) or as a result of the failure of the current Tenant to provide financial statements pursuant to Section 20.23 hereof, in either case which defaults are not capable of being cured by the Original Tenant), upon request by the Original Tenant, Landlord shall elect, at its option, either (i) to proceed to terminate this Lease because of the default of the then current Tenant whereupon, if Landlord has not already done so, Landlord shall promptly and in good faith, at the sole cost and expense of the Original Tenant, initiate and prosecute to completion summary proceedings to obtain vacant possession of the Premises, or (ii) to permit the Original Tenant, promptly and in good faith, at the sole cost and expense of the Original Tenant, to proceed to initiate and prosecute to completion summary proceedings to obtain vacant possession of the Premises (and while such proceedings are pending, Landlord shall not terminate this Lease provided the Original Tenant keeps Landlord current as to the obligations of the then current Tenant under this Lease). If (i) the default by such current Tenant arose under the provisions of Section 19.1(h)-(l) hereof, (ii) the Original Tenant shall cure all outstanding defaults by such current Tenant (other than any default that arose under the provisions of Section 19.1(h)-(l) or as a result of the failure of the current Tenant to provide financial statements pursuant to Section 20.23 hereof, in either case which defaults are not capable of being cured by the Original Tenant), and (iii)   Landlord or such current Tenant seeks to terminate this Lease as a result thereof, then the Original Tenant shall have the right to enter into a new lease with Landlord upon all of the then executory terms of this Lease and to resume actual possession of the Premises for the unexpired balance of the Lease Term; provided, that on or prior to the date that Landlord executes and delivers to the Original Tenant such new lease, the Original Tenant shall have cured all defaults of the then current Tenant (other than any default that arose under the provisions of Section 19.1(h) or as a result of the failure of the current Tenant to provide financial statements pursuant to Section 20.23 hereof, in either case which defaults are not capable of being cured by the Original Tenant) and Landlord is not adversely affected thereby (including, without limitation, any accounting or tax consequences that adversely affect Landlord).

13.15     PREDECESSOR TENANTS. Subject to the provisions of Section 13.16 hereof, if this Lease is assigned, the assignor and all its predecessors as tenant hereunder (collectively, the “Predecessor Tenants”) shall be and remain fully liable for the due performance and observance of all of the terms and conditions of this Lease to be performed by Tenant throughout the Lease Term and no amendment of this Lease or waiver of, or consent to departure from, any of the terms and conditions of this Lease shall constitute a novation or otherwise release any of the Predecessor Tenants; provided, however, if any such subsequent amendment to this Lease is made to a Person that is not an Affiliate of the Predecessor Tenant without any such Predecessor Tenant’s consent and such subsequent amendment shall (i) increase the RSF of the Premises hereunder, (ii) increase the Rent payable hereunder and/or (iii) renew the Lease Term hereof, in each case other than pursuant to the exercise of any option of Tenant expressly set forth herein, then such Predecessor Tenant shall not be liable with respect only to such incremental increases and/or such renewal term; provided that no amendment of this Lease or waiver of, or consent to departure from, any of the terms and conditions of this Lease shall constitute a novation or otherwise release any of the Predecessor Tenants.

13.16     LANDLORD’S NON-DISTURBANCE AGREEMENTS; RIGHT TO FURTHER SUBLEASE.

(a)           Landlord shall, within thirty (30) days after Tenant’s request, accompanied by an executed counterpart of the Eligible Sublease (as hereinafter defined) and such other information and certifications as Landlord may reasonably request in order to determine that the conditions of this Section 13.16 have been satisfied, deliver to Tenant and the subtenant under an Eligible Sublease (an “Eligible Subtenant”) a non-disturbance agreement in customary form, reasonably satisfactory to Landlord and Tenant (a “Landlord’s Non-Disturbance Agreement”) providing, in substance, that (i) the Eligible Subtenant shall attorn to Landlord, and (ii)  if this Lease shall terminate or be terminated by reason of Tenant’s default hereunder (any such termination, an “Attornment Event”), then Landlord will recognize the Eligible Subtenant as the direct tenant of Landlord on the terms and conditions of the Eligible Sublease, and the Eligible Sublease will be deemed amended upon an Attornment Event as provided in Section 13.16(b)(i) below. Following the Eligible Subtenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall promptly execute and deliver a counterpart thereof to the Eligible Subtenant.

(b)           Landlord’s Non-Disturbance Agreement shall provide that, upon an Attornment Event:

(i)            if applicable, the fixed rent and additional rent under the Eligible Sublease shall be increased (but not decreased) so that at all times it is equal to the Fixed Rent and Additional Rent on a per RSF basis (based on the floor(s) so sublet) that would have been payable under this Lease with respect to the portion of the Premises demised under the Eligible Sublease had this Lease not been terminated;

(ii)           the Eligible Sublease shall be deemed further amended so that the terms and provisions thereof shall be restated to the extent necessary, if any, so that none of the provisions thereof shall be materially less favorable, in any respect, to Landlord than the provisions of this Lease, except that (A) the length of the term (including renewals, other than renewals which would extend beyond the then Expiration Date) shall remain as set forth in the Eligible Sublease, (B) the Eligible Sublease shall not include any rights in favor of Tenant which are limited specifically to the Original Tenant, any rights specifically dependent upon leasing or occupancy requirements to the extent such requirements are not satisfied by the Eligible Sublease or the Eligible Subtenant, or any rights of Tenant under this Lease which the Eligible Subtenant is not entitled to under the terms of the Eligible Sublease, and (C) if the Eligible Sublease contains one or more provisions which are more restrictive of the Eligible Subtenant thereunder than the corresponding provisions of this Lease is with respect to Tenant hereunder, then the more restrictive Eligible Sublease provisions shall continue in effect under the Eligible Sublease; and

(iii)          the Eligible Subtenant shall attorn to Landlord as sublandlord under the Eligible Sublease in accordance with and subject to the provisions of this Lease.

(c)           “Eligible Sublease” means a direct sublease that (A) is between Tenant and a subtenant that is not an Affiliate of Tenant, and which subtenant (or the principal of such subtenant, provided such principal guaranties all of the obligations of such subtenant under such Eligible Sublease pursuant to a guaranty reasonably satisfactory to Landlord), as of the execution of the Eligible Sublease, has a financial condition reasonably satisfactory to Landlord taking into account the obligations in question (it being agreed that the financial condition of a subtenant (or its principal) shall be deemed satisfactory if such subtenant (or its principal) has a net worth determined in accordance with GAAP equal to or greater than the annual Fixed Rent and Additional Rent then payable by Tenant on a per RSF basis (based on the floor(s) so sublet) on account of the portion of the Premises demised under the Eligible Sublease (without giving effect to any free rent or rent abatement) as the same may be increased pursuant to Section 13.16(b)(i) above multiplied by ten (10)), (B) demises only full floors (or at least the entire portion of the Premises then subject to this Lease on a single floor), (C) has an initial sublease term (i.e., not including any renewals) of at least five (5) years (or, if less than five (5) years remain in the Lease Term, the remaining balance of the Lease Term less one (1) day) and (D) has been consented to by Landlord pursuant to the provisions of this Article 13.

(d)           Notwithstanding anything to the contrary set forth in this Section 13.16, any Landlord’s Non-Disturbance Agreement shall be personal to the Eligible Subtenant.

13.17     LICENSE AREA. The terms and conditions of this Article 13 shall apply to any sublease or occupancy agreement with respect to the License Area; provided, however, (a) Tenant may not sublease any portion of the License Area on the roof of the Building or grant any occupancy rights with respect thereto unless Tenant is, in connection therewith, also subleasing or granting such occupancy rights with respect to the entire Premises and entire License Area (or assigning this Lease) and (b) Tenant may not sublease any portion of the License Area consisting of the terrace on the ninth (9th) floor of the Building or grant any occupancy rights with respect thereto unless Tenant is, in connection therewith, also subleasing or granting such occupancy rights with respect to a contiguous portion of the Premises consisting of at least 5,000 RSF.

ARTICLE 14

NO LIABILITY OR REPRESENTATIONS BY LANDLORD; FORCE MAJEURE

14.1       NO LIABILITY.

(a)            Neither Landlord nor any other Landlord Parties shall be liable for (i)  any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks in or from any part of the Building or the Property or from the pipes, appliances or plumbing or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused or due to the negligence or willful misconduct of Landlord, its agents, servants or employees or the failure of Landlord to perform its obligations under this Lease within a reasonable time after notice of such failure from Tenant; nor shall Landlord and its agents or employees be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; (iii) subject to Section 4.1(a), any latent defect in the Premises, the Building or other improvements on the Property; or (iv) any injury or damages for which Tenant is reimbursed under its insurance policies.

(b)            If at any time any windows of the Premises are temporarily or permanently closed, darkened or bricked up as a result of causes beyond Landlord’s control, or are temporarily closed or darkened by Landlord (provided that Landlord shall use commercially reasonable efforts to remedy such condition as promptly as possible), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

(c)            Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Landlord is not required to furnish heat, ventilation or air-conditioning pursuant to Exhibit D or pursuant to Sections 14.3 or 20.12, Landlord having informed Tenant that the windows of the Premises and the Building may be sealed, and that the Premises may become uninhabitable and the air therein may become unbreathable during such times. Insofar as air temperature and ventilation are concerned, any use or occupancy of the Premises during the hours or days Landlord is not so required to, or pursuant to Section 14.3 or 20.12 does not furnish heat, ventilation or air-conditioning to the Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision hereof, nor shall it be deemed an eviction, nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the Premises; provided, however, nothing contained herein shall relieve Landlord from any liability hereunder to the extent the Premises become uninhabitable or the air therein unbreathable as a direct result of Landlord’s actions, gross negligence or willful misconduct.

(d)            Tenant shall neither assert nor seek to enforce any claim against any of Landlord’s assets other than Landlord’s interest in the Land and the Building (including the rent proceeds therefrom), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any general or limited partner of Landlord or any such successor (if Landlord or such successor is a partnership) nor any shareholder of Landlord or any such successor (if Landlord or such successor is a corporation) shall ever be personally liable for any such claim or liability; provided that such limitation shall not (i) apply to Landlord’s obligation to fund Landlord’s Contribution or (ii) preclude Tenant from seeking any recovery from any (A) insurance proceeds or condemnation awards relating to any portion of Landlord’s estate in the Land and the Building (to the extent in excess of any restoration costs and net of all costs of obtaining such proceeds or awards), or (b) proceeds of a sale (net of transaction costs) of the Property; provided, however, that Tenant shall commence any action to so recover such proceeds within two (2) years from the date on which Tenant’s cause of action arises; and provided further, that nothing contained herein shall derogate Tenant’s rights with respect to the amounts set forth in clauses (A) and (B) above under any applicable fraudulent conveyance laws.

14.2       NO REPRESENTATIONS BY LANDLORD. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except for those expressly set forth in this Lease and the Exhibits annexed hereto or in any other written agreement which may be made between the parties hereto concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. No rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

14.3       FORCE MAJEURE. Except as expressly provided in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform and comply with all of the other covenants and agreements hereunder on the part of Tenant to be performed and complied with shall in no way be affected, impaired or excused because of Landlord’s delay or failure to perform or comply with any of the covenants or provisions hereunder on the part of Landlord to be performed or complied with, or because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing (i) by reason of strikes or labor troubles, (ii) by reason of governmental preemption in connection with a national emergency, (iii) by reason of any rule, order or regulation of any government agency or any department or subdivision thereof, whether in connection with a drought, energy shortage or other like event or otherwise, (iv) by reason of any fact, condition or circumstance proximately related to war, terrorism or other emergency, (v) by reason of fire, casualty or other acts of God or (vi) by reason of any other cause whatsoever (other than lack of funds) beyond Landlord’s reasonable control (collectively, “Force Majeure”). Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible or practicable. Section 14.3 shall not be applicable to extend any of the time periods for Landlord’s repair and restoration of the Premises or the Building pursuant to Article 12 except as expressly set forth therein. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure.

ARTICLE 15

ENTRY, RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING

15.1      LANDLORD’S RIGHT OF ENTRY. Landlord shall have the right, without being deemed thereby to evict Tenant from the Premises or any part thereof or otherwise to violate any of the terms of this Lease or any of Tenant’s rights hereunder,

(a)	to enter and pass through the Premises or any part or parts thereof,

(i)            to examine the Premises and to show them to the fee owners, Overlandlord or Mortgagee (both as hereafter defined) and to prospective purchasers, mortgagees or lessees of the Building as an entirety,

(ii)           for the purpose of performing such maintenance and making such repairs or changes in or to the Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities,

(iii)          at such times as such entry shall be required by circumstances of emergency affecting the Premises or the Building, provided that in such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or a member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility which is concerned,

(iv)          to exhibit the Premises or any portion thereof to prospective tenants or occupants (A) during the last eighteen (18) months of the Lease Term, (B) at any time during the Lease Term while there exists an Event of Default hereunder or (C) during any period in which Landlord may exercise a right to underlease the space in question or to terminate this Lease, and

(v)            for the purpose of photographing the Premises for use by Landlord and/or Landlord’s affiliates in connection with promotional and marketing materials, provided, however, such photographs shall be subject to Tenant’s prior approval (such approval not to be unreasonably withheld or delayed) and in no event will any such photographs, promotional or marketing materials identify Tenant or the floor of the Building on which the Premises are located; provided, however, that Tenant’s failure to provide such access in connection with the same shall not be deemed a default by Tenant under this Lease for which (A) this Lease could be terminated, (B) Tenant could be denied Landlord’s Contribution or (C) Tenant could be denied an abatement under Section 20.12(b), and

(b)            to take such reasonable quantities of materials into and upon the Premises that may be required for any repairs, changes or maintenance and to store the same therein for a reasonable time (not to exceed twenty-four (24) hours) as reasonably required in connection with the completion of such repairs, changes or maintenance.

Landlord’s rights under this Section shall be exercised subject to Landlord’s Repair Conditions. Except in the case of an emergency which makes notice to Tenant or accompaniment by a representation of Tenant impractical, any entry on the Premises by Landlord pursuant to this Section 15.1 shall be made after reasonable notice to Tenant (but in no event less than twenty-four (24) hours’ prior notice) and Landlord or Landlord’s agents, as applicable, shall be accompanied by a representative of Tenant (except no such accompaniment shall be required if Tenant does not make such representative available).

15.2       LANDLORD’S RIGHT TO CHANGE ENTRIES, ETC. Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change the arrangement or location of lobbies, entrances, passageways, doors, doorways, stairways, elevators, corridors and other like portions of the Building outside of the Premises, provided that (i) any such change does not unreasonably interfere with Tenant’s layout, use or enjoyment of the Premises, or access to the Building or the Premises, (ii) the Building’s plaza, lobby and elevator lobbies shall, following the completion of such alterations or changes, shall be consistent in appearance and utility with First Class Buildings, and (iii) no such work shall reduce the rentable square footage of the Premises by more than a de minimis amount.

15.3       EXCAVATION. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, upon reasonable advance notice, afford to the person or persons causing or authorized to cause such excavation or construction, the right, for brief periods of time and in a manner so as to avoid unreasonable interference with Tenant’s business, subject to such reasonable conditions as Tenant may reasonably impose, to enter upon the Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

ARTICLE 16

ELECTRICITY

16.1       PROVISION OF ELECTRICITY. (a) Landlord shall make electricity available to the Premises at no less than the service level set forth in Exhibit D attached hereto, and otherwise subject to and in accordance with the provisions of this Article and Exhibits D and F attached hereto.

(b)            Electricity shall be provided to the Premises by way of a direct utility meter, the cost, if any, of installing which shall be borne by Landlord (provided that the repair and replacement thereof shall be at Tenant’s sole cost and expense).

(c)            Tenant shall obtain electrical energy directly from the public utility furnishing electric service to the Building and/or one or more other electricity providers selected by Tenant (the “Electricity Provider”). Tenant shall make its own arrangements with the Electricity Provider for the furnishing of electricity to the Premises, and the costs of such service, including any deposits or fees, shall be paid by Tenant directly to the Electricity Provider. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Building at no cost to Tenant.

(d)           At all times during the Lease Term, Tenant shall comply with all present and future general rules, regulations, terms and conditions applicable to service equipment, wiring and requirements (with respect to service equipment and wiring that may be installed by Tenant) in accordance with the regulations of the public utility company supplying electricity to the Building.

16.2       LANDLORD NOT LIABLE. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Tenant’s requirements unless due to the negligence or willful misconduct of Landlord, its agents, employees or contractors.

16.3      TENANT NOT TO OVERLOAD CIRCUITS. Subject to Section 16.1(a) and Exhibit D, in no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Premises would result in an overload of the electrical circuits servicing the Premises.

16.4       TENANT NOT TO EXCEED CAPACITY; LIGHT BULBS. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of the then existing feeders to the Building or the risers or wiring installation set forth in Exhibit D. Except as hereinafter provided, Landlord shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises (collectively, “Premises Light Fixtures”) at Tenant’s sole cost and expense, provided that (i) Landlord’s charges for the labor provided in connection therewith shall be in accordance with Landlord’s regular rates in effect from time to time, and otherwise competitive with and not in excess of the highest rates charged by landlords in other First Class Buildings for similar materials and services and (ii) Landlord shall not be entitled to charge Tenant any fee or mark-up over the actual costs incurred by Landlord to purchase such lighting tubes, lamps, bulbs and ballasts. Notwithstanding the foregoing, Tenant may elect, from time to time, to be responsible to furnish, install and replace, any or all Premises Light Fixtures (at Tenant’s cost and expense). All lighting tubes, lamps, bulbs and ballasts so installed shall become Landlord’s property upon the expiration or sooner termination of this Lease.

16.5       ADDITIONAL ELECTRICAL CAPACITY. Subject to the terms of this Section 16.5, Tenant, from time to time, shall have the right to request that Landlord make available to Tenant excess electrical capacity that is then available in the Building to the extent such excess capacity exists and Tenant has given Landlord a certificate from a third party electrical engineer confirming Tenant’s bona-fide need for such additional electrical capacity. If (x) Landlord has or reasonably anticipates the need for such available Building electricity, or (y) Landlord has theretofore promised such electricity to another tenant or occupant in the Building and such electricity is not available to Tenant, then Landlord will so inform Tenant and thereafter will cooperate with Tenant, at no cost to Landlord, to make arrangements with the public utility company supplying electricity to the Building to increase the electrical capacity that the such public utility company makes available to the Building, in which case the electricity supplied to the Premises shall be increased correspondingly; provided, however, that Landlord shall have no obligation to so cooperate with Tenant to the extent that Tenant’s increasing such electrical capacity has a reasonable likelihood of diminishing materially the aggregate electrical capacity that such public utility company would otherwise have made available to the Building. Tenant shall perform any work that is required in connection with any such increase in electrical capacity in accordance with the terms of Article 8 hereof (as if such work constituted an Alteration). Nothing contained in this Section 16.5 expands the Premises or otherwise grants to Tenant rights to use portions of the Building that are not otherwise demised to Tenant hereunder.

ARTICLE 17

SUBORDINATION; ASSIGNMENT OF RENTS

17.1       SUBORDINATION TO MORTGAGES, ETC.

(a)             Subject to the provisions of Section 17.6, this Lease is and shall be subject and subordinate to any ground or underlying lease (each, an “Underlying Lease”) which may now or hereafter affect the Building and/or the Land and to any amendment, modification, renewal or extension of any such Underlying Lease. Subject to the provisions of Section 17.6, this Lease also is and shall be subject and subordinate to all mortgages which may now or hereafter affect any Underlying Lease, the Land and/or the Building, to each and every advance made thereunder and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof (each, a “Mortgage”). The landlord or lessor under any Underlying Lease is referred to herein as a “Overlandlord” and the secured party under any such mortgage is referred to herein as a “Mortgagee”. Subject to the provisions of Section 17.6, this clause shall be self-operative and no further instrument of subordination shall be required by any Overlandlord or Mortgagee. In confirmation of such subordination, if the conditions of Section 17.6 below shall have been satisfied, Tenant, without cost or charge to Landlord, shall (other than with respect to the Existing Mortgage) execute promptly (but no later than twenty (20) days after written demand therefor) any certificate or instrument of subordination on such Mortgagee’s or Overlandlord’s commercially reasonable standard form that Landlord may reasonably request.

(b)            Except as otherwise expressly set forth in any applicable subordination and nondisturbance agreement among Tenant, Landlord and any Mortgagee or Overlandlord, Tenant agrees that if any Overlandlord or Mortgagee shall succeed to interest of Landlord under this Lease by foreclosure or otherwise, and the Overlandlord or Mortgagee elects in its sole discretion not to cause this Lease to be terminated in connection therewith, this Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Overlandlord or Mortgagee and Tenant upon all of the terms, covenants and conditions set forth in this Lease and, in such event, Tenant shall attorn to Overlandlord or Mortgagee provided, however, that the provisions of such Underlying Lease or such mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and Overlandlord or Mortgagee shall not be (i) bound by any prepayment of rent which Tenant might have paid (other than any previous payment or more than one month’s Annual Fixed Rent), to any prior landlord (including Landlord), (ii) bound by any previous material modification of this Lease entered into after Tenant has been notified of the existence and identity of such Mortgagee or Overlandlord and of its address for notices unless such material modification shall have been expressly approved in writing by such Mortgagee or Overlandlord, (iii) liable for any act or omission of any prior landlord (including Landlord) under this Lease except as expressly provided herein and to the extent continuing after such attornment (it being understood that the foregoing is not intended to relieve any Mortgagee or Overlandlord of any liability arising by reason of its acts or omissions (x) from and after the date it succeeds to the interests of Landlord or (y) prior to the date it succeeds to the interests of Landlord if such default is continuing after such date of succession but then only to the extent such default occurred after the date of succession), (iv) subject to any offsets or defenses of any prior landlord (including Landlord), (v) liable for performance of any initial work or installations which are required to be made by Landlord under this Lease, or (vi) liable for any security deposit, in whatever form, provided by Tenant, unless such security deposit shall have been received in hand by such Overlandlord or Mortgagee.

(c)             Tenant shall not knowingly do nor suffer nor permit any action, with respect to which Tenant has been notified in writing, which would constitute a default under any Underlying Lease or any Mortgage which may now or hereafter affect any Underlying Lease, the Land and/or the Building (provided such action constituting a default under an Underlying Lease or a Mortgage is not otherwise expressly permitted pursuant to, or does not contravene or is not inconsistent with Tenant’s express rights and obligations under, the terms and conditions of this Lease), or cause any Underlying Lease to be terminated or forfeited by virtue of any right of termination or forfeiture granted to the Overlandlord by such Underlying Lease.

(d)            Landlord represents that there are currently no Underlying Leases or Mortgages affecting the Building and/or the Land, except for that certain (i) Consolidated, Amended and Restated Senior Loan Mortgage and Security Agreement, made as of the date hereof, by Landlord in favor of BREDS II Mortgage Corp., a Delaware corporation, having an address at c/o Blackstone Real Estate Debt Strategies, 345 Park Avenue, New York, New York 10154 (“Existing Mortgagee”), (ii) Building Loan Mortgage and Security Agreement made as of the date hereof, by Landlord in favor of Existing Mortgagee and (iii) Project Loan Mortgage and Security Agreement made as of the date hereof, by Landlord in favor of Existing Mortgagee (as each may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Existing Mortgage”).

17.2       RIGHTS OF MORTGAGEES, ETC. Except as otherwise expressly set forth in any applicable subordination and nondisturbance agreement among Tenant, Landlord and any Mortgagee or Overlandlord, in the event of any act or omission by Landlord which would or may give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until

(a)            it has given written notice of any such act or omission to Landlord, and to any Overlandlord or Mortgagee whose names and addresses have previously been furnished to Tenant in writing, and

(b)           any such Overlandlord or Mortgagee shall have failed to cure such act or omission within an additional sixty (60) days after receipt of such notice, or if such act or omission cannot be cured within that time, then such additional time as may be necessary if, within such sixty (60) days, any such Mortgagee or Overlandlord has notified Tenant of its intention to cure such act or omission and has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure; provided that such additional period shall in no event exceed one hundred eighty (180) days).

17.3       MODIFICATIONS REQUIRED BY LENDERS. If, in connection with obtaining temporary or permanent financing for the Land and/or Building, or any Underlying Lease, any lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not (a) lengthen or shorten the Lease Term, (b) reduce the rentable square feet of the Premises, (c) increase the Annual Fixed Rent or any Additional Rent, (d) increase the obligations of Tenant or the rights of Landlord under this Lease other than to a de minimis extent or (e) reduce the rights of Tenant or the obligations of Landlord under this Lease other than to a de minimis extent. Landlord shall promptly pay, or reimburse Tenant for, all reasonable costs and expenses, attorneys’ fees and disbursements and other fees incurred by Tenant in connection therewith.

17.4       ASSIGNMENT OF LEASE TO MORTGAGEE, ETC. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to an Overlandlord or Mortgagee, except as otherwise expressly set forth in any applicable subordination and nondisturbance agreement among Tenant, Landlord and any Mortgagee or Overlandlord, Tenant agrees:

(a)           that the execution thereof by Landlord, and the acceptance thereof by such Overlandlord or Mortgagee, shall never be treated as an assumption by such Overlandlord or Mortgagee of any of the obligations of Landlord hereunder, unless such Overlandlord or Mortgagee shall, by notice sent to Tenant, specifically otherwise elect; and

(b)          that, except as aforesaid, such Overlandlord, or Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only, in the case of a Mortgagee, upon foreclosure by such Mortgagee and the taking of possession of the Premises, or, in the case of an Underlying Lease, the assumption of Landlord’s position hereunder by such Overlandlord, any such assumption in each such case to be limited as set forth in Section 14.1(d). In no event shall the acquisition of title to the Building and/or the Land by a purchaser which, simultaneously therewith, leases the entire Building and/or the Land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

17.5       SUBORDINATION OF MORTGAGE, ETC., TO LEASE. Notwithstanding anything to the contrary set forth in this Article 17, if any Overlandlord or Mortgagee shall file in the office of the Register of the City of New York, New York County, an instrument in which such Overlandlord or Mortgagee shall subordinate its Underlying Lease or mortgage to this Lease, then and in such event such Underlying Lease or mortgage shall be subordinate to this Lease and the provisions of this Article 17, insofar as they would subordinate this Lease to that particular Underlying Lease or mortgage, shall be of no further force or effect.

17.6       SUBORDINATION AND NONDISTURBANCE AGREEMENT. Landlord shall obtain, and Tenant shall execute, a subordination and nondisturbance agreement in favor of Tenant with respect to any (x) Underlying Lease which may now or hereafter affect the Building and/or the Land and (y) Mortgage which may now or hereafter affect the Building and/or the Land (including the Existing Mortgage), in such Overlandlord’s or Mortgagee’s then standard commercially reasonable form, provided that such agreement shall recognize and preserve any offset or abatement rights of Tenant hereunder and otherwise conform to the requirements of this Article 17; provided further that, with respect to any Mortgage which may hereafter affect the Building and/or the Land and which secures a loan made to Landlord to finance, in whole or in part, the performance and/or satisfaction by Landlord of the Delivery Conditions and/or payment of Landlord’s Contribution, Landlord shall obtain, and Tenant shall execute, a subordination and nondisturbance agreement in favor of Tenant in substantially the same form as Exhibit T attached hereto (with such additions, deletions and modifications as are then reasonably applicable and do not diminish Tenant’s rights in any material respect). Failure by Landlord to obtain any such subordination and nondisturbance agreement shall in no way affect the validity of this Lease, but Tenant’s obligation to subordinate its leasehold interest in the Premises is conditioned upon Landlord obtaining such subordination and nondisturbance agreement in accordance with the terms hereof. Tenant shall have the right to record any such subordination and nondisturbance agreement in the Register’s Office, provided that Tenant shall pay all costs, taxes and expenses necessary for the recordation of such subordination and nondisturbance agreement; provided, however, if Tenant fails to execute and record a termination of such subordination and nondisturbance agreement within ten (10) Operating Days following the expiration or termination of the Lease Term, Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to execute and record, at Tenant’s sole cost and expense, any such termination of such subordination and nondisturbance agreement.

ARTICLE 18

CERTAIN ADDITIONAL TENANT COVENANTS

In addition to the covenants contained elsewhere in this Lease, Tenant covenants, during the Lease Term and for such further time as Tenant occupies any part of the Premises:

(a)            to pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor and, as further Additional Rent, all charges for additional and special services rendered pursuant to Exhibit D;

(b)            to keep the Premises equipped with all safety appliances (including without limitation fire extinguishers) required by law or ordinance or any other regulation of any public authority, to procure all licenses and permits so required because of any use made of the Premises or any portion thereof by Tenant, it being understood that the foregoing provisions shall not be construed to broaden in any way the uses to which Tenant is permitted to make of the Premises under the terms of this Lease;

(c)            not to place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry (as expressly set forth in Exhibit I and Exhibit J) and which is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance reasonably prescribe. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings reasonably sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building;

(d)            to pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises by any governmental authority;

(e)            to pay promptly following written demand from Landlord, as Additional Rent and regardless of whether any default or Event of Default has occurred or whether any proceeding to enforce the Lease has been commenced, all costs and expenses, attorneys’ fees and disbursements and other fees incurred by Landlord in connection with (i) the successful enforcement by Landlord of any obligation of Tenant under this Lease; (ii) the successful enforcement of Landlord’s rights and remedies in connection with the Lease; (iii) any unsuccessful attempt by Tenant to enforce any obligation or purported obligation of Landlord under this Lease; (iv) any unsuccessful action or proceeding brought by Tenant against Landlord related to this Lease; and (v) any voluntary or involuntary bankruptcy case, proceeding or action by or on behalf of Tenant, including, without limiting the generality of the foregoing, any and all expenses and attorneys’ fees incurred by Landlord related to (A) the assumption or rejection of this Lease, including attempts by Tenant to extend any deadlines related to such assumptions or rejections; (B) the filing of proof(s) of claim by Landlord, and any defense of such proof(s) of claim; (C) the assignment of this Lease; and (D) the reorganization or liquidation of Tenant. This provision shall survive the termination of this Lease;

(f)             to observe and comply with, and to cause its servants, employees, agents, visitors, licensees and sublessees to comply with, the Rules and Regulations set forth in Exhibit E hereto (as such Rules and Regulations may, from time to time, be amended in accordance with Section 20.13 hereof);

(g)            to keep entirely unobstructed at all times all of the vents, intakes, outlets and grills; and to comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning system; and

(h)            not to, either directly or indirectly (i) conduct business in the Premises in such a manner that would or may create or (ii) use any contractors and/or labor and/or materials if the use thereof, would create, any difficulty with other contractors and/or labor and/or materials engaged or used by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Without limiting any other provision of this Lease, all contractors, vendors and service providers requiring access to the Premises or the Building shall be subject to Landlord’s prior and continuing review and approval with respect to insurance, security and operational matters, and Landlord hereby agrees to be reasonable in all material respects in connection with such review and approval.

ARTICLE 19

TENANT’S DEFAULT; LANDLORD’S REMEDIES

19.1       TENANT’S DEFAULT. This Lease and the Lease Term are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default”) shall occur:

(a)            (i)           if Tenant shall fail to pay any installment of the Annual Fixed Rent, or any regularly recurring installment of Additional Rent such as payments on account of Taxes and Operating Expenses, when the same shall become due and payable and such failure shall continue for seven (7) Operating Days after written notice thereof from Landlord to Tenant (provided that if Tenant shall have failed to pay any such installment or portion thereof when the same becomes due and payable two (2) times during any Lease Year and Landlord shall in each case have given Tenant notice of such failure, then after such second time it shall be an Event of Default in the event Tenant thereafter during such Lease Year fails to pay any such installment or portion thereof on the date the same becomes due and payable, without notice from Landlord; or

(ii)           if Tenant shall fail to pay any non-regularly recurring amount of Additional Rent, or any other non-regularly recurring charges for which provision is herein made, or any part thereof, when the same shall become due and payable and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant (provided that if Tenant shall have failed to pay any such amount or other charge or portion thereof when the same becomes due and payable three (3) times during any Lease Year and Landlord shall in each case have given Tenant notice of such failure, then after such fourth time it shall be an Event of Default in the event Tenant thereafter during such Lease Year fails to pay any such installment or other charge or portion thereof on the date the same becomes due and payable, without notice (or, in the case of other charges which are payable on or subsequent to demand, further notice) from Landlord); or

(b)            if Tenant fails to comply with the first sentence of Section 20.15 of this Lease and such failure shall continue for five (5) Operating Days after written notice thereof from Landlord to Tenant; or

(c)            if an assignment or subletting shall occur or if Tenant’s interest in this Lease shall devolve upon or pass to any person or entity, whether by operation of law or otherwise, and whether directly or indirectly, except as expressly permitted by Article 13 hereof; or

(d)            if Tenant fails to maintain any of the insurance required to be maintained by Tenant hereunder or to deliver certificates thereof when required hereunder and Tenant fails to remedy such default within ten (10) Operating Days after notice by Landlord to Tenant specifying such default; or

(e)            intentionally deleted; or

(f)             if Tenant shall fail to perform or observe any other term, covenant, or condition of this Lease on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or, if said default is of a nature that it cannot be cured within thirty (30) days, if Tenant shall fail to commence to cure said default within thirty (30) days after receipt of notice thereof and/or fail to diligently prosecute the curing of the same to completion with due diligence, and in any event within such period of time thereafter as will prevent Landlord from being subjected to criminal liability or termination of any Underlying Lease or foreclosure of any Mortgage to the extent Landlord has delivered to Tenant written notice of same; or

(g)            intentionally omitted; or

(h)           (i)            if Tenant shall admit in writing its inability to, pay its debts as they become due; or

(ii)           if Tenant shall commence or institute any case, proceeding or other action (x) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(iii)          if Tenant shall make a general assignment for the benefit of creditors; or

(iv)          if any case, proceeding or other action shall be commenced or instituted against Tenant (x) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (2) remains undismissed for a period of ninety (90) days; or

(v)           if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

(vi)          if Tenant shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) above; or

(vii)         if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within thirty (30) days, or if any such vacating or stay does not thereafter remain in effect; or

(i)              if, following ten (10) Operating Days’ written notice from Landlord, Tenant fails to timely deliver a Replacement Letter in accordance with the terms of Section 20.22(a) hereof or to restore the Letter to the face amount then required under Section 20.22(b) hereof after Landlord has drawn upon the Letter, or if the issuer of the Letter does not honor the Letter.

19.2       TERMINATION.

(a)           (i)            If an Event of Default described in Section 19.1(h) hereof shall occur, or

(ii)           if an Event of Default described in Sections 19.1(a), (c), (d), (f) or (i) hereof shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, which date shall not be less than five (5) Operating Days after the giving of such notice, then this Lease and the Lease Term and all rights of Tenant under this Lease shall expire and terminate, as if the date on which the Event of Default described in clause (i) above occurred, or the date specified in the notice given pursuant to clause (ii) above, as the case may be, were the date herein definitely fixed for the expiration of the Lease Term (except that Tenant shall continue liable as hereinafter provided) and Tenant immediately shall quit and surrender the Premises.

(b)            Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 19.1(h) hereof, or by federal or state statute, then, following the expiration of any such stay, or if Tenant, or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as “Tenant” only for the purposes of paragraphs (b)  and (c) of this Section 19.2) shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or, if Tenant shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on seven (7) Operating Days’ notice to Tenant and upon the expiration of said seven (7) Operating Day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease provided above, Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

(c)           For the purposes of the preceding paragraph (b), adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, shall include, without limitation, the following requirements:

(i)            that Tenant comply with all of its obligations under this Lease;

(ii)           that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rent payable for such monthly period;

(iii)          that Tenant continue to use the Premises in the manner required by this Lease;

(iv)          that Landlord be permitted to supervise the performance of Tenant’s obligations under this Lease;

(v)           that Tenant pay to Landlord within thirty (30) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, an additional security deposit in an amount equal to the Annual Fixed Rent then payable hereunder plus an amount equal to all Additional Rent payable to Landlord for the preceding calendar year;

(vi)          that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

  (vii)         that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. § 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant’s estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer and (z) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. § 365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than thirty (30) days after receipt by Tenant of such offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to such court for authority and approval to enter into each assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord’s designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and

  (viii)       that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to paragraph (vii) of this Section 19.2(c), Tenant hereby agrees that:

(A)           such assignee shall either (1) have a tangible net worth in excess of $250,000,000, as more particularly described above in Section 13.1(c) or (2) have (x)  a tangible net worth in excess of $100,000,000, as more particularly described above in Section 13.1(c) and (y) delivered to Landlord an additional security deposit in an amount equal to the Annual Fixed Rent then payable hereunder plus an amount equal to all recurring Additional Rent payable to Landlord for the preceding calendar year, or such Tenant’s obligations under this Lease shall be unconditionally guaranteed by a person having a net worth not less than $250,000,000, as set forth in Section 13.1(c) (or such guarantor shall have a tangible net worth in excess of $100,000,000, as more particularly described above in Section 13.1(c) and such assignee or guarantor shall have delivered to Landlord an additional security deposit in an amount equal to the Annual Fixed Rent then payable hereunder plus an amount equal to all recurring Additional Rent payable to Landlord for the preceding calendar year);

(B)           such assignee shall not use the Premises except for general office purposes and other uses consistent with the Permitted Use and subject to all the restrictions contained in Article 10 hereof;

(C)           such assignee shall assume in writing all of the terms, covenants and conditions of this Lease; and

(D)           in the event that the Annual Fixed Rent paid by such assignee is greater than the Annual Fixed Rent reserved hereunder, Tenant shall pay over to Landlord one-half of such difference; and

(E)           if such assignee makes a lump sum payment to Tenant or Tenant’s trustee for the right to assume this Lease, Tenant or Tenant’s trustee shall pay over to Landlord one-half of such payment,

(d)           If, at any time, (i) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (ii) Tenant’s interest in this Lease shall have been assigned, the word “Tenant”, as used in clause (h) of Section 19.1, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under the Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clause (h) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Section.

(e)           The provisions of subdivisions (b) through (d) of this Section 19.2 apply only in respect of the circumstances described in subsection 19.1(h) and as such are not intended to constitute modifications of any of the provisions of Article 13 except in such circumstances.

19.3       RE-ENTRY; CONTINUED LIABILITY; RELETTING.

(a)           If this Lease shall be terminated pursuant to or as provided in Section 19.2, Landlord and Landlord’s agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, possess and enjoy the Premises again.

(b)           If this Lease is terminated, or in the event of the termination of this Lease and re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, then, in any such event:

(i)            the Annual Fixed Rent and Additional Rent shall become due thereupon and be paid by Tenant up to the time of such re-entry, dispossession and/or termination, together with such reasonable out-of-pocket expenses as Landlord may incur for legal expenses, attorneys’ fees and disbursements, brokerage, and/or putting the Premises in good order, or for preparing the same for reletting;

(ii)           Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise (and Landlord shall use commercially reasonable efforts to re-let the Premises on commercially reasonable market terms for the remainder of what would otherwise have constituted the balance of the Term), for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant contributions or free rent;

(iii)          Tenant or the legal representatives of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained, amounts equal to the Annual Fixed Rent and Additional Rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so reentered the Premises, such payments to be made upon the due dates therefor specified herein following such termination or re-entry and continuing until the Expiration Date; provided, however, that if Landlord shall relet the Premises, Landlord shall credit Tenant, up to the amount due from Tenant, with the net rent received by Landlord for such reletting after deducting from the first installments of such rent received the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including legal expenses, attorneys’ fees and disbursements, brokerage commissions, alteration costs and other expenses incurred for keeping the Premises in good order or for preparing the same for reletting; provided that if the Premises or any part thereof should be relet in combination with other space or for a term which extends beyond the Expiration Date, then proper apportionment (on a per Rentable Square Foot basis in the case of a reletting in combination with other space) shall be made of the rent received from such reletting and of the expenses of reletting. Any suit brought to collect the amount of the aforesaid damages for any month or months shall not prejudice in any way the rights of Landlord to collect the damages for any subsequent month or months by a similar proceeding. Nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been so terminated under or pursuant to Section 19.2, or under any provision of law, or had Landlord not re-entered the Premises.

(c)            The terms “re-enter” and “re-entry,” as used herein, are not limited to their technical legal meanings.

19.4       LIQUIDATED DAMAGES. Landlord may elect, as an alternative to the damages and charges provided for in Section 19.3(b)(iii), and in lieu of all other such damages thereafter accruing, to have Tenant pay the liquidated damages provided for below, which election may be made by notice given to Tenant at any time after the termination of this Lease under or pursuant to Section 19.2, above, and whether or not Landlord shall have collected any damages as hereinabove provided in Section 19.3. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (i) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if Tenant had fulfilled all of its obligations hereunder, over and above (ii) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord (after deducting all reasonably estimated costs of reletting, including, without limitation, brokerage fees, advertising, required tenant improvements and concessions and attorneys’ fees) if the Premises were relet at the time of such notice for the remainder of the Lease Term at the fair rental value thereof at the time of such notice, less (iii) the aggregate amount of liquidated damages previously collected by Landlord pursuant to the provisions of Section 19.3(b)(iii) for the same period.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 19.4, (a) the total rent shall be computed by assuming Tenant’s Share of Taxes and Operating Expenses under Article 6 to be the same as were payable for the twelve (12) calendar months (or if fewer than twelve calendar months shall have elapsed since the date hereof, for the partial year, but annualized) immediately preceding such termination or re-entry, and (b) if the Premises or any part thereof shall have been relet by Landlord for the unexpired portion of the Lease Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be prima facie evidence of the fair rental value of the Premises, or part thereof, so relet during the term of such reletting.

19.5       RIGHTS IN THE EVENT OF TENANT’S BANKRUPTCY. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in Section 19.4 above.

19.6       WAIVER OF REDEMPTION, ETC.

(a)           Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease or expiration of the Lease Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall reenter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Term of this Lease after having been dispossessed or ejected therefrom by process of law.

(b)            If a monetary Event of Default shall have occurred, Tenant waives its right, if any, to designate the item against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to any items as Landlord may see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

(c)            Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant and Tenant’s use or occupancy of the Premises or any other claim (other than claim for personal injuries or property damage). It is further mutually agreed that if Landlord commences any summary proceedings for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in such proceeding unless Tenant will be barred from asserting such claim in a separate action or proceeding.

19.7       ADDITIONAL RIGHTS OF LANDLORD.

(a)            In the event of a breach or threatened breach by either party hereto of any term, covenant or condition of this Lease, the other party shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if no remedies were provided in this Lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude either party from invoking any other remedy allowed at law or in equity except to the extent limited by the express provisions of this Lease.

(b)            If this Lease shall terminate under or pursuant to Section 19.2, or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of Tenant’s default hereunder, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Annual Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under this Article or pursuant to law, and any excess remaining after such application shall be returned promptly to Tenant.

19.8       LANDLORD’S DEFAULT. Subject to Section 20.16(b), Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until (i) Landlord shall have failed to perform such obligations within thirty (30) days (or, if an obligation is such that it cannot be performed within thirty (30) days, Landlord shall have failed to commence with reasonable diligence performance of the same within such thirty (30) day period) after notice by Tenant to Landlord reasonably specifying wherein Landlord has failed to perform any such obligation, and (ii) Tenant has given notice to all parties as required under Section 17.2 hereof and such parties have not commenced the performance of such obligations within the time provided in Section 17.2.

ARTICLE 20

MISCELLANEOUS

20.1       WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other. No provision of this Lease shall be deemed to have been waived by either Landlord or Tenant, unless such waiver be in writing signed by the party against whom such waiver is claimed.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates and then only to the extent of the amount of such payment. If Landlord and Tenant shall now or hereafter enter into any agreement for the renewal of this Lease at the expiration of the Lease Term, the execution of such renewal agreement between Landlord and Tenant prior to the expiration of the Lease Term shall not be considered a vested right in Tenant to such further term so as to prevent Landlord from terminating this Lease and any such extension or renewal thereof if Landlord became entitled so to do during the remainder of the original Lease Term; and if Landlord shall so terminate this Lease, any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension shall also be terminated thereby. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension or renewal hereof and any default or Event of Default which occurs and is not cured prior to the commencement of a renewal term or extension of the Lease Term shall continue as such in and during such renewal term or extension of the Lease Term.

20.2       CONSENTS; ARBITRATION.

(a)           Except to the extent expressly set forth in the immediately succeeding sentence, wherever in this Lease Landlord’s consent or approval is required and Landlord has expressly agreed in writing that such consent or approval shall not be unreasonably withheld, condition or delayed, if Landlord shall refuse, condition or delay such consent or approval, then Tenant shall not be entitled, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld, conditioned or delayed its consent or approval. Subject to the provisions of Sections 20.2(b) and (c) below, Tenant’s sole remedy in such circumstance shall be an action or proceeding to enforce any such provision by way of specific performance, injunction or declaratory judgment unless, with respect to Landlord’s refusal to consent to a subletting or assignment under Section 13.5 or Section 13.6 of this Lease, Landlord is finally adjudicated to have acted arbitrarily, in bad faith or with malicious intent in denying such consent or approval, in which event Tenant’s remedies shall not be so limited and Tenant shall have all remedies (including pursuing monetary damages) available to it at law or in equity subject to the other terms and provisions of this Lease. In no event shall Landlord’s withholding consent or approval be deemed to be unreasonable, and in no event shall Tenant dispute the withholding of such consent or approval, if such withholding of consent is due to Landlord’s failure to obtain the consent of a Mortgagee or Overlandlord, despite the exercise of commercially reasonable efforts by Landlord to obtain such consent or approval. Where Landlord has not expressly agreed in writing that Landlord’s consent or approval shall not be unreasonably withheld, condition or delayed, it is the express intent of the parties that any such consent or approval shall be given or required only in the sole, absolute and unfettered discretion of Landlord, and may be withheld for any reason whatsoever.

(b)           In any instance where there is a dispute between Landlord and Tenant (i) as to the reasonableness of Landlord’s refusal to consent to (x) a subletting or assignment under Section 13.5 or Section 13.6 of this Lease or (y) an Alteration pursuant to Section 8.1 of this Lease, (ii) any other matters which are expressly made arbitrable under this Lease (other than determinations of the Annual Fixed Rent or a particular prevailing market rate or Fair Market Rent), or (iii) the parties otherwise agree to submit such dispute to arbitration, then either party may (or shall) submit such dispute for resolution by arbitration in the City of New York in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that the terms of this Section 20.02(b) shall supersede any conflicting or otherwise inconsistent rules. Any dispute as to (A) the reasonableness of Landlord’s withholding of consent or (B) any other matter arising out of this Lease that is subject to arbitration in accordance with this Section 20.02(b) shall, unless a different time period is expressly set forth herein, be submitted to arbitration by Tenant within thirty (30) days after notice of the withholding of consent has been given by Landlord to Tenant or, in the case of clause (B) above, Landlord or Tenant, as the case may be, received notice of such dispute. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within two (2) Operating Days after such submission or application, select a single arbitrator having at least ten (10) years’ experience in leasing and management of commercial properties similar to the Building, (ii) the arbitration shall commence two (2) Operating Days thereafter and shall be limited to a maximum of two (2) days, with each party having no more than a total of two (2) hours to present its case two (2) hours to cross examine or interrogate persons supplying information or documentation on behalf of the other party, and one (1)  hour to summarize in a closing statement such party’s case, and (iii) the arbitrator shall make a determination within three (3) Operating Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (A) whether Landlord acted reasonably in withholding its consent or approval or otherwise acted in an arbitrary or capricious manner where Landlord had a duty to act reasonably as expressly required by the terms hereof, or (B) the specific dispute presented to the arbitrator, as applicable. The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) Operating Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party, as determined by the arbitrator. Notwithstanding anything to the contrary contained herein, (i) the arbitrator shall have no power to vary or modify the provisions of this Lease and jurisdiction is limited accordingly and (ii) each party shall bear the expense of its own counsel and witnesses in connection with such arbitration.

(c)           If the determination of any such arbitration pursuant to paragraph (b) above shall be that Landlord was unreasonable in refusing to give approval under Section 13.5 or Section 13.6 of this Lease (or unreasonably condition or delaying such approval), Tenant’s sole remedy arising out of such arbitrator’s determination shall be to proceed on the basis that the requested consent or approval has been given (subject to Landlord’s payment obligations, if any, as expressly set forth in the second sentence of Section 20.2(a) above).

20.3       QUIET ENJOYMENT. Landlord agrees that Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease and to any applicable non disturbance agreement entered into between Tenant and any Mortgagee or Overlandlord. This covenant shall be construed as running with the Land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Land and Building, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests in the Land and Building, as and when they shall acquire same and then only for so long as they shall retain such interest.

20.4       SURRENDER.

(a)            No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(b)            Upon the expiration or earlier termination of the Lease Term, or upon any re-entry by Landlord of the Premises, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order, condition and repair, except for ordinary wear and tear, damage by fire or other casualty, if any, and other conditions requiring repair, if any, which are not the obligation of Tenant to repair under the terms of this Lease, and Tenant shall remove all of Tenant’s Property therefrom and shall restore the Premises to the extent required under any of the other provisions of this Lease. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any of Tenant’s Property and any Specialty Alterations required to be removed pursuant to this Lease. Tenant’s obligations pursuant to this paragraph shall survive the expiration or sooner termination of the Lease Term. Tenant expressly waives, for itself and for anyone claiming through or under Tenant, any rights which Tenant may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph.

20.5       BROKER.

(a)            Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease; and in the event any claim is made against Landlord by any other broker or agent alleging dealings with Tenant, Tenant shall defend Landlord against such claim, using counsel approved by Landlord, such approval not to be unreasonably withheld, and save harmless and indemnify Landlord on account of any loss, cost, damage and expense (including, without limitation, reasonable out of pocket attorneys’ fees and disbursements) which may be actually suffered or incurred by Landlord by reason of such claim.

(b)           Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease; and in the event any claim is made against Tenant by any broker or agent alleging dealings with Landlord, Landlord shall defend Tenant against such claim, using counsel approved by Tenant, such approval not to be unreasonably withheld, and save harmless and indemnify Tenant on account of any loss, cost, damage and expense (including, without limitation, reasonable out of pocket attorneys’ fees and disbursements) which may be actually suffered or incurred by Tenant by reason of such claim.

20.6       INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

20.7       PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the Land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may hereafter give consent to a particular assignment as required by the provisions of Article 13 hereof.

20.8       RECORDING OF MEMORANDUM. Upon request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a memorandum of this Lease in the form attached hereto as Exhibit U, together with such other instruments as may be reasonably necessary to record such memorandum. Tenant may record such memorandum of this Lease in the Register’s Office, and shall be responsible for all recording fees, charges and taxes (if any) in connection therewith. Tenant shall execute a termination of memorandum of this Lease upon the expiration or earlier termination of the Lease Term in such form as reasonably agreed to by Landlord and Tenant, with any modifications thereto then reasonably required under applicable legal requirements, which Landlord may then record in the Register’s Office and Tenant shall reimburse Landlord for all reasonable out-of-pocket costs actually incurred by Landlord in connection therewith as Additional Rent within thirty (30) days after receipt of an invoice therefor from Landlord; provided, however, if Tenant fails to execute and record such termination of memorandum of this Lease within ten (10) Operating Days following the expiration or termination of the Lease Term, Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to execute and record, at Tenant’s sole cost and expense, any such termination of memorandum of this Lease. The provisions of this Section 20.8 shall expressly survive the Expiration Date.

20.9       NOTICES. Whenever, by the terms of this Lease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed sufficiently given or rendered if (i) hand delivered, or (ii) sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iii) sent by reputable overnight delivery service, such as UPS or FedEx, as follows:

(i)            If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord set forth in Section 1.2 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Robert S. Nash, Esq.

(ii)           If intended for Tenant, addressed to Tenant at the Present Mailing Address of Tenant set forth in Section 1.2 until the date that Tenant occupies the Premises for the conduct of its business, and thereafter at the Premises, with a copy to:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attention: Robert M. Safron, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery or refusal to accept delivery; in the case of registered or certified mail or overnight delivery service, upon delivery or refusal to accept delivery; or in the event of failure to deliver by reason of changed address of which no notice was given or refusal to accept delivery, as of the date of such failure or refusal. A party receiving a notice which does not comply with the technical requirements for notice under this Section 20.9 may elect to waive any deficiencies and treat the notice as having been properly given. In no event shall the validity of any notice actually given to Landlord or Tenant be affected by any failure to deliver copies of such notices to counsel as hereinabove provided. Any notice to be given by any party may be given by such party’s attorney. Notwithstanding anything to the contrary contained herein, rent bills and statements regarding Taxes and Operating Expenses shall be deemed sufficiently given or rendered if sent by regular United States mail.

20.10     WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

20.11     HEADINGS. The Article and Section headings throughout this Lease and the Table of Contents hereof are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

20.12     SUSPENSION OF SERVICES. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under Section 7.3 and Exhibit D when the necessity therefor arises by reason of accident, repairs, emergency, mechanical breakdown or governmental preemption or restriction, or when required by any law, order or regulation of any Federal, State, County or municipal authority, or as the result of the making by Landlord of any additions, improvements or installations in the Building or for any cause beyond the reasonable control of Landlord. Landlord shall provide Tenant with advance notice as is reasonable under the circumstances of any suspension, curtailment or interruption of service. Landlord shall use reasonable diligence to complete all required repairs or other necessary work as quickly as reasonably possible so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit and in a manner so as to minimize interference with Tenant’s ordinary use and enjoyment of the Premises, and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Property boundaries, to cause the same to be restored by diligent application or request to the relevant party or parties. Anything in this Lease to the contrary notwithstanding, from and after the date that Tenant has moved into the Premises for the conduct of its business, Landlord shall not interrupt, curtail or suspend the services required to be furnished by Landlord under Section 7.3 and Exhibit D during Operating Hours on Operating Days if such interruption, curtailment or suspension would materially interfere with the conduct of Tenant’s business in the Premises or Tenant’s access to the Premises, except when the necessity therefor arises by reason of accident, emergency, mechanical breakdown or governmental preemption or restriction, or when required by any law, order or regulation of any Federal, State, County or municipal authority, or for any cause beyond the reasonable control of Landlord. Except as expressly provided herein, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension.

20.13      RULES AND REGULATIONS.

(a)          Landlord shall have the right, from time to time during the term of this Lease, to make reasonable changes in, and reasonable additions to, the Rules and Regulations set forth in Exhibit E provided that such changes or additions

(i)            shall be similar to rules and regulations of comparable first-class office buildings,

(ii)           shall not apply to matters other than matters similar to those covered in the Rules and Regulations set forth in Exhibit E,

(iii)          do not unreasonably interfere with the use of the Premises by Tenant, and

(iv)          shall not affect Tenant only and shall not be enforced against Tenant in a discriminatory manner, except, in each case, with respect to the License Area (which is specific to Tenant).

Said rules and regulations, as changed in accordance with this Section from time to time, are hereinafter called the “Rules and Regulations”.

(b)         Tenant’s right to dispute the reasonableness of any change in the Rules and Regulations of which Tenant shall have received written shall be deemed waived unless the same is asserted by service of a notice upon Landlord within ninety (90) days after notice is given to Tenant of the adoption of any such change.

(c)          Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant. Landlord shall not be liable to Tenant for violation of the Rules and Regulations or of any other lease by other tenants or occupants of the Building, or their servants, agents, visitors or licensees. Notwithstanding the foregoing, Landlord shall not enforce against Tenant any Rules and Regulations which Landlord shall not then be enforcing generally against a majority of other office tenants in the Building. If there shall be any express inconsistencies between this Lease and any Rules and Regulations (now existing or hereafter adopted), the provisions of this Lease shall prevail.

20.14     DEVELOPMENT RIGHTS. Tenant hereby expressly and irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961 and as subsequently amended) with respect to the Premises, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Property; provided, however, that in no event shall any such zoning lot merger or transfer of development rights unreasonably interfere with Tenant’s use and enjoyment of the License Area pursuant to the terms and conditions of this Lease. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and Landlord shall promptly pay, or reimburse Tenant for, all reasonable costs and expenses, attorneys’ fees and disbursements and other fees incurred by Tenant in connection therewith.

20.15     ESTOPPEL CERTIFICATES. Each party agrees, at any time and from time to time, as reasonably requested by the other party, upon not less than ten (10) Operating Days’ prior notice, to execute and deliver to the other a written certified statement executed and acknowledged by an appropriate individual representing such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then Annual Fixed Rent and Additional Rent, (c) setting forth the date to which the Annual Fixed Rent, Additional Rent and other charges, if any, have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the security deposit, if any, held by Landlord under this Lease, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the person to which all notices and communication under this Lease shall be sent, (h) stating the Access Date, the Rent Commencement Date and the Expiration Date, (i) if applicable, stating whether or not there are any amounts of contribution by Landlord towards the cost of Tenant’s work not yet advanced to Tenant, (j) stating what portion of the Premises Tenant is in possession and occupancy of pursuant to this Lease, (k) if applicable, and to the best of Tenant’s knowledge, all work required to be completed by Landlord in connection with preparing the Premises for Tenant’s initial occupancy has been completed by Landlord, and (l) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 20.15 may be relied upon by others with whom the party requesting such certificate may be dealing, which may, for Landlord, include, without limitation, any purchaser or owner of the Land or the Building, or of Landlord’s interest (directly or indirectly) in the Land or the Building or any Underlying Lease, or by any Mortgagee or Overlandlord, or by any purchaser of the interest of any Mortgagee or Overlandlord (directly or indirectly) in the Land or the Building, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant. Together with its response to each such request hereunder, Tenant shall use commercially reasonable efforts to provide to Landlord a similar written statement certified to Landlord with respect to each sublease or other occupancy agreement from every subtenant and other occupant of the Premises, provided, however, that Tenant’s failure to obtain same shall not in any way be construed as a default by Tenant under this Lease for which for which (A) this Lease could be terminated, (B) Tenant could be denied Landlord’s Contribution or (C) Tenant could be denied an abatement under Section 20.12(b) and/or Section 20.16(c).

20.16     SELF-HELP.

(a)          If an Event of Default shall occur under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any of the provisions of a Superior Lease or Mortgage with respect to provisions as to which Tenant has actual notice of (provided, however, that such provisions do not decrease Landlord’s obligations under this Lease (except to a de minimis extent) or increase Tenant’s non-monetary obligations under this Lease (except to a de minimis extent) or monetary obligations under this Lease to any extent), or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may, after reasonable prior notice to Tenant except in an emergency (in which event Landlord shall provide Tenant with such notice as is reasonably practicable under the circumstances), perform the same for the account of Tenant or make any expenditure or incur any obligation for the payment of money for the account of Tenant. All reasonable amounts expended by Landlord in connection with the foregoing (but only to the extent that the action taken or permitted to be taken by Tenant would otherwise constitute a default under this Lease (including, without limitation, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession of the Premises, and the cost thereof), with interest thereon at the Lease Interest Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor.

(b)           If Landlord shall default in the observance or performance of any term or provision of this Lease on Landlord’s part to be observed or performed with respect to making repairs to the Premises or any portion thereof and such failure continues for thirty (30) days after prior notice thereof to Landlord or such shorter period, if any, as may be feasible in case of an emergency involving an imminent threat to life or property (such notice to expressly state Tenant’s intention to exercise its rights under this Section 20.16(b), then, unless such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days (or such shorter period) and Landlord shall not have failed to commence to remedy such default within such thirty (30) day period (or such shorter period) or to thereafter to diligently prosecute to completion all steps necessary to remedy such default, Tenant, without being under any obligation to do so and without thereby waiving such default, may (subject to the terms of Article 8 hereof, to the extent applicable) remedy such default and perform such repair (but only to the affected portion or portions of the Premises or on the applicable floor of the Premises and nowhere else in the Building) for the account and at the expense of Landlord. All reasonable expenditures made by Tenant in connection therewith, including, but not limited to, reasonable attorney’s fees and disbursements in instituting, prosecuting or defending any action or proceeding, shall, at Landlord’s option, either be paid to Tenant by Landlord within thirty (30)  days after submission by Tenant to Landlord of a reasonably detailed invoice therefor or credited against the next installment of Fixed Rent or Recurring Additional Rent thereafter becoming due hereunder.

(c)           Except as otherwise provided herein, in the event that (a) Tenant is unable to use ten thousand (10,000) or more contiguous Rentable Square Feet of the Premises for the ordinary conduct of Tenant’s business due to Landlord’s breach of an obligation under this Lease to provide services, perform repairs, or comply with legal requirements and such condition continues for a period in excess of fourteen (14) consecutive days, subject to delays resulting from Force Majeure, after Tenant gives a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to use the Premises or such portion thereof is solely due to such condition (provided that no notice shall be required where Tenant’s inability to use such portion of the Premises results from the closure of the Building or the unavailability of elevator service in substantially all of the Building), (b) Tenant does not actually use or occupy the Premises or such portion thereof for the ordinary conduct of Tenant’s business during such period, and (c) such condition has not resulted from the negligence, willful misconduct, breach of contract, violation of the provisions of this Lease by Tenant or any Tenant Related Party beyond any applicable notice and cure period or violation of law required to be complied with by Tenant, then Annual Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment and all other Additional Rent (except to the extent such portion of the Premises continues to receive at Tenant’s request certain services from Landlord, with respect to which services Tenant shall continue to pay the Additional Rent payable in respect thereof in accordance with the applicable terms of this Lease) shall be abated as to the Premises or such affected portion of the Premises on a per diem basis for the period commencing on the fifteenth (15th) day after Tenant gives the Abatement Notice, and ending on the earlier of (i) the date Tenant reoccupies the Premises or such portion thereof for the ordinary conduct of its business, or (ii) the date on which such condition is substantially remedied and Landlord has notified Tenant in writing thereof. Notwithstanding the foregoing, if the portion of the Premises that is rendered unusable makes the continued operation of the remainder of the Premises unusable for the Permitted Uses and Tenant actually ceases conducting its business in the normal course thereof in such remaining portion of the Premises and Tenant does not actually occupy such other portion, such remaining portion shall be deemed to be part of the space subject to the abatement provided herein (provided Tenant so indicates in the Abatement Notice) and the Rent for the entire Premises shall be similarly abated in accordance with the terms of this Section 20.16(c) until all or a portion thereof (but only to the extent of the portion thereof) again becomes usable for the ordinary conduct of business.

20.17     HOLDING OVER. If Tenant remains in possession of the Premises (or any portion thereof) after the expiration or other termination of the Lease Term, then, at Landlord’s option, Tenant shall be deemed to be occupying the entire Premises as a month- to-month tenant only, at a monthly rental equal to (a) during the first month of any such holding over, one hundred twenty five percent (125%) of the greater of (x) the Annual Fixed Rent and any recurring Additional Rent payable hereunder during the last month of the Lease Term and (y) the then current market rent for the Premises, (b) for the following two months of any such holding over, one hundred fifty percent (150%) of the greater of (x) the Annual Fixed Rent and any recurring Additional Rent payable hereunder during the last month of the Lease Term and (y) the then current market rent for the Premises, and (c) thereafter, one hundred seventy-five percent (175%) of the greater of (x) the Annual Fixed Rent and any recurring Additional Rent payable hereunder during the last month of the Lease Term and (y) the then current market rent for the Premises, and otherwise on the terms and conditions set forth in this Lease, as far as applicable. Tenant shall also pay all non-recurring Additional Rent payable under the terms of this Lease, prorated for each month during which Tenant remains in possession if applicable. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Expiration Date, including, without limitation, any claims made by any succeeding tenant and any lost profits, and such obligations shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, provided that Tenant does not hold over in the Premises for more than three (3) months, Landlord hereby waives the right to proceed against Tenant for any claims made by any succeeding tenant, any lost profits and any other consequential damages relating to or arising from such three (3) month period; it being intended that if Tenant holds over for more than three (3) months, Tenant shall be liable for any claims made by any succeeding tenant, any lost profits and any other consequential damages from the commencement of such holdover. The provisions of this Section 20.17 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease, or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Lease Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 20.17. Tenant’s obligations under this Section 20.17 shall survive the expiration or earlier termination of this Lease. Promptly following the entering into of any lease for all or any portion of the Premises for a term commencing following the expiration or earlier termination of the Lease Term (a “Subsequent Premises Lease”), Landlord shall deliver to Tenant written notice of (i) the entering into of such Subsequent Premises Lease; (ii) the portion of the Premises reasonably anticipated to be demised under such Subsequent Premises Lease and (iii) the date Landlord reasonably requires surrender of the Premises (or applicable portion thereof) for Landlord to complete any work and/or provide access to the applicable tenant under such Subsequent Premises Lease.

20.18    RENT CONTROL. If any of the Annual Fixed Rent or Additional Rent payable under the terms and provisions of this Lease shall be or become uncollectable, reduced or required to be refunded because of the laws and requirements of any public authorities, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rent which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

20.19    COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

20.20     ENTIRE AGREEMENT. This Lease (including the Exhibits attached hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

20.21     NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

20.22     SECURITY DEPOSIT.

(a)           Upon execution by Tenant of this Lease, Tenant shall furnish to Landlord, at Tenant’s option, either (i) at Tenant’s sole cost and expense, a clean, irrevocable and unconditional letter of credit (the “Letter of Credit”) drawn in favor of Landlord substantially in the form attached hereto as Exhibit G-1 or (ii) a limited guaranty from William Ackman in favor of Landlord substantially in the form attached hereto as Exhibit G-2 (the “Guaranty”). Tenant shall have the option to (x) replace the Letter of Credit with the Guaranty and (y) replace the Guaranty with the Letter of Credit from time to time upon prior written notice to Landlord. The Letter of Credit shall have a face amount equal to the amount of the Security Deposit and shall be assignable, upon request, to any Overlandlord, Mortgagee or successor to Landlord at no additional charge to Landlord. Any Letter of Credit which replaces the initial Letter of Credit delivered hereunder is referred to as a “Replacement Letter”. Any Replacement Letter shall be in a face amount at least equal to the Security Deposit then required hereunder. The initial Letter of Credit and any Replacement Letter are herein sometimes referred to simply as a “Letter”. Each Letter shall be issued by and drawn on JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., PNC Bank, N.A., Wells Fargo Bank, N.A., or another commercial bank acceptable to Landlord in its reasonable discretion and at a minimum having a long-term issuer credit rating of A- from Standard & Poor’s Professional Rating Service, A3 from Moody’s Professional Rating Service or A- from Fitch Group, Inc. (the “Minimum Rating”). As of the date of this Lease, Landlord hereby approves Bank of New York as an acceptable issuing bank for the Letter of Credit. If the issuer’s credit rating is reduced below the Minimum Rating, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a Replacement Letter that is reasonably satisfactory to Landlord within ten (10) Operating Days following Landlord’s written demand. If the issuer of any Letter held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity then, effective as of the date such receivership or conservatorship occurs, said Letter shall be deemed not to meet the requirements of this Section, and Tenant shall obtain from a different issuer a Replacement Letter that complies in all respects with the requirements of this Section within ten (10) Operating Days following the date such receivership or conservatorship occurs. In any event, Tenant shall, not later than sixty (60) days prior to the expiration of the term of the initial Letter of Credit or any Replacement Letter, deliver to Landlord a Replacement Letter such that a Letter shall be in effect at all times after the date of this Lease until sixty (60) days beyond the end of the Lease Term, and any extensions or renewals thereof, and thereafter so long as Tenant is in occupancy of any part of the Premises. If Tenant fails to deliver to Landlord a Replacement Letter within the time limits set forth in this Section, Landlord may, without limiting Landlord’s other rights or remedies on account of such failure, draw down the full amount of the existing Letter without notice or demand and retain and apply the proceeds thereof as substitute security subject to the provisions of this Section. Tenant shall be responsible for the payment of any and all costs incurred with the review of any Replacement Letter (including without limitation Landlord’s reasonable attorneys’ fees). Any and all fees or costs charged by the issuer in connection with the issuance, maintenance or transfer of the Letter shall be paid by Tenant. If a Letter is lost, mutilated, stolen, or destroyed, Tenant shall reasonably cooperate with Landlord to have the Letter replaced at Landlord’s cost (including Tenant’s reasonable attorneys’ fees). The Security Deposit (whether a Letter, cash or other collateral) will not operate as a limitation on any recovery to which Landlord may be entitled.

(b)           Landlord shall hold the Letter as security for the performance by Tenant of all obligations on the part of Tenant hereunder. If an Event of Default occurs, or if Tenant remains in occupancy of any part of the Premises beyond the expiration of the Lease Term without Landlord’s written consent, Landlord shall have the right from time to time, without notice and without prejudice to any other remedy Landlord may have on account thereof, and upon presentation of a certificate of demand, to draw upon any Letter and apply any funds so drawn to Landlord’s damages arising from, or to cure, any default by Tenant, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so apply any funds, Tenant shall, within ten (10) Operating Days following Landlord’s written demand, restore the Letter to the face amount required hereunder. Landlord shall have the right to hold and draw upon the Letter pursuant hereto until thirty (30) days after (i) the expiration of the Lease Term (or the applicable extension or renewal period, if any) or (ii) the date Tenant has vacated the Premises, whichever is later. If there then exists no monetary default or material non-monetary default by Tenant in any of the terms or conditions hereof of which Tenant has received notice, Landlord shall return the Letter, or, if applicable, the remaining proceeds thereof, to Tenant, promptly after the expiration of such sixty (60) day period. If Landlord conveys Landlord’s interest under this Lease, any Letter or, if applicable, the proceeds thereof, shall be turned over and assigned by Landlord to Landlord’s grantee (or, at Landlord’s election, Tenant shall furnish Landlord’s successor with a new Replacement Letter showing such successor as payee, provided that the original Letter then outstanding shall be simultaneously returned to Tenant). From and after any such transfer, assignment or return, Tenant agrees to look solely to such grantee for proper application of the funds in accordance with the terms of this Section and the return thereof in accordance herewith. No Overlandlord or Mortgagee shall be responsible to Tenant for the return or application of any such Letter, or, if applicable, the proceeds thereof, whether or not it succeeds to the position of Landlord hereunder, unless such Letter shall have been received in hand by, and assigned to, such Overlandlord or Mortgagee.

(c)           For purposes hereof, the “First Reduction Date” shall mean the fifth (5th) anniversary of the Rent Commencement Date, the “First Reduction Period” shall mean the First Reduction Date plus the ninety (90) day period following the First Reduction Date, the “Second Reduction Date” shall mean the tenth (10th) anniversary of the Rent Commencement Date, and the “Second Reduction Period” shall mean the Second Reduction Date plus the ninety (90) day period following the Second Reduction Date. Provided that at the time of each such reduction (a)  no monetary default, or non-monetary default of which Tenant has received notice, shall then exist and (b) Tenant shall not have failed to timely pay any Annual Fixed Rent and/or Tenant’s Share of Taxes (beyond any applicable notice and grace periods hereunder) more than three (3) times during the prior three (3) years, then Tenant shall have the right, by delivery of a Replacement Letter or an amendment to the existing Letter, (i) during the First Reduction Period, to reduce the amount of the Security Deposit by an amount equal to $2,012,397.67 and (ii) during the Second Reduction Period, to reduce the amount of the Security Deposit by an amount equal to $1,509,373.25. Landlord shall cooperate reasonably with Tenant to effect each such reduction of the amount of the Letter of Credit and the maximum liability of any guarantor under the Guaranty shall automatically be reduced so that it is equal to the amount of the Security Deposit from time to time required by this Section 20.22(c) as more particularly set forth in the Guaranty.

20.23     FINANCIAL STATEMENTS.

(a)           Tenant represents and warrants to Landlord that (i) the financial statements of Tenant heretofore delivered to Landlord are true and correct and fairly reflect the financial condition of Tenant in all material respects and (ii) as of the date of this Lease, there has been no material adverse change in the condition, financial or otherwise, of Tenant from the date of such financial statements which would reasonably be expected to affect Tenant’s ability to perform its obligations hereunder.

(b)            During the Lease Term, upon Landlord’s written request, within the later of (x) 150 days after the end of each fiscal year of Tenant and (y) 30 days after delivery of Landlord’s written request therefor (it being agreed that, except as set forth below, Landlord may not make such a request more than once in any calendar year during the Lease Term and except to the extent otherwise required by Mortgagee and/or Overlandlord), Tenant shall deliver to Landlord or its Mortgagee or Overlandlord (provided such Mortgagee and/or Overlandlord agrees to keep same strictly confidential in accordance with the terms and conditions of Section 20.25(c) as if it were Landlord), a copy of Tenant’s audited or, to the extent unavailable, unaudited balance sheet, statement of income and retained earnings for Tenant’s fiscal year just ended, certified by an officer of Tenant (and, if available, certified by an independent certified public accountant as presenting fairly, in all material respects, the financial condition of Tenant and the results of its operations in accordance with GAAP). Furthermore, upon Landlord’s request, and subject to Section 20.25(c) below, Tenant shall reasonably cooperate with Landlord to accommodate any reasonable request of any Overlandlord or Mortgagee for additional information regarding Tenant (including, without limitation, Tenant’s financial performance and creditworthiness).

(c)            Except as required by law or the requirements of any securities exchange applicable to Landlord, Landlord shall maintain such financial statements in strict confidence, provided that Landlord may disclose the same to any Overlandlord, any Mortgagee, Landlord’s existing and prospective partners, lenders, accountants, shareholders, investors, purchasers and attorneys, in each case, provided such party or parties have been advised of the confidentiality provisions contained herein and agree (in writing, except with respect to Landlord’s attorneys and accountants) to be bound by the same.

20.24     GOVERNING LAW, ETC. This Lease shall be governed by the laws of the State of New York applicable to agreements made and to be wholly performed within the State, as the same may from time to time exist. Landlord and Tenant agree that any claim or action relating to this Lease shall be brought and maintained exclusively in a state or federal court located in the Borough of Manhattan, State of New York, United States of America, and Tenant hereby submits to the jurisdiction of all such state and federal courts and waives any right to assert that such courts constitute an inconvenient forum. Tenant represents that it is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other jurisdiction to enforce any obligation or liability of Tenant arising, directly or indirectly, out of or relating to this Lease, no immunity from such suit, action or proceedings will be claimed by or on behalf of Tenant.

20.25     CONFIDENTIALITY.

(a)            Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law Tenant shall not disclose the same to any third party except for Tenant’s existing and prospective partners, lenders, accountants, consultants, brokers, shareholders, investors, purchasers and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may have an opportunity to seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

(b)            Landlord agrees that this Lease and the terms contained herein will be treated as strictly confidential and, except as required by law or the requirements of any securities exchange applicable to Landlord, Landlord shall not disclose the same to any third party except for Landlord’s existing and prospective partners, lenders, accountants, consultants, brokers, shareholders, investors, purchasers and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Landlord is required by law to provide this Lease or disclose any of its terms, Landlord shall give Tenant prompt notice of such requirement prior to making disclosure so that Tenant may seek an appropriate protective order. If failing the entry of a protective order Landlord is compelled to make disclosure, Landlord shall only disclose portions of this Lease that Landlord is required to disclose and will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

(c)            Landlord acknowledges that it or its agents or contractors (or employees of Landlord or of its agents or contractors) may, in the course of performing Landlord’s responsibilities or exercising Landlord’s rights under this Lease, be exposed to or acquire information which is proprietary to or confidential to Tenant or its Affiliates or their clients or to third parties to whom Tenant or its Affiliates companies owe a duty of confidentiality. Any and all non-public information of any form obtained by Landlord or its agents or contractors (or any such employees) in the performance of Landlord’s responsibilities or the exercise of Landlord’s rights under this Lease shall be deemed to be confidential and proprietary information. Landlord agrees that it (i) shall hold such information in strict confidence and shall not copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purpose whatsoever (other than the provision of services to Tenant as contemplated by this Lease), and Landlord shall use commercially reasonable efforts to cause its agents and contractors to comply with the foregoing, and (ii) shall advise each of its employees who may be exposed to such proprietary and confidential information of their obligations to keep such information confidential. This provision shall survive termination of the Lease.

20.26     PATRIOT ACT AND EXECUTIVE ORDER 13224. (a) As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including, without limitation, any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 19.1(f) of this Lease and shall be covered by the indemnity provisions of Section 11.1 of this Lease, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

(b)           As an inducement for Tenant to enter into this Lease, Landlord hereby represents and warrants that: (i) Landlord is not a (nor is it owned or controlled directly or indirectly by any) Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including, without limitation, any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Landlord of the foregoing representations and warranties shall be deemed a default of this Lease and shall be covered by the indemnity provisions of Section 11.14 of this Lease, and (y) the representations and warranties contained in this Section 20.26(b) shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

20.27     ELECTRONIC SIGNATURES. The parties acknowledge and agree that, subject to the terms of this paragraph, this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. “Electronic signature” shall mean faxed versions of an original signature or electronically scanned and transmitted versions (i.e., email of a pdf) of an original signature and, absent contrary written instructions by the transmitting party, the transmission of such an electronic signature by fax or email by one party hereto to the other party(ies) hereto shall constitute execution and delivery of this Lease by the transmitting party. Any party hereto executing this Lease by electronic signature shall promptly thereafter deliver such transmitting party’s original signature to this Lease to the recipient party(ies), but the failure to do so shall not affect the validity of this Lease.

20.28     TENANT EXCULPATION. Notwithstanding anything contained herein to the contrary, Landlord shall look solely to the assets of Tenant to enforce Tenant’s obligations hereunder and no member, partner, retired or withdrawn partner, shareholder, director, officer, principal, client, employee or agent, directly or indirectly, of Tenant or any members or partners of Tenant (collectively, “Tenant Exculpated Parties”) shall be personally liable for the performance of Tenant’s obligations under this Lease. Landlord shall not seek any damages against any Tenant Exculpated Party nor shall any file, record or work product of any Tenant Exculpated Party be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Landlord’s rights and remedies with respect to this Lease. The limitation on personal liability of the Tenant Exculpated Parties shall not in any manner constitute a waiver of or affect any of the obligations of Tenant under this Lease, nor limit Landlord’s rights to name any of the Tenant Exculpated Parties in any action or proceeding relating to this Lease to the extent necessary to recover any judgment from Tenant or Tenant’s assets or to recover possession of the Premises; provided that no such judgment shall be enforced against any of the Tenant Exculpated Parties. In furtherance of the foregoing, Landlord shall not have or benefit from any claim available to any creditor or trustee seeking recovery from any Tenant Exculpated Party of any portion of any distribution made by Tenant to such Tenant Exculpated Party consistent with Tenant’s customary past practice in the ordinary course of its business.

Nothing in the foregoing paragraph shall be deemed to be a waiver of Landlord’s rights to receive distributions from any assets recovered from the Tenant Exculpated Parties as a result of fraudulent conveyances, fraudulent transfer or other actions brought against such parties by or on behalf of Tenant’s bankruptcy estate and any settlements between Tenant’s bankruptcy estate and Tenant Exculpated Parties; provided, however, that Landlord shall be precluded from commencing, or joining or participating in, any such fraudulent conveyance, fraudulent transfer or other action under any applicable legal requirement against the Tenant Exculpated Parties in connection with any Tenant bankruptcy proceeding or otherwise.

20.29     REPRESENTATIONS.

(a)            Landlord represents and warrants as of the date of this Lease that (i)  Landlord is a duly formed and validly existing Delaware limited liability company authorized to do business in the State of New York, (ii) the execution, delivery and performance by Landlord of this Lease has been duly authorized by all necessary limited liability company action.

(b)            Tenant represents and warrants as of the date of this Lease that (i) Tenant is duly formed and validly existing Delaware limited partnership, authorized to do business in the State of New York and (ii) the execution, delivery and performance by Tenant of this Lease has been duly authorized by all necessary limited partnership action.

20.30     CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be liable hereunder to the other for any consequential, special or indirect damages, except with respect to Tenant, as set forth in Section 20.17 hereof.

20.31      APPORTIONMENT OF CHARGES. Notwithstanding anything to the contrary contained in this Lease, if more than one occupant of the Building, including Tenant, is chargeable by Landlord for the same costs and expenses relating to the same services or work requested by or provided to Tenant and such other occupant(s) of the Building for which Tenant is chargeable (whether performed on an overtime basis or otherwise), then Tenant shall only be charged for a proportionate share of such costs and expenses, which apportionment shall be based on the amount of services or work requested by such parties.

20.32     LANDLORD COOPERATION. Landlord agrees to reasonably cooperate with Tenant in Tenant’s effort to negotiate and implement an incentive package with various governmental authorities and utility companies (collectively, “Benefits”), to execute and deliver any estoppel and other certificates or documentation reasonably and customarily required by such governmental authorities or such utility companies and not to withhold its consent to any reasonably required ministerial modifications to this Lease, provided that no such cooperation, certificate, documentation or Lease modification shall (a) increase any obligation of Landlord under this Lease or any other agreement affecting or relating to the Property (except to a de minimis extent), (b) adversely affect any right of or benefit to Landlord under this Lease or any other agreement affecting or relating to the Property (except to a de minimis extent), (c) relieve Tenant of any of its obligations under this Lease, (d) otherwise adversely affect Landlord or any Landlord Party or (e) adversely affect (i) Landlord’s financing pursuant to any Mortgage and (ii) any Underlying Lease. Any and all fees, costs and expenses imposed by such governmental authorities or such utility companies with respect to the obtaining of any Benefits shall be borne solely by Tenant, and Tenant shall reimburse Landlord within thirty (30) days of Landlord’s demand, as Additional Rent, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant’s requests and in cooperating with Tenant as provided in this Section 20.32, including, without limitation, the reasonable cost and expenses of Landlord’s counsel, consultants and professionals. Nothing contained herein shall require Landlord to cooperate with Tenant with respect to any Benefits to the detriment of any other tenant in the Building, provided that with respect to Landlord’s cooperation with tenants related to Benefits, Landlord’s cooperation shall be provided on a first-come first-served basis.

ARTICLE 21

OPTIONS TO EXTEND

21.1       TENANT’S OPTIONS. Provided that at the time of such exercise and upon the commencement of each Extended Term (i) there then exists no continuing Event of Default, (ii) this Lease is then in full force and effect, and (iii) Tenant and/or its Affiliates are in actual occupancy of at least ninety percent (90%) of the Premises, Tenant shall have the irrevocable right and option (each, an “Extension Option”) to extend the Lease Term with respect to the entire Premises for either (a) three (3) successive extended terms of five (5) years each (each to be executed separately) or (b) one (1) extended term of fifteen years (each an “Extended Term”). For purposes of this Article 21, all references to the Premises shall be deemed to include the License Area. The Extended Term shall commence on the day immediately succeeding the Expiration Date of the initial Lease Term (or the first or second Extended Term, if and as applicable). Tenant shall exercise the applicable Extension Option by giving notice to Landlord of its desire to do so not later than twelve (12) months prior to the Expiration Date of the initial Lease Term (or the first or second Extended Term, if and as applicable). Provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) shall have been satisfied, the giving of such notice by Tenant shall automatically extend the Lease Term for the applicable Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the initial Lease Term (or the first or second Extended Term, if and as applicable), and Tenant shall have no further option to extend the Lease Term, it being agreed that time is of the essence with respect to the giving of such notice. Notwithstanding the foregoing, Landlord may waive any or all of the conditions set forth in the foregoing clauses (i) and (iii), at its election, by written notice to Tenant at any time. Each Extended Term shall be on all the terms and conditions of this Lease, except that (1) in the event that Tenant makes the election under clause (a) of the first sentence of this Section 21.1, during the third Extended Term, or (2) in the event that Tenant makes the election under clause (b)  of the first sentence of this Section 21.1, during the second Extended Term, Tenant shall have no further option to extend the Lease Term, and the Annual Fixed Rent for each Extended Term shall be determined as provided below. Each Extension Option shall be personal to Original Tenant and shall be void if the interest of the tenant under the Lease is otherwise assigned or transferred.

21.2       EXTENDED TERM RENT. The Annual Fixed Rent for each Extended Term shall be the greater of (a) the Annual Fixed Rent payable hereunder during the last month of the Lease Term and (b) ninety five percent (95%) of the Fair Market Rent for the Premises as of the commencement of the applicable Extended Term. During each Extended Term, Tenant shall in all events pay Tenant’s Share of Taxes and Operating Expenses as Additional Rent in accordance with Article 6 of this Lease provided that Base Taxes and Base Operating Expenses shall be updated in connection with the determination of the Fair Market Rent.

21.3       EXTENDED TERM RENT DETERMINATION.

(a)            If, pursuant to the provisions of Section 21.1 hereof, Tenant has exercised validly an Extension Option, then, for purposes of establishing the Annual Fixed Rent payable by Tenant during the applicable Extended Term under the provisions of Section 21.2 above, the term “Fair Market Rent” shall mean the then current fair market rental value per annum for the Premises as of the commencement of the applicable Extended Term, taking into account all relevant factors but excluding any additional value attributable to any Alterations (including Tenant’s Work) which are above standard office installations in First Class Buildings and which were performed by or on behalf of Tenant at Tenant’s sole cost. A determination of the Fair Market Rent payable for the Premises during each Extended Term shall be made in the manner described in Sections 21.3(b), (c) and (d) below.

(b)            If Tenant shall have exercised an Extension Option, then no later than six (6) months prior to the Expiration Date of the initial Lease Term (or the first or second Extended Term, if and as applicable), Landlord, in a notice given to Tenant, shall specify its initial good faith determination of the Fair Market Rent for the Premises during the applicable Extended Term. Within twenty (20) days after receipt of Landlord’s notice, Tenant shall notify Landlord of Tenant’s initial good faith determination of the Fair Market Rent for the Premises. If, within thirty (30) days after receipt of Tenant’s notice, Landlord and Tenant fail to reach agreement on the determination of the Fair Market Rent to be paid by Tenant for the Premises during the applicable Extended Term, then either Landlord or Tenant (the “Initiating Party”) shall initiate the proceedings for such determination by notice to the other, and by designating in such notice the name and address of a commercial real estate broker, consultant or appraiser unaffiliated with the designating party and having at least ten (10) years’ experience in the leasing of first-class office space in Manhattan (hereinafter called a “Qualified Appraiser”). Within twenty (20) days after receipt by the other party (the “Responding Party”) of such notice, the Responding Party, by notice given to the Initiating Party, shall designate the name and address of another Qualified Appraiser willing so to act in such determination. If the Responding Party shall fail, neglect or refuse within said 20-day period to designate another Qualified Appraiser willing so to act, the Qualified Appraiser designated by the Initiating Party shall alone conduct the determination of the Fair Market Rent for the Premises during the applicable Extended Term. If two (2) Qualified Appraisers have been designated as aforesaid, such Qualified Appraisers shall appoint an additional Qualified Appraiser (the “Third Qualified Appraiser”) who is willing so to act in such determination, and notice of such designation shall be given both to the Initiating Party and to the Responding Party. If the two (2) Qualified Appraisers do not, within a period of ten (10) days after the appointment of the latter of them, agree upon and designate a Third Qualified Appraiser willing so to act, either Qualified Appraiser previously designated may request the New York Office of the AAA to designate a Third Qualified Appraiser willing so to act and a Third Qualified Appraiser so appointed shall, for all purposes, have the same standing and powers as though the Third Qualified Appraiser had been timely appointed by the Qualified Appraisers first appointed. In case of the inability or refusal to serve of any person designated as a Qualified Appraiser, or in case any Qualified Appraiser for any reason ceases to be such, a Qualified Appraiser to fill such vacancy shall be appointed by the Initiating Party, Responding Party, the Qualified Appraisers first appointed or the New York Office of the AAA, as the case may be, whichever made the original appointment, or, if the party which made the original appointment fails to fill such vacancy, upon application of any Qualified Appraiser who continues to act or by the Initiating Party, the Responding Party or the New York Office of the AAA, and any Qualified Appraiser so appointed to fill such vacancy shall have the same standing and powers as though appointed originally. The resulting board of Qualified Appraisers, forthwith upon their appointment, shall (i) hear the parties to this Lease and their respective witnesses, and each of the parties shall upon the conclusion of their presentation be required to submit a complete statement (the “Fair Market Rent Proposal”) setting forth in detail all of the relevant economic terms of the parties’ proposed determination of the Fair Market Rent (it being understood that Landlord’s and Tenant’s respective proposed determinations may differ from Landlord’s and Tenant’s initial determinations of the Fair Market Rent given to the other party in accordance with the first two (2) sentences of this clause (b) and, in such event, the Qualified Appraisers shall not take into account any determinations of such Fair Market Rent previously given by Landlord or Tenant, as the case may be, to the other party), (ii)  examine the records relating to the Building and such other documents and records as may, in their judgment, be necessary and (iii) select in the manner hereinafter provided, the Fair Market Rent for the Premises to become applicable during the applicable Extended Term. In determining the Fair Market Rent for the Premises during the applicable Extended Term, the parties, and any Qualified Appraisers shall take into account (A) the presentation of the parties regarding the current fair market rental value of the Premises, (B) Tenant’s payments under this Lease with respect to Taxes and Operating Expenses as provided in Article 6 of this Lease provided that Base Taxes and Base Operating Expenses shall be updated in connection with the determination of the Fair Market Rent, and (C) all other factors relevant to the determination of the fair market rental value of the Premises.

(c)            The determination of Fair Market Rent for the Premises shall be determined by the Third Qualified Appraiser (or the sole Qualified Appraiser in the event that the Responding Party did not designate another Qualified Appraiser) selecting, in its entirety, without modification, the Fair Market Rent Proposal submitted by either Landlord or Tenant as the Fair Market Rent, whichever such Third Qualified Appraiser believes most accurately reflects the then current fair market rental value per annum for the Premises.

Each of Landlord and Tenant shall pay the costs and fees of the Qualified Appraiser chosen by it, and Landlord and Tenant shall share the costs and fees of the Third Qualified Appraiser. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel.

21.4       RETROACTIVE ADJUSTMENTS; AMENDMENT.

(a)            If, pursuant to the preceding provisions of this Article 21, Fair Market Rent has not been determined as of the date the same is to become effective, Tenant shall pay on account of Annual Fixed Rent the average of the rent specified by Landlord as the Fair Market Rent the average of the rent specified by Landlord as the Fair Market Rent and the rent specified by Tenant as the Fair Market Rent in their respective Fair Market Rent Proposals until such determination is made. If, based upon the final determination of such Fair Market Rent as provided herein, such payments made by Tenant on account of Annual Fixed Rent for the applicable Extended Term were (i) less than the Fair Market Rent as finally determined in accordance with the provisions hereof, Tenant shall pay to Landlord the amount of such deficiency, within thirty (30) days after final determination of the Fair Market Rent, or (ii) greater than the Fair Market Rent as finally determined in accordance with the provisions hereof, Landlord shall credit the amount of such excess against the next installments of rent due under this Lease.

(b)            If Tenant shall validly exercise an Extension Option, it shall promptly after such election and the determination of the Fair Market Rent enter into a mutually acceptable form of an amendment to the Lease incorporating the terms of such leasing, but failure to do so shall have no effect on Tenant’s agreement to extend the Lease Term for the applicable Extended Term.

ARTICLE 22

TERRACE AND ROOFTOP LICENSE

22.1       LICENSE AREA, TERM AND USE. Subject to and in accordance with the terms and conditions of this Article 22, Landlord hereby grants to Tenant an exclusive license (the “License”), revocable only as set forth herein, to use the area of the exterior of the Building located on portions of the ninth floor and the roof of the Building, as more particularly shown on Exhibit M attached to this Lease (the “License Area”), for the installation of a tennis court, which may be enclosed to the extent permitted by applicable legal requirements (and related recreational facilities) and dedicated mechanicals in connection with the operation of Tenant’s business at the Premises for the Permitted Use, and for no other purpose. The term of the License shall commence on the Access Date and shall expire on the Expiration Date unless this Lease is otherwise extended (the “License Term”), provided that (i) subject to Section 5.1(b), the License shall terminate immediately at any such time that Landlord’s right to permit Tenant to utilize the License Area pursuant to any applicable law or legal requirement terminates, expires or is revoked, and (ii) the License shall terminate immediately upon the termination or expiration of this Lease. The License Area shall be utilized by Tenant on a continuous basis as permitted pursuant to any applicable any applicable law or legal requirement in accordance with Exhibit E and Tenant shall not use, or suffer or permit anyone to use, the License Area for any purpose whatsoever except as permitted by any applicable law or legal requirement (or pursuant to the express provisions of Article 13 hereof). Tenant’s use of the License Area shall at all times be (x)  subject to all applicable any applicable legal and insurance requirements and the terms and conditions and rules and regulations which may now or hereafter be reasonably imposed by Landlord or any governmental agency having jurisdiction over the Property, and (y) except to the extent otherwise set forth in this Article 22, governed in all respects by the terms, covenants, conditions and provisions of this Lease, as though the License Area were part of the Premises.

22.2       LANDLORD’S REVOCATION RIGHTS. Provided Landlord complies with the final sentence of Section 9.1 of this Lease, Landlord shall have the right to revoke the License granted herein in whole or in part if necessitated by any requirements of any governmental authority having jurisdiction over the Property. In the event that the License is revoked in whole or in part, Tenant shall promptly discontinue its use of the License Area (or such part thereof) and shall quit and vacate same in the manner as set forth in this Lease, and Tenant shall remove all of its fixtures and other property located within the License Area (or such part thereof) within a reasonable time period and shall repair and restore any damage which may have been caused by the installation or use of Tenant’s fixtures and personal property or the removal thereof. If Landlord revokes the License pursuant to the provisions of this Section 22.2, then, except as expressly set forth in Section 5.1(b), Landlord shall have no liability to Tenant, Tenant shall not be entitled to any abatement or reduction of rent, and this Lease shall continue in full force and effect and Tenant shall continue to operate its business within the Premises in accordance with the terms and conditions of this Lease.

22.3       LICENSE AREA PLANS; TENANT INSTALLATIONS. Tenant may, at its sole cost and expense, provide, furnish and install tables, chairs and other fixtures or furniture in the License Area. Prior to the installation of any furniture in the License Area, Tenant shall submit for Landlord’s prior written approval (to be granted or withheld in Landlord’s reasonable discretion), plans and specifications (the “License Area Plans”), including, without limitation, furniture specifications and layout plans for the License Area (including specifications for the design and layout of any new hand railings and anchors for the hand railings to be installed on the perimeter of the License Area) . Any changes to the License Area Plans shall require Landlord’s prior written approval, which shall be granted or withheld in Landlord’s reasonable discretion. Tenant warrants and represents that the quality and workmanship (including, without limitation, finishes and furniture) of any Alterations Tenant makes in the License Area, as well as the appearance of the License Area upon the completion thereof, shall be equal to or better than the quality, workmanship and appearance of Tenant’s Work with respect to the Premises. During the License Term, except as otherwise expressly set forth herein, Landlord shall not have the right to relocate, remove or interfere with the use and enjoyment by Tenant of any equipment or installations of Tenant (including, without limitation, any tennis court and/or enclosure with respect thereto) located within the License Area without the written consent of Tenant in Tenant’s sole and absolute discretion.

22.4       MAINTENANCE AND REPAIR. Subject to Tenant using the License Area as set forth herein, during the License Term, Tenant shall be solely responsible, at its sole cost and expense, for the policing and removal of all garbage and debris from, and the maintenance, cleaning and repair of, the License Area, including, without limitation, all furniture located therein, which furniture shall at all times be kept in neat, clean and first-class condition in the manner consistent with the maintenance and cleaning required by Landlord for the Office Premises. The furniture to be provided, furnished and installed by Tenant in the License Area shall be deemed to be Tenant’s Property. Furthermore, Tenant shall be obligated at its sole expense, to remove and store all furniture and personal property during the “off season” months of the License Term when Tenant is not regularly using the outdoor-portion of the License Area. In the event that Tenant shall fail to maintain and repair the License Area and the furniture located therein as required to preserve same in good order and condition (and if Tenant fails to cure such condition within ten (10) days after the giving by Landlord of a notice thereof to Tenant), then Landlord may, at Landlord’s option, perform such maintenance or repair at Tenant’s expense, and Tenant shall pay to Landlord, as Additional Rent under this Lease, the reasonable out-of-pocket cost thereof within thirty (30) days after the submission by Landlord of a bill therefore. Landlord shall be entitled, at any time upon reasonable notice to Tenant, to enter the License Area to inspect the same or to perform repairs or additions therein, provided however, that Landlord shall have no obligation to perform any repairs or other work in or to the License Area.

22.5       ALTERATIONS. Except as set forth on the Plans and Specifications approved by Landlord in accordance with the terms of this Lease, Tenant shall not make any alterations, decorations, installations or improvements of any kind whatsoever to the License Area without obtaining Landlord’s prior written approval thereof, which approval shall be granted or withheld in Landlord’s reasonable discretion; provided, however, without Landlord’s prior written consent, but provided Tenant delivers prompt written notice thereof, Tenant may make decorative or cosmetic alterations to (a) any portion of the License Area on the roof of the Building that is not visible to the street or other portions of the roof of the Building available for use by other tenants or occupants of the Building and/or (b) any portion of the License Area consisting of the terrace on the ninth (9th) floor of the Building that is not visible to the street. Tenant shall not be entitled to install or display any signs, stands (unless approved in advance by Landlord in its reasonable discretion), promotional materials or advertisements within or outside the License Area. Subject to compliance with all applicable laws, legal requirements or municipal codes and Tenant’s compliance with the terms and conditions of this Lease, Landlord hereby consents to the installation by Tenant, as part of Tenant’s Work and at Tenant’s sole cost and expense, of a temporary enclosure (including a “bubble”) in the portion of the License Area on the roof of the Building, subject, however, to Tenant’s submission of detailed plans and specifications with respect to such installation for Landlord’s written approval prior to the installation thereof.

22.6       LICENSES AND PERMITS. During the License Term, Tenant shall be responsible at its sole expense for obtaining and maintaining any and all licenses, permits, consents or approvals that may be required by any governmental agency having jurisdiction over the use of the License Area in connection with Tenant’s operation of the License Area for the Permitted Use (and Landlord agrees to reasonably cooperate with Tenant in connection with Tenant’s obtaining and/or maintaining same provided Tenant hereby agrees to pay any reasonable out-of-pocket third party costs actually incurred by Landlord in connection therewith within thirty (30) days following Landlord’s written invoice and demand therefor). Tenant will provide Landlord with copies of all such licenses, permits, consents and approvals within ten (10)  days after the date that Tenant shall have obtained same and Tenant shall not use the License Area until such time that Tenant has obtained all such documentation and delivered copies thereof to Landlord. If, at any time, any such licenses, permits, consents or approvals shall expire and are not renewed or are revoked, withdrawn or terminated, as the case may be, the License shall immediately terminate and Tenant shall immediately discontinue its use of the License Area.

22.7       ADDITIONAL TAXES OR FEES. In the event that any agency having jurisdiction over the Building and/or the License Area thereof, as the case may be, shall impose a tax or other fee on Landlord in connection with the use of the License Area, Tenant shall pay to Landlord, as Additional Rent, any such tax or fee imposed in connection with the use of the License Area and Tenant shall pay the full amount of any fee or fine which may be imposed on Landlord or Tenant in connection with the use of the License Area of the Building if such fine is imposed due to an act or omission of Tenant hereunder; provided, however, no amounts due to Landlord pursuant to this Section 22.7 shall be duplicative of any amounts included in Operating Expenses and/or Taxes pursuant to Article 6 above.

22.8       INSURANCE. Tenant, at its expense, shall maintain at all times during the License Term insurance coverage with respect to the License Area, its use thereof and Tenant’s Property therein in compliance with Article 11 hereof, and any other insurance coverage reasonably required by Landlord with respect thereto.

22.9       NOISE RESTRICTIONS. In no event shall Tenant permit the emanation of noise, including the playing of any live or recorded music, from the License Area which (a) will violate any applicable laws, legal requirements or municipal codes or (b) in the reasonable judgment of Landlord, is not in keeping with the character and dignity of the Building.

22.10     DELIVERY OF LICENSE AREA; SERVICES. Except as set forth on Exhibit I attached hereto (or as otherwise expressly provided in this Lease), the License Area shall be accepted by Tenant without any representations or warranties by Landlord. By taking possession of the License Area, Tenant agrees that the License Area is in good order and satisfactory condition. Landlord shall have no obligation to alter, improve, decorate, or otherwise prepare the License Area for Tenant’s use and occupancy. Tenant further acknowledges and agrees that Landlord shall not be required to provide any services to the License Area and, to the extent any services are requested by Tenant, Tenant shall pay to Landlord, as Additional Rent under this Lease, all costs and expenses incurred by Landlord in connection with providing such services, together with a reasonable administrative charge, within thirty (30) days after the submission by Landlord of a bill therefor.

22.11     WINDOW CLEANING AND OTHER EQUIPMENT. Upon reasonable prior notice to Tenant, Landlord shall have the right, up to four (4) times in any twelve (12) month period, to temporarily place (but not permanently store) window cleaning equipment or other similar equipment within the portion of the License Area on the roof of the Building or in an area immediately adjacent or appurtenant thereto, provided, Landlord shall use commercially reasonable efforts to complete such window cleaning and remove such equipment as quickly as reasonably possible (and in any event within seven (7) days following the placement of such equipment within the License Area) so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit and in a manner so as to minimize interference with Tenant’s ordinary use and enjoyment of the License Area, it being understood that the foregoing shall in no event obligate Landlord to do such work on an “overtime” basis unless (1) requested by Tenant and (2) Tenant agrees to pay to Landlord, as Additional Rent hereunder, within thirty (30) days after Landlord’s written demand therefor, an amount equal to the difference between the regular rates and the overtime or other premium pay rates for labor and any other overtime costs or expenses incurred, as reasonably evidenced in Landlord’s written demand.

ARTICLE 23

RIGHT OF FIRST OFFER

23.1       RIGHT OF FIRST OFFER. (a) Provided that at the time of such exercise and as of the actual Delivery Date (1) there then exists no continuing Event of Default or default of which Landlord has given Tenant written notice, (2) this Lease is in full force and effect, and (3)  Original Tenant and/or its Affiliates are in actual occupancy of at least ninety percent (90%) of the Premises, then if at any time any space in the Building either (x) that is vertically or horizontally contiguous with the Office Premises (e.g., with respect to the initial Premises, the 8th floor of the Building and/or, following the Outside Expansion Notice Date, the portion of the 10th floor of the Building not constituting part of the initial Office Premises) or (y) located on the roof of the Building (“ROFO Space”) becomes “available for leasing” or Landlord anticipates in good faith that such space will become “available for leasing”, following the initial lease-up of such ROFO Space, Landlord shall deliver to Tenant a written notice (a “ROFO Notice”) (i) setting forth the date on which Landlord anticipates in good faith that Landlord shall deliver possession of the applicable Offered Space to Tenant in its entirety in accordance with the terms this Article 23 hereof (the “Estimated Delivery Date”), which Estimated Delivery Date shall in no event be more than fifteen (15) months or less than three (3) months following the date on which Landlord provides Tenant with such notice), (ii) identifying the ROFO Space that is so available (the “Offered Space”) and (iii) setting forth the FMV of the Offered Space determined by Landlord as of the date of the ROFO Notice (the “ROFO Offer”). Tenant shall, within thirty (30)  days after receipt of the ROFO Notice, by written notice (the “ROFO Election Notice”), either (I) accept the ROFO Offer (which, for the avoidance of doubt, will be for the entire Offered Space), or (II) reject the ROFO Offer, it being understood that Tenant’s failure to timely respond to the ROFO Offer as aforesaid shall be deemed a rejection thereof. Subject to the provisions of Section 23.1(h) hereof, any election by Tenant to accept or reject the ROFO Offer shall be irrevocable. If Tenant fails to timely elect to exercise any option to lease any such Offered Space in accordance with this Section 23.1(a), then, subject to and except as provided by Section 23.2, Tenant shall no longer be entitled to exercise the ROFO Option with respect to such Offered Space under this Section 23.1(a). Tenant’s option to lease Offered Space under this Section 23.1 shall be referred to herein as the “ROFO Option”. For purposes of this Article 23, the term “FMV” shall mean the then current fair market rental value per annum for the ROFO Space as of the Estimated Delivery Date, taking into account all relevant factors

(b)            If Tenant accepts a ROFO Offer, Landlord and Tenant shall, within thirty (30) days after the request of the other, subject to the terms of Section 23.1(d), after such election by Tenant enter into an amendment to this Lease adding the applicable Offered Space to the Premises and otherwise incorporating the terms contained in the applicable ROFO Notice, but the failure to enter into any such amendment shall not vitiate Tenant’s election nor the leasing of the applicable Offered Space in accordance with the terms hereof. If Tenant accepts the ROFO Offer, the Offered Space shall be delivered broom clean in its then “AS IS” condition with all Building systems serving such Offered Space operating in the condition in which such Building systems are required to be operating as set forth on Exhibit D, as applicable, with respect to the remainder of the Premises (but free of any furniture and other personal property of the prior tenant and if the same consists of less than a full floor, with the same legally demised) without representation or warranty by Landlord. Landlord shall deliver to Tenant on the applicable Delivery Date (as hereinafter defined) as many original ACP-5 certificates (or the then equivalent) for the Offered Space as are required by the DOB in connection with Tenant’s filings therewith certifying that no asbestos is required to be removed in order for Tenant to complete Tenant’s Alterations, but Landlord shall have no obligation to remove improvements made to any of the Offered Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the Offered Space for Tenant’s occupancy. Landlord shall use commercially reasonable efforts (without any obligation to commence or prosecute any in action in a court of law or to implement any arbitration process) to enforce the restoration obligations, if any, in the existing leases for any Offered Space with respect to which Tenant shall have exercised the ROFO Option. As used herein, the term “Delivery Date” means the date on which possession of the applicable Offered Space in its entirety is actually delivered by Landlord to Tenant in accordance with the provisions of this Article 23.

(c)            Subject to clause (d) immediately below, the term of the leasing of any Offered Space shall be coterminous with the then current Term. As used in this Article 23, the term “available for leasing” shall mean that Landlord reasonably anticipates that any ROFO Space shall be available for Tenant to lease in accordance with the terms of this Article 23 after the expiration or earlier termination of the initial lease with respect to such ROFO Space (including, without limitation, as a result of the exercise of any “recapture” right by Landlord). Notwithstanding anything herein to the contrary, the parties hereto acknowledge that Tenant’s rights under this Article 23 shall be subject and subordinate to (i) any fixed expansion options designating specific space in the Building held by any existing tenant with respect to such Offered Space or any portion thereof, provided such right was granted at the time of the signing of the initial lease with such tenant (but not to any right of first refusal or right of first offer or floating option contained in any such leases) and (ii) the renewal or extension of an expiring lease, sublease or other occupancy agreement with any existing occupant with respect to such Offered Space.

(d)           Notwithstanding anything to the contrary contained herein, if the Estimated Delivery Date for any Offered Space offered to Tenant as provided in this Article 23 is such, that upon the occurrence of the Estimated Delivery Date there will be less than five (5) years remaining in the Term, then Landlord shall have no obligation to accept a ROFO Election Notice from Tenant with respect to such Offered Space unless, if such offer is made prior to the then current Expiration Date, Tenant simultaneously with the delivery of such ROFO Election Notice (and as an express condition thereof) extends the Lease Term for the next applicable Extended Term as provided in Article 21 hereof.

(e)            If Tenant timely exercises the ROFO Option with respect to any Offered Space, then effective as of the applicable Delivery Date of such Offered Space: (i) the definition of Premises and Office Premises shall be modified to include such Offered Space; (ii) the Additional Fixed Rent shall be increased based upon the RSF of such Offered Space, (iii) the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, respectively, shall be increased accordingly; and (iv) Annual Fixed Rent shall be increased to include the FMV of such Offered Space as set forth in the ROFO Notice.

(f)             In the event Landlord fails or is unable to deliver the entire Offered Space to Tenant on the Estimated Delivery Date thereof as a result of the holding over of the prior tenant or for any other reason (other than Landlord’s willful refusal to deliver possession thereof to Tenant after such space has been vacated by the prior tenant thereof), Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession, and the exercise of the ROFO Option shall remain effective, but payments of Annual Fixed Rent and Additional Rent shall not commence with respect to such Offered Space until the date on which the same is actually delivered to Tenant (subject to any applicable rent concession period).

(g)            From time to time (but not more than one (1) time in any calendar year), Tenant may request from Landlord a schedule of the status of the lease-up of the ROFO Space, which schedule shall show all ROFO Space that is then leased, the tenant(s) to whom such ROFO Space is leased, the expiration date of each such lease, any renewal or expansion options or rights of first offer or refusal set forth in each such lease to the extent related to any ROFO Space and the ROFO Space to which they relate, and any early termination options set forth in each such lease. Landlord shall deliver such schedule within thirty (30) days after request therefor by Tenant.

(h)            Notwithstanding anything to the contrary contained herein, in the event Landlord fails or is unable to deliver to Tenant the entire Offered Space as to which Tenant has exercised a ROFO Option on the Estimated Delivery Date thereof set forth in the ROFO Notice as a result of the holding over of the prior tenant or for any other reason, Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession, and the exercise of such ROFO Option shall remain effective, but the Fixed Rent and Additional Rent shall not commence with respect to such Offered Space until the date on which the same is actually delivered to Tenant as required under this Article 23; provided, however, that if Tenant so elects (in Tenant’s sole discretion), the portion(s) of the Offered Space that can be delivered shall be delivered to Tenant and the Fixed Rent and Additional Rent applicable thereto, on an RSF basis, shall commence. Landlord shall promptly inform Tenant of any anticipated delay of the Estimated Delivery Date of any such Offered Space. Landlord will promptly take all reasonable action against any holdover tenant of such Offered Space to obtain possession thereof, including, without limitation, the commencement and prosecution of a summary dispossess proceeding against any such holdover tenant and shall keep Tenant informed as to the status thereof. Nothing herein shall operate to extend the expiration of the Term for the Premises (including, but not limited to, the Offered Space, if any, added to the demise hereunder) beyond the then current Expiration Date. If the Offered Space is not so delivered to Tenant within nine (9)  months after the Estimated Delivery Date of such Offered Space, then Tenant shall have the right (to be exercised not later than ninety (90) days following the expiration of such nine (9) month period as hereinafter provided) to rescind its election to add to the Premises such Offered Space or that portion thereof as to which possession is not obtainable, and in the latter case, Landlord, at its own cost, shall separate the portion that is part of the Premises so it may be legally occupied by Tenant. If Tenant does not exercise its rescission right within the aforesaid ninety (90) day period, then Tenant shall be deemed to have agreed to refrain from exercising such rights for the next succeeding ninety (90) day period (a “Tolling Period”) upon the expiration of which Tenant shall again have the same rescission right described above which may be exercised for the next succeeding ninety (90) day period. If Tenant does not exercise its rescission rights within the aforesaid ninety (90) day period, then Tenant shall again be deemed to have agreed to another Tolling Period of ninety (90) days during which it may not exercise such rescission rights. Such procedure shall continue until Landlord delivers such Offered Space to Tenant or Tenant exercises its rescission rights hereunder. If Tenant exercises such rescission option and Landlord does not deliver such Offered Space to Tenant within thirty (30) days after the giving of such rescission notice (time being of the essence), then it shall be deemed that such Offered Space has not been offered to Tenant and the applicable provisions of Section 23.1 hereof shall continue in full force and effect, subject to the provisions of the next sentence. Upon Landlord obtaining vacant possession of the Offered Space that was the subject of the rescission exercised by Tenant, Landlord agrees to reoffer the same to Tenant in accordance with the applicable terms of this Article 23, except that if such reoffer occurs within twelve (12) months of such rescission, then for the purposes hereof and notwithstanding anything to the contrary contained in this Section 23.1, the Estimated Delivery Date shall be a date designated by Landlord that is not more than thirty (30) days following Landlord’s notice reoffering the same to Tenant and Tenant shall be required to deliver to its ROFO Election Notice to Landlord with respect thereto within seven (7) Operating Days after being informed of such estimated Delivery Date.

23.2       WAIVER OF OFFER. If Tenant refuses or fails to timely deliver a ROFO Election Notice pursuant to the provisions of this Article 23 with respect to the ROFO Space, then Tenant shall be deemed to have waived and relinquished its right of first offer as set forth in this Article with respect only to the applicable Offer Space, and Landlord shall be free to enter into any transaction with any party for all or any portion of the applicable ROFO Space, and Landlord shall have no further obligation to offer the applicable ROFO Space to Tenant (unless the applicable ROFO Space again becomes available for leasing following the expiration of a subsequent lease of such ROFO Space); provided, however, if Landlord proposes to lease the applicable Offer Space to a third party on terms that are substantially different (as more particularly described below) than those set forth in the ROFO Election Notice within twelve (12) months following the date of the ROFO Notice, then Tenant shall once again have a right of first offer with respect to such ROFO Space which shall be superior to any such prospective tenant, and Landlord must again give a ROFO Notice as set forth in this Article 23, but in such event, Tenant’s ROFO Election Notice must be delivered to Landlord, if at all, within ten (10) Operating Days after the receipt of the ROFO Notice. For the purposes hereof, the terms offered to a prospect shall be deemed to be substantially different from those set forth in the ROFO Election Notice if (a) a lease pursuant to such terms is not entered into within twelve (12) months of the date of such ROFO Election Notice, or (b) there is more than a five percent (5%) reduction in the “bottom line” cost per rentable square foot of the ROFO Space to the prospect when compared with the “bottom line” cost per rentable square foot under the ROFO Election Notice, considering all of the economic terms of both deals, respectively, including, without limitation, the length of term, the net rent, any tax or expense escalation or other financial escalation and any financial concessions.

ARTICLE 24

LANDLORD’S TERMINATION OPTION

Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to terminate this Lease on or after the twentieth (20th) anniversary of the Rent Commencement Date provided that Landlord shall (a) deliver written notice to Tenant at least twenty-four (24) months prior to the effective date of such termination set forth in such written notice (the “Termination Effective Date”), and (b) such notice shall include reasonable evidence that Landlord will be demolishing the Building and redeveloping the Property (such evidence may include, without limitation, engaging an architect, contractor or other consultants, development of preliminary plans and specifications, or having obtained (or sought to obtain) financing in connection with such redevelopment) and (c) such notice shall include a certificate by Landlord that Landlord has or is concurrently terminating the leases for all Building Office Space effective as of on or about the Termination Effective Date.

ARTICLE 25

SIGNAGE

25.1       Tenant Signage Rights. Tenant shall have the right, at Tenant’s sole cost and expense, to install signage on the interior (including, without limitation, the lobby of the Building) and exterior of the Building (“Tenant’s Signage”) subject, however, to Tenant’s submission of detailed plans and specifications with respect to such Signage for Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed) prior to the installation of any such Signage. Tenant shall not distribute, display or erect any temporary or permanent signs, advertisements, leaflets, petitions, posters, lettering, displays, boards, awnings, banners or any other kind of description on or from the outside of the Premises or any interior signs visible from the exterior of the Premises (collectively, “Signage”) without obtaining Landlord’s prior written approval thereto, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall Tenant erect any signs on the façade of the Building (except as approved by Landlord in accordance with the immediately preceding sentence), or so-called “neon signs” on the exterior of the Premises. In addition to complying with all of the terms and conditions of this Lease, Tenant shall submit to Landlord a detailed sketch of any such Signage and, if approved by Landlord, the same shall not be altered in any manner without first obtaining Landlord’s prior written consent for such proposed change, which consent shall not be unreasonably withheld, conditioned or delayed. All such Signage shall be maintained by Tenant at its sole cost and expense in good order and condition, and in accordance with all of the terms and provisions of this Lease and Exhibit Q attached hereto. All Signage shall be removed by Tenant at the end of the term hereof, and Tenant shall repair, at Tenant’s sole cost and expense, any damage to the Premises, the Building or its exterior caused by the installation, maintenance or removal of such Signage. Subject to Section 2.2(b), with respect to fire stairwells, Tenant will not paint or decorate any part of the exterior of the Premises without first obtaining Landlord’s written approval, which consent shall be granted or withheld in accordance with the terms and conditions of this Lease applicable to Alterations. Landlord reserves the right to require Tenant to correct any non-conforming Signage or to correct such non-conformity at Tenant’s expense, which cost shall be collectible by Landlord as Additional Rent and payable within thirty (30) days of receipt of Landlord’s bill therefor. Subject to compliance with the terms and conditions of this Lease, Tenant shall have the right to sublease Tenant’s rights with respect to Tenant’s Signage (or portions thereof) to any subtenants subleasing and occupying at least one (1) full floor of the Building.

25.2       Tenant’s Additional Signage Rights. If Landlord grants any tenant of any portion of the Building Office Space the right to install permanent Signage in the lobby of the Building or on the exterior of the Building which is larger in size (except to a de minimis extent) or in more prominent locations (except to a de minimis extent) than Tenant’s Signage (any such Signage, the “Competing Signage”), Tenant shall have the right, at Tenant’s sole cost and expense and otherwise subject to the terms and conditions of this Lease (including, without limitation, Section 25.1), to modify Tenant’s Signage or install additional Signage (to the extent Tenant did not previously have Signage substantially similar in size or location to the Competing Signage) such that, in all events, Tenant shall have the right to install Signage at least equal in size (except to a de minimis extent) or prominence (except to a de minimis extent) to any Competing Signage (of any single tenant).

25.3       Security Personnel. Tenant, at Tenant’s sole cost and expense, may station one person who is either an employee of Tenant or an independent contractor engaged by Tenant at Landlord’s security/reception desk located in the lobby of the Building provided that at all times any such person is neatly attired and otherwise behaves in a manner consistent with similarly situated security personnel in First Class Buildings. Any such person shall at all times abide by the Rules and Regulations. Tenant shall indemnify, defend and hold each Landlord Party harmless against and from all any claims, liability, losses or expenses, including reasonable attorneys’ fees and court costs, which may be imposed upon, incurred by or asserted against any Landlord Party by any third party and arising out of or in connection with the acts or omissions of such person stationed at the security/reception desk located in the lobby of the Building.

25.4       Building Naming Restrictions. Without the prior written consent of Tenant, in Tenant’s sole an absolute discretion, Landlord shall not name the Building for any other tenant of the Building or any other Person.

ARTICLE 26

EXPANSION SPACE

26.1       EXPANSION OPTION. (a) Provided that at the time of such exercise and as of the actual Expansion Delivery Date (1) there then exists no continuing Event of Default, (2) this Lease is in full force and effect and (3) Original Tenant shall not have assigned this Lease, Tenant shall have the option (the “Expansion Option”) of leasing the entire balance of the 10th floor of the Building (and not just a portion thereof), as depicted and shown on Exhibit M attached hereto (“Expansion Space”) for a term commencing on the dates on which the same are delivered to Tenant in accordance with this Article 26 (the “Expansion Delivery Date”) and ending on the Expiration Date on the terms and conditions as hereinafter set forth.

(b)           Tenant may elect to lease all of the Expansion Space by giving Landlord notice of such election (an “Expansion Notice”) not later than the date that is eighteen (18) months following the date of this Lease (the “Outside Expansion Notice Date”).

(c)            If Tenant delivers an Expansion Notice with respect to the Expansion Space as provided in this Article 26, on the Expansion Delivery Date:

(i)            The Expansion Space shall be added to and deemed a part of the Premises for all purposes of this Lease, except as otherwise set forth in this Article 26 and the rentable square feet of the tenth floor shall be deemed to be 42,771 (and the Office Premises shall be deemed to consist of 85,542 rentable square feet in the aggregate), subject to adjustment of the rentable square feet of the Premises pursuant to Section 2.1 (if then applicable).

(ii)           The Annual Fixed Rent shall be increased to include the Expansion Space so leased, and the Annual Fixed Rent with respect to the Expansion Space shall be as follows: initially, the sum of $1,549,693.00 ($83.00 per rentable square foot per annum), increased to (i) $1,661,719.00 ($89.00 per rentable square foot per annum) upon the fifth anniversary of the Rent Commencement Date and (ii) $1,773,745.00 ($95.00 per rentable square foot per annum) upon the tenth anniversary of the Rent Commencement Date, and subject to Section 5.1(b)), which sum is hereinafter referred to as the “Expansion Annual Fixed Rent”), provided that the payment of Annual Fixed Rent with respect to the Expansion Space shall be waived for the period (the “Expansion Rent Concession Period”) from and including the Expansion Commencement Date through and including the date preceding the date which is fifteen (15) months after the Expansion Commencement Date (such date, the “Expansion Rent Commencement Date”), and if the Expansion Rent Concession Period shall expire on a date other than the last day of a calendar month, then on the Expansion Rent Commencement Date, Tenant shall pay to Landlord a monthly installment of Expansion Annual Fixed Rent prorated to the end of said calendar month.

(iii)          Tenant’s Share with respect to Operating Expenses (inclusive of the Expansion Space) shall be increased to 35.48% (subject to adjustment as provided in Section 2.1).

(iv)          Tenant’s Share with respect to Taxes (inclusive of the Expansion Space) shall be increased to 16.51% (subject to adjustment as provided in Section 2.1).

(v)            Each of the Applicable Reduction Amounts set forth in Section 5.1(b) shall be increased to include the Expansion Space so leased.

(vi)          With the Expansion Space Delivery Conditions satisfied so as to allow Tenant access to the Premises such that Tenant is able to perform Tenant’s Work with respect to the Expansion Space. The “Expansion Space Delivery Conditions” are set forth on Exhibit X hereto.

(vii)        Tenant shall be entitled to a contribution towards Tenant’s Costs of Tenant’s Work with respect to the Expansion Space (the “Expansion Landlord’s Contribution”) computed in accordance with Exhibit C attached hereto and made a part hereof, which Expansion Landlord’s Contribution shall be contributed and paid by Landlord with respect to the Expansion Space in the same manner as the Landlord’s Contribution was contributed and paid by Landlord with respect to the initial Premises pursuant to Exhibit C hereof.

(viii)       The Expansion Delivery Date shall occur by not later than (x)  if the Expansion Notice is delivered to Landlord prior to the Landlord’s Anticipated Access Date, the later to occur of (1) the Access Date and (2) two (2) weeks following Landlord’s receipt of the Expansion Notice, or (y) if the Expansion Notice is delivered to Landlord from and after the Landlord’s Anticipated Access Date, the date that is thirty (30) days following the date that the Expansion Notice is delivered to Landlord (as applicable, the “Expansion Outside Delivery Date”), and if the Expansion Delivery Date does not occur on or before the Expansion Outside Delivery Date, then the Expansion Rent Concession Period (and the Contribution Requisition Period with respect to the Expansion Landlord’s Contribution) shall be increased in the same manner as provided in Section 3.1, as if the Expansion Outside Delivery Date were the First Penalty Date.

26.2       LEASING OF EXPANSION SPACE. Landlord agrees that it will not enter into any lease for all or any portion of the Expansion Space prior to the date immediately following Outside Expansion Notice Date (and then only if Tenant did not timely deliver an Expansion Notice upon or prior to the Outside Expansion Notice Date).

26.3       AMENDMENT TO LEASE. Promptly following the timely delivery of an Expansion Notice by Tenant, Landlord and Tenant shall enter into an appropriate amendment of this Lease reflecting the leasing of any Expansion Space by Tenant.

ARTICLE 27

ANTENNA

27.1       During the Lease Term, Tenant may desire communication services in connection with the operation of Tenant’s business which would necessitate the construction, installation, operation and use by Tenant of a communication antenna and/or microwave/satellite dish, together with related equipment, mountings and supports, all of reasonable size (collectively, the “Antenna”), either (i) within the License Area or (ii) on the roof of the Building outside of the License Area. Tenant shall have the right to install one (1) Antenna within the License Area, at such height as may be permitted by legal requirements, subject to the further terms and conditions of this Article 27. Further, Landlord, to the extent that the installation of the Antenna is permitted by applicable legal requirements, shall make available to Tenant, without charge, on sixty (60) days prior written request therefor by Tenant, on a nonexclusive basis, space on the roof of the Building outside of the License Area that is approved by Tenant acting reasonably (it being agreed that Tenant shall otherwise have the right to install an Antenna at a location of its choosing within the License Area; provided, however, in no event shall Tenant have the right to install more than one (1) Antenna at the Building (within the License Area or otherwise)). In no event shall the microwave/satellite dish (a) exceed one (1) meter in diameter or (b) be used or permitted to send any communication signals whatsoever.

27.2       Tenant shall pay all costs and expenses of such Antenna and its installation (including, without limitation, the cost of all electrical and telecommunications conduits that Tenant may install in connection therewith). In connection therewith, Landlord will make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Antenna, as well as reasonable space in the Building, to run electrical and telecommunications conduits from the Antenna to the Premises, in locations reasonably determined by Landlord. The installation of the Antenna shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 hereof and the Antenna shall be treated for all purposes of this Lease as if the same were Tenant’s Property. All of the provisions of this Lease with respect to Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Antenna including, without limitation, provisions relating to compliance with legal requirements, insurance, indemnity, repairs and maintenance. The Antenna shall be deemed to be a Specialty Alteration.

27.3      Tenant shall use the Antenna so as not to cause (i) any unreasonable interference to other tenants in the Building or (ii) any interference with previously existing telecommunications equipment or (iii) damage to or interference with the operation of the Building or Building systems. Landlord shall not permit any other communication, antenna, microwave or satellite dish or other equipment to be installed on the roof of the Building after the installation of the Antenna which would interfere (other than to a de minimis extent) with the operation of the Antenna.

27.4       Tenant shall (i) be solely responsible for any damage caused as a result of the installation or use of the Antenna (except to the extent such damage is caused by the gross negligence or willful misconduct of Landlord or its respective agents, servants, employees or licensees), (ii) promptly pay any tax, license or permit fees charged pursuant to any legal requirements in connection with the installation, maintenance or use of the Antenna and comply with all applicable legal requirements, and (iii) make necessary repairs, replacements to, or maintenance of, the Antenna.

[Signatures on next page.]

EXECUTED in one or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC

By:	/s/ Adam Flatto
Name:
Title:

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
By: PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

LEASE

EXHIBIT A

LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a corner formed by the intersection of the southerly side of 55th Street with the westerly side of 11th Avenue;

RUNNING THENCE southerly along the westerly side of 11th Avenue, 200 feet 10 inches to the corner formed by the intersection of the westerly side of 11th Avenue with the northerly side of 54th Street;

THENCE westerly along the northerly side of 54th Street, 225 feet;

THENCE northerly and parallel with the westerly side of 11th Avenue, 200 feet 10 inches to a point on the southerly side of 55th Street, distant 225 feet westerly from the corner formed by the intersection of the southerly side of 55th Street with the westerly side of 11th Avenue; and

THENCE easterly along the southerly side of 55th Street, 225 feet to the point or place of BEGINNING.

EXHIBIT B-1

OFFICE PREMISES

The Office Premises shall constitute the entire ninth (9th) floor and a portion of the tenth (10th) floor of the Building, as shown on the floor plan annexed to this Exhibit B-1 and forming a part hereof within the outside walls of the Building, excluding the area occupied by mechanical rooms located on the 9th floor and the 10th floor of the Building not used solely by Tenant, Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, with their enclosing walls (but including the area occupied by the shafts and machinery for any private elevators, pneumatic tubes, conveyors, mail chutes and the like installed by Tenant, and the interior walls and partitions enclosing such shafts and machinery).

B-1

[Floor Plan]

[Floor Plan]

EXHIBIT B-2

MEZZANINE PREMISES

The Mezzanine Premises shall constitute a portion of the mezzanine level the Building, as shown on the floor plan annexed to this Exhibit B-2 and forming a part hereof within the outside walls of the Building.

B-2

[Floor Plan]

EXHIBIT C

WORK LETTER

1.          Performance of Work. Tenant shall, at the sole cost and expense of Tenant and subject to the limitations and provisions of this Work Letter and the Lease including, without limitation, Article 4 and Article 8 thereof, perform all work necessary to prepare the Premises for Tenant’s occupancy. In the event of any inconsistency between the provisions of Article 4 or Article 8 of the Lease and this Work Letter with respect to the performance of Tenant’s Work, the provisions of this Work Letter shall control.

2.          Preparation of Tenant’s Plans and Specifications ; Plan Requirements; Approval by Landlord. Tenant shall submit to Landlord, for Landlord’s approval, complete plans, working drawings, specifications and information (collectively, as the same may be modified and approved by Landlord from time to time in accordance with the terms and conditions of the Lease and this Exhibit C “Plans and Specifications”) necessary to perform Tenant’s Work. Prior to the commencement of Tenant’s Work, the Plans and Specifications shall have been approved in writing by Landlord but (1) such approval shall be as to layout and design only and shall not be deemed to be an approval of the legality or the cost of Tenant’s Work or the Plans and Specifications and (2) any material changes or material modifications to the Plans and Specifications shall be subject to Section 8.1(e) of the Lease and the further approval in writing by Landlord. Landlord will not unreasonably withhold, condition or delay its approval of the Plans and Specifications or any proposed change or modification thereof. Each submission of the Plans and Specifications shall consist of six (6) complete sets of the relevant plans and specifications and shall identify changes from the prior submissions. In all events, the Plans and Specifications shall continue to comply with and conform to Landlord’s plans for the Building, to the extent provided to Tenant, and with all applicable laws, codes and regulations relating to construction of the Building and/or the Premises. The Plans and Specifications shall be detailed and coordinated, shall show complete dimensions, shall have designated thereon all points of location and other matters, required to perform or let contracts for the performance of Tenant’s Work and shall consist of the final plans and specifications (including air conditioning, ventilating, electrical, plumbing and engineering design drawings and specifications) prepared by Tenant’s licensed interior architect or designer and engineer to describe the manner in which Tenant intends to finish the Premises, including any material changes thereto from time to time made by Tenant to obtain the approvals or permits referred to in paragraph 4 hereof.

3.          Work Letter Definitions. As used in this Exhibit C (“Work Letter”), all capitalized terms have the same meanings as defined in the Lease. In addition, the following terms have the following respective meanings:

“Base Building” shall mean the core and shell of the Building including, without limitation, the structural portions of the Building and the Building mechanical, electrical and plumbing and fire/life safety systems and equipment located in the internal core of the Building.

“notice” shall, as used in this Work Letter only, and notwithstanding the general provisions of Section 20.9 of the Lease, mean any letter, memorandum or other written communication which is either mailed to Landlord or Tenant, as the case may be (by registered or certified mail, return, receipt requested), or is actually delivered to Landlord’s Construction Representative or to Tenant’s Construction Representative at the Present Mailing Address of Landlord or Tenant or at the Premises. Any such notice shall be deemed to have been, given when received by mail or when delivered to Landlord’s Construction Representative or to Tenant’s Construction Representative, as the case may be;

“Tenant’s Architect” shall mean the person or entity lawfully licensed to practice architecture, which has prepared and stamped the Plans and Specifications;

“Tenant’s Cost” shall mean, in the aggregate, the actual out-of-pocket cost of work done or caused to be done by Tenant, its architects and engineers and by its contractors, suppliers and work forces for materials and labor in connection with the performance of Tenant’s Work;

“Tenant’s Work” shall mean all materials and work necessary to finish the Premises (including, without limitation, the Expansion Space if the Expansion Option is timely exercised by Tenant pursuant to Article 26 of the Lease) for Tenant’s initial occupancy, including built-in furniture.

4.         Governmental Approvals: Filing. Prior to the commencement of Tenant’s Work, Tenant shall, with reasonable diligence, file with Landlord the Plans and Specifications for Tenant’s Work, and shall take whatever action shall be reasonably necessary (including modifications reasonably approved by Landlord of the Plans and Specifications for Tenant’s Work) to obtain and maintain all governmental permits and authorizations, if any, which may be required in connection with Tenant’s Work, and shall deliver copies of all of the same to Landlord for inspection by Landlord, and, if applicable, for Landlord’s approval. Tenant shall pay all filing fees and other costs in connection therewith. Tenant shall deliver copies of all such permits and authorizations to Landlord, along with an Architect’s Certificate from Tenant’s Architect (or such other architect as may be reasonably approved by Landlord) certifying that such Plans and Specifications are in substantial compliance with all applicable laws, codes and regulations. Landlord shall cooperate with Tenant in connection with the aforesaid and Landlord shall, at no cost to Landlord, execute any applications for permits (if the provisions of any applicable law or legal requirement requires that Landlord join in such application) necessary in connection with Tenant’s Work regardless of whether or not Landlord’s approval for such Tenant’s Work shall have been obtained; provided, however, that Landlord’s execution of any such application shall not be deemed to constitute Landlord’s consent to the performance of the work described therein, nor an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor a waiver by Landlord of compliance by Tenant with any provisions of the Lease or this Work Letter, nor shall it impose upon Landlord any liability or obligation with respect to such work or the performance thereof. Tenant will promptly furnish to Landlord copies of all drawings. Tenant shall use an expediter designated by Landlord in connection with making all filings and obtaining all permits, licenses, certificates and approvals from governmental authorities provided that the charges of such expediter shall be reasonable in relation to the charges of expediters providing similar services in other first-class office buildings in midtown Manhattan.

5.       Performance of the Work: Tenant’s Cost.

(a)        Subject to (i) Landlord’s approval of Tenant’s final Plans and Specifications, in accordance with the terms and conditions of the Lease and this Exhibit C, and (ii) the issuance of all necessary governmental permits, licenses, certificates and approvals (except to the extent of any delay in the issuance of same resulting solely from a Tenant Delay), from and after the Access Date (or, with respect to the Expansion Space if the Expansion Option is timely exercised by Tenant pursuant to Article 26 of the Lease, the Expansion Delivery Date), Tenant shall promptly commence and diligently prosecute the performance of Tenant’s Work to completion in accordance with Tenant’s approved Plans and Specifications therefor and Tenant shall abide by the Alteration Rules & Regulations & Design Guidelines for the Building. Tenant’s Work shall be completed at Tenant’s sole cost and expense, subject to Landlord’s Contribution as provided by Section 6 of this Exhibit C.

(b)        Except with respect to Landlord’s expediter, any fire alarm tie-ins or systems and/or any programming of the Building’s building management system or otherwise agreed by Landlord in writing, Tenant shall perform all of Tenant’s Work through its own employees or contractors. For the avoidance of doubt, (i) Tenant shall not be required to connect any building management system of Tenant with respect to the Premises (a “Tenant BMS”) to the Building’s building management system, and (2) any Tenant’s Work relating to the installation of any such Tenant BMS may be performed through Tenant’s own employees or contractors (excluding Landlord’s expediter, any fire alarm tie-ins or systems and/or any related programming of the Building’s building management system to which the Tenant BMS may be connected, as provided in the preceding sentence).

(c)        Following the completion of Tenant’s Work, Tenant shall deliver or cause to be delivered to Landlord (i) an architect’s certificate from Tenant’s Architect certifying that Tenant’s Work has been completed substantially in accordance with the approved Plans and Specifications, (ii) three (3) complete “as built” sets of Tenant’s Plans and Specifications prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium reasonably approved by Landlord and generally used in the industry) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord, (iii) all letters of completion, inspection certificates and any signs-offs from the Department of Buildings (or other government entities having jurisdiction thereover) for all permits and work applications in connection with Tenant’s Work, to the extent received by Tenant or its contractors and (iv) final lien waivers from all contractors and subcontractors covering their respective work and materials in connection with Tenant’s Work, provided that, if Tenant has delivered to Landlord a final lien waiver from its general contractor or construction manager (acting as constructor), Tenant shall not be obligated to deliver final lien waivers with respect to any subcontractor(s) holding a subcontract or subcontracts having an aggregate value of not more than $25,000 as long as the aggregate value of all subcontracts for which final lien waivers are not supplied does not exceed $250,000.

(d)        From and after the date hereof, subject to the final sentence of this clause (d), Tenant shall pay to Landlord any incremental or additional costs incurred by Landlord, its architects and engineers and by its contractors, suppliers and work forces (without any additional fees, premiums or markups charged by Landlord) for materials and labor in connection with the performance of any work or materials necessary or required (or reasonably desired) with respect to the Base Building as a result of or in connection with the installation and/or construction of the components of Tenant’s Work identified on Exhibit EE attached hereto, within thirty days of Landlord’s written invoice and demand therefor. Landlord shall maintain Landlord’s records relating to such work items identified on Exhibit EE on an “open book” basis (i.e., on the basis that the records of the actual cost incurred by Landlord in the performance thereof are maintained in a fully auditable manner and are made available to the Tenant whenever reasonably requested for purposes of verifying the actual cost incurred by Landlord in connection therewith) including subcontractor labor and material breakdown, fees for general conditions, general contractor fees and issuance will be at the amount charged with no additional markup or premium payable to Landlord for change orders other than what Landlord actually pays and Landlord shall use commercially reasonable efforts to ensure the incremental or additional costs incurred in connection with such work shall be at competitive market rates and shall provide Tenant with a reasonable opportunity to comment on such costs prior to the incurrence thereof. In lieu of Tenant’s payment pursuant to this clause (d), at Tenant’s election but subject to the final sentence of Section 7 of this Exhibit C, Tenant may apply Landlord’s Contribution on account of such costs and expenses.

6.        Landlord’s Contribution. Landlord agrees to pay to Tenant, as a contribution towards Tenant’s Cost, an amount equal to $200.00 per rentable square foot of (i) the Office Premises and (ii) if the Expansion Option is timely exercised by Tenant pursuant to Article 26 of the Lease, the Expansion Space (“Landlord’s Contribution”), provided that no more than twenty percent (20%) of the aforesaid contribution, may be applied towards “soft” costs, including but not limited to space planning, filing fees, architectural fees, engineering fees and consulting or legal fees. In no event shall any portion of Landlord’s Contribution be used to pay for Tenant’s Property or moving expenses. In the event that Tenant fails to submit all of Tenant’s requisitions for the payment of Landlord’s Contribution within thirty-six (36) months from (x) with respect to the initial Premises, the Access Date, and (y) with respect to the Expansion Space, if applicable, the Expansion Space Delivery Date (the “Contribution Requisition Period”), which date shall be extended by reason of Landlord Delay or Force Majeure, and as otherwise expressly provided in the Lease, Tenant shall not be entitled to any cash payment or to any credit or set-off with respect to rent, subsequent Tenant’s Costs, or any other monetary obligation of Tenant to Landlord.

7.        Payment. (a) Subject to the provisions hereof, all payments to be made by Landlord to Tenant in accordance with the provisions of this Exhibit C shall be disbursed to Tenant within twenty (20) days after receipt by Landlord of requisitions from Tenant setting forth in detail the amount of Tenant’s Costs covered in such requisitions. All requisitions for payment presented to Landlord as provided hereunder shall (a) be marked “Approved for Payment”, and be countersigned by Tenant and Tenant’s Construction Representative, (b)  include a reasonably detailed description of Tenant’s Work theretofore completed, and submission of complete and executed AIA forms G-702 and G-703, (c) be accompanied by partial waivers of lien in the form attached hereto as Exhibit BB and made a part hereof from all contractors, engineers, architects, subcontractors, material suppliers and others covering all work and materials which are the subject of such requisition, (d) be accompanied by paid invoices or such other evidence or proof of payment reasonably required by Landlord covering all work and materials which are the subject of such requisition and (e) include such other information and documentation as Landlord may reasonably request in connection with the completion of Tenant’s Work. The amount of each disbursement of Landlord’s Contribution shall be equal to the approved amount of Tenant’s Costs covered by the requisition; provided, however, all construction contracts for Tenant’s Work shall include a customary retainage appropriate for the contract in question, and all requisitions shall be for amounts consistent with the retainages set forth in such contracts. In no event shall Landlord be required to make disbursements of Landlord’s Contribution (i) more frequently than once per month, (ii) prior to Landlord’s approval of the Plans and Specifications, (iii) while there exists a monetary or material non-monetary default of Tenant or (iv) prior to execution by Landlord and Tenant of a written agreement that the Access Date has occurred or Tenant otherwise unconditionally acknowledges in writing that the Access Date has occurred.

(b)        If Landlord fails, after satisfaction of all required conditions under Section 7(a) of this Exhibit C, to pay any installment of Landlord’s Contribution on or before the due date therefor and such failure continues for thirty (30) days after Tenant notifies Landlord in writing of such failure (which notice shall state that Tenant intends to set off such amount, together with interest thereon at the Lease Interest Rate, against the next installment of rent unless Landlord pays such amount (and such interest) to Tenant), Tenant shall, subject to the provisions hereof and provided no Event of Default shall have occurred and be continuing, set off such amount (together with such interest thereon at the Lease Interest Rate, the “Offset Amount”), against the next installments of rent coming due. If any portion of any Offset Amount shall not have been credited as of the Expiration Date, then, provided that Tenant shall not be in default in the payment of any rent and shall have otherwise surrendered the Premises to Landlord in the manner required under this Lease, Landlord, within thirty (30) days after the Expiration Date, shall pay such amount to Tenant. The preceding sentence shall survive the Expiration Date. Notwithstanding anything to the contrary contained herein, Tenant shall have no such right of offset if Landlord shall in good faith dispute Tenant’s claim that Tenant is entitled to a disbursement of all or any portion of Landlord’s Contribution unless and until Landlord settles such dispute with Tenant or such dispute is otherwise resolved in Tenant’s favor pursuant to Section 20.2 of the Lease (it being agreed that at the time of such resolution (or if Tenant loses a dispute because of Tenant’s failure to satisfy the conditions precedent to a disbursement of Landlord’s Contribution and Tenant thereafter satisfies all required conditions) Tenant will be entitled to the unfunded portion of the installment that is the subject of the dispute); provided, however, Tenant may, pending resolution of such dispute, offset such unpaid portions of such disbursement of Landlord’s Contribution that are not in dispute, provided Tenant has otherwise met all of the requirements set forth under this Exhibit C with respect to such undisputed portion and no Event of Default shall have occurred and be continuing.

8.        Tenant’s Contractors. With respect to Tenant’s Work, Tenant shall not engage any contractor or subcontractor for any trade required in the performance of Tenant’s Work unless the same shall have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that it has approved the Approved Contractors in connection with Tenant’s Work.

9.        Insurance. Prior to the commencement of Tenant’s Work, Tenant shall deliver to Landlord a true copy of all insurance policies or certificates of insurance issued in conformity with Article 11 of the Lease bearing notations evidencing the payment of premiums or accompanied by other evidence of such payments satisfactory to Landlord, for the following insurance, which shall name the respective contractor or subcontractor as insured and (except with respect to the workers compensation and disability insurance described in clause (c) below and the builder’s risk insurance, or equivalent coverage, described in clause (d) below) Tenant, Landlord and the Additional Insureds as additional insureds with respect to liability arising out of Tenant’s Work, including but not limited to liability to employees of contractor or subcontractors of all tiers, or their personal representatives, heirs and beneficiaries. Such policies shall also (i) provide that the coverage provided thereunder shall be primary and any liability insurance of each additional insured party shall be secondary and non-contributory and (ii) waive any right of subrogation against each additional insured party:

(a)         a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as ISO Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limit of liability of such insurance shall be $10,000,000 per occurrence and per project for the general contractor, and $1,000,000 for subcontractors;

(b)         comprehensive form automobile liability and property damage insurance for all owned, non-owned and hired vehicles insuring against liability for bodily injury and death and for property damage in an amount not less than $1,000,000 combined single limit, such insurance to contain the so-called “occurrence clause”;

(c)         workers’ compensation and statutory disability providing statutory New York State benefits for all persons employed in connection with Tenant’s Work at or in connection with the Premises; and statutory employer’s liability;

(d)        “all risk” builder’s risk insurance or equivalent coverage with respect to Tenant’s Work, written on a completed value, non-reporting replacement cost basis. Such insurance shall be in the amount of the full replacement value of Tenant’s Work, it being agreed that no omission on the part of a party to request any such determination shall relieve Tenant of its obligation to have such replacement value determined as aforesaid. Such insurance shall contain an acknowledgment by the insurance company that its rights of subrogation have been waived; and

(e)        equipment / property insurance.

EXHIBIT D

LANDLORD’S SERVICES

I.	DEFINITIONS

As used herein or in the body of the Lease, (i) the term “Operating Days” shall mean such Mondays, Tuesdays, Wednesdays, Thursdays and Fridays as do not fall on the days celebrated as New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, the Day after Thanksgiving or Christmas Day, or on such other days as may now or hereafter be celebrated as holidays under the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL -CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto) or on which comparable first- class office buildings in midtown Manhattan are now or hereafter closed (collectively, “Building Holidays”); and (ii) the term “Operating Hours” shall mean the hours between 8:00 A.M. and 6:00 P.M. on Operating Days and 9:00 A.M. and 1:00 P.M. on Saturdays.

II.	CLEANING

A.	Cleaning of office areas, lavatories, main lobby, elevators, building exterior, and windows shall be performed or caused to be performed by Landlord at Landlord’s expense on Operating Days in accordance with the cleaning specifications annexed hereto as Schedule 1 or such other cleaning specifications that may be agreed to in writing by Landlord and Tenant from time to time (the “Cleaning Specifications”).

B.	If Tenant requires services in excess of those contained in the then applicable Cleaning Specifications, Tenant shall have the right to have Tenant’s employees perform such services or Tenant shall engage Landlord’s cleaning contractor (or such other cleaning contractor reasonably acceptable to Landlord), and Tenant shall be responsible for paying any and all costs whatsoever in connection therewith. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for cleaning of the License Area and for the removal from the Premises and the Building of any garbage or other waste from the Kitchen and/or any cafeteria, lunchroom or other food preparation and/or consumption facilities in the Premises, any costs incurred in connection therewith, and any additional costs (including, without limitation, extermination, ventilation and the mitigation of any odors) incurred by Landlord (or Landlord’s cleaning contractor) in connection with the storage or disposal of any of Tenant’s garbage or other waste from the Kitchen and/or any cafeteria, lunchroom or other food preparation and/or consumption facilities in the Premises. In connection with the foregoing, Landlord shall provide to Tenant, at Tenant’s sole cost and expense, a dedicated refrigerated room in the basement of the Building for storage and disposal of such garbage and/or other waste.

C.	Without limiting the provisions of paragraph B above, Tenant shall reimburse Landlord on demand for the actual costs charged by Landlord’s cleaning contractor, without profit to Landlord, (a) for extra cleaning work in the Premises and/or the Building required by reason of (i) misuse or neglect on the part of Tenant, its agents, employees, contractors, invitees or subtenants, (ii) use of portions of the Premises for the preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas or (iii) materials or finishes not included in Landlord’s general cleaning specifications for the Building or (b) for removal from the Premises and the Building of so much of any of Tenant’s refuse or rubbish as shall exceed that ordinarily accumulated daily in ordinary office occupancy (it being understood that, without limitation, garbage or other waste from the Kitchen and/or any cafeteria, lunchroom or other food preparation and/or consumption facilities in the Premises are in excess of ordinary office occupancy). Landlord, its cleaning contractor and their employees shall have reasonable access to the Premises after Operating Hours and the reasonable use of light, power and water in the Premises as reasonably required for the purpose of cleaning the Premises.

D.	Notwithstanding the foregoing, Tenant may elect, from time to time, to perform any or all of the cleaning services otherwise to be provided by Landlord pursuant to this Section II, using Tenant’s employees or a cleaning contractor reasonably acceptable to Landlord, provided Tenant shall not be entitled to any abatement in Annual Fixed Rent or Additional Rent if Tenant so elects.

III.	HEATING. VENTILATING. AIR CONDITIONING

A.	Landlord shall provide heat, ventilation and air-conditioning (“HVAC”) to the Premises and hot water (or equivalent heat) for Tenant’s heating system during Operating Hours on Operating Days consistent with the specifications set forth in Exhibit J attached to the Lease, but in any event sufficient to maintain a comfort level consistent with first-class office buildings, through local DX systems installed by Landlord on each floor of the Building and including cooling towers, pumps and associated equipment (collectively, sometimes referred to herein as the “Building HVAC System”), which Building HVAC System shall satisfy the minimum standards and specifications set forth on Exhibit J attached to the Lease. Tenant acknowledges that Tenant is solely responsible for the design of the HVAC system within the Premises and the adequacy of such system to distribute HVAC therein, and no approval by Landlord of any proposed or final plans for such work shall constitute a representation or warranty by Landlord that such system will function to achieve its intended purpose. Tenant at all times shall cooperate fully with Landlord and shall abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC System.

B.	If Tenant shall require heating, ventilation or air-conditioning service at other than during Operating Hours and/or on Operating Days (collectively “Overtime Service”) Landlord shall furnish such Overtime Service upon reasonable advance notice from Tenant, and Tenant shall pay promptly following written demand Landlord’s standard hourly charge therefor, which is currently (1) $120.00 per hour for each floor of the Office Premises receiving such Overtime Service and (2) $60.00 per hour for the Mezzanine Premises receiving such Overtime Service (which rates shall be increased annually by a percentage equal to the percentage increase in the CPI; provided, however, (1) in no event shall such rate be decreased if there is a percentage decrease in CPI); it being agreed that the Mezzanine Premises shall be deemed to constitute a single “floor” for purposes of this sentence and (2) to the extent that any of Landlord’s costs of providing such Overtime Service are attributable to the provision of such Overtime Service to both Tenant and another tenant or occupant of the Building in the same zone serviced by the HVAC system and such other tenant or occupant of the Building requested (or are receiving same based on a bulk rate request) such Overtime Services, Tenant shall only be responsible for its pro rata share (determined based on the RSF of the tenants or occupants (including Tenant) requesting such Overtime Service) of such costs. Notwithstanding the foregoing, it is contemplated that Landlord and Tenant may agree, in their respective sole discretion, for the provision, from time to time, of Overtime Service on a bulk rate basis.

C.	Tenant acknowledges that the use of the Premises, or any part thereof, in a manner exceeding the design categories (including occupancy and connected electrical load) specified below, or the rearrangement of partitioning which interferes with the normal operation of the Building HVAC system in or servicing the Premises, may require changes in said Building HVAC system (including, without limitation, the installation of supplementary HVAC systems in the Premises). Such changes, if required as aforesaid and approved by Landlord, shall be made by Tenant at its expense as Alterations pursuant to Article 8 of the Lease.

D.	Tenant shall be permitted, subject to Landlord’s reasonable approval of plans therefor, to install a new supplemental air-conditioning system in the Premises designed to be hooked up to and to run off the Building condenser water system. If such plans are approved, installation and operation of such system shall be at Tenant’s expense and performed in accordance with Article 8 of the Lease and, if performed as part of Tenant’s Work, the Work Letter, and shall be subject to payment of the fees specified herein. Landlord shall make available 50 tons of condenser water per floor (or partial floor as applicable) of the Office Premises. Tenant shall pay an annual fee (the “Condenser Water Fee”) to Landlord for such condenser water at the rate of $500 per reserved ton, per annum (which rate shall be increased annually by a percentage equal to the percentage increase in the CPI; provided, however, in no event shall such rate be decreased if there is a percentage decrease in CPI). In order to obtain such condenser water, Tenant shall either use the taps installed by Landlord in the condenser water risers serving the Premises or design and install its own taps subject to the terms of Article 8 of the Lease and, if applicable, the Work Letter or as otherwise expressly set forth on Exhibit I and Exhibit J. Tenant shall, at Tenant’s sole expense (1) maintain a commercially reasonable service and maintenance contract for all supplemental air conditioning units serving the Premises with a vendor approved by Landlord (which approval shall not be unreasonably withheld or delayed) throughout the Term and (2) provide a copy of such agreement to Landlord upon request.

IV.	WATER

Landlord shall furnish at its expense hot (i.e., 120°F) and cold water at temperatures supplied by the City of New York water mains for drinking, lavatory, pantry and cleaning purposes only and at valved outlets at such capacity as may be required for Tenant’s intended use (consistent with the Permitted Use) . If Tenant uses water for any other purposes, Landlord may install a meter or meters to measure the water supplied to any kitchen (including dishwashing) and dining or other areas in the Premises, in which case Tenant shall, upon Landlord’s request, reimburse Landlord for the cost of such meter or meters, the installation thereof, the maintenance of such equipment, and the cost of the water consumed in such areas and the sewer use charges resulting therefrom. Landlord shall not be responsible to heat any water provided to the Premises.

V.	ELEVATORS

Landlord, at its expense, shall provide passenger and freight elevator service in accordance with the specifications set forth on Exhibit CC attached hereto and made a part hereof from the basement of the Building to the Building lobby and the Premises during Operating Hours on Operating Days and shall have at least one passenger elevator subject to call at all times. Landlord, at its expense, shall also provide non-exclusive freight elevator service during non-Operating Hours on Operating Days, on a first-come basis. If Tenant shall require exclusive freight elevator service or more than one passenger elevator other than during Operating Hours and/or other than on Operating Days, Landlord shall furnish said service upon reasonable advance notice from Tenant, and, Tenant shall pay to Landlord on demand Landlord’s standard charges therefor, which is currently $150.00 per hour with a four (4) hour minimum for non-Operating Days and one (1) hour minimum for Operating Days.

VI.	ELECTRICITY

Electrical service to the Office Premises shall be sufficient to provide twelve (12) watts per net rentable square foot demand load exclusive of the Building HVAC System, which shall be provided and billed pursuant to and in accordance with the Lease. Landlord shall also provide electrical service to the Mezzanine Premises as expressly set forth on Exhibit I and Exhibit J, which shall be provided at no additional cost to Tenant.

VII.	SHUTTLE BUS

At no additional rent to Tenant, Landlord shall provide shuttle service free of charge to individual passengers employed by Tenant or other permitted occupants of the Premises (and the Building) and, from time to time, to Tenant’s agents and invitees to and from Pennsylvania Station, Port Authority, the Columbus Circle subway station and Grand Central Station, and possibly other locations to be agreed upon, on Operating Days, from 7:00AM to 9:30AM each morning and 4:30PM to 7:00PM each evening (and at such other times to be agreed upon) and running as many vehicles and as often as reasonably practicable to minimize wait times to board any such vehicle (and in any event such wait times to board such vehicles shall be less than fifteen (15) minutes during such morning and evening hours), and using vehicles commensurate with a First Class Building. Landlord hereby acknowledges that Tenant may request for Landlord to provide shuttle service to Tenant’s employees, agents and/or invitees for additional hours and Landlord will agree to provide such additional hours of service subject to the payment by Tenant of all of Landlord’s reasonable incremental additional costs and expenses to provide such additional hours of service.

VIII.	BUILDING SECURITY SERVICES

Landlord shall arrange for security personnel to staff the Building at all times, twenty-four (24) hours per day, seven (7) days per week and in a manner that is consistent with the security provided by landlords of first-class office buildings in midtown Manhattan, including, without limitation, the stationing of security personnel at the lobby to the Building. Tenant acknowledges that (x) Landlord, in agreeing to arrange for such security personnel, does not ensure the security of the Building, and (y) accordingly, Tenant remains responsible for making the Alterations in, and adopting procedures for, the Premises that Tenant considers adequate to provide for Tenant’s security. Subject to the terms of Article 8 of the Lease, Tenant shall have the right to install an internal security system for all portions of the Premises. To the extent required for entry to the Building, Tenant will be provided key cards for Landlord’s Building security system for all of its employees without charge, which shall be capable of being deactivated immediately at the request of Tenant. Landlord shall cooperate with Tenant from time to time so that Tenant can make arrangements for Tenant’s internal security system for the Premises to correspond with Landlord’s visitor security management system in the lobby of the Building so that one (1) card key may be used to gain access through both systems. Landlord shall provide lobby desk reception services at the Building’s lobby reception desk to direct Tenant’s visitors to the Premises. Subject to Landlord’s obligation to cooperate pursuant to the terms hereof, Landlord shall install turnstiles and any other building security system that is then being installed in first-class office buildings in midtown Manhattan. Landlord shall not be liable, and Tenant hereby releases Landlord from any and all liability for injury or damage to the person or property of Tenant, Tenant’s agents, servants, employees, contractors or invitees caused by or resulting from theft, illegal entry or trespass, vandalism or any other similar cause except if caused by the gross negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents. Landlord assumes no special or other duty to safeguard Tenant’s person or property, and, except as otherwise expressly set forth herein, Tenant acknowledges that Landlord has not undertaken, and shall be under no obligation, to provide security devices, systems, guards or other personnel in order to safeguard the person or property of Tenant, its agents, servants, employees, contractors and invitees. Tenant further acknowledges that all personnel employed by or on behalf of Landlord at the Building, regardless of the capacity in which they are employed, have been hired solely to accommodate the needs of the office space tenants of the Building and shall have no obligation whatsoever to Tenant, its agents, servants, employees, contractors and invitees. The Building’s security system shall provide for certain specifications set forth on Exhibit DD attached hereto and made a part hereof.

SCHEDULE 1 TO EXHIBIT D

GENERAL CLEANING SPECIFICATIONS

Intentionally Omitted

Sch 1-1

EXHIBIT E

RULES AND REGULATIONS

In the event of any conflict between any provisions in the Lease and these Rules and Regulations, the provisions set forth in the Lease shall control.

1.            The sidewalks, entrances, passages, courts, elevators, public vestibules, corridors and halls of or appurtenant to the Building, as the case may be, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

2.            No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building, excluding the License Area. No curtains, blinds, shades or screens, other than those which conform to the Alteration Rules & Regulations & Design Guidelines annexed to the Lease, shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, but subject to the provisions of the Lease, Tenant, at its sole cost and expense, shall be permitted to install so called “black-out” shades in its conference rooms. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must conform to such Alteration Rules & Regulations & Design Guidelines or otherwise be of a quality, type, design and bulb color approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

3.            Except to the extent permitted by the Lease or required by legal requirements, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises subject to Landlord’s reasonable approval of the size, style, color and manner in which such name is displayed. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4.            Tenant shall not permanently cover or obstruct the exterior windows that reflect or admit light into the Premises except as may be required by applicable legal requirements.

5.            No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building (excluding the License Area), nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

6.            The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All expenses resulting from stoppages or other damages resulting from any misuse of such fixtures shall be borne by Tenant unless caused by a Landlord Party.

7.            Except as otherwise approved by Landlord or as otherwise permitted in accordance with the provisions of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

8.            Intentionally omitted.

9.            Intentionally omitted.

10.          Tenant, or any of Tenant’s servants, employees, agents, sublessees, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or Hazardous Substance, except as expressly permitted by the Lease.

11.          No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto (except with respect to security areas). Notwithstanding the foregoing, subject to the applicable provisions of the Lease, Tenant, at its sole cost and expense, shall have the right to install a card key or other electronic or other entry system for the Premises; provided that at all times Tenant has provided Landlord with such master card keys or other “master” access rights for such card key or other electronic or other entry system.

12.          No bicycles, vehicles or animals of any kind except for service animals permitted subject to and in accordance with applicable legal requirements shall be brought into or kept by Tenant in or about the Premises or the Building (excluding, with respect to vehicles and bicycles, the Building garage and bicycle storage area(s), respectively), provided (i) Tenant may bring bicycles into the Premises via the loading dock and freight elevator during Operating Hours in accordance with applicable legal requirements, including, without limitation, the New York City Bicycle Access to Office Buildings Law, and (ii) that Landlord shall comply with all applicable laws and regulations of public authorities regarding bicycle access.

13.          All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Unless Landlord grants prior approval, Tenant shall not be permitted to perform any of the foregoing during Operating Hours on Operating Days (as defined in Exhibit D to the Lease). Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall determine.

14.          Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics or drugs, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

15.          Intentionally omitted.

16.          Landlord shall have the right to prohibit any advertising by Tenant which refers to the Building, which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17.          Landlord reserves the right to exclude from the Building other than during Operating Hours on Operating Days all persons who do not present a pass to the Building signed or approved by Landlord and may require all persons admitted to or leaving the Building outside of such times to register. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

18.          Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

19.          The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

20.          Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall reasonably co-operate to prevent the same.

21.          Tenant shall use commercially reasonable efforts to prevent the use in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, of any hand trucks except those equipped with rubber tires and side guards.

22.          Tenant shall not install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine other than for the exclusive use of Tenant’s employees and invitees.

23.          Other than to the extent reasonably required during for temporary periods, Tenant shall keep the entrance door to the Premises closed at all times.

24.          Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant.

25.          Smoking is prohibited at all times throughout the Building.

26.          Landlord may from time to time adopt additional systems and procedures to improve the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall, at no cost to Tenant, comply with Landlord’s reasonable requirements relative thereto.

27.          Excluding full-time employees of Tenant that provide cleaning to the Premises, Tenant shall neither contract for, nor employ, any labor in connection with the maintenance or cleaning of, or providing of any other services to, the Premises (other than Tenant’s Property) without the prior consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold any such consent on the ground that use of such service provider would disrupt labor harmony, security or operations in the Building.

28.          Tenant shall not permit the consumption of alcoholic beverages by Tenant Parties in any public, common or reception areas of the Building outside of the Premises except (i) in commercial establishments properly licensed to serve such beverages and (ii) during receptions or other events that may be held in any public, common or reception areas of the Building that may be hosted, sponsored or permitted by Landlord and, in any event, in accordance with all applicable legal requirements.

29.          Intentionally omitted.

30.          Subject to the terms and conditions set forth in Exhibit D, Tenant shall store all it trash and garbage within its premises, Tenant shall not place in any trash box or receptacles any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal and all garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

31.          Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

32.          Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waivers by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building; provided, however, no such waiver shall materially adversely affect any of Tenant’s rights or remedies under the Lease and Landlord shall not enforce these Rules and Regulations against Tenant in a discriminatory manner, except with respect to the License Area (which is specific to Tenant); provided, further, that any such waiver in favor of any other tenant shall automatically be deemed a waiver in favor of Tenant. These Rules and Regulations shall not be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in the lease against any tenant and Landlord shall not be liable to Tenant for violation of the same by tenant, its servants, employees, agents, contractors, visitors, invitees or licensees; provided, however, Landlord remains bound by Landlord’s obligations as expressly set forth in the Lease.

33.          Tenant shall be responsible for the observance of all the foregoing rules by Tenant’s, employees, agents, clients, customers, invitees and guests.

EXHIBIT F

ALTERATION RULES & REGULATIONS & DESIGN GUIDELINES

ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS EXHIBIT E-2 AND THE PROVISIONS OF LEASE SHALL BE RESOLVED IN FAVOR OF THE LEASE.

INTRODUCTION

Landlord has made every effort to keep this list of rules and regulations as brief as possible. Therefore, we can assure you that each requirement has been carefully thought out and has been included here as a result of experiences at various properties.

We look forward to working with you on many successful projects, however, we ask that you keep the following in mind at all times:

1.          You are to provide our invitees with responsive, consistent, quality service.

2.          You are to avoid disturbing the other tenants, and/or building operations to the maximum extent possible

3.          The rules and requirements must be adhered to and will be strictly enforced. Contractors on the approved vendor list are expected to be fully knowledgeable of all Building Rules and Regulations. All other contractors are expected to familiarize themselves with these documents.

4.          Ignorance of these documents will not be accepted as an excuse for non-compliance. Contractors found to be in violation of the Building Rules and Regulations shall immediately correct, or pay to have corrected, such violations. Repeat violators will be removed from the approved contractors list for all properties and will have their privileges of working in our properties rescinded.

5.          Your general conditions shall include costs of cleaning, restoring and/or repairing any common areas or base building equipment soiled or damaged as a result of your work.

6.          As applicable, whenever possible and any such descriptives are at the sole description of the chief engineer.

GENERAL REQUIREMENTS

NOTWITHSTANDING ANYTHING CONTAINED IN THIS EXHIBIT E-2, AT ALL TIMES TENANT SHALL PERFORM ALL WORK IN THE BUILDING AND PREMISES IN COMPLIANCE WITH ALL THEN-APPLICABLE LAWS, RULES, REGULATIONS AND CODES.

Preliminary

The following must be submitted to the Landlord’s office not later than two weeks prior to the start of work:

1.             An application for Building Permit must be obtained for the project and presented to the Landlord for sign off. In order to expedite projects, Landlord may agree to sign off on a separate Demolition Permit.

2.             Certificates of Insurance, as further described in the various Building Design Guidelines and Construction Specifications.

3.             The Certificate of Insurance must show following coverage: Commercial General Liability Insurance with a Broad Form General Liability Endorsement applicable to the Premises, All Risks of Physical Loss Insurance and Workers Compensation Insurance, as well as Automobile Liability, for any vehicles to be used in conjunction with construction at the site. See Appendix I for Requirements for Certificates of Insurance.

4.             A list of proposed subcontractors, for Landlord approval.

5.             Phasing plans for any occupied tenant spaces or, spaces which are to become occupied, as construction progresses. Each phase shall clearly delineate exit corridors, means of egress, and access to elevators, and toilets.

6.             A letter, from Tenant authorizing the contractor to incur building service charges, on their behalf, with authorized signatory. Otherwise, contractor will be billed directly for elevator charges, shutdowns, fire watch, standby engineer, et cetera. Tenant and their contractors must utilize Landlord’s work order system.

Indemnity

Contractor agrees to indemnify and hold harmless and defend the owner of the Building, owner of the fee, the managing agents, and employees of the foregoing and all mortgagees against any and all claims, suits, losses or expenses by reason of any liability arising out of or in consequence of the performance of the Contract (and/or imposed by law, by any and all of them) because of personal injury including death at any time resulting therefrom sustained by one person or persons to property which are due to, or claimed to be due to, the negligence of the Contractor, owner of the building, owner of the fee, managing agent and employees of all the foregoing and any and all mortgagees or on account of or in any way growing out of utilization of Management’s equipment and/or materials

Conduct/Supervision

Contractor shall examine the site. No claims for pre-existing damage to project area, common areas, or neighboring tenant spaces will be considered unless contractor has advised building management of same, in writing, prior to entering the space for purposes of construction/demolition.

All personnel engaged by the Contractor to perform any service at the above mentioned properties shall have the ability to perform the services as defined and respond quickly to emergencies.

The successful Bidder shall employ a full-time Superintendent (Super), dedicated to this project, who shall be responsible for all the Work performed at the Project Site, and who shall be present, on site, whenever work is being performed. They shall also employ a full-time laborer to maintain this work area and all adjoining spaces in a clean and orderly condition.

Contractor shall ensure that it, and its Subcontractors, and all their employees abide by all safety and other rules and regulations which may be promulgated from time-to-time by the Landlord, including, but not limited to, all Federal, State and local government agencies, as they pertain to the Contractor’s operations.

Inspection of the premises of said operations shall be conducted by the Contractor’s Super daily to assure the satisfactory performance of the work and shall be considered a condition of their working in the portfolio.

Contractor shall promptly pay all taxes levied against its payroll by City, State and Federal agencies and all building and other permit fees.

Contractor shall be responsible for the protection and safe custody of property and grounds owned by the Landlord.

Contractors are required to leave all work areas in a neat condition at the end of each workday in accordance with commercially reasonable standards.

Freight elevator service shall be available at all times on a reserved non-exclusive and first-come basis. Except as otherwise set forth in the Lease with regard to the period during which Tenant’s Work is being performed, all contractor’s employees must use freight elevators (to the extent applicable). Except as otherwise set forth in the Lease with regard to the period during which Tenant’s Work is being performed, during business hours, these elevators (to the extent not exclusively serving the Premises pursuant to the Lease) are shared with other vendors for deliveries.

Contractors are hereby put on notice that under no circumstances is anything to be removed from any adjacent spaces within the property, for any reason, without written permission from the owner. The contractors in this regard are cautioned not to accept any verbal approvals to disconnect and/or remove any materials including, but not limited to, light fixtures, diffusers, registers and grilles, doors, hardware, bucks, thermostats, carpeting, etc.

The loud use of radios or tape/CD players (“boom boxes”) is prohibited. Upon receipt of the first tenant complaint, management will issue one warning to the project superintendent. Upon any subsequent complaint(s), such devices will be banned from the project, and subject to confiscation regardless of whether or not the device is also a battery charger.

Any and all meals/breaks must be taken in the construction site (unless it is in an existing tenant’s suite) or off the property. Construction personnel are not to sit in common areas or lobby while taking their breaks. All food, along with all wrappers and all containers, MUST be disposed of in a dedicated receptacle, which must be removed, emptied and cleaned at the end of each workday.

All construction personnel must dress according to industry standard. This means no shorts or tank tops, and no T-shirts with foul language, or objectionable artwork printed on them.

Reasonable care must be taken at all times to avoid any personal injury or property damage.

All demolition, and other noisy work, shall be performed after hours (8:00 PM to 7:00 AM) or on weekends; provided, that, subject to Laws and applicable union contracts, the forgoing requirement shall not apply until the earlier to occur of (x) the completion of Tenant’s Work or (y) the date any tenant (including Tenant) occupies a portion of the Building for the conduct of its business. Additional noise restrictions apply at those properties adjoining residential structures or hotels, or mixed-use properties.

Contractors shall not set up shop outside their particular tenant area. Should this area prove inadequate, Contractor shall contact building management who may assign an alternate “shop” area, if available. Contractor is responsible for cleaning of any areas, so assigned.

Licensed Contractors/Permits/Regulations

Contractors using these specifications must comply with all Local, State and Federal laws and regulations. Contractors must submit all necessary licenses upon request. Contractor shall be responsible for obtaining all approvals, permits, and inspections.

(i)            All (Sub)Contractors must use licensed personnel where applicable and all personnel required to, must be registered with the State.

(ii)           Electrical demolition shall be performed by a licensed electrician. The same will apply to plumbing, sprinkler and HVAC. (See pre-construction.)

Communication

1.            Landlord is to be made a part of the transmittal process for all job meeting minutes, punch lists, punch list reconciliation lists and job schedules.

2.             Contractor must provide a written job schedule at least 48 hours in advance of starting work and, must notify management at least 48 hours in advance when work is planned which must be done after hours, or requires a sprinkler or fire alarm shutdown, so that Security and Building Maintenance personnel can be given sufficient notice. In any event, Contractor must provide a two week look ahead schedule to Landlord. If an emergency occurs which necessitates after hours work, the Contractor MUST notify the Management Office in writing no later than 3:30 p.m. in order to obtain all necessary clearances. No drain downs or fire watch by separate person shall be required during Tenant’s Work unless required by code.

3.               The Project Superintendent shall be on site during regular working hours to receive notices and direction from Building Management and shall be available to Management, via telephone or pager, at all times in case of emergency.

4.               Contractor is to furnish and maintain an updated project directory, containing contact names and addresses, phone, mobile, and fax numbers (as well as any other phone numbers necessary for 24 hr. access to contact) and e-mail addresses for all members of the project team, and Landlord.

5.               Permit cards must be posted, conspicuously, in the workspace. Copies of all permits must be delivered to Landlord prior to the start of any work.

6.               An original Temporary Certificate of Occupancy for the project shall be delivered to the Construction Manager, prior to Tenant’s move-in. Any exceptions will be considered only upon written permission from the Building Department and the Fire Marshal.

Building Standards

All materials and installations shall be in accordance with the Repair and Maintenance Standards. Wherever the plans or specifications deviate from the Repair and Maintenance Standards, it shall be contractor’s responsibility to bring this to the attention of the building management.

Core Boring

All floor penetrations for electrical/communication computer circuits and plumbing must be scheduled for at least 24 hours in advance and must be done after business hours subject to the affected Tenant(s) in Occupancy’s convenience; provided, that, subject to Laws, and applicable union contracts, the after business hours requirement shall not apply until the completion of Tenant’s Work, unless such floor penetrations shall affect any portion of the Building which is then occupied.

Contractor is responsible for thorough clean-up during and after each work period and for repair/replacement of any construction or finishes, in adjoining common, or tenant spaces, damaged as a result of this work. All tenants have the lease given right to “quiet enjoyment” of their space and this will not be intentionally violated. There will be no exception to this pre-scheduling requirement except for bona fide emergencies or as otherwise described above.

Contractors are absolutely prohibited from storing or discarding materials in the ceiling cavity.

Existing obsolete cores shall be patched with galvanized steel of gage and profile matching existing metal deck, and grouted and sealed flush with slab and must meet all State and Local government and NFPA fire codes.

At formed slabs, patch plates shall be tie wired to pencil rods let into the surface of the slab.

PRE-CONSTRUCTION

Pre-Construction Meeting

A pre-construction meeting must be held before work can begin on the project. Contractor must sign off on Common Areas, noting any damage prior to start of construction. Contractor will be held liable for any damage, not so noted, upon completion of construction.

Regular weekly job meetings shall be held and scheduled such that members of Landlord’s team have an opportunity to attend; provided, however, so long as Landlord is given advance notice of such meetings, such meetings may be scheduled at times during normal business hours that Contractor so chooses.

Demolition

All electrical and mechanical demolition, in conjunction with architectural demolition, must be done by licensed contractors. The architectural demolition requirements must be clearly identified on electrical, mechanical and plumbing drawings. The owner will not allow demolition to proceed without verification that licensed electrical and mechanical contractors have been employed for this phase of the work. Complete demolition without involvement of all trades (as required) will not be tolerated, and the owner bears no responsibility for damage or injury resulting therefrom. Also see sprinkler and fire alarm shutdown requirements.

List of Subcontractors

A list of all proposed subcontractors from the approved vendor list shall be submitted to the Building Management office for approval before the commencement of any construction. This list should include name, phone number and principal contact with 24-hr number.

Demolition/Construction Approval

Absolutely no demolition or construction may begin without prior to Building Management’s approval of the demolition plan and a 48 hour advance notice as previously described.

Protection

In order to protect adjoining common and tenant spaces on multi-tenanted floors, contractor shall construct one hour rated demising partitions, with temporary doors of appropriate rating, as required for access and/or egress. These partitions shall be in place prior to start of construction or demolition.

i.              Contractor shall be responsible for protection of all building controls and systems as well as covering of all adjacent areas.

ii.             Contractor shall be responsible to restore all life safety systems (i.e. Class “E” and temporary sprinkler loop).

BUILDING OPERATION

Loading Dock/ Freight Elevator

1.            All construction personnel must use the freight elevator at all times. The loading dock and freight elevators are available for use normally Monday through Friday, 8:00 a.m. to 6:00 p.m. Use of these facilities at times other than these normal hours can be arranged by contacting the Building Management office. In those cases where extended use of the loading dock and/or freight elevator is necessary, coordination in advance must be made with the Building Management office. During normal business hours the freight elevator must be available to delivery and other trades.

i.                Freight elevator may not be available from time to time, after hours, in order to perform regular maintenance.

ii.               Contractor may be responsible for cleaning or elevator sensors, equipment and shaftways.

2.            Loading dock is for loading and unloading only. Parking for oversized vehicles is strictly subject to availability and may be rescinded at any time. All vehicles parked in the loading dock must display the owner’s name and location in the complex. Violators may be towed at their own expense.

3.            No more than one trailer for material delivery will be allowed at the loading dock at any one time.

4.            No more than one dumpster will be allowed at the loading dock, at any one time, during normal building hours. All dumpsters must be emptied in a timely manner and the surrounding area must be kept clean at all times.

5.            Where applicable, contractor’s cleaning and repair requirements shall extend to freight corridors and vestibules.

Notwithstanding the foregoing requirements set forth in this Loading Dock/Freight Elevator section but subject to Laws, and applicable union contracts, to the extent there is any conflict or inconsistency between the requirements set forth in this Section and the terms and conditions set forth elsewhere in the Lease regarding the use of the loading dock and freight elevators during the performance of Tenant’s Work (but no later than the date any tenant (including Tenant) occupies a portion of the Building for the conduct of its business), the terms and conditions set forth elsewhere in the Lease shall govern.

Bathroom Facilities

Workmen shall use only those bathroom facilities made available by Building Management. Bathrooms are not to be used for cleanup of tools and equipment. The disposal of caustic or any prohibited materials in the building’s drain system is expressly forbidden.

Protection of Premises

Contractor shall protect all routes over finished floors with a minimum ¼ tempered hardboard underlayment runway, which is to be picked up at the close of work each day. The elevator is to be padded. Protection for heavier loads must be submitted to and approved by the property.

Signage

Appropriate warning signs are to be posted in all public corridors and lobbies used.

Staging Material

Temporary staging of material and equipment in public areas or other than the job site is not permitted.

Cleanup

All areas traveled are to be broom cleaned at the close of each day (other than elevators and other common areas). Debris is to be carried from the car, NOT across the door opening.

Construction Debris

Contractors shall not leave construction debris in garages or any common areas. If they do, Landlord will discard such debris at the Contractor’s expense.

Tools and Equipment

Building engineers are not authorized to loan out tools, ladders, etc. to anyone. Contractors must provide their own tools and equipment.

Passenger Elevator

1.            Passenger elevator shall not be used by construction personnel at any time without specific Landlord permission; provided, however, the preceding shall not apply until the earlier to occur of (x) the completion of Tenant’s Work or (y) the date any tenant (including Tenant) occupies a portion of the Building for the conduct of its business.

a.               In cases where passenger and freight cars are in communicating shaftways, freight elevator cleaning requirements may extend to passenger elevators, unless such passenger elevators are used by third parties other than Contractor (or subcontractors) with Landlord’s consent.

I.             The load limit of 3,000 pounds in the passenger elevator is NOT to be exceeded.

Dollies and Carts

Only rubber- wheeled dollies and carts, in good operating condition, may be used. All oil or grease must be removed from wheels to prevent staining flooring.

Disturbance of Premises

All efforts must be taken not to disturb the normal flow of traffic within the building and its premises or create any disruption in the tenant’s daily business operation.

Harmony with other building operations

The General Contractor must utilize labor and all subcontractors that will work in harmony with other labor in the building.

Riser Management

The Use of all horizontal and vertical building penetrations/routing throughout the common areas of the building including electrical closets, mechanical rooms and spaces & utility shafts should be under the sole control and discretion of the building chief engineer. Contractors shall be held responsible and liable for restoration of any fire rated construction or fire stopping.

All race ways running from floor to floor, through common areas or adjacent Tenant spaces shall be clearly labeled at each floor or space throughout its run.

HVAC

Protecting the System

Base building core HVAC thermostats, as well as any perimeter or supplementary system thermostats, must be removed carefully with the respective HVAC system deactivated. HVAC systems will not be allowed to be used while these thermostats are not permanently mounted as this can cause severe damage to the system. The tenant and his representative will be held liable by the owner for any such damage. Notwithstanding the above, this Section shall not be applicable until the completion of Tenant’s Work.

Filter Material

General Contractor is responsible for installing filter media for all existing HVAC systems used during the construction period. All return air openings are to be protected with bulk filter media. Replace all media on a timely basis during this period so as to maintain a clean system. Failure to do so will result in the contractor having to clean the equipment and duct distribution systems. All equipment not being utilized within the construction area, such as console heat pumps, must be covered and protected from dirt and debris before starting any work. Landlord shall provide a central system for such filtering.

HVAC Connections/Balancing

Any HVAC connections or any shutting of valves, startup and testing of equipment (water treatment must be performed by applicable vendor), in the tenant’s space must be done after hours or on weekends, under the supervision of the building engineer. Building must approve balancing vendor. Air and water balance reports must be submitted upon completion of any work. All pipe connections are to be brazed. The use of silver bearing solder is prohibited. Notwithstanding the above, this Section shall not be applicable until the completion of Tenant’s Work. Further, Landlord shall be responsible for the operation and maintenance and repair of all base building valves.

Start-up

Before the condenser system is filled, cleaned, flushed, pressure tested and charged with chemicals the contractor must receive approval from the Construction Manager, and the Senior or Chief Engineer must be on the job site, at no cost to tenant.

BMS/EMS Tie-in

All new equipment, including supplemental HVAC, shall be compatible with, and tied into, the Energy Management System (EMS). All wiring shall be performed by personnel with applicable licenses. All terminations and tie-ins to be performed by applicable vendor.

All existing equipment controls shall, at tenant’s option, be upgraded to be made compatible with building EMS/BMS system.

ELECTRICAL

Panel Schedule

Provide complete, typed, detailed electrical panel schedules showing individual circuits by number, devices connected and connected load in kW. Pre-existing circuit assignments may be shown in red. Panel schedules are to be mounted on the panel door –1/4 x 1/2 truss headscrew with center line #80911 & Stopnut on EQ ticket holder.

Phase Balance Report

Provide phase balance report when applicable, approved by the engineer, to the owner, upon completion of the work.

Grounding

Any grounding to the house piping system is PROHIBITED. Building structure steel grounding must be approved by the chief engineer.

Work in Adjacent Tenant Space

All electrical, plumbing or other work to be performed in tenant ceiling below workspace must be scheduled with Building Management, for at least 48 hours in advance and performed during non-business hours subject to that tenant’s convenience. Contractor is responsible for thorough clean-up during and after each work period and for repair/replacement of any construction or finishes damaged as a result of this work.

All underslab wiring shall be run in conduit, tight to the slab, and clearly identified as belonging to the tenant. BX cable is permitted.

Telephones/Data

No exposed telephone wiring will be allowed in tenant space. All data and communication wiring shall be performed by a contractor holding valid low voltage license from the State of New York.

INTERIOR FINISHES

Finishes

All existing finishes in common corridor and adjacent tenant spaces must be restored and match existing finishes to the owner’s satisfaction. Failure to comply may result in the owner’s performance of corrective work, and cost for same will be invoiced to the General Contractor or Tenant.

Refer to individual building standards for specific materials and equipment.

Class A Finishes

All finishes must be Class A/or Class One rated and in accordance with all applicable codes.

Hardware/Locks

All locks must be keyed to base building grand master system.

Painting/Spraying

The use of sprayed on materials will require 24 hours advance notice with the Building Management office. All efforts will be made to perform spraying after hours and on weekends.

Demised Walls

All demising walls will be built by the Tenant’s General Contractor at tenant cost.

Signage

All signage must be coordinated and approved in advance with building management.

INSPECTIONS

a.	Permit Inspections

Landlord shall be advised, in advance, of all building, and fire department inspections.

b.	Other

For minor work, where permit is not required, Landlord shall be notified at each point in the construction process when an inspection would normally occur (framing, roughing, etc.).

PLUMBING

a.	Fittings

Lead free or silver solder permitted for domestic water. All fittings over ¾ are to be brazed, see building engineer for size limitations for threaded connections. No covered compression fittings, and then only immediately after service stop.

b.	Other

All tape from building reseal subject to mandatory inspection of PRV’s. Any work in toilets may (at chief’s option) require replacement of components, etc.

For the most part all valves shall be at the discretion of the chief engineer- No Pro Flo Valves

Valve tag charts directions must conform to building color code. All MEP piping may require insulation and/or H/Watt

LIFE SAFETY

Prior to the start of demolition/construction, contractor arranges for a fire alarm shutdown, as previously described. House contractor shall then disconnect the affected devices and wire through the loop. Electrical contractor may then remove the devices for re-use or return to building stock.

Electrical contractor may pull wire, and provide back boxes however, Building vendor is to provide all devices, make all terminations, and perform all programming and testing, at Tenant’s expense.

a.	Fire Alarm System

The entire fire alarm system is to be tested prior to occupancy and a report certifying proper operation provided to the owner and approved by the architect of record. The owner’s building engineer must be present during the test.

It is the Contractor’s responsibility to maintain the Class “E” system through demolition and construction.

b.	Sprinkler System

The sprinkler contractor must call Landlord 48 hours in advance before beginning work on the sprinkler system in order to obtain authorization from the Building Manager to drain the system. Except during Tenant’s Work, unless Landlord determines a specific reason for its necessity, after completion of work each day, the sprinkler contractor must obtain authorization from the Building Manager or Building Engineer before refilling the system. The sprinkler system must be reactivated no later than 4:00 p.m. each day.

It is the Contractor’s responsibility to maintain sprinkler coverage or provide a temporary loop.

c.	False Alarm

Should any contractor, through its negligence or intentional act, initiate or cause to be initiated a false alarm in the building, such contractor shall pay to the Owner of the building a false alarm fee in the amount of $500.00 per occurrence as reimbursement for the Owner’s costs in connection with such false alarm. Additionally, any contractor initiating or causing to be initiated a false alarm, whether through such contractor’s negligence or intentional act, such contractor shall also reimburse the Owner of the building for any and all fines, fees, assessment, levies or charges levied by any agency having jurisdiction, plus an administrative share of 10%. At the Owner’s discretion, any contractor initiating or causing to be initiated a false alarm, whether through such contractors negligence or intentional act, shall be removed from the approved contractors’ list and barred from performing work at any buildings owned by the Owner of the building or any affiliates of the Owner of the building.

d.	Smoke Detectors

The presence of duct or plenum smoke detectors and, the inability of some of the buildings to zone individual floors, require stringent rules regarding any smoke generating operations; provided, however, that nothing contained herein shall prohibit straight time welding and brazing during Tenant’s Work.

e.	Shut Down of the Core System

For full floor construction we will provide a shut down of the core system, when smoke-producing operations are underway.

f.	Intentionally Omitted.

g.	Fire Watch

At all times, when fire alarm system is shut down, contractor shall engage a fire watch, from the Landlord; provided, however, although Contractor shall be required to maintain a fire watch at all times during Tenant’s Work when appropriate, such fire watch need not be solely dedicated to such function during Tenant’s Work only.

h.	Contractor’s Liabilities

Nothing in the preceding four paragraphs shall be taken as reducing or eliminating contractor’s liabilities as stated in paragraph (d).

i.	Site Safety

Refer to Landlord’s Site Safety Requirements for additional information.

POST CONSTRUCTION

a.	Review of Installation

Review of entire installation for conformance to code, building requirements and good practice with particular emphasis on fire/life safety systems such as night/emergency lighting, fire alarm annunciation, pull stations, fire alarm interlocks, exit lighting, etc.

b.	Inspections of the Certificate of Occupancy

A copy of the Temporary Certificate of Occupancy must be submitted to the Management Office before occupancy can begin.

c.	Cleaning of Base Building Equipment and Spaces

All base building equipment and spaces must be thoroughly cleaned and serviced, prior to startup, including but not limited to:

Core HVAC units

Perimeter heat pumps / convectors / induction units

Mechanical and Electrical closets

Core toilet rooms

Janitors closets, including flushing, dropping and reinstalling/replacing traps (subject to inspection by the landlord).

Fire stairwells

Freight elevators

Freight vestibules and corridors

PROJECT CLOSE-OUT

Tenant will use commercially reasonable efforts to ensure that within 30 days of occupancy, Contractor shall submit to Management:

a.	As-Built Drawings

Design drawings, updated by design professional to reflect actual field changes, in the latest version of AutoCAD burned to a CD, clearly labeled as such, dated, and bearing the contractor’s name and signature.

b.	Air and Water Balancing Reports

Air and water balancing reports. These reports MUST BE APPROVED BY THE DESIGN MEP ENGINEER PRIOR TO TRANSMITTING TO OWNER.

c.	Electrical Panel Schedules

Typed electrical panel schedule(s) (this in addition to typed schedules installed in panels.)

d.	Electrical Panel Phase Balancing Reports

Electrical panel phase balancing report (electrical contractor.)

e.	HVAC Tag Lists and Charts

HVAC/plumbing valve tag list and charts under glass (if piping was part of project.)

f.	Operations and Maintenance Manuals

Operation and maintenance manuals for all equipment installed (i.e. extra HVAC systems, hot water heaters, controls, pumps, electrical equipment, etc.)

g.	Affidavit

An affidavit of completion, signed by the project architect. Also, a signed affidavit of punchlist completion from the architect.

h.	Testing & Inspections

Originals of all required certificates of approval, sign offs and inspections.

REQUEST FOR PAYMENT

a.	Invoice Requirements/Documentation

The Contractor must submit invoices on AIA G702 and must be authorized and signed by the Architect on that project. The completed Lien Waiver form must be attached to the AIA G702 identifying the legal ownership entity of the property.

b.	Submitting Invoices

Invoices shall be submitted in accordance with Article 3 of the Lease.

c.	Final Payment

Except as otherwise provided in Article 3 of the Lease with respect to the Allowance, Certificate of Occupancy, completion of all Punchlist items, receipt of all close-out Documentation and Final Release of Lien from Contractor and all Subcontractors specifying the ownership entity, shall be the conditions for release of Final Payment.

APPENDIX I - REQUIREMENTS FOR CERTIFICATES OF INSURANCE

All contractors, and subcontractors (including moving contractors), performing work in the Building, must submit a certificate of insurance naming the appropriate ownership of the building(s) where work is being performed as Additional Insured:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC;

THE GEORGETOWN COMPANY;

CBRE, INC.; and

787 ELEVENTH FUNDING LLC,

and each of their respective agents, managers, members, partners, employees, officers, directors, shareholders, lenders, successors and assigns.

The certificate MUST show the NAME OF THE TENANT and floor number where the work will be performed, or in the case of general services, the type of service to be performed.

All certificates must show the name of each of the entities noted above as Additional Insureds (or any successor entities as provided by Landlord) as Certificate Holder and should be sent to the attention of Landlord.

The certificate must show the following coverage:

The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the Work itself, to property which may arise out of or result from the Contractor’s operations under the Contract, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified in the Contract documents or required by law, whichever coverage is greater, and shall include contractual liability insurance applicable to the contractor’s obligations under the Contract. Certificates of such insurance shall be filed with the Owner prior to the commencement of the Work.

The insurance required by Subparagraph (a) above shall be written for not less than the following, or greater if required by law:

Workers’ Compensation:

State:	Statutory
Applicable Federal:	Statutory
Employer’s Liability:	$1,000,000

Comprehensive General Liability (including but not limited to comprehensive form, premises operations, explosion and collapse hazard and underground hazard, products and completed operations hazard, contractual liability, broad form property damage (including completed operations) independent contractors’ protective, personal injury:

Contractor must carry Comprehensive combined between Primary and Excess policies providing not less than $25,000,000 per occurrence and in the aggregate for bodily injury and property damage.

Subcontractor must carry Comprehensive General Liability of not less than $5,000,000 in the aggregate or per occurrence, provided Landlord may reduce such requirement to $1,000,000 for subcontractors providing limited services or materials, as determined in Landlord’s reasonable discretion.

Products and Completed Operations to be maintained for 3 years after final payment.

Automobile Liability Comprehensive Form for owned, hired and non-owned vehicles.

In the event of any change in the limits of liability, decrease in coverage or other material change in coverage, or the cancellation of insurance in its entirety, the insurer shall endeavor to give Owner, Owner’s agents and beneficiaries and Architect written notice at least thirty (30) days prior to the effective date of such change or cancellation and insurance coverage shall remain in force during said thirty (30) day period.

Waiver of any right of subrogation of the insurers against Owner, Owner’s agents or beneficiaries and the Architect.

Contractor shall carry sufficient comprehensive insurance on his equipment at the site and en route to or from the site as may be necessary to fully protect himself and Contractor acknowledges that Owner shall have no responsibility or liability therefore.

The Contractor shall certify to the Owner that he has obtained or will obtain similar certificates of insurance from each of his subcontractors before their work commences. Each subcontractor must be covered by insurance of the same character and in the same amounts as the Contractor unless the Contractor and the Owner agree that a reduced coverage is adequate. Each subcontractor’s insurance shall cover the Owner, Owner’s agents and beneficiaries.

APPENDIX II - SITE SAFETY

I.	GENERAL

The information contained herein shall be conveyed to the tenant’s contractor at the pre-construction meeting. The contractor’s on-site representative shall be held to be the Site Safety Officer and shall be responsible for disseminating this information to their employees and the various trades.

The Site Safety Officer shall be responsible for ensuring that all building rules, policies and procedures are strictly adhered to. In general, the Project Superintendent shall be the Site Safety Officer unless otherwise designated.

II.	EMERGENCY TELEPHONE NUMBERS

Fire, Medical, Police	911
Security @ 787 11th Avenue	[___________]

III.	FIRE

Precautions - A minimum of one approved portable fire extinguisher, in good working order, shall be maintained in a visible and accessible locations at each job site. Such additional fire extinguishers, as may be required, shall be provided in accordance with NFPA 10.

In Case of Fire

A.	Activate pull station and evacuate the job site. Use fire stair, do not use elevator.

B.	The fire extinguisher is only to be used to put out the most minor fires. If there is any question, sound fire alarm and evacuate.

Prohibited - Absolutely no portion of the fire alarm, detection or suppression system may be disconnected or otherwise deactivated without written permission from the Building Management office.

Prohibited - No heat or flame producing device may be brought into the building without prior notice to, and express consent of management. Likewise, no flammable fuel or compressed gas shall be brought into the complex without management notice and consent.

Prohibited - No burning, brazing, welding, sweating or soldering or cutting shall be permitted without prior notice to, and express consent of management. Where permitted, such operations must be performed by qualified mechanics (as evidenced by appropriate, current license and/or Certificate of Fitness), using approved equipment (labeled by the applicable governing body) in good repair in the sole opinion of Building Management. Flammable or fuel gases may not be stored on site; but must be brought on site immediately prior to, and removed immediately after use.

Required - At all times when such welding, burning, brazing, sweating or soldering is being performed, the contractor and/or subcontractor performing the work, shall maintain a fire watch (who shall carry the appropriate license, permit or Certificate of Fitness), whose sole duty while such operations are underway, and for not less than one hour thereafter, shall be to inspect and safeguard surrounding materials and spaces; provided, however, although Contractor shall be required to maintain a fire watch at all times during Tenant’s Work when appropriate, such fire watch need not be solely dedicated to such function during Tenant’s Work only. Where such operations put more than one level at risk, Building Management may, at its sole discretion, require additional fire watch personnel & building engineer personnel to be present, at general contractor’s expense.

IV.	MEANS OF EGRESS

A.	At all times during work hours (7:00 A.M. to 6:30 P.M.) the Contractors shall keep the lobbies and corridors on occupied floors clear of men and materials. On all floors clear travel paths to the fire stairs and elevators shall be maintained.

B.	Absolutely no materials may be stored in the fire stairwells at any time. Use of stairwells for transporting over-length materials may be allowed after hours with clearance only.

V.	INDOOR AIR QUALITY

A.	Dust protection - Contractor is responsible for protection of all surrounding spaces, as well as all driven equipment. Approved filter media to be installed at all return air and transfer openings and core equipment. Contact Landlord for direction.

B.	Odors - These are occupied buildings. Tenants are not to be exposed to any hazardous or noxious vapors, odors, gases, or other material.

VI.	HAZMAT

A.	Contractor shall submit MSDS sheets on any flammable, strong smelling or caustic materials proposed to be used on site and shall obtain management approval prior to bringing such materials on site.

B.	Disposal - All hazardous materials are to be disposed of in accordance with all Federal, State and local regulations. Under no circumstances are hazardous materials to be disposed of with general building trash or construction debris or in the building drains.

VII.	HOISTING

All hoisting and similar operations involving boom trucks, lifts, or cranes to be placed on the street, sidewalks, plazas, or planting areas, require specific landlord permission for each and every operation. Contractor shall make written application to the landlord at least 48 hours in advance. Application shall include a site plan, description of the work and equipment, as well as duration.

Hoisting of this nature shall only be performed on weekends. Specific care shall be taken to avoid blocking building entrances and means of egress and garage entrances. All operators shall be certified for the equipment they are using and all work shall be performed under the supervision of a licensed rigger where required.

Contractor, at their own expense, shall provide permits (where required) and such flagmen as the Landlord may direct, whose sole responsibility shall be to conduct vehicular and pedestrian traffic around the work site. As part of this, contractor shall provide such signage, barricades, sidewalk sheds and safety equipment to perform this work in a safe and secure manner.

Notwithstanding anything to the contrary herein, the above Section VII shall not be applicable until completion of Tenant’s Work.

EXHIBIT G-1

FORM OF LETTER OF CREDIT

[NAME AND OFFICE OF ISSUING BANK]

IRREVOCABLE AND TRANSFERABLE

LETTER OF CREDIT

LETTER OF CREDIT NO.                                              Date:                     , 20

AMOUNT: $

Georgetown Eleventh Avenue Owners, LLC

c/o The Georgetown Company

667 Madison Avenue

New York, New York 10065

Attn: [                                ]

Re: Lease dated           between           and           (“Tenant”).

Gentlemen:

We hereby open our Irrevocable and Transferable Letter of Credit No.                      in your favor for the account of                               in an aggregate amount of up to $                 . We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions hereinafter set forth by one (1) or more demands for payment in an aggregate amount not exceeding the foregoing amount. Partial drawings under this Letter of Credit are permitted.

Any demand for payment and all other communications relating to this Letter of Credit shall be in writing and addressed and presented by hand or by reputable overnight courier or by certified mail or registered mail, return receipt requested to our Letter of Credit Section at our office at                                                     , New York, New York and shall make specific reference to this Letter of Credit by number. Demand for payment under this Letter of Credit may be made prior to its expiration at any time during business hours at the foregoing office on a day (a “Business Day”) on which we are open for the purpose of conducting commercial banking business.

This Letter of Credit shall expire at 5:00 P.M., Eastern Standard Time, on                                                         or, if such day is not a Business Day, then on the next day following which is a Business Day. This Letter of Credit shall be considered automatically extended without amendment for periods of one year from the present or any future expiration date unless we notify you in writing at your address set forth above (or in any transfer instruction, if applicable) presented by hand or by reputable overnight courier or by certified mail or registered mail, return receipt requested, not less than sixty (60) days prior to any such expiration date that we elect not to consider this Letter of Credit renewed for any such additional period.

This letter of credit may be transferred one or more times in its entirety without our consent and without cost to you upon presentation to us of (i) a written transfer instruction signed by you and naming the transferee and (ii) the original of this letter of credit. Upon such presentation, we shall issue a replacement letter of credit in favor of the transferee in the form of this letter of credit. No other documents or presentations will be required by us in connection with any such transfer. Any and all transfer fees shall be charged to the account of Tenant.

This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall be limited to the matter referred to and shall not be deemed to incorporate herein by reference any such document, instrument or agreement. This Letter of Credit may not be amended without your written consent.

This letter of credit is issued subject to, and shall be governed by, the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

EXHIBIT G-2

FORM OF GUARANTY

(See attached.)

GUARANTY

PREMISES:	67,809 aggregate square feet in the building located at 787 Eleventh Avenue, New York, New York 10019
LANDLORD:	GEORGETOWN ELEVENTH AVENUE OWNERS, LLC (together with its successors and assigns, “Landlord”)
TENANT:	PERSHING SQUARE CAPITAL MANAGEMENT, L.P. (“Tenant”)
DATE OF THE LEASE:	As of [ ], 2016
DATE OF THIS GUARANTY:	As of [ ], 2016

1.             In consideration of, and as an inducement for, the continuing obligations under that certain Lease dated as of as of [                             ], 2016 between Landlord and Tenant with respect to the Premises (the “Lease”) and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, William Ackman (“Guarantor”), a natural person, having an address of c/o Pershing Square Capital Management, L.P., 888 Seventh Avenue, 42nd Floor, New York, New York 10019, hereby absolutely, unconditionally and irrevocably guarantees to Landlord the full and prompt payment of all Annual Fixed Rent and Additional Rent payable by Tenant under or with respect to the Lease (subject to Article 28 hereof), all irrespective of the validity, binding effect, legality or enforceability of the Lease or whether the Lease shall have been duly authorized, executed or delivered by Tenant, or any other circumstance which might now or hereafter or otherwise constitute a legal or equitable discharge or defense of a guarantor. Guarantor hereby covenants and agrees with Landlord that if a default of Tenant beyond any applicable notice, cure or grace period in the Lease shall at any time occur in the payment of any Annual Fixed Rent or Additional Rent, Guarantor shall and will forthwith upon demand to Guarantor pay such Annual Fixed Rent or Additional Rent and any arrears thereof (as such items are stated to accrue pursuant to the Lease without any acceleration for default or otherwise and subject to Article 28 hereof) to Landlord in legal currency of the United States of America for payment of public and private debts.

2.             Subject to Article 28 hereof, this Guaranty is an absolute, unconditional and irrevocable guaranty of payment (and not merely of collection). Subject to Article 28 hereof, the liability of Guarantor, as set forth above, is co-extensive with that of Tenant and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled (other than any notice expressly required to be delivered to Guarantor pursuant to the terms of this Guaranty), all of which Guarantor hereby expressly waives. Notwithstanding the foregoing, except as otherwise expressly provided herein (including in Article 3 below), Guarantor shall have the right to assert against Landlord hereunder the same defense(s), if any, which could be asserted by Tenant against Landlord under the Lease except to the extent such defense(s) were in fact asserted and not upheld.

3.             Guarantor hereby expressly agrees that this Guaranty shall be a continuing guaranty and that the validity of this Guaranty and the obligations and liability of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of or the failure by Landlord to assert against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, or (b) any assignment of the Lease or subletting of all or any portion of the Premises, or (c) any renewal or extension of the Lease or any modification thereof, whether pursuant to the Lease or by subsequent agreement of Landlord and Tenant, or (d) any extension of time that may be granted by Landlord to Tenant, or (e) any default by or limitation on the liability of Tenant under the Lease or of Guarantor hereunder, or (f) any irregularity, invalidity or unenforceability (whether by reason of any immunity enjoyed by Tenant or otherwise) in whole or in part in or of the Lease or the obligations or liabilities of Tenant thereunder, or (g) any bankruptcy, insolvency, reorganization, arrangement, composition, liquidation, rehabilitation, assignment for the benefit of creditors, receivership or trusteeship, or similar or dissimilar proceeding or circumstance involving or affecting Tenant or Tenant’s successors or assigns whether or not notice thereof is given to Guarantor (any limitation on or discharge of the liability of Tenant in such proceeding shall not diminish, limit, impair, abate, deter, modify or otherwise affect the liability of the Guarantor), or (h) any claim, counterclaim, cause of action, offset, recoupment or other right or remedy which Tenant may at any time have against Landlord (other than a claim resulting from Landlord’s failure to perform in accordance with the terms of the Lease after the expiration of applicable grace, cure and notice periods), or (i) any conveyance, extinguishment, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Tenant in the Lease or the Premises, or (j) any waiver, consent, indulgence, forbearance, lack of diligence or other action, inaction or omission under or in respect of the Lease, or (k) any matter or thing whatsoever, whether or not specifically mentioned herein, other than full payment and performance of all Tenant’s obligations under the Lease. Notwithstanding the foregoing, in the event that Landlord enforces this Guaranty against Guarantor, and Guarantor pays or performs on behalf of Tenant to cure any outstanding default by Tenant in accordance with and pursuant to the terms of the Lease, Tenant shall not be deemed in default under the terms of the Lease with respect thereto.

4.             Except as otherwise expressly set forth in the Lease, no failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.             No payment by Guarantor pursuant to any provision hereof shall entitle Guarantor, by subrogation or otherwise, to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after full satisfaction of all of Tenant’s obligations under the Lease, including, without limitation, payment in full of all fixed rent and additional rent due or to become due thereunder.

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6.             Guarantor agrees that it will, at any time and from time to time, within twenty (20) days following written request by Landlord, execute, acknowledge and deliver to Landlord, a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by anyone holding or proposing to acquire any interest in Landlord’s interest in the Property from or through Landlord or by any Mortgagee or Overlandlord; provided, however, Landlord shall not request that Guarantor deliver such certificate more than three (3) times in any calendar year.

7.             The Guarantor represents and warrants to Landlord as follows as of the date of this Guaranty:

a.	Guarantor is a natural person.

b.	Guarantor has the full power, authority and legal right to execute and deliver, and to observe the provisions of, this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement hereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or (b) the non-availability of equitable remedies which are discretionary with the courts.

c.	To Guarantor’s actual knowledge, no authorization, approval, consent, filing or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by the Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor agrees that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or any of its successors or assigns and shall use commercially reasonable efforts to obtain such authorization, approval, consent, filing or permission.

d.	To Guarantor’s actual knowledge, neither the execution or delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor the compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any agreement or instrument to which Guarantor is a party or by which it is bound. To Guarantor’s knowledge, Guarantor has not received any written notice of any claim made against Guarantor that Guarantor is in material default under any material contract or agreement to which Guarantor is a party or by which it or any of its property is bound or subject where the default would materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

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e.	To Guarantor’s actual knowledge, Guarantor has not received any notice that is in violation of any of requirements of any laws, rules, regulations, ordinances and orders applicable to Guarantor and which violation would materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

8.	Intentionally omitted.

9.            It is a condition of Landlord’s continuing obligations under the Lease that Guarantor execute and deliver this Guaranty. Guarantor acknowledges and agrees that Landlord’s continuing obligations under the Lease is in Guarantor’s best interests and, as the current owner of one hundred percent (100%) of the equity interests in Tenant, Guarantor expects to derive benefit therefrom, and Guarantor has received adequate and fair equivalent value for this Guaranty. Guarantor makes this Guaranty knowing that Landlord will rely hereon in leasing the Premises to Tenant. Guarantor acknowledges that Guarantor received adequate and fair equivalent value for this Guaranty.

10.           Guarantor and Landlord each acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty shall be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York; and each hereby expressly and irrevocably submits Guarantor or Landlord, as the case may be, to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process permitted by law, shall be necessary in order to confer jurisdiction upon Guarantor or Landlord in any such court. Guarantor and Landlord each irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of process to Guarantor or Landlord, as the case may be, in accordance with applicable law at the address of Guarantor or Landlord, as the case may be, as hereinafter provided (or if such address is subsequently changed, at such last known address), whether within or without the jurisdiction of any such courts of New York or the Federal courts sitting in New York.

11.           Provided that service of process is effected upon Guarantor or Landlord as permitted by law, Guarantor and Landlord each irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor or as permitted by law, Guarantor and Landlord each agrees that final judgment from which Guarantor or Landlord, as the case may be, has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor or Landlord, as the case may be, and, may so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which Guarantor or Landlord is subject, by a suit upon such judgment and that Guarantor will not assert any defense, counterclaim, or set off in any such suit upon such judgment, provided such judgment is non-appealable and Landlord has only filed such non-appealable final judgment.

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12.           Guarantor and Landlord each agrees to execute, deliver and file all such further instruments as may be reasonably necessary under the laws of the State of New York, in order to make effective the consent of Guarantor or Landlord to jurisdiction of the state courts of New York and the Federal courts sitting in New York.

13.	Intentionally omitted.

14.           Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, in the event Landlord brings any suit, action or proceeding in New York or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

15.           Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

16.           Subject to Article 28 hereof, should (a) Landlord be obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid and (b) this Guaranty has not previously been replaced with a Letter or Credit in accordance with Section 20.22 of the Lease, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith and on the advice of counsel believes that such obligation exists.

17.          All actual, reasonable costs and expenses (excluding special, consequential or punitive damages), howsoever denominated (including reasonable out-of-pocket attorneys’ fees and disbursements) incurred by the prevailing party in connection with the collection and enforcement of and by Guarantor or Guarantor’s obligations under this Guaranty and Tenant’s obligations under the Lease shall be deemed additional obligations of the non-prevailing party under this Guaranty and shall be paid by the non-prevailing party upon written demand therefor.

18.	Intentionally omitted.

19.           All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

20.           All capitalized terms used in this Guaranty which are defined in the Lease and not otherwise defined herein, shall have the meanings ascribed to such terms in the Lease (for the avoidance of doubt, the term Premises, as used herein, shall include, collectively, the Office Premises, Mezzanine Premises and License Area).

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21.           If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby and each provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

22.           Guarantor and Landlord each hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

23.           No right or benefit in favor of Landlord shall be deemed waived, no obligation or liability of Guarantor hereunder shall be deemed modified, diminished, released, compromised, extended, discharged or otherwise affected, and no provision or term hereof may be amended, modified or otherwise changed except by an instrument in writing, specifying the same, duly executed by Landlord nor shall any waiver be applicable, except in the specific instance for which it is given.

24.           The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Guaranty.

25.           This Guaranty shall be binding upon Guarantor and Landlord and inure to the benefit of each of their successors and assigns.

26.	Intentionally omitted.

27.           Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority shall be in writing (whether or not so stated elsewhere herein this lease) and shall be deemed to have been properly given, rendered or made only if sent by (i) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (ii) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (iii) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

If to Landlord: In accordance with Section 20.09 of the Lease.

if to Guarantor:

c/o Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attn: William Ackman

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With copies to:

c/o Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attn: Nicholas Botta

c/o Table Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Attn: Andrea Markezin

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: Anthony J. Colletta, Esq.

and if to Tenant: In accordance with Section 20.09 of the Lease.

and shall be deemed to have been given, rendered or made on (x) if mailed, on the second business day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, (y) if sent by nationally recognized overnight courier, on the first business day following the day sent or (z) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable).

28.           Notwithstanding any provision hereof to the contrary, and without releasing Tenant from any liability under the Lease (except as otherwise expressly set forth herein), (a) Guarantor’s obligations hereunder shall not exceed the sum of $6,037,193.00 in the aggregate or such lesser amount equal to the amount of the Security Deposit then required by Section 20.22(c) of the Lease; provided, that the foregoing limitation shall not apply to any collection and enforcement costs payable by Guarantor pursuant to Article 17 above and (b) this Guaranty shall automatically and permanently terminate and cease to be of any force or effect upon the earlier of (i) payment in full by Guarantor of $6,037,193.00 or such lesser amount equal to the amount of the Security Deposit then required by Section 20.22(c) of the Lease, plus any collection and enforcement costs then payable by Guarantor pursuant to Article 17 above and (ii) delivery to Landlord of a Letter of Credit in accordance with Section 20.22 of the Lease (plus payment by Guarantor of any collection and enforcement costs then payable by Guarantor pursuant to Article 17 above).

[Signature page follows]

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

WILLIAM ACKMAN

By:

EXHIBIT H

FORM OF AMENDMENT OF LEASE

AMENDMENT OF LEASE (this “Amendment”), dated as of _________ ___, 2016 (the “Effective Date”), between GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company (“Landlord”), and PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Tenant”).

W I T N E S E T H:

WHEREAS, pursuant to that certain Lease dated as of ____ __, 2015 (the “Lease”), by and between Landlord and Tenant, Tenant leased from Landlord certain premises in the Building, as more particularly described in Exhibit B of the Lease (the “Premises”) at 787 Eleventh Avenue, New York, New York, all as more particularly described in the Lease;

WHEREAS, pursuant to Section 2.1 of the Lease, Landlord and Tenant have agreed to modify and amend the Lease to set forth the final rentable area of the Premises and the Building as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

I.            Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless specifically set forth herein to the contrary.

II.           Effective Date. As of the Effective Date, the Lease shall be modified and amended as set forth in this Amendment.

III.	Modifications.

A. Section 1.2 of the Lease is hereby modified and amended such that (1) (a) the Office Premises is agreed to consist of [_____] rentable square feet of space and (b) the Mezzanine Premises is agreed to consist of [_____] rentable square feet of space, and (2)   Tenant’s Share shall mean [__]% with respect to Operating Expenses and [_]% with respect to Taxes. Section 6 of Exhibit C of the Lease is hereby modified and amended such that the Landlord’s Contribution Shall mean [__________].

B.           Section 6.1.2(d)(i) through (iii) of the Lease are hereby deleted in their entirety and replaced as follows:

(i)                 July 1, 2018 through June 30, 2019, the sum of Fifty Five Cents ($0.55) per rentable square foot of the Premises ($[__________] in the aggregate);

(ii)               July 1, 2019 through June 30, 2020, the sum of One Dollar and 10/100 ($1.10) per rentable square foot of the Premises ($[__________] in the aggregate);

(iii)             July 1, 2020 through June 30, 2021, the sum of One Dollar and 65/100 ($1.65) per rentable square foot of the Premises ($[___________] in the aggregate); and

(iv)             July 1, 2021 through the Expiration Date, the sum of Two Dollars and 20/100 ($2.20) per rentable square foot of the Premises ($[_____] in the aggregate).

IV.	Miscellaneous.

A.            The parties represent and warrant to each other that as of the Effective Date (i) the Lease is in full force and effect, and has not been modified or amended, except as provided herein, and (ii) to the best of such party’s knowledge, the other is not in default in the performance and observance of any of the terms, covenants, conditions or provisions of the Lease to be performed or observed by the other party under the Lease.

B.             Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof and all references to the Lease therein shall be deemed to refer to the Lease, as amended by this Amendment.

C.             This Amendment (i) shall be construed, governed and enforced in accordance with the laws of the State of New York, and (iii) shall not be binding upon or enforceable against Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered to one another an executed counterpart of this Amendment.

D.             Unless otherwise noted, all Article and Section references herein shall refer to the Articles and Sections of the Lease.

E.             This Amendment may not be modified, amended or terminated nor may any of its provisions be waived except by an agreement in writing signed by the party against whom enforcement of any modification, amendment, termination or waiver is sought.

F.             The covenants, agreements, terms, provisions and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

G.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Executed copies of this Amendment may be delivered by originals, telefacsimile or electronic (e.g., pdf) means, any of which shall be deemed effective to constitute delivery.

[No Further Text on this Page; Signature Page Follows]

EXECUTED in one or more counterparts by persons or officers hereunto duly authorized on the Effective Date.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC

By:
Name:
Title:

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By: PS Management GP, LLC, its General Partner

By:
Name:
Title:

EXHIBIT I

DELIVERY CONDITIONS

(See attached.)

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FINAL	08/15/16

Exhibit I for Pershing Lease

787 Eleventh Delivery Conditions for Access Date

Overview:

Landlord shall be constructing two new floors (floors 9 and 10), as well as an accessible terrace on the 9th floor, certain roof amenity space on the top of the Building, a dedicated mailroom on the Mezzanine above the loading dock, and a masonry enclosure in the basement for Tenant’s dedicated electrical equipment (i.e. step-up transformers – See Electrical section, below), all for Tenant’s occupancy and in accordance with plans and specifications dated July 15, 2016. Landlord shall deliver the space to Tenant ready for Tenant’s fit-out pursuant to the conditions listed below. The date on which a certificate of Substantial Completion (as defined elsewhere in this Lease) for the items listed in this Exhibit I is issued by the Architect and/or Owner’s engineering consultants, as may be appropriate, shall be considered the Access Date.

As a general note, all Landlord and Tenant provided or performed design and construction shall meet the requirements of the latest editions / revisions of all applicable Codes, rules, ordinances, handicapped access provisions, as well as industry accepted “best practices”.

Floors:

Landlord shall provide the Office Premises and the Mezzanine Premises with unpolished concrete floors on metal deck. The floors in the Office Premises shall be level to approximately 1/8” over 10 ft. Landlord shall provide, at Landlord’s expense, multi-ply, torch down roofing material and insulation, pursuant to energy code requirements, in an IRMA configuration on the exterior terrace space on the 9th floor. The terrace shall have a maximum superimposed load limit of 175 pounds per square foot, inclusive of the weight of the roofing, insulation, all planters and landscaping, and the pedestal supported paving system, as well as Code required snow loading. Further, the occupancy of the terrace shall be limited to not more than the number of persons that would require a Public Assembly approval, pursuant to New York City Code.

The Roof Amenity Space shall be delivered with a structurally reinforced steel frame and deck suitable to support the loads imposed by Tenant’s tennis court, temporary air supported enclosure, and supplemental HVAC and other ancillary equipment. The roofing material, together with energy code required insulation, shall be prepared to receive Tenant’s tennis court underlayment and finish materials. The necessary structural tie downs to hold Tenant’s tennis court netting and/or temporary bubble shall be designed in accordance with Tenant’s enclosure manufacturer and applicable Code. The location of the tennis court and dimensions between Landlord’s roof bulkhead walls shall be as shown on Base Building Roof Plan dated July 15, 2016.

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The Office Premises and Mezzanine Premises shall have a maximum of 70 lbs. per sq. ft. of total superimposed live and dead load capacity (consisting of 50 lbs. per sq. ft. live load, plus 20 lbs. per sq. ft. for partitions, ceiling and ductwork construction, etc.). Limited floor “spot” loading of up to 100 psf total load may be acceptable, subject to Landlord’s structural engineer’s approval in each case and location. Reinforcing of these limited “spot” load increases, to a maximum total imposed load (live + dead) of up to 100 psf, shall be provided by the Landlord. As noted above, the Licensed Premises (9th floor terrace) shall have an absolute maximum of 175 lbs. per sq. ft. of total superimposed live and dead load capacity. The Roof Amenity Space is designed for a total imposed structural load equal to 100 lbs. per sq. ft., which includes, but is not limited to, all roofing, insulation, tennis court  underlayment  and  topping  material,  temporary  enclosure, enclosure support steel, and ancillary support systems (e.g.: HVAC, lighting, air pressurization pumps, etc.), as well as Code required snow loading.

Ceiling / Ceiling Heights:	Landlord shall provide the Office Premises with an exposed, unfinished ceiling, consisting of a galvanized metal “Q” deck, ready to receive Tenant’s ductwork, sprinkler piping, electrical work, and hung ceiling system. Structural steel framing consisting of beams, filler beams and girders shall also be exposed, as shown on the revised Structural Plans dated July 15, 2016. All structural elements shall have spray-on cementitious type fireproofing (W.R. Grace “Monokote” or equal) applied, in thicknesses as required by Code. At Tenant’s request, in lieu of Monokote cementitious fireproofing, up to ten (10) columns on floors 9 and 10 shall be fireproofed using intumescent paint. Tenant construction that removes or otherwise damages the spray-on or intumescent paint fireproofing shall be patched to restore Code required fireproofing at Tenant’s expense. Floor to ceiling height as measured from the top of the unpolished concrete floor to the underside of the metal deck of the structural slab above shall be approximately 14’- 5”, however this shall be reduced by the depth of the steel framing (beams, filler beams, girders, and gusset connection plates, as well as anticipated local structural deflection), as well as spray-on cementitious fire proofing in Code required thicknesses, resulting in reduced clear ceiling heights in those areas to approximately 12’-4”. Further, in certain locations, required ductwork, fire sprinkler piping, electrical conduit, and/or plumbing piping may further reduce clear ceiling heights. Floor to ceiling height as measured from the top of the unpolished concrete floor to the bottom of the concrete slab acting as the ceiling in the Mezzanine Premises shall be approximately 10’-6”, less any structural elements as noted above, and/or required ductwork, sprinkler piping, electrical conduit, and/or plumbing piping. Ceiling heights under structural elements at specific locations shall be as shown on the revised Architectural, Structural, and MEPS Plans dated July 15, 2016.
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FINAL	08/15/16

Column Grid & Structure:

Landlord shall provide Tenant with an exposed steel column grid on the 9th and 10th floors measuring approximately 32’-0" x 32’-0", as shown on the revised Structural Plans dated July 15, 2016. The steel wide flange (“I” beam) columns shall be as shown on the Structural Plans, with varying dimensions, and shall include “Monokote” or equal cementitious spray-on fireproofing in thicknesses necessary to achieve a Code required fire rating, except for those columns on the 9th and 10th floor, which shall receive intumescent paint as identified on The Mufson Partnership furniture layout SS-15 dated July 7, 2016.

Landlord shall provide, at Tenant’s expense (other than Landlord provided reinforcing for “spot” loads of up to 100 psf, as provided for in the “Floors” section of this Exhibit, above), any structural framing reinforcement that may be required for Tenant’s required penetrations for kitchen flue ductwork, conduit and/or supplemental mechanical and/or ventilation equipment, plumbing for Tenant’s “off core” toilets, showers, gas piping, power conduits for Tenant’s partial use (See Electrical section, below) of Landlord’s stand-by generator, and to the extent required, reinforcement for Tenant’s U.P.S. equipment, filing cabinets, any slab recesses for Tenant floor finishes (if any), and required reinforcing for Tenant’s “floating” gym floor, or other special floor finishes.

Landlord shall also provide, at Tenant’s expense, any special structural reinforcement required for Tenant’s roof tennis court and temporary air supported enclosure. However, in no event shall Tenant be permitted to exceed total structural loading as set forth above.

Curtain Wall / Window Wall:	Landlord shall provide the Office Premises with a window wall design incorporating insulating glass units (“IGU’s”), including a partially reflective, low emissivity coating, in a proprietary system with aluminum mullions spaced approximately every 5'-0" feet, as shown on the Architectural Plans dated July 15, 2016, and approved concept plans prepared by the manufacturer (Skyline Windows, Inc.) and approved by Landlord’s architect and window wall consultant. Landlord shall provide up to six (6) single, outward swinging operable doors (door width to be approximately 4’-0” or larger, within the 5’-0” mullion module, however subject to manufacturer’s Code mandated wind load calculations) on the 9th floor to access the exterior terrace, in locations noted on the Architectural Plans dated July 15, 2016. In addition, Landlord shall provide one (1) double outward swinging pair of operable doors, at a location as selected by the Tenant; door pair width to be approximately 8’-0” or larger, within the 10’-0” portal width, however subject to manufacturer’s Code mandated wind load calculations. On the Access Date, the Office Premises and Mezzanine Premises shall be watertight and enclosed, except for those locations required for Landlord’s hoist, temporary protective scaffolding and “tie-back” supports for same, “Chicago” boom, or other vertical transportation and/or equipment and material rigging provisions.
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FINAL	08/15/16

Core Elements:

The permanent fire stairs, elevator shafts, core mechanical rooms, core mechanical shafts, telecommunications closets, janitor closet, core bathrooms and other such core elements (collectively, the “Core Elements”) as enumerated and situated according to the revised Architectural and Mechanical / Electrical plans dated July 15, 2016, shall be demised on each floor utilizing either concrete masonry units (“CMU”) or drywall, as appropriate.  While these Core Elements may not be operational as of the Access Date, Tenant shall be able to commence its fit out.  Those locations receiving sheetrock shall be taped and spackled, ready to receive Tenant’s finish treatment(s).

Plumbing /Temporary Water/Gas Service:

Landlord shall furnish Tenant a single ¾” valved cold water pipe at a single location on each floor, in order to provide temporary domestic water for Tenant’s use during construction of its space.

Landlord shall, at Tenant’s expense, provide two (2), separately metered, natural gas service risers, one (1) 5” and (1) 3”, in a single dedicated shaft, in accordance with Con Ed’s gas service ruling and requirements. The 3” riser shall terminate on the 9th floor; the 5” riser shall terminate at the roof level. Risers have been sized based on the 4,000 cubic feet /hour total load provided by Tenant’s engineer, for Tenant’s kitchen cooking and dishwashing equipment, Tenant’s domestic hot water heaters for its Gym / Health Club and “off core” toilets, as well as Tenant provided “ventless” fire places, but only to the extent that Code permits same. Tenant shall provide UL approved equipment, vented per code. Structure to reinforce penetrations for all required venting shall be provided by Landlord at Tenant’s expense.

Environmental:	Landlord shall provide Tenant with an ACP-5 for the Office Premises and, if required, Licensed spaces within five (5) business days after Tenant’s submission to Landlord of Tenant’s building permit filing set, in order for Tenant to secure the necessary permit(s) for its fit-out work.
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Life Safety / Sprinkler / Fire Alarm:

Landlord shall provide appropriate means of egress that fulfill code requirements during construction, until the time of Base Building Completion.

Fire Sprinkler: A temporary sprinkler loop, hydraulically sized for a ”Light Hazard” density, shall be installed at an elevation above the concrete slab of approximately 9’- 6”, serving approximately 225 sq ft per head, with brass upright pendant-type heads, or as otherwise required by applicable code. Piping mains, branches, and drops shall be static pressure tested. Temporary sprinkler piping and heads shall be furnished and installed by Landlord. The eventual removal of the temporary sprinkler loop and replacement with Tenant’s sprinkler piping and permanent heads, in its entirety and designed in full accordance with applicable codes and reference standards, shall be performed by Tenant at its’ sole cost and expense. Landlord shall provide two (2) combined fire standpipes, with two (2) OS&Y zone valves located at each standpipe in two (2) of the three (3) the fire stairs on each of Tenant’s floors, complete with flow and tamper monitoring, for Tenant’s connection of its loop and branch piping.

Fire Alarm: Landlord shall provide a Data Gathering Panel (“DGP”) on each of Tenant’s floors for Tenant’s furnishing and installation of fully Code compliant wiring and detection / annunciation devices on each of its floors. Tenant devices and wiring shall be fully compatible with Landlord’s permanent building-wide multiplexed Fire Management System (“FMS”). Tenant shall provide a list of devices and other points to Landlord for testing and programming by Landlord’s FMS vendor; initial testing and FMS programming shall be at Tenant’s expense. Tenant, at Tenant’s option, may contract directly with Landlord’s FMS vendor, provided however that Landlord shall have the right to review and witness the programming and testing protocol. Landlord shall provide, as part of its core & shell work, Fire Warden stations, pull stations, smoke detectors, and all other devices required pursuant to Code in all core & shell spaces, including without limitation fire stairs, core toilets, machine rooms, electric and I/T closets, etc. and in the multi-floor corridor Landlord shall be providing on the 10th floor.

During Tenant’s construction work, Tenant shall provide any Code required temporary wiring for Tenant’s detection and/or annunciation devices, which shall be wired into Landlord’s existing FMS.

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Electric, I/T, Security:

Landlord shall provide sufficient temporary electrical capacity for Tenant to complete its construction work within a timely fashion. All electrical work to be performed in the Building shall be under the supervision of NYC Licensed Electricians, and shall comply with all applicable Codes and best practices.

Landlord shall provide conduit penetration / shaft locations from the roof down to the 9th floor for Tenant’s power conduit required for its connection to Landlord’s stand-by generator, as well as Tenant’s Roof Amenity loads (i.e. tennis court). Landlord shall provide a conduit pathway, coordinated with the curtain wall, to permit Tenant to install any required power conduit required to serve loads over and above Landlord provided GFI duplex outlets (up to two (2) on each elevation (South – East – North) for its 9th floor terrace space, as further described in Exhibit J.

Landlord shall provide a separate riser shaft from the Basement to the 10th floor for Tenant’s I/T use. Further, Landlord shall provide, at Tenant’s option and at Tenant’s expense, up to four (4) dedicated 4” riser conduit from the Basement “Meet Me” (incoming ISP service demark) room. Riser penetrations (sleeves) shall be provided by Landlord, at Landlord’s expense. I/T risers are as shown on the “one-line” riser drawings that are part of the July 15, 2016 drawing package.

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EXHIBIT J

BASE BUILDING CONDITIONS

(See attached.)

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FINAL	08/15/16

Exhibit J for Lease

787 Eleventh Base Building Delivery Conditions

Overview:

Upon Substantial Completion of the Base Building work, the items described herein shall be installed and fully operational, subject to customary punch list and testing/commissioning work. This Exhibit J is intended as a supplement to the items previously provided for in Exhibit I (the “Access Date Delivery Conditions”).

The core & shell equipment contribution over ambient noise levels and/or any of Tenant’s equipment shall not exceed a level of NC-40, when measured at a distance of 5’-0” from core & shell machine room demising walls. Further, all of Landlord’s core & shell equipment shall be equipped with vibration isolation and/or suppression devices, as specified by Landlord’s acoustical and vibration consultant.

Passenger / Service Elevators:

Landlord shall provide the following for Tenant’s non-exclusive use:

Passenger Elevators: Landlord shall provide four (4) new, overhead traction passenger elevators, each with a capacity of 4,000 lbs., located in the Base Building Core and in compliance with all Code requirements. All four elevators shall service all office floors from the lobby through the roof; two elevators shall also service the basement level.

Service Elevator: Landlord shall provide one overhead traction service car, with a capacity of 5,000 lbs., located adjacent to the office loading dock along the west building wall that shall service the basement through roof level of the Building.

All elevators shall be available to Tenant on a 24 x 7 basis. Landlord shall be responsible to provide for all maintenance (including 24 hour emergency response and all required preventative maintenance) for all aforementioned elevators. See Exhibit CC for further elevator details.

Elevators shall be equipped with cab mounted security cameras, as well as proximity card readers and necessary programming to restrict access to unauthorized floors, via a Tenant accessible visitor and employee access control system (See “Lobby” section, of this exhibit, below).

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FINAL	08/15/16

Terrace Space:	Landlord shall provide, at Landlord’s expense, a pedestal supported pre-cast paving system on Tenant’s 9th floor terrace. The terrace shall provide, if required by either Code or New York State Department of Labor regulations, for future core & shell window washing davits and support sleeves which may eventually be fixed and permanently secured to the building structure under the paving material. The pavers shall be fully accessible (i.e. removable). Tenant shall not place permanent landscaping planters, or permanent furniture or furnishings that impede Landlord’s ability to remove pavers and eventually install davits, if required, that are necessary for window washing. Tenant shall be responsible for the costs associated with any special reinforcement of the paver system that may be required for support of planters, trees and other landscaping materials, furniture and wind tie-downs for same, as well as any natural gas piping or other utility services for grilling or other special use; special use of the terrace is subject to Code requirements.
Mail Room / Loading Dock / Messenger Center:

Landlord shall provide a mail room, with an area of approximately 600 sq. ft., for Tenant’s exclusive use, on the mezzanine proximate to the loading dock on 54th Street. The mail room shall be delivered by Landlord in the following condition:

-      Walls: sheet rocked, taped and ready to accept Tenant’s paint, with fire rating as appropriate

-      Door: 3’6” wide metal door

-      Ceiling: 2’x4’ lay-in acoustic tile, with 2’x4’ lay-in fixtures

-      HVAC: Landlord shall provide up to three (3) tons of air conditioning and heating via a dedicated heat pump unit.

-      Electricity: Two (2) 20 amp, 120 volt dedicated circuits with up to eight (8) additional duplex outlets (locations to be coordinated with Tenant)

-      Two (2) ¾” empty conduit stub-ups, terminating in “1900” boxes for Tenant’s I/T use.

-      Flooring: VCT and 4” vinyl cove base (basic color to be selected by Tenant)

-      Required life safety per Code, including light hazard sprinklers, speaker/strobes, and smoke detection

-      Any shelving, millwork or further improvement shall be at Tenant’s sole cost and expense

The truck dock berth shall be able to accommodate a 14’ tall truck and shall be equipped with a dock leveler. Subject to and in accordance with the rules and regulations set forth in the Lease, Tenant shall be able to utilize said loading dock for deliveries and refuse removal and shall route all packages and deliveries to this manned entrance (the hours of operation are set forth in the Lease). Landlord shall provide, at Tenant’s expense, a pre-fabricated refrigerated garbage container, for Tenant’s exclusive use, suitable to handle Tenant’s kitchen and dining room(s) waste; refrigerated storage unit shall be located either in the Basement or on the loading dock level, as space permits, proximate to the loading dock.

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FINAL	08/15/16

Rolling overhead doors, with card key access control, shall be provided at the Loading Dock entrance and at the entrance to the vehicle ramp to the Basement. The Loading Dock shall also have cameras with automatic protective roll-down gates.
Lobby / Elevator Lobby:

Landlord shall provide a first class main lobby with controlled access, which shall serve as the primary building entrance complete with a lobby desk (which desk shall house security monitors, elevator controls, and a remote annunciator for the Fire Management System, as required by applicable codes). Lobby controlled access system and visitor’s access system shall include turnstiles with key card access as well as cameras with loop-type or electronic recorders, with ability for Tenant to directly access the system via a secure electronic link.

The Lobby security desk shall be connected by conduit to Tenant’s 9th floor entrance reception / security desk, thereby providing Tenant with the option to have a voice and/or computer interface with the base building systems, to be designed by Landlord, in consultation with the Tenant.

The elevator lobby on the 9th floor shall be fit out pursuant to Tenant’s plans at Tenant’s sole cost and expense.

The elevator lobby on the 10th floor shall be a first class elevator lobby consistent with other Class A office buildings, which shall be designed and installed by Landlord, at Landlord’s sole cost and expense. The finishes for the 10th floor elevator lobby shall include: drywall partitions with vinyl wall covering, an acoustic ceiling, lighting (combination of overhead LED spots and sconces), carpet or hard surface (thin set stone tile or equivalent), with controlled access framed glass doors and sidelights at both ends of the elevator lobby. HVAC for the 10th floor elevator lobby shall be fed from the east water cooled DX units (See HVAC, below) with linear diffusers for air distribution, controlled via a single zone variable air volume (“VAV”) terminal and local thermostat.

HVAC:

Heating & Cooling:

Landlord shall furnish and install new water cooled VAV DX units, in local machine rooms, on each of Tenant’s floors in accordance with the following:

Floor 9: Two 60 ton units, for a total of 120 tons

Floor 10: One 60 ton unit, for a total of 60 tons

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FINAL	08/15/16

Each unit shall be equipped with outside air and exhaust provisions terminating in the local machine rooms, to Code requirements, “local smart” controls, ready for Tenant provided (at Tenant’s expense) distribution ductwork, variable air volume boxes, temperature controls, etc. Each unit shall have a “hot deck” for heating using either hydronic (or at Landlord’s option) L.P. steam coils, to be used in conjunction with Tenant provided perimeter hydronic overhead air distribution; hot water to be provided by Landlord via a perimeter loop, fed from Landlord’s hydronic modular boilers, circulation pumps and controls.

The HVAC System shall be designed with the capability of providing the following indoor conditions:

Cooling / Summer: 74 deg F, +/- 2 deg F at approximately 50% RH, when outdoor conditions do not exceed 92 deg F dry bulb, and/or 75 deg F wet bulb, based on a Tenant occupancy of 1 person / 150 usable sq ft. The base building system shall not be provided with independent humidity control.

Heating / Winter: 68 deg F, +/- 2 deg F, via Tenant supplied and installed overhead air distribution, when the outside air temperature is not below 11 deg F dry bulb.

Tenant has exercised the option to have Landlord provide the three (3) DX units as set forth above each with a capacity of 70 tons; Tenant shall reimburse Landlord the actual cost for the additional ten (10) tons of cooling capacity per unit. Tenant shall also reimburse Landlord for other expenses, if any, associated with the increased unit capacity (e.g.: increase to size of equipment machine rooms, larger condenser water piping and valves, etc.). Landlord’s three (3) DX units, at Tenant’s request, shall be provided at 460 / 265 volts.

Further, at Tenant’s request, Landlord shall, to the extent available from the selected OEM (original equipment manufacturer), have Tenant’s three (3) DX units equipped with separate power circuiting, power connection points, and required controls to allow Tenant to run the DX unit’s fan section only (i.e. without any of the cooling compressors running) in the event of a power failure; the fan-only operating mode power shall, in that case, come from Tenant’s 150 KVA emergency power “tap” into the base building’s generator (See Emergency Power / Generator section, below). Any additional costs for this option (again to the extent available from the OEM) for the cost of the units, controls, additional normal and emergency power feeds for the fan-only operation shall be borne solely by Tenant.

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DX units shall be installed in core & shell machine rooms provided as part of Landlord’s work, in locations as shown on plans dated July 15, 2016, and shall include: concrete housekeeping pads, appropriate vibration and acoustic isolation, fresh air supply and, as appropriate, exhaust ductwork to / from the machine rooms, as well as the unit discharge and return ductwork (to be picked-up at the machine room wall), a return air sound trap, and Code required dampers, smoke detection devices and connection of same to Landlord’s fire management system. Landlord shall also provide all required electrical power and wiring, with the DX units fed from Tenant’s 460 / 265 volt riser (See Electrical section, below), condenser water valves and piping, condensate floor drains and piping, as well as start-up / testing and water balancing.

In addition, for the portion of the 10th floor that Tenant is not intending to initially occupy, Landlord shall install a 60 ton DX unit, consistent with the above-referenced specifications. At Tenant’s request, Landlord shall provide this DX unit to run at 460 / 265 volts, as provided above, however without the fan-only operating mode provisions. Further, this DX unit, which serves the east half of the 10th floor, as well as the core & shell cooling loads, shall be metered off of Tenant’s existing 10th floor meter, with the electrical usage for said DX unit sub-metered, and billed back to the other tenant on the 10th floor, with a credit back to Tenant. Tenant shall be responsible for Con Ed utility charges for each of the four (4) DX units, except that a sub- meter shall be provided on the sub feeder for the unit serving the eastern half of the 10th floor; Tenant shall be credited with any electrical usage drawn by that unit.

Supplemental Cooling: Landlord shall also provide up to a total of not more than 125 gpm of condenser water for Tenant’s supplemental cooling loads (35 tons for Floor 9, and 15 tons for Floor 10, at an average flow rate of 2.50 gpm / ton) from a cooling tower (See cooling tower specifications, below) operated and controlled by Landlord, with pumps, plate frame heat exchangers, and controls feeding condenser water supply and return risers with valved outlets, sized for these supplemental cooling loads, in two locations on the 9th Floor, and one location on the 10th Floor. Should additional condenser water be available for supplemental cooling loads upon final lease up of the Building, Landlord and Tenant shall work together to ensure Tenant’s incremental supplemental cooling loads, over and above the supplemental loads provided as set forth above, can be accommodated.

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FINAL	08/15/16

Locations of Landlord’s condenser water risers shall be proximate to Base Building elevator core, but final location shall be coordinated with Tenant’s design team. For design purposes, it is anticipated that the cooling tower shall operate at a 12 deg F delta t”. Tenant’s cost for after hours, overtime use of supplemental condenser water is provided for elsewhere in this Lease.

Further, Landlord’s condenser water system shall be provided with a water-side economizer (so called “free cooling”) via a plate frame heat exchanger with secondary loop pumps and controls, for economized operation during the Spring and Fall months when outside air temperature and humidity conditions are suitable.

Landlord shall winterize at least one cooling tower providing for year-round condenser water availability and shall either drain-down or partially winterize the other cooling tower cells during the winter months (i.e. from the beginning of November until the end of March) . Towers shall be equipped with full manual bypass capability. Pumps shall be equipped with variable frequency drives.

Basis of Design: The Basis of Design for all systems and equipment shall be in accordance with system performance specifications outlined above, and the latest revision to the New York City Building Code in force at the time of filing for the building permit, as well as the ECCCNYS (2014 Revision, et seq), and applicable requirements in the latest revision of the ASHRAE Design Standard 90.1, and industry accepted “best practices” for Class “A” office buildings.

Smoke Dampers & Fire Stopping: Consistent with the Basis of Design, and as required by Code, Landlord shall be responsible for installation of all fire-stopping and fire smoke dampers, each as applicable, at demising walls between Tenant’s space and core and shell, and at any vertical shafts, perimeter walls and slabs.

Fresh Air/Exhaust: Landlord shall furnish fresh air to, and exhaust from the DX unit equipment rooms (see above), as well as for core & shell toilets, electric closets, and all other core & shell spaces on each Tenant floor (floors 9 & 10) via local ductwork, and as required fans, dampers, and either exterior wall louvers or shafts, all in accordance with applicable Codes, as set forth in the Basis of Design above. The location of the ductwork / louvers and/or shaft connections shall be coordinated to the extent possible with Tenant’s design team, but subject to, in each case, Landlord’s final approval.

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Electric:

Overview: All electrical work to be performed in the Building by either Landlord or Tenant shall be performed by NYC Licensed Electrical Contractors and shall comply with all applicable New York City and National Electrical Codes, rules, and regulations. Tenant shall be permitted to install dedicated conduit between floors in mutually agreeable locations, subject to Landlord’s review to ensure it does not interfere with the office core and that Tenant has reasonably addressed any structural implications.

Service: Electric shall be provided to Tenant from an un-metered service board, as set forth in the Power Schedule, below. Tenant shall request and arrange for direct metering from Con Edison. Landlord shall provide the meter pan and other meter provisions. Tenant shall be responsible for any Con Edison non-recoverable service charges and fees.

Power Schedule: Electrical Service shall be provided as follows:

Landlord shall, at Tenant’s sole cost and expense, provide two (2) step up transformers, each in a delta / wye configuration, to convert Con Edison’s 120 / 208 volt, 3-phase incoming electric service to 265 / 460 volt, 3-phase, (1 at 1,000 KVA and 1 at 500 KVA). Tenant’s 1,000 KVA transformer shall be fed from a 3,500 ampere service switch in Landlord’s switchgear. A 1,600 amp riser (at 460 / 265 volts) shall be run direct to Tenant’s rooftop electrical room. Tenant’s 500 KVA transformer shall be fed from a 1,600 service switch in Landlord’s switchgear. An 800 amp riser (at 460 / 265 volts) shall be run direct to Tenant’s rooftop electrical room.

The 1,600 amp feeder shall terminate in Tenant’s rooftop electrical room in a 1,600 amp switchboard; the 800 amp riser shall terminate in an 800 amp switchboard. Notwithstanding any provision to the contrary in these technical specifications, Tenant acknowledges that its demand load shall in no event exceed 12 watts / rentable sq. ft. (“sfr”), or a maximum Tenant demand load of not more than 784 KW. Landlord estimates that the demand load for the base building DX units, in addition to the Tenant load of 12 w/sfr shall not exceed 7.0 w/sfr, for a total load fed from Tenant’s two (2) 460 / 265 volt risers / switchboards of 1,241 KW, which equates to 19 w/sfr. Landlord shall provide power to DX units as set forth in the Power to DX Units section, below.

Landlord, recognizing that its core & shell distribution to Tenant’s floors would have been at 208 / 120 volts, agrees to give Tenant a credit for the cost differential between the risers for Tenant’s allowable load of 12 w/sfr demand calculated for 208 / 120 volts, and the actual cost (of the smaller) 460 / 265 volt risers.

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Further, recognizing that the four (4) core & shell DX units shall be fed from Tenant’s 460 / 265 volt risers, Landlord shall give Tenant an additional credit of 36.84% (7w/sfr / 19w/sfr = 36.84%) of the cost for the 460 / 265 volt risers.

Landlord shall also provide, located in the basement proximate to the new switchgear room (see plans), a reinforced concrete “house keeping” pad and a CMU enclosure with ventilation, rate-of-rise heat and fire detection, high-temperature sprinklers, as appropriate acoustic shielding, and all other Code required items, all at Tenant’s expense. Landlord shall provide service via an unmetered section of the core & shell switchboard. Tenant shall arrange directly with Con Edison for direct metering of its electrical consumption.

Landlord shall install 265/460 volt sub-feeder risers from the basement to Tenant’s switchboards located in the rooftop electrical room, as set forth above, for Tenant provided distribution directly to 460 volt loads, and to Tenant provided step-down transformers (460/265 volt to 208/120 volt) for 120/208 volt loads; panels and, at Tenant’s option, stepdown transformers to be located in core electrical closets. Tenant shall, at tenant’s expense, be responsible for any Code required ventilation and/or fire heat detection, enclosures, etc. made necessary by installation of the step-down transformers.

Landlord shall provide electrical service at 120 / 208 volts, fed from dedicated core & shell risers on Landlord’s meter, together with required distribution panels, branch circuits, lighting and other devices to core & shell elevator lobbies, stairs, toilets, electric and I/T closets, as well as the roof amenity space; this service to be located in one of the core & shell electrical closets on each Tenant floor (9 & 10).

Tenant, as part of Landlord’s 9th floor core bathroom allowance provided to Tenant (as provided for elsewhere in this Lease), shall provide all power, ground fault protected branch circuit wiring, lighting, switches, outlets, power for hand dryers and other powered toilet accessories, as well as all required life safety devices (e.g. smoke detectors, speaker / strobes) together with wiring and hook-up / programming to Landlord’s fire management system.

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Power to DX Units: Landlord shall provide power wiring to the water cooled DX units, at 460 / 265 volts from Tenant’s riser panel(s) that it provides on each floor, as set forth in the HVAC section above; power to be derived from Tenant’s metered service also as set forth above. Landlord shall, in the core & shell machine rooms on each of Tenant’s floors, also provide lighting and convenience outlets, appropriate fire / smoke detection devices, fire sprinklers, wiring for Code required automatic dampers, and any other auxiliary devices required by Code.

Emergency Generator: Tenant shall be permitted to draw not more than 150 KVA, to be delivered at 120 / 208 volts, from Landlord’s life safety emergency generator. Landlord shall provide the generator and all required support equipment required for same. Landlord shall provide a dedicated 600 amp automatic transfer switch in Tenant’s rooftop electrical room (See revised roof plan layout, dated July 15, 2016). Tenant shall be responsible to reimburse Landlord for all costs associated with the incremental increase to the base building generator necessary to accommodate the 150 kVA of additional load. Tenant shall install, via sleeves provided in the roof and a 10th floor sleeved shaft by the Landlord, all distribution sub feeders, wiring, distribution panels, and branch circuits necessary to distribute power from the 600 amp transfer switch to Tenant’s loads. Tenant’s electrical engineer shall fully coordinate its loads with the base building engineer (ICOR Associates) in order to ensure that any of Tenant’s rotating loads are equipped with limited inrush starters, as well as a fuse and circuit breaker coordination study, such that Landlord’s generator is protected from starting surge trip-out resulting from Tenant’s loads.

Landlord shall, at Landlord’s expense, also provide emergency power to certain core & shell equipment in order that Tenant may occupy Tenant’s space during an extended Con Ed electrical outage. A list of that core & shell equipment is appended to this Exhibit J as Schedule “A”.

Landlord shall regularly test and, via qualified third party providers, maintain the generator in accordance with all applicable Codes and the generator manufacturer’s recommendations.

Further, notwithstanding any provision to the contrary herein, Landlord makes no representation whatsoever to Tenant as to the serviceability of the generator, whether by failure to start or run, mechanical or electrical breakdown, temporary disconnection for routine or emergent service, overload, overheating, failure of automatic transfer switches, fuel contamination or extended use that results in fuel exhaustion, or any other cause. Landlord also reserves the right to manually disconnect any of Tenant’s malfunctioning or over-drawn loads in order to preserve basic life safety functions required to be maintained by Code.

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Licensed Premises: Landlord shall also provide up to six (6) 20 ampere GFI circuits, terminating in duplex weatherproof 120 volt single pole outlets located above the pavers (up to 2 on each elevation) of Tenant’s 9th floor terrace for Tenant’s use,

Plumbing / Bathrooms:

Overview: All plumbing and related work performed in the Building by either Landlord or Tenant shall be performed by NYC Licensed Plumbing contractors, and shall conform to the latest revision of applicable sections of the New York City Building Code.

Potable Water: Landlord shall provide up to two (2) 3-1/2" copper potable water risers, centrally located adjacent to the Base Building elevator core, with valved take-offs on each of Tenant’s floors, for Tenant’s domestic water requirements and use.

Landlord shall also provide up to six (6) 1” frost proof, cold water valved hose bibs (2 on each elevation) of the 9th floor terrace for Tenant’s landscaping irrigation use. The delivery pressure at the hose bibs shall be approximately 60 psi. The 6 bibs shall be located with a maximum of two (2) on each elevation of the terrace (i.e. North, East, and South).

Waste: Landlord shall provide up to three (3) 4" and one (1) 8” (for Tenant’s health club toilets and showers), cast iron, “no-hub, Husky-type” jointed sanitary waste risers, with galvanized vent lines, located adjacent to both the central and the western Base Building cores for Tenant’s connection to staff locker rooms and kitchen. Sanitary lines and vents shall be plugged, ready for Tenant’s plumbing installation, and shall have clean-outs as required by Code. Tenant must fully coordinate the design and installation of all plumbing trap and clean-out locations with the base building plumbing engineer, so that required access to same is facilitated.

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Core Bathrooms: Landlord shall provide the following first-class restrooms, consistent with that of a Class A office building and all applicable codes: 2 women’s restrooms per floor, including 4 toilets and 4 sinks; 2 men’s restrooms per floor, including 3 toilets, 2 urinals and 4 sinks. Each restroom shall have “no-peek” laminate or painted metal partitions, along with appropriate stone or ceramic tiling, vanity and mirrors, ancillary toilet accessories, and a central floor drain. The finishes and specifications for the core bathrooms are as set forth on the July 15, 2016 revised drawings.

In lieu of Landlord furnishing and installing the core bathrooms on the 9th floor, Landlord shall provide Tenant with a credit in the amount of $170,000, lump sum. Irrespective of this credit, Landlord shall provide the 4 core bathroom locations with cold water service piping and valves, sanitary waste, and vent piping at a location in each restroom. The credit mentioned above shall remove Landlord’s obligation to construct said 9th floor core bathrooms and is a lump sum, fixed credit to cover Tenant’s construction of all walls, ceilings, plumbing run-outs, fixtures and trim, electrical and lighting roughing, as well as all vanities, toilet accessories and other finishes pursuant to plans developed by Tenant and submitted to Landlord for approval for the core bathrooms on the 9th floor. Landlord shall provide the 10th floor core bathrooms’ fixtures, trim, and all finishes, which shall be in accordance with the typical building standard toilets, as set forth on the Architectural and MEPS plans dated July 15, 2016.

Landlord shall provide basic plumbing roughing in chase walls, including croton and waste / vent piping, water closet and urinal wall carriers, and lavatory traps.

Tenant shall then be responsible for providing sufficient fixtures to meet code “population count” and all Code mandated handicap requirements. Tenant shall determine on or before lease execution whether it desires the cash credit or for Landlord to install the aforementioned core bathrooms on the 9th and 10th floors.

Should Tenant elect to take Landlord’s credit, Tenant’s finishes, electrical / lighting selections, and general toilet layout shall be subject to Landlord’s review and approval, which shall not be unreasonably withheld.

Environmental:	Landlord shall represent and warranty that once all Landlord’s Base Building Work is completed, the non-auto portion of the Building shall either be free of hazardous materials, or any remaining hazardous materials shall be properly encapsulated, in full accordance with applicable Codes and Standards for the remediation of hazardous material. That representation notwithstanding, Landlord shall provide the appropriate ACP-5 form(s) for Tenant’s use in obtaining Tenant’s building permit for Tenant’s premises, within five (5) business days after receiving Tenant’s complete building department filing drawings for Landlord’s approval.
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Mutual Coordination:	Landlord and Tenant shall mutually coordinate Landlord’s Base Building Work, to the extent reasonable, so as to limit the interruption and interference to the daily operation of Tenant’s initial alterations, as reasonably possible, while not interfering with or unduly burdening (from a cost or time perspective) Landlord’s completion of the Base Building Work.
Riser Drawings:

Landlord’s MEP and Fire Protection engineering consultant, ICOR Associates, has provided Tenant’s MEP engineer with a complete revised set of MEPS drawings, dated July 15, 2016 and distributed to Tenant by providing access passwords to the project “drop box” on July 17, 2016.

Tenant shall incorporate and fully coordinate the foregoing into its design.

______________________________________________

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EXHIBIT J

SCHEDULE A

Intentionally omitted

EXHIBIT K

FORM OF ACCESS DATE AGREEMENT

Agreement made this __ day of _____, 20 __, between GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company (“Landlord”), and PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Tenant”).

W I T N E S E T H:

1.          The parties have heretofore entered into a written Lease dated ______________, 20__, (the “Lease”) for the leasing by Landlord to Tenant of certain space on the ninth (9th) and tenth (10th) floors in the building known as 787 Eleventh Avenue, New York, New York, and certain roof and terrace areas of such building, all as more particularly described in the Lease.

2.          Pursuant to Section 3.3 of the Lease, Landlord and Tenant agree that the Access Date is ______________.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Access Date Agreement as of the day and year first above written.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC

By:
Name:
Title:

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:
Name:
Title:

K-1

EXHIBIT L

FORM OF RENT COMMENCEMENT DATE AGREEMENT

Agreement made this __ day of ____, 20 __, between GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company (“Landlord”), and PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (“Tenant”).

W I T N E S E T H:

1.          The parties have heretofore entered into a written Lease dated ______________, 20__, (the “Lease”) for the leasing by Landlord to Tenant of certain space on the ninth (9th) and tenth (10th) floors in the building known as 787 Eleventh Avenue, New York, New York, and certain roof and terrace areas of such building, all as more particularly described in the Lease.

2.          Pursuant to Section 5.6 of the Lease, Landlord and Tenant agree that the Rent Commencement Date is [________] and that the Expiration Date is _______________.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Commencement Date Agreement as of the day and year first above written.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC

By:
Name:
Title:

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:
Name:
Title:

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EXHIBIT M

EXPANSION SPACE

The Expansion Space shall constitute a portion of the tenth (10th) floor of the Building, as shown on the floor plan annexed to this Exhibit M and forming a part hereof within the outside walls of the Building, excluding the area occupied by Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, with their enclosing walls (but including the area occupied by the shafts and machinery for any private elevators, pneumatic tubes, conveyors, mail chutes and the like installed by Tenant, and the interior walls and partitions enclosing such shafts and machinery).

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 [Floor Plan]

EXHIBIT N

INTENTIONALLY OMITTED

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EXHIBIT O

TENANT’S SPECIALTY ALTERATIONS

INTENTIONALLY OMITTED

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EXHIBIT P

INTENTIONALLY OMITTED

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EXHIBIT Q

SIGNAGE RESTRICTIONS

1.           Except to the extent required by legal requirements, Tenant shall not install, place or permit to be installed or placed any sign on the roof of the Building or on the exterior of the Building or within the common areas or within the Premises where visible from the outside except:

(a)          signs relating to the permitted uses of the Premises which are installed pursuant to and in accordance with the terms of the Lease and in the locations described therein, provided such signs are installed in accordance with the following:

(i)          all signs shall be of a type that would be consistent with the character, reputation and appearance of the Building as a high quality, mixed-use first class office and retail building;

(ii)         unless otherwise required by applicable law, no sign shall be of a type known as a “strobe light” or otherwise of a flashing nature;

(iii)        no sign shall diminish the view from the space in any premises of the Building other than the Premises (except to a de minimis extent);

(iv)        no sign shall be unreasonably large;

(v)         in accordance with the rules, regulations and policies to be established by Landlord permitting (where not otherwise permitted under this Exhibit Q) the placement and maintenance by each tenant and occupant of identifying signs and insignia of such sizes and materials and in such locations which shall be architecturally suitable and appropriate to the design and function of the Building; or

(vi)        with the prior written consent of the Landlord, provided the same does not interfere with another occupant or tenant’s signage rights or otherwise have a material adverse effect on any occupant or tenant provided that such signs also comply with the requirements of paragraph (a) above.

2.           Any sign permitted under this Exhibit Q shall be installed and maintained in accordance with applicable laws, regulations or municipal codes and the standards of a First Class Building. Any installation, replacement, restoration or alteration of a sign shall be deemed to be an Alteration.

Notwithstanding the provisions of this Exhibit Q, none of the foregoing is intended to, nor does it, grant to Tenant any signage rights with respect to the exterior of the Building except as expressly set forth in the Lease; it being understood and agreed that Tenant has no such rights except as expressly set forth in the Lease.

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EXHIBIT R

INTENTIONALLY OMITTED.

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EXHIBIT S

INTENTIONALLY OMITTED.

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EXHIBIT T

FORM OF SUBORDINATION AND NONDISTURBANCE AGREEMENT

(See attached.)

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Execution Version

After Recording, Return to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn: Andrew J. Dady, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of __________, 2016, by and between BREDS II Mortgage Corp., a Delaware corporation, Affiliate of Blackstone Real Estate Special Situations Advisors L.L.C., whose address for notice under this Agreement is c/o Blackstone Real Estate Debt Strategies, 345 Park Avenue, New York, New York 10154 (together with its successors and/or assigns, “Lender”), and PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership, with an address at 888 Seventh Avenue, 42nd Floor, New York, New York 10019 (“Tenant”).

Statement of Background

A.          Lender has agreed to make a loan (the “Loan”) to Georgetown Eleventh Avenue Owners, LLC, a Delaware limited liability company (“Landlord”), which will be secured by, among other things, one or more mortgages (as each of the same may be amended, restated, replaced, supplemented, increased, or otherwise modified from time to time, collectively, the “Security Instrument”) made by Landlord for the benefit of Lender covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the Land (the Land and the Improvements hereinafter collectively referred to as the “Property”).

B.           Tenant is the tenant under that certain Lease, between Landlord and Tenant, dated as of _______________, 2016 (which lease, as the same may have been amended and supplemented as of the date hereof, is hereinafter called the “Lease”), covering approximately __________ square feet of space located in the Improvements (the “Premises”). Landlord holds all rights of landlord or lessor under the Lease. Capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Lease in effect on the date of this Agreement as approved by Lender.

C.           The parties hereto desire to make the Lease subject and subordinate to the Security Instrument in accordance with and subject to the terms, conditions and provisions of this Agreement.

Statement of Agreement

For and in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.            Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Property), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder, subject to the terms and conditions of this Agreement.

2.            Lender and Tenant hereby agree that, in the event that Lender (or its nominee or designee) becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, or another Person purchases the Property upon or following the foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord (the date upon which such succession occurs, the “Succession Date”; and the Person so obtaining ownership of the Property (whether Lender, its nominee or designee, or such purchaser), together with the successors and assigns of such successor owner, the “Successor Landlord”), so long as on the Succession Date, the Lease is then in full force and effect, Tenant shall not be in default under the Lease beyond all applicable notice and cure periods (it being agreed that if Landlord fails to give any notice of default to Tenant, Lender shall have the right to do so and the giving of such notice by Lender shall have the same force and effect for purposes of the Lease and this Agreement as if such notice were given by Landlord) and no monetary default or material non-monetary default by Tenant under the Lease shall exist of which Tenant has actual knowledge (which, if the prior landlord had given a default notice promptly after the occurrence of such default by Tenant, then the applicable cure period would have expired), (i) the Lease shall continue in full force and effect as a direct Lease between Successor Landlord and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease (and the terms, covenants and conditions of this Agreement), for the balance of the term of the Lease, and Successor Landlord will not disturb the possession of Tenant, and (ii) the Premises shall be subject to the Lease and Successor Landlord shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions of the Lease (and the terms, covenants and conditions of this Agreement); provided, however, nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy; provided, further, that in no event shall any such naming of Tenant result in the termination of the Lease or disturb Tenant's possession or use of the Premises if the Successor Landlord is required to recognize Tenant in accordance with the provisions of this Section 2(a).

3.            Tenant does hereby agree with Lender that, if Successor Landlord becomes the owner of the Property, then Tenant shall attorn to and recognize Successor Landlord as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease and this Agreement. Each of Lender (on behalf of itself and any Successor Landlord) and Tenant agrees, upon the election of and written demand by Tenant or Successor Landlord, as applicable, within sixty (60) days after Successor Landlord obtains title to the Property, to execute an instrument in confirmation of the foregoing provisions of this Section 3 in form and substance reasonably satisfactory to both Successor Landlord and Tenant; provided, however, that any failure to so execute such an instrument shall not affect the attornment of Tenant to Successor Landlord, or the recognition of Tenant (and Tenant’s lease) by Successor Landlord, pursuant to the terms and conditions of this Agreement.

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4.            Tenant agrees that, if Successor Landlord succeeds to the interest of Landlord under the Lease, Successor Landlord shall not be:

(a)       liable for any act or omission of any prior landlord (including, without limitation, Landlord), except where such act or omission (i) does not relate to any Excluded Default Items, (ii) occurs after the Access Date and delivery to Successor Landlord of a copy of the Access Date Acceptance Agreement (as defined below), (iii) is ongoing or continuing at the time Successor Landlord acquires title to the Property and (iv) has not been cured by Successor Landlord within a reasonable time period (not to exceed one hundred twenty (120) days subject to extension for force majeure) after receiving written notice from Tenant after the Succession Date that such default is continuing (such reasonable time period, subject to extension for force majeure, the “Successor Landlord Cure Period”, and any such act or omission satisfying all of clauses (i)-(iv) of this Section 4(a), a “Continuing Default”); provided, however, that this Section 4(a) shall not affect Tenant’s termination right in Section 3.2 of the Lease (which rights are subject to Section 6(b) below) nor Tenant’s rights expressly provided in Section 6 below (including, without limitation, Tenant’s offset rights with respect to the Landlord’s Contribution to the extent provided below in Section 6(a)(iii) below);

(b)       subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, Landlord), except if such offsets or defenses arise out of a Continuing Default and then only to the extent accruing from and after the occurrence of such Continuing Default; provided, however, that, this Section 4(b) shall not affect Tenant’s termination right in Section 3.2 of the Lease (which rights are subject to Section 6(b) below), Tenant’s offset rights with respect to the Landlord’s Contribution to the extent provided below in Section 4(d), or Tenant’s rights expressly provided in Section 6 below (including, without limitation, Tenant’s offset rights with respect to the Landlord’s Contribution to the extent provided in Section 6(a)(iii) below);

(c)       bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior landlord (including, without limitation, Landlord), except to the extent (1) such payment shall have been expressly approved in writing and received by Lender or (2) such prepayment is a required payment of Additional Rent made pursuant to the express provisions of Section 6.1.2 of the Lease (with respect to Tenant’s share of Taxes) or pursuant to the express provisions of Section 6.2.2 of the Lease (with respect to Tenant’s share of Operating Expenses);

(d)       except as expressly provided in Section 6(a)(iii) below with respect to Landlord’s Contribution, bound by any obligation to make any payment to Tenant which was required to be made prior to the time Successor Landlord succeeded to Landlord’s interest;

(e)       accountable for any monies deposited with any prior landlord (including security deposits), except to the extent such monies are actually received by or on behalf of Successor Landlord; or

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(f)       bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender; provided, however, that no such consent shall be required with respect to (1) the exercise by Tenant of any unilateral renewal or extension option in accordance with the express terms of Lease, (2) any expansion option exercised in accordance with the express terms of the Lease (including pursuant to the right of first offer expressly set forth in Article 23 of the Lease), (3) the exercise by Tenant of its right to terminate the Lease pursuant to Section 3.2 thereof (which rights are subject to Section 6(b) below) or the exercise by Tenant of any unilateral right to terminate the Lease by reason of casualty or condemnation in accordance with the express terms of Article 12 of the Lease, and (4) any amendment affected by Landlord and/or Tenant without Lender’s consent in accordance with the express terms of the Loan Agreement (as defined in the Security Instrument) that solely extends the date by which Landlord is required to complete the Delivery Conditions and/or solely to extend the Outside Date.

5.          Tenant acknowledges that Landlord will execute and deliver to Lender an Assignment of Leases and Rents (the “Assignment of Leases”), which assigns the Lease and the rent and all other sums due thereunder to Lender as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant acknowledges that the interest of the Landlord under the Lease has been assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Property. Tenant further agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Landlord shall have no claim against Tenant for any amounts paid to Lender pursuant to any such notice.

6.          (a)       Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants (A) Lender the Pre-Successor Landlord Cure Period (as defined below) and (B) Lender and Successor Landlord the Successor Landlord Cure Period (as defined in Section 4(a) above), as applicable, to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender or Successor Landlord of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Except as expressly provided below in this Section 6 (including Section 6(b) below), in no event shall Tenant terminate the Lease, claim a partial or total eviction, withhold rent, exercise any offset right, exercise any self-help right, exercise any abatement right, or otherwise fail to meet its obligations under the Lease, by reason of any default by Landlord.

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(i)       With respect to any Landlord default occurring prior to the Succession Date (excluding any Continuing Default, which shall be governed by Section 4 above), if Lender shall have failed, in good faith, to commence to cure such default promptly after receipt of written notice of such default from Tenant (it being agreed that Lender shall have no obligation to cure such default) and, if Lender elects, in its sole discretion, to commence the cure of such default, but fails to prosecute the same to completion with reasonable diligence, subject to force majeure; provided, that in no event shall such cure period exceed one hundred twenty (120) days after receipt of such written notice of such default, subject to extension for force majeure (the “Pre-Successor Landlord Cure Period”), then Tenant shall have the right to exercise (to the extent applicable in accordance with the express provisions of the Lease) (A) any abatement or offset right in accordance with Section 4.1(f) or Section 5.1(b) of the Lease to the extent arising out of such default and to the extent such abatement or offset right accrues after the expiration of the Pre-Successor Landlord Cure Period and prior to the Succession Date (it being agreed that any such abatement or offset right may only be applied with respect to rent payable under the Lease prior to the Succession Date and Section 6(a)(iv) below shall govern with respect to the period from and after the Succession Date), (B) any self-help right applicable to such default to the extent provided in Section 20.16(b) of the Lease, and (C) any abatement right set forth in Section 20.16(c) of the Lease to the extent Tenant exercises such self-help right under Section 20.16(b) of the Lease with respect to such default and to the extent such abatement right accrues after the expiration of the Pre-Successor Landlord Cure Period and prior to the Succession Date (it being agreed that any such abatement right may only be applied with respect to rent payable under the Lease prior to the Succession Date and Section 6(a)(iv) below shall govern with respect to the period from and after the Succession Date).

(ii)       Subject to Section 6(b) below, Tenant shall have the right to exercise Tenant’s termination right in accordance with the express provisions of Section 3.2 of the Lease so long as Tenant delivers written notice to Lender of the exercise thereof.

(iii)      If (A) Landlord defaults in paying any installment of Landlord’s Contribution and Tenant notifies Lender in writing prior to the Succession Date of any accrued and unpaid payments owed by Landlord to Tenant in respect of Landlord’s Contribution that have accrued prior to the Succession Date (together with reasonable evidence substantiating the same) and delivers to Lender all items required under the Lease to be delivered to Landlord in satisfaction of all applicable Lease conditions (“Pre-Succession Date Accrued Contribution Payments”), or (B) notifies Successor Landlord in writing within ten (10) Business Days after the receipt by Tenant of written notice of the occurrence of the Succession Date of any accrued and unpaid payments owed by Landlord to Tenant in respect of Landlord’s Contribution (together with reasonable evidence substantiating the same) and delivers to Successor Landlord all items required under the Lease to be delivered to Landlord in satisfaction of all applicable Lease conditions (“Post-Succession Date Accrued Contribution Payments”), then Lender or Successor Landlord, as applicable, shall have the right (but not the obligation) to fund such Pre-Succession Date Accrued Contribution Payments or such Post-Succession Date Accrued Contribution Payments, to Tenant, in each case, within ten (10) Business Days after delivery of such written notice by Tenant to Lender or Successor Landlord, as applicable, (and if Lender or Successor Landlord, as applicable, funds such Pre-Succession Date Accrued Contribution Payments or such Post-Succession Date Accrued Contribution Payments to Tenant, then, in each case, such funding shall represent Tenant’s sole remedy in respect of such Pre-Succession Date Accrued Contribution Payments or such Post-Succession Date Accrued Contribution Payments, as applicable); provided, that if Lender does not fund the Pre-Succession Date Accrued Contribution Payments or if Successor Landlord does not fund the Post-Succession Date Contribution Payments, as applicable, within such ten (10) Business Day period, then Tenant (as its sole remedy in respect of such Pre-Succession Date Accrued Contribution Payments or such Post-Succession Date Accrued Contribution Payments, as applicable) shall have the right to offset such Pre-Succession Date Accrued Contribution Payments or such Post-Succession Accrued Contribution Payments, as applicable, together with interest thereon at the Lease Interest Rate from the expiration of the ten (10) Business Day period above until so offset, against the next installments of rent coming due under the Lease, and

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(iv)       Notwithstanding anything to the contrary, upon the occurrence of the Succession Date, (A) Tenant shall immediately commence paying all rent and other amounts due and payable under the Lease from and after the Succession Date regardless of the existence of any Landlord default under the Lease (other than Pre-Succession Date Accrued Contribution Payments that Tenant was entitled to take prior to the Succession Date as provided in Section 6(a)(iii) above to the extent not previously applied against rental obligations of Tenant under the Lease and Post-Succession Date Accrued Contribution Payments that Tenant is entitled to pursuant to Section 6(a)(iii) above), and (B) Successor Landlord shall not be subject to any abatements, defense or offsets which Tenant may have against any prior landlord (including, without limitation, Landlord), except (x) any Pre-Succession Date Accrued Contribution Payments that Tenant was entitled to take prior to the Succession Date as provided in Section 6(a)(iii) above to the extent not previously applied against rental obligations of Tenant under the Lease), (y) any Post-Succession Date Accrued Contribution Payments that Tenant is entitled to take pursuant to Section 6(a)(iii) above, and (z) if such offsets or defenses arise out of a Continuing Default and then only to the extent accruing from and after the occurrence of such Continuing Default.

(v)       With respect to any Continuing Default, Tenant shall have the right to exercise its rights under the Lease with respect thereto to the extent expressly provided in Section 4 above. This Section 6 shall not restrict any rights of Tenant under the Lease with respect to any default (other than any Excluded Default) by Successor Landlord following the Succession Date).

(vi)      In the event of the termination of the Lease by reason of any default thereunder by Landlord (other than (x) a termination of the Lease pursuant to the exercise of Tenant’s termination rights pursuant to the express provisions of Section 3.2 of the Lease, subject to Section 6(b) below), (y) a Continuing Default which is not cured within the Successor Landlord Cure Period, or (z) any default (other than any Excluded Default) by Successor Landlord following the Succession Date), upon Lender’s or Successor Landlord’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender, Successor Landlord or its respective designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease (and the terms, covenants and conditions of this Agreement). Lender shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Security Instrument; provided, further, that in no event shall any such foreclosure or exercise of remedies result in the termination of the Lease or disturb Tenant's possession or use of the Premises if the Successor Landlord is required to recognize Tenant in accordance with the provisions of Section 2(a).

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(b)         Notwithstanding the foregoing, the provisions of Section 6(a) above shall not apply with respect to Tenant's right to terminate the Lease in accordance with Section 3.2 of the Lease, which shall accrue, and which right Tenant may exercise or have the benefit of, as applicable, in accordance with the terms and conditions of the Lease. If Tenant has not previously terminated or elected to terminate the Lease due to Landlord’s failure to perform and satisfy the Delivery Conditions on or prior to the Outside Date, and the Succession Date occurs after the Outside Date or, following the Succession Date, Successor Landlord elects, in its sole discretion, that it does not intend to complete the Delivery Conditions or Successor Landlord determines it is reasonably likely that Successor Landlord would not be able, using commercially reasonable efforts, to satisfy the Delivery Conditions on or prior to the Outside Date, then Successor Landlord shall have the right to give notice to Tenant that Tenant has ten (10) Business Days from the date of said notice to terminate the Lease. If Tenant does not elect to so terminate the Lease, then Tenant shall have no further right to terminate the Lease pursuant to Section 3.2 of the Lease so long as Successor Landlord is diligently prosecuting the performance and satisfaction of the Delivery Conditions.

7.            Anything to the contrary contained in the Lease or this Agreement notwithstanding, in no event shall Successor Landlord shall have any obligation or incur any liability with respect to any of the following (collectively, the “Excluded Default Items”): (a) the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy (including, without limitation, satisfaction of the Delivery Conditions or the Expansion Space Delivery Conditions), (b) any indemnification obligations set forth in Section 11.14 the Lease that have accrued against any prior landlord (including, without limitation, Landlord) prior to the Succession Date, (c) any representations or warranties of any nature whatsoever, including, without limitation, any representations or warranties with respect to use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title to the Property, habitability, fitness for purpose or possession, or Landlord’s authority or other corporate authorization matters, (d) any defaults arising out of any covenant in the Lease which is personal to Landlord, (e) any default by Landlord which is not susceptible to cure by Successor Landlord (including, without limitation, any lease, encumbrance or similar act or omission by Landlord that prevents Successor Landlord from complying with the landlord’s obligations under ROFO Option, Expansion Option or Renewal Option set forth in the Lease), or (f) any default by Landlord which Successor Landlord is not liable or responsible for pursuant to the express provisions of Section 4 above.

8.            Anything in this Agreement or the Lease to the contrary notwithstanding, if Successor Landlord shall acquire title to the Property, Successor Landlord’s obligations under the Lease, as described herein, shall continue only during the period during which Successor Landlord owns the Property, and Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to the same for the payment and discharge of any obligations or liability imposed upon Successor Landlord hereunder, under the Lease or under any new lease of the Premises.

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9.            Tenant acknowledges, without limitation, that the subordinations provided hereby include a full and complete subordination by Tenant of any options it may have to purchase all or any portion of the Property (including any rights of first refusal or similar rights to purchase all or any portion of the Property), whether such rights are provided in the Lease or elsewhere. Tenant hereby further agrees that any such option to purchase or right of first refusal shall be expressly inapplicable to any foreclosure of the Security Instrument or acquisition of the Property or any interest therein by Successor Landlord by conveyance in lieu thereof or similar transaction.

10.          Tenant shall deliver to Lender, promptly after the execution thereof, a copy of the executed written agreement by and between Landlord and Tenant as set forth in Section 7(a)(iv) of Exhibit C to the Lease; provided, that, if Landlord fails or otherwise does not execute such written agreement, Tenant may deliver to Lender a written unilateral acknowledgement from Tenant for the benefit of Lender pursuant to which Tenant unconditionally and irrevocably acknowledges and agrees that the Access Date has occurred (either such written agreement or acknowledgment, the “Access Date Acceptance Agreement”).

11.          If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

12.          This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

13.          Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until the Succession Date, and then such liability or obligation of Successor Landlord under the Lease shall extend only to those liability or obligations accruing subsequent to the Succession Date as modified by the terms of this Agreement.

14.          All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on the first page; provided, however, that (i) from and after the date that Tenant occupies the Premises for the conduct of its business, Tenant’s address for notices shall be the Premises, (ii) copies of notices to Tenant shall be simultaneously delivered to Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, Attention: Robert M. Safron, Esq., and (iii) every party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein. Any notice to be given by any party may be given by such party’s attorney.

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15.          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns.

16.          If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and Lender and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Instrument.

17.          This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

LENDER:

BREDS II MORTGAGE CORP., a Delaware corporation

By:

Name:
Title:

[CHANGE NOTARY FORM AS MAY BE REQUIRED]

State of	)
County of ______________________	)

On _________________________, before me, __________________________________________,

(insert name of notary)

Notary Public, personally appeared __, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_____________________________________                            (Seal)

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership

By:

Name:
Title:

[CHANGE NOTARY FORM AS MAY BE REQUIRED]

State of	)
County of ______________________	)

On _________________________, before me, __________________________________________,

(insert name of notary)

Notary Public, personally appeared __, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_____________________________________                            (Seal)

11

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company

By:

Name:
Title:

[CHANGE NOTARY FORM AS MAY BE REQUIRED]

State of	)
County of ______________________	)

On _________________________, before me, __________________________________________,

(insert name of notary)

Notary Public, personally appeared __, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_____________________________________                            (Seal)

12

Exhibit A

[Property Legal Description]

EXHIBIT U

FORM OF MEMORANDUM OF LEASE

(See attached.)

MEMORANDUM OF LEASE

between

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC

as Landlord

and

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

as Tenant

Dated: As of [________ __], 2016

Location of Premises

Address:	787 11th Avenue
Block:	1102
Lot:	29
City, County and State of New York

Record and Return to:
Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas
New York, New York 10036
Attention: Robert M. Safron, Esq.

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attention: Robert M. Safron, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

MEMORANDUM OF LEASE

Capitalized terms not otherwise defined in this memorandum of lease (this “Memorandum”) shall have the meanings set forth in the lease described below (the “Lease”).

NAME AND ADDRESS OF LANDLORD:	GEORGETOWN ELEVENTH AVENUE OWNER, LLC c/o The Georgetown Company 667 Madison Avenue New York, New York 10065 Attn: Adam Flatto

NAME AND ADDRESS OF TENANT:	PERSHING SQUARE CAPITAL MANAGEMENT, L.P. 888 Seventh Avenue 42nd Floor New York, New York 10019 Attn: Nicholas Botta

DATE OF LEASE:	[_____________ __], 2016

DESCRIPTION OF PREMISES:	The Premises consists of the entire ninth floor and portions of the tenth floor, mezzanine level and roof of the building located at 787 11th Avenue, New York, New York (the “Building”), located at the land more particularly described in Exhibit A annexed hereto (the “Property”).

EXPIRATION DATE:	Fifteen (15) years from the Rent Commencement Date (as more particularly described in the Lease) or such earlier date on which the Lease may be terminated in accordance with its terms.

EXTENSION OPTIONS:	As more particularly set forth in the Lease, Tenant has options to extend the Lease for either (a) three (3) successive extended terms of five (5) years each or (b) one (1) extended term of fifteen (15) years.

RIGHT OF FIRST OFFER:	As more particularly set forth in the Lease, Tenant has a right of first offer to lease certain space in the Building vertically or horizontally contiguous with the Office Premises or located on the roof of the Building.

EXPANSION OPTION:	As more particularly set forth in the Lease, Tenant has the option to lease the entire balance of the tenth floor of the Building by written notice delivered prior to the Outside Expansion Notice Date.

This instrument is intended to be only a memorandum of lease, and reference to the Lease is hereby made for all of the terms, conditions and covenants of the parties. This Memorandum shall not be construed to modify, change, vary or interpret the Lease or any of the terms, covenants or conditions thereof. In all instances, reference to the Lease should be made for a full description of the rights and obligations of the parties. The recordation of this Memorandum is in lieu of, and with like effect as, the recordation of the Lease.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Memorandum on the year and date first written above.

LANDLORD:

GEORGETOWN ELEVENTH AVENUE OWNERS, LLC, a Delaware limited liability company

By:	______________________________
Name:
Title:

TENANT:

PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a Delaware limited partnership

By: PS Management GP, LLC, its General Partner

By:	______________________________
Name:
Title:

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of ____________ in the year ____ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

__________________________

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ____ day of ____________ in the year ____ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

__________________________

Notary Public

EXHIBIT A

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at a corner formed by the intersection of the southerly side of 55th Street with the westerly side of 11th Avenue;

RUNNING THENCE southerly along the westerly side of 11th Avenue, 200 feet 10 inches to the corner formed by the intersection of the westerly side of 11th Avenue with the northerly side of 54th Street;

THENCE westerly along the northerly side of 54th Street, 225 feet;

THENCE northerly and parallel with the westerly side of 11th Avenue, 200 feet 10 inches to a point on the southerly side of 55th Street, distant 225 feet westerly from the corner formed by the intersection of the southerly side of 55th Street with the westerly side of 11th Avenue; and

THENCE easterly along the southerly side of 55th Street, 225 feet to the point or place of BEGINNING.

U-1

EXHIBIT V

INTENTIONALLY OMITTED

V-1

EXHIBIT W

LIST OF SPECIAL MASTERS

1.)	Levien & Company, Inc.

570 Lexington Ave
New York, N.Y. 10022
P: [phone number]

Principals: Kenneth Levien, AIA or Tyler Donaldson, AIA

2.)	Zubatkin Owner’s Representation, LLC

333 W 52nd Street - Suite 601

New York, N.Y. 10019

P: [phone number]

Owner / CEO: Martin Zubatkin

3.)	Gorton & Partners, LLC

20 W 37th Street - 11th Fl

New York, N.Y. 10018

P: [phone number]

Principal / Founder: Robert Gorton

4.)	LiRo Group

111 Broadway - Suite 501
New York, N.Y. 10006

P: [phone number]

Principal / CEO: Luis Tormenta, P.E.

W-1

EXHIBIT X

EXPANSION SPACE DELIVERY CONDITIONS

(See attached.)

X-1

FINAL	09/30/16

Exhibit X for Pershing Lease

787 Eleventh Delivery Conditions for Expansion Space

Overview:

Landlord shall be constructing a new 10th floor in accordance with plans and specifications dated July 15, 2016. Should Tenant elect to exercise its option for the Expansion Space (as set forth elsewhere in the Lease) on or before the scheduled Access Date (as defined in the Lease), Landlord shall deliver the space to Tenant ready for Tenant’s fit-out pursuant to the conditions listed below in the Access Conditions section (the “Access Conditions”). The date on which a certificate of Substantial Completion (as defined elsewhere in this Lease) for the core & shell work listed in the Access Conditions section (Exhibit X-A of this Exhibit X) is issued by the Architect and/or Owner’s engineering consultants, as may be appropriate, shall be considered the actual Access Date.

Should Tenant elect to exercise its option after the scheduled Access Date, then the Expansion Space shall be delivered to Tenant pursuant to the conditions listed below in the Delivery Conditions (Exhibit X-B of this Exhibit X) (the “Delivery Conditions”) by the Base Building Delivery Date (as defined in the Lease) as adjusted by Article 23 and Article 26 of the Lease.

Upon Substantial Completion of the Delivery Conditions work, the items described herein shall be installed and fully operational, subject to customary punchlist, balancing, and all other testing/commissioning work. Exhibit X-B is intended as a supplement to the items previously provided for in Exhibit X-A (the “Access Conditions”).

As a general note, all Landlord and Tenant provided or performed design and construction shall meet the requirements of the latest editions / revisions of all applicable Codes, rules, ordinances, handicapped access provisions, as well as industry accepted “best practices”.

ACCESS CONDITIONS – EXHIBIT X-A

Floors:

Landlord shall provide the Expansion Premises with floors that shall be level to approximately 1/8” over 10 ft.

The Expansion Premises shall have a maximum of 70 lbs. per sq. ft. of total superimposed live and dead load capacity (consisting of 50 lbs. per sq. ft. live load, plus 20 lbs. per sq. ft. for partitions, ceiling and ductwork construction, etc.). Limited floor “spot” loading of up to 100 psf total load may be acceptable, subject to Landlord’s structural engineer’s approval in each case and location. Reinforcing of these limited “spot” load increases, to a maximum total imposed load (live + dead) of up to 100 psf, shall be provided by the Landlord.

1

FINAL	09/30/16

Ceiling / Ceiling Heights:

Landlord shall provide the Expansion Premises with an exposed, unfinished ceiling, consisting of a galvanized metal “Q” deck, ready to receive Tenant’s ductwork, sprinkler piping, electrical work, and hung ceiling system. Structural steel framing, consisting of beams, filler beams and girders shall also be exposed, as shown on the revised Structural Plans dated July 15, 2016. All structural elements shall have spray-on cementitious type fireproofing (W.R. Grace “Monokote” or equal) applied, in thicknesses as required by Code. Floor to ceiling height as measured from the top of the unpolished concrete floor to the underside of the metal deck of the structural slab above shall be approximately 14’- 5”, however this shall be reduced by the depth of the steel framing (beams, filler beams, girders, and gusset connection plates, as well as anticipated local structural deflection), as well as spray-on cementitious fire proofing in Code required thicknesses, resulting  in  reduced  clear  ceiling  heights  in  those  areas  to approximately 12’-4”. Further,  in certain  locations, required ductwork, fire sprinkler piping, electrical conduit, and/or plumbing piping may further reduce clear ceiling heights. Ceiling heights under structural elements at specific locations shall be as shown on the revised Architectural, Structural, and MEPS Plans dated July 15, 2016.

Column Grid & Structure:

Landlord shall provide the Expansion Space with an exposed steel column grid measuring approximately 32’-0" x 32’-0", as shown on the revised Structural Plans dated July 15, 2016. The steel wide flange (“I” beam) columns shall be as shown on the Structural Plans, with varying dimensions, and shall include “Monokote” or equal cementitious  spray-on  fireproofing  in  thicknesses  necessary  to achieve a Code required fire rating.

Curtain Wall / Window Wall:	Landlord shall provide the Expansion Office Premises with a window wall design incorporating insulating glass units (“IGU’s”), including a partially reflective, low emissivity coating, in a proprietary system with aluminum mullions spaced approximately every 5'-0" feet, as shown on the Architectural Plans dated July 15, 2016, and approved concept plans prepared by the manufacturer (Skyline Windows, Inc.) and approved by Landlord’s architect and window wall consultant. On the Access Date, the Expansion Premises shall be enclosed and water tight, except at those locations required for Landlord’s hoist (and, at Tenant’s option, Tenant’s extended use of Landlord’s hoist for its fit-out work), temporary protective scaffolding and “tie-back” supports for same, a “Chicago” boom, and/or other vertical lifting and/or rigging equipment that may be required for Landlord’s work.
2

FINAL	09/30/16

Core Elements:	The permanent fire stairs, elevator shafts, core mechanical rooms, core mechanical shafts, telecommunications closets, janitor closet, core bathrooms, mechanical, electrical, and telecommunications risers, and other core elements (collectively, the “Core Elements”) as enumerated and situated according to the revised Architectural and Mechanical / Electrical plans dated July 15, 2016, shall be demised on the 10th floor utilizing either concrete masonry units (“CMU”) or drywall, as appropriate. While these Core Elements may not be operational as of the Access Date, Tenant shall be able to commence its fit out. Those locations receiving sheetrock shall be taped and spackled, ready to receive Tenant’s finish treatment(s).
Plumbing /Temporary Water/Gas Service:	None.
Environmental:	Landlord shall provide Tenant with an ACP-5 for the Expansion Premises within five (5) business days after Tenant’s submission to Landlord of Tenant’s building permit filing set, in order for Tenant to secure the necessary permit(s) for its fit-out work.
Life Safety / Sprinkler / Fire Alarm:

Tenant shall cooperate with Landlord in providing, with Tenant’s space layout, an appropriate, Code compliant means of secondary egress from the Expansion Space at Tenant’s sole cost and expense, including any rated access corridor(s) required for fire egress from the Expansion Space, however Landlord shall provide, at its sole cost and expense, any required multi-tenant corridor around the central elevator core.

Fire Sprinkler: A temporary sprinkler loop, hydraulically sized for a ”Light Hazard” density, shall be installed at an elevation above the concrete slab of approximately 9’- 6”, serving approximately 225 sq ft per head, with brass upright pendant-type heads, or as otherwise required by applicable Code or regulation. Piping mains, branches, and drops shall be static pressure tested. Temporary sprinkler piping and heads shall be furnished and installed by Landlord. The eventual removal of the temporary sprinkler loop and replacement with Tenant’s sprinkler piping and permanent heads, in its entirety and designed in full accordance with applicable codes and reference standards, shall be performed by Tenant at its’ sole cost and expense. Landlord shall provide two (2) combined fire standpipes, with two (2) OS&Y zone valves located at each standpipe in two (2) of the three (3) the fire stairs on the 10th floor, complete with flow and tamper monitoring, for Tenant’s connection of its mains, branch piping, and sprinkler heads.

3

FINAL	09/30/16

Fire Alarm: Landlord shall provide a Data Gathering Panel (“DGP”) on the 10th floor for Tenant’s furnishing and installation of fully Code compliant wiring and detection/annunciation devices in the Expansion Premises. Tenant devices and wiring shall be fully compatible with Landlord’s permanent building-wide multiplexed Fire Management System (“FMS”). Tenant shall provide a list of devices and other points to Landlord for testing and programming by Landlord’s FMS vendor; initial testing and FMS programming shall be at Tenant’s expense. Tenant, at Tenant’s option, may contract directly with Landlord’s FMS vendor, provided however that Landlord shall have the right to review and witness the programming and testing protocol. Landlord shall provide, as part of its core & shell work, Fire Warden stations, pull stations, smoke detectors, and all other devices required pursuant to Code in all core & shell spaces, including without limitation fire stairs, core toilets, machine rooms, electric and I/T closets, etc. and in the multi-tenant corridor Landlord shall be providing on the 10th floor.

During Tenant’s construction work, Tenant shall provide any Code required temporary wiring for Tenant’s detection and/or annunciation devices, which shall be wired into Landlord’s existing FMS.

Electric, I/T, Security:	Landlord shall provide sufficient temporary electrical capacity for Tenant to complete its construction work within a timely fashion. All electrical work to be performed in the Building shall be under the supervision of NYC Licensed Electricians, and shall comply with all applicable Codes and best practices.
4

FINAL	09/30/16

DELIVERY CONDITIONS – EXHIBIT X-B

Overview of Delivery Conditions:	The core & shell equipment contribution over ambient noise levels and/or any of Tenant’s equipment shall not exceed a level of NC-40, when measured at a distance of 5’-0” from core & shell machine room demising walls. Further, all of Landlord’s core & shell equipment shall be equipped with vibration isolation and/or suppression devices, as specified by Landlord’s acoustical and vibration consultant.
HVAC:

Heating & Cooling:

Landlord shall furnish and install one (1) new, 60 ton, water cooled VAV DX unit, in the local 10th floor machine room.

The DX unit machine room shall be served with outside air and exhaust provisions, including any required dampers and smoke detectors for same, to Code requirements. The DX unit shall be equipped with factory provided “local smart” controls, ready for Tenant furnished and installed (at Tenant’s expense) distribution ductwork, variable air volume boxes, automatic temperature controls, etc. The unit shall have a “hot deck” for heating using either hydronic (or at Landlord’s option) L.P. steam coils, to be used in conjunction with Tenant provided perimeter hydronic overhead air distribution; hot water to be provided by Landlord via a hydronic perimeter loop, fed from Landlord’s gas fired modular boilers, together with required circulation pumps and controls.

The HVAC System shall be designed with the capability of providing the following indoor conditions:

Cooling / Summer: 74 deg F, +/- 2 deg F at approximately 50% RH, when outdoor conditions do not exceed 92 deg F dry bulb, and/or 75 deg F wet bulb, based on a Tenant occupancy of 1 person / 150 usable sq ft. The base building system shall not be provided with independent humidity control.

Heating / Winter: 68 deg F, +/- 2 deg F, via Tenant supplied and installed overhead air distribution, when the outside air temperature is not below 11 deg F dry bulb.

Landlord’s DX unit shall be provided at 460 / 265 volts. The DX unit shall be installed in the core & shell machine room provided as part of Landlord’s work, in the location as shown on plans dated July 15, 2016, and shall include: fresh air and exhaust provisions (as set forth above), a concrete housekeeping pad, appropriate vibration and acoustic isolation, as well as unit discharge and return ductwork (to be picked-up at the local machine room wall), a return air sound trap, and any Code required dampers, smoke detection devices and connection of same to Landlord’s fire management system. Landlord shall also provide all required electrical power and wiring, with the DX unit fed from Tenant’s 460 / 265 volt riser (See Electrical section, below), condenser water valves and piping, condensate floor drains and piping, as well as initial flush, start-up / testing, and water balancing.

5

FINAL	09/30/16

Further, this DX unit shall be supplied from Tenant’s separately metered electric service. Tenant shall be responsible for this unit’s electrical power consumption.

Supplemental Cooling: Should up to 15 tons of condenser water be available for supplemental cooling loads upon exercise of Tenant’s Expansion Option, Landlord and Tenant shall work together to accommodate Tenant’s incremental supplemental cooling loads.

Locations of Landlord’s condenser water risers shall be proximate to Base Building elevator core. For design purposes, it is anticipated that the cooling tower shall operate at a 12 deg F delta t”. Tenant’s cost for after hours, overtime use of supplemental condenser water, to the extent available, is provided for elsewhere in this Lease.

Landlord’s condenser water system shall be provided with a water-side economizer (so called “free cooling”) via a plate frame heat exchanger with secondary loop pumps and controls, for economized operation during the Spring and Fall months when outside air temperature and humidity conditions are suitable.

Landlord shall winterize at least one cooling tower providing for year-round condenser water availability and shall either drain-down or partially winterize the other cooling tower cells during the winter months (i.e. from the beginning of November until the end of March). Towers shall be equipped with full manual bypass capability. Pumps shall be equipped with variable frequency drives.

Basis of Design: The Basis of Design for all systems and equipment shall be in accordance with system performance specifications outlined above, and the latest revision to the New York City Building Code in force at the time of filing for the building permit, as well as the ECCCNYS (2014 Revision, et seq), and applicable requirements in the latest revision of the ASHRAE Design Standard 90.1, and industry accepted “best practices” for Class “A” office buildings.

Smoke Dampers & Fire Stopping: Consistent with the Basis of Design, and as required by Code, Landlord shall be responsible for installation of all passive fire-stopping and any required fire smoke dampers, each as applicable, at demising walls between Tenant’s space and core and shell, and at any vertical shafts, perimeter walls and slabs.

6

FINAL	09/30/16

Fresh Air/Exhaust: Landlord shall furnish fresh air to, and exhaust from the DX unit equipment room (see HVAC, above), as well as for core & shell toilets, electric closets, and all other core & shell spaces on the 10th floor via local ductwork, and as required fans, dampers, and either exterior wall louvers or shafts, all in accordance with applicable Codes, as set forth in the Basis of Design above. The location of the ductwork / louvers and/or shaft connections shall be coordinated to the extent possible with Tenant’s design team, but subject to, in each case, Landlord’s final approval.
Electric:

Overview: All electrical work to be performed in the Building by either Landlord or Tenant shall be performed by NYC Licensed Electrical Contractors and shall comply with all applicable New York City and National Electrical Codes, rules, and regulations.

Service:

Electric for the Expansion Space shall be provided from Tenant’s separately metered service, as set forth in Exhibits I and J of this Lease, however in accordance with the Power Schedule, below.

Landlord will, at its expense, provide sub-feeders from Landlord’s main electric distribution panel, at 120 / 208 volts, to the Expansion Space electrical room on the 10th floor. Landlord will also provide two (2) - 42 pole 120 / 208 volt lighting and power panels for Tenant’s installation of its local distribution and branch circuits.

Power Schedule:

Tenant acknowledges that its electrical load in the Expansion Space, to be supplied at 120 /208 volt, 3 phase, 4 wire, shall not exceed a demand load of 12 watts / rentable sq. ft. (“sfr”), or a maximum Tenant demand load of not more than 224 KW, exclusive of the power consumed by the Expansion Space DX unit.

Landlord shall, at its expense (as set forth in Lease Exhibits I & J) provide electrical service at 120 / 208 volts, fed from dedicated core & shell risers on Landlord’s meter, together with required distribution panels, branch circuits, lighting and other devices to core & shell elevator lobbies, stairs, toilets, electric and I/T closets, as well as the roof amenity space; this service to be located in the electrical closet feeding the Expansion Space on the 10th floor.

Power to DX Unit: Landlord shall provide power wiring to the 60 ton water cooled DX unit serving the Expansion Space, at 460 / 265 volts from Tenant’s distribution panel power to be derived from and paid for via Tenant’s metered service, also as set forth above.

7

FINAL	09/30/16

Landlord shall also provide lighting and convenience outlets, appropriate fire / smoke detection devices, fire sprinklers, wiring for Code required automatic dampers, and any other auxiliary devices required by Code in the Expansion Space DX unit machine room.
Plumbing / Bathrooms:

Overview: All plumbing and related work performed in the Building by either Landlord or Tenant shall be performed by NYC Licensed Plumbing contractors, and shall conform to the latest revision of applicable sections of the New York City Building Code.

Potable Water: Landlord shall provide one (1) 3/4" copper potable water riser, centrally located adjacent to the Base Building elevator core, with a valved take-off for Tenant’s domestic water requirements and use in the Expansion Space.

Waste: Core & Shell sanitary / vent stacks shall be as provided for in Lease Exhibits I & J (i.e. Landlord is not providing any supplemental sanitary / vent stacks for the Expansion Space).

Core Bathrooms: Landlord shall, as part of its core & shell work, provide restrooms on the 10th floor, consistent with the finishes and specifications for the core bathrooms as set forth in Lease Exhibits I & J, and on the July 15, 2016 revised drawings.

Environmental:	Landlord shall represent and warranty that once all Landlord’s Base Building Work is completed, the non-auto portion of the Building shall either be free of hazardous materials, or any remaining hazardous materials shall be properly encapsulated, in full accordance with applicable Codes and Standards for the remediation of hazardous material. That representation notwithstanding, Landlord shall provide the appropriate ACP-5 form(s) for Tenant’s use in obtaining Tenant’s building permit for the Expansion Space within five (5) business days after receiving Tenant’s complete building department filing drawings submitted to Landlord for approval.
Mutual Coordination:	Landlord and Tenant shall mutually coordinate Landlord’s Base Building Work, to the extent reasonable, so as to limit the interruption and interference to the daily operation of Tenant’s initial alterations, as reasonably possible, while not interfering with or unduly burdening (from a cost or time perspective) Landlord’s completion of the Base Building Work.
8

FINAL	09/30/16

Riser Drawings:

Landlord’s MEP and Fire Protection engineering consultant, ICOR Associates, has provided Tenant’s MEP engineer with a complete revised set of MEPS drawings, dated July 15, 2016 and distributed to Tenant by providing access passwords to the project “drop box” on July 17, 2016.

Tenant shall incorporate and fully coordinate the foregoing into its design.

______________________________________________

9

EXHIBIT Y

CONDUIT / RISER SPACE

Intentionally omitted

Y-1

EXHIBIT Z

LICENSE AREA

The License Area shall constitute (a) the outdoor terrace area appurtenant to the portion of the Office Premises located on the 9th Floor of the Building and (b) a portion of the roof the Building, all as shown on the floor plan annexed to this Exhibit Z and forming a part hereof.

Z-1

[Floor Plan]

[Floor Plan]

EXHIBIT AA

APPROVED CONTRACTORS

Intentionally omitted

AA-1

EXHIBIT BB

FORM OF LIEN WAIVER

(See attached.)

BB-1

PARTIAL RELEASE AND WAIVER OF LIEN

IN CONSIDERATION OF PAYMENT made by ____________________ Construction Company, Inc. (“Contractor”) to the UNDERSIGNED totaling $__________________ for work, labor, materials, and equipment furnished through the period ending ________ _____ , 20____ in connection with the ________________ work performed pursuant to that certain subcontract by and between the UNDERSIGNED and ____________________________ Construction Company, Inc. dated _______________ and all subsequent approved Change Orders thereto (“Sub Contract”) for improvements to the project Owned by __________________________, with offices at ________________________________ (“Owner”), said project known as _____________________________, located at _______________________, Block __________ Lot(s) _________ in the County of __________, State of New York (“Project”):

1.) THE UNDERSIGNED hereby unconditionally releases Owner and Contractor and its surety (if any) through the date of this Partial Release and Waiver of Lien from any and all claims and demands of every kind and character, including but not limited to claims for additional labor and/or materials, equipment, delays, or for any other cause under the aforesaid subcontract or for claims by anyone claiming over or through the UNDERSIGNED in connection with work performed on the Project pursuant to the Sub Contract.

2.) THE UNDERSIGNED hereby further warrants to Owner and Contractor that (i) all workmen employed by it or its subcontractors at the Project have been fully paid to the date hereof, inclusive of all statutory withholding taxes, unemployment insurance, other mandatory deductions, and where applicable union dues, check-offs, and any such other compensation properly due, and (ii) all subcontractors, materialmen, vendors, equipment suppliers, and all others furnishing materials and/or equipment to the Project have been paid for same delivered to the Project as of the date hereof, and (iii) to the best of the UNDERSIGNED’S knowledge and belief, no such workmen, materialmen, vendors, or equipment suppliers, or anyone else claiming over or through the UNDERSIGNED have any claim, demand, or right of offset against the Project as of the date hereof.

3.) THE UNDERSIGNED stipulates that the principal, member, partner, or officer executing this Partial Release and Waiver of Lien has full power and authority to execute same on behalf of the UNDERSIGNED.

WITNESS the signature and seal of the undersigned on this ________ day of ________, 20_______.

Contractor:
Address:

By:
Title:

SWORN to before me this ____________ day of ___________, 20 ____

____________________________

Notary Public, State of New York

FINAL RELEASE AND WAIVER OF LIEN

IN CONSIDERATION OF PAYMENT made by ______________________________ (“Owner”) to the UNDERSIGNED totaling $ _________________ for any and all work, labor, materials, and equipment furnished in connection with the renovation and new construction work performed pursuant to that certain contract by and between the UNDERSIGNED and the Owner dated ________________ and all subsequent approved Change Orders thereto (“Adjusted Construction Contract”) for improvements to Owner’s project located at ________________________, Block _______ Lot(s) _________ in the County of _______, State of New York (“Project”):

1.) THE UNDERSIGNED, for itself and on behalf of its subcontractors and vendors of all tiers, hereby unconditionally releases Owner and Owner’s Lender(s) of all tiers by executing this Final Release and Waiver of Lien from any and all claims and demands of every kind and character, including but not limited to claims for additional labor and/or materials, equipment, delays, or for any other cause under the aforesaid Adjusted Construction Contract or for claims by anyone claiming over or through the UNDERSIGNED in connection with work performed on the Project pursuant to the Adjusted Construction Contract.

2.) THE UNDERSIGNED hereby further warrants to Owner that (i) all workmen employed by it or its subcontractors at the Project have been fully and finally paid, inclusive of all statutory withholding taxes, unemployment insurance, other mandatory deductions, and where applicable union dues, check-offs, and any such other compensation properly due, and (ii) all subcontractors, materialmen, vendors, equipment suppliers, and all others furnishing materials and/or equipment to the Project have been finally paid for same delivered to the Project, and (iii) to the best of the UNDERSIGNED’S knowledge and belief, no such workmen, materialmen, vendors, or equipment suppliers, or anyone else claiming over or through the UNDERSIGNED have any claim, demand, or right of offset against the Project as of the date hereof.

3.) THE UNDERSIGNED stipulates that the principal, member, partner, or officer executing this Partial Release and Waiver of Lien has full power and authority to execute same on behalf of the UNDERSIGNED.

WITNESS the signature and seal of the undersigned on this ________ day of ________, 20_______.

Contractor:
Address:

By:
Title:

SWORN to before me this____________ day of___________, 20_____

____________________________

Notary Public, State of New York

EXHIBIT CC

ELEVATOR SPECIFICATIONS

Intentionally omitted

CC-1

EXHIBIT DD

BUILDING SECURITY SPECIFICATIONS

Intentionally omitted

DD-1

EXHIBIT EE

TENANT’S ADDITIONAL COSTS ITEMS FOR BASE BUILDING WORK

Intentionally omitted

 EE-1